AMENDED AND RESTATED BYLAWS

of

PIMCO FLEXIBLE MUNICIPAL INCOME FUND

(Amended and Restated as of November 1, 2022)

ARTICLE 1

AGREEMENT AND DECLARATION OF TRUST AND PRINCIPAL OFFICE

1.1. Principal Office of the Trust. The Trust may have one or more principal offices within or outside of The Commonwealth of Massachusetts as the Trustees may determine or as they may authorize.

1.2. Agreement and Declaration of Trust. These Amended and Restated Bylaws (the “Bylaws”) shall be subject to the Agreement and Declaration of Trust, as amended or restated from time to time (the “Declaration of Trust”), of PIMCO Flexible Municipal Income Fund, the Massachusetts business trust established by the Declaration of Trust (the “Trust”). Capitalized terms used in these Bylaws and not otherwise defined herein shall have the meanings given to such terms in the Declaration of Trust.

ARTICLE 2

MEETINGS OF TRUSTEES

2.1. Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as any meeting of Shareholders.

2.2. Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Trustees, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

2.3. Notice. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours, or by telegram, telex or telecopy or other electronic transmission method at least twenty-four hours, before the meeting addressed to the Trustee at his or her usual or last known business or residence address (or facsimile number or e-mail address as the case may be) or to give notice to him or her in person or by telephone, voice-mail or e-mail at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her, before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

2.4. Quorum. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

ARTICLE 3

OFFICERS AND CHAIRMAN OF THE TRUSTEES

3.1. Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Secretary, a Chief Compliance Officer and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. Any officer may but need not be a Trustee or a Shareholder. Any two or more offices may be held by the same person.

3.2. Election. The President, the Treasurer, and the Secretary shall be elected by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at the same meeting at which the President, Treasurer and Secretary are elected, or at any other time. If required by the 1940 Act, the Chief Compliance Officer shall be elected or appointed by a majority of the Trustees, as well as a majority of the Trustees who are not Interested Persons of the Trust (the “Independent Trustees”), and otherwise in accordance with Rule 38a-1 (or any successor rule) under the 1940 Act, as such rule may be amended from time to time (“Rule 38a-1”). Vacancies in any office may be filled at any time.

3.3. Tenure. The Chairman of the Trustees, if one is elected, the President, the Treasurer, the Secretary and the Chief Compliance Officer shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed with or without cause or becomes disqualified, provided that, if required by the 1940 Act, any removal of the Chief Compliance Officer shall be in accordance with Rule 38a-1. Each other officer shall hold office and each agent of the Trust shall retain authority at the pleasure of the Trustees.

3.4. Powers. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and set forth in the Declaration of Trust, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

3.5. Chairman of the Trustees. There may be an office of the Chairman of the Trustees, which shall serve on behalf of the Trustees, but shall not be an officer of the Trust. The office of the Chairman of the Trustees may be held by more than one person. Any Chairman of the Trustees shall be elected by a majority of the Trustees, as well as a majority of the Independent Trustees if required by the 1940 Act. If required by the 1940 Act, any Chairman of the Trustees shall be an Independent Trustee and may, but need not, be a shareholder. The powers and the duties of the Chairman of the Trustees shall include any and all such powers and duties relating to the operations of the Trustees as, from time to time, may be conferred upon or assigned to such office by the Trustees or as may be required by law, provided that the Chairman of the Trustees shall have no individual authority to act for the Trust as an officer of the Trust. In carrying out the responsibilities and duties of the office, the Chairman of the Trustees may seek assistance and input from other Trustees or Committees of the Trustees, officers of the Trust and the Trust’s

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investment adviser(s) and other service providers, as deemed necessary or appropriate. The Trustees, including a majority of the Independent Trustees if required by the 1940 Act, may appoint one or more persons to perform the duties of the Chairman of the Trustees, in the event of his or her absence at any meeting or in the event of his or her disability.

3.6. President; Vice President. The President shall be the chief executive officer of the Trust. Any Vice President shall have such duties and powers as may be designated from time to time by the Trustees or the President.

3.7. Treasurer; Assistant Treasurer. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser, sub-adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President. Any Assistant Treasurer shall have such duties and powers as may be designated from time to time by the Trustees or the President.

3.8. Secretary; Assistant Secretary. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books. Any Assistant Secretary shall have such duties and powers as may be designated from time to time by the Trustees or the President.

3.9. Chief Compliance Officer. The Chief Compliance Officer shall perform the duties and have the responsibilities of the chief compliance officer of the Trust, including if required by the 1940 Act any such duties and responsibilities imposed by Rule 38a-1, and shall have such other duties and powers as may be designated from time to time by the Trustees.

3.10. Resignations. Any officer may resign at any time by written instrument signed by him or her and delivered to the Chairman of the Trustees, if any, the President or the Secretary, or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

ARTICLE 4

COMMITTEES

4.1. Quorum; Voting. Except as provided below or as otherwise specifically provided in the resolutions constituting a Committee of the Trustees and providing for the conduct of its meetings, a majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more

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writings signed by such a majority. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

With respect to a Valuation Oversight Committee of the Trustees (or similar committee responsible for valuation oversight and determinations), one or more of the Committee members shall constitute a quorum for the transaction of business.

Except as specifically provided in the resolutions constituting a Committee of the Trustees and providing for the conduct of its meetings, Section 2.3 of these Bylaws relating to special meetings of the Trustees shall govern the notice requirements for Committee meetings, except that it shall be sufficient notice to a Valuation Oversight Committee of the Trustees to send notice by e-mail, telephone, voice message, telegram, telex or telecopy or other electronic means at least fifteen minutes before the meeting.

ARTICLE 5

REPORTS

5.1. General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

ARTICLE 6

FISCAL YEAR

6.1. General. Except as from time to time otherwise determined by the Trustees, the initial fiscal year of the Trust shall end on such date as is determined in advance or in arrears by the Trustees or the Treasurer, and the subsequent fiscal years shall end on such date in subsequent years.

ARTICLE 7

SEAL

7.1. General. The seal of the Trust shall, subject to alteration by the Trustees, consist of a flat-faced die with the word “Massachusetts”, together with the name of the Trust and the year of its organization cut or engraved thereon; provided, however, that unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

ARTICLE 8

EXECUTION OF PAPERS

8.1. General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes,

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checks, drafts and other obligations made, accepted or endorsed by the Trust shall be executed by the President, any Vice President, the Treasurer or by whomever else shall be designated for that purpose by vote of the Trustees, and need not bear the seal of the Trust.

ARTICLE 9

UNCERTIFICATED SHARES AND SHARE CERTIFICATES

9.1. Uncertificated Shares; Share Certificates. In lieu of issuing certificates for Shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

The Trustees may at any time, but are not required to, authorize the issuance of share certificates. In that event, each Shareholder shall be entitled to a certificate stating the number of Shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Any such certificates shall be signed by the President or any Vice President and by the Treasurer or any Assistant Treasurer. Such signatures may be by facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issuance.

9.2. Loss of Certificates. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

9.3. Issuance of New Certificates to Pledgee. A pledgee of Shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of pledgor shall be stated thereon, who alone shall be liable as a Shareholder and entitled to vote thereon.

9.4. Discontinuance of Issuance of Certificates. Notwithstanding anything to the contrary in this Article 9, the Trustees may at any time discontinue any issuance of share certificates and may, by written notice to each Shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

ARTICLE 10

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

10.1. Voting Powers. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Article IV, Sections 1 and 3 of the Declaration of Trust and Exhibits 1, 2 and 3 hereto, (ii) with respect to any Manager or sub-adviser as provided in Article IV, Section 8 of the Declaration of Trust to the extent required by the 1940 Act, (iii) with respect to certain transactions and other matters to the extent and as provided in Article V, Sections 2 and 3 of the Declaration of Trust and Exhibits 1, 2 and 3 hereto, (iv) with respect to any termination of

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this Trust to the extent and as provided in Article IX, Section 4 of the Declaration of Trust (for the avoidance of any doubt, Shareholders shall have no separate right to vote with respect to the termination of the Trust or a series or class of Shares if the Trustees (including the Continuing Trustees) exercise their right to terminate the Trust or such series or class pursuant to clauses (ii) or (y) of Article IX, Section 4 of the Declaration of Trust), (v) with respect to any amendment of the Declaration of Trust to the extent and as provided in Article IX, Section 7 of the Declaration of Trust and Exhibits 1, 2 and 3 hereto, (vi) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vii) with respect to such additional matters relating to the Trust as may be required by law, the Declaration of Trust, these Bylaws or any registration of the Trust with the Securities and Exchange Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except as otherwise provided in the Declaration of Trust, these Bylaws, or required by applicable law. Shares of the Trust then entitled to vote shall be voted by individual series except (i) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual series, (ii) when the Trustees have determined that the matter affects only the interests of one or more series or classes of Shares, then only Shareholders of such series or classes of Shares shall be entitled to vote thereon, and (iii) as otherwise provided in the Declaration of Trust, provided in these Bylaws, or required by applicable law. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. The placing of a Shareholder’s name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares of a particular class or series are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration of Trust or these Bylaws to be taken by Shareholders as to such class or series. For purposes of this Article 10, all preferred shares of beneficial interest of the Trust issued and outstanding, including, without limitation, the RVMTP Shares, shall be treated as a single class.

Nothing in these Bylaws or the Declaration of Trust shall restrict the power of the Trustees to terminate any series or class of Shares by written notice to the Shareholders of such series or class, whether or not such Shareholders have voted (or are proposed to vote) with respect to a merger, reorganization, sale of assets, or similar transaction involving such series or class of Shares.

10.2. Voting Power and Meetings. Meetings of the Shareholders may be called by both a majority of the Trustees and a majority of the Continuing Trustees for the purpose of electing Trustees as provided in Article IV, Section 1 of the Declaration of Trust, and for such other purposes as may be prescribed by law, by the Declaration of Trust or by these Bylaws. Meetings of the Shareholders may also be called by both a majority of the Trustees and a majority of the Continuing Trustees from time to time for the purpose of taking action upon any other matter

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deemed by them to be necessary or desirable. A meeting of Shareholders may be held at any such time, day and place as is designated by the Trustees. Notice of any meeting of Shareholders, stating the date, time, place and purpose of the meeting, shall be given or caused to be given by a majority of the Trustees and a majority of the Continuing Trustees at least seven days before such meeting to each Shareholder entitled to vote thereat by leaving such notice with the Shareholder at his or her residence or usual place of business or by mailing such notice, postage prepaid, to the Shareholder’s address as it appears on the records of the Trust or by providing notice to such Shareholder by electronic transmission or by any other means permitted by applicable law. Such notice may be given by the Secretary or an Assistant Secretary or by any other officer or agent designated for such purpose by the Trustees. Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice. Notice of a meeting need not be given to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such Shareholder. No ballot shall be required for any election unless required by a Shareholder present or represented at the meeting and entitled to vote in such election.

10.3. Quorum and Required Vote. Except when a larger quorum is required by any provision of law or the Declaration of Trust or these Bylaws, thirty percent (30%) of the Shares entitled to vote on a particular matter shall constitute a quorum for the transaction of business at a Shareholders’ meeting, except that where any provision of law or the Declaration of Trust or these Bylaws permits or requires that holders of any class or series of Shares shall vote as an individual class or series, then thirty percent (30%) (unless a larger quorum is required as specified above) of Shares of that class or series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that class or series. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a different vote is required by any provision of law or the Declaration of Trust or these Bylaws, a plurality of the quorum of Shares necessary for the transaction of business at a Shareholders’ meeting shall decide any questions and a plurality of Shares voted shall elect a Trustee, provided that where any provision of law or of the Declaration of Trust or these Bylaws permits or requires that the holders of any class or series of Shares shall vote as an individual class or series, then a plurality of the quorum of Shares of that class or series necessary for the transaction of business by that class or series at a Shareholders’ meeting shall decide that matter insofar as that class or series is concerned.

10.4. Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of law or the Declaration of Trust or these Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

10.5. Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of Shareholders or the date for the

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payment of any dividend or of any other distribution, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only Shareholders of record on such record date shall have the right notwithstanding any transfer of Shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any part of such period.

ARTICLE 11

PROVISIONS RELATING TO THE CONDUCT OF THE TRUST’S BUSINESS

11.1. Forum for Adjudication of Disputes. Unless the Trust consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any action or proceeding brought on behalf of the Trust or the Shareholders, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Trustee, officer, or other employee of the Trust to the Trust or the Trust’s Shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Massachusetts Business Corporation Act, Chapter 182 of the Massachusetts General Laws or the Declaration of Trust or these Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Declaration of Trust or these Bylaws or any agreement contemplated by any provision of the 1940 Act, the Declaration of Trust or these Bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine shall be within the federal or state courts in the Commonwealth of Massachusetts (each, a “Covered Action”). Any person purchasing or otherwise acquiring or holding any interest in shares of beneficial interest of the Trust shall be (i) deemed to have notice of and consented to the provisions of this Section 11.1, and (ii) deemed to have waived any argument relating to the inconvenience of the forum referenced above in connection with any action or proceeding described in this Section 11.1.

If any Covered Action is filed in a court other than in a federal or state court sitting within the Commonwealth of Massachusetts (a “Foreign Action”) in the name of any Shareholder, such Shareholder shall be deemed to have consented to (i) the personal jurisdiction of the Commonwealth of Massachusetts in connection with any action brought in any such courts to enforce the first paragraph of this Section 11.1 (an “Enforcement Action”) and (ii) having service of process made upon such Shareholder in any such Enforcement Action by service upon such Shareholder’s counsel in the Foreign Action as agent for such Shareholder.

If any provision or provisions of this Section 11.1 shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of this Section 11.1 (including, without limitation, each portion of any sentence of this Section 11.1 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.

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ARTICLE 12

PREFERRED SHARES

12.1. General. The Trust may issue preferred shares, which may be authorized by the Trustees from time to time in one or more series and with such designations, par value, preferences and other rights, qualifications, limitations and restrictions as are determined by the Board of Trustees or a duly authorized committee thereof, pursuant to Article III, Section 1 of the Declaration. An Amended and Restated Statement Establishing and Fixing the Rights and Preferences of one type of such preferred shares, Remarketable Variable Rate MuniFund Term Preferred Shares (the “First RVMTP Shares Statement”), is attached to these Bylaws as Exhibit 1, which is hereby incorporated by reference into and made a part of these Bylaws. An Amended and Restated Statement Establishing and Fixing the Rights and Preferences of one type of such preferred shares, Remarketable Variable Rate MuniFund Term Preferred Shares (the “Second RVMTP Shares Statement”), is attached to these Bylaws as Exhibit 2, which is hereby incorporated by reference into and made a part of these Bylaws. A Statement Establishing and Fixing Rights and Preferences of one type of such preferred shares, Remarketable Variable Rate MuniFund Term Preferred Shares (the “Third RVMTP Shares Statement”), is attached to these Bylaws as Exhibit 3, which is hereby incorporated by reference into and made a part of these Bylaws.

ARTICLE 13

AMENDMENT TO THE BYLAWS

13.1. General. Except to the extent that the Declaration of Trust, other provisions of these Bylaws (including Exhibits relating to preferred shares) or applicable law requires a vote or consent of Shareholders or a higher vote or consent by the Trustees and/or the Continuing Trustees, these Bylaws may be amended, changed, altered or repealed, in whole or part, only by resolution of a majority of the Trustees and a majority of the Continuing Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such Trustees and Continuing Trustees.

13.2. First RVMTP Shares Statement. Without limiting the provisions of Section 13.1, the Board of Trustees may, by resolution duly adopted, without shareholder approval (except as otherwise required by the First RVMTP Shares Statement or required by applicable law), amend the Exhibit 1 hereto to (a) reflect any amendments hereto which the Board of Trustees is entitled to adopt pursuant to the terms of the First RVMTP Shares Statement without shareholder approval or (b) add additional series of RVMTP Shares or additional shares of a series of RVMTP Shares (and terms relating thereto) to the series and shares of RVMTP Shares described therein. Each such additional series and all such additional RVMTP Shares shall be governed by the terms of the First RVMTP Shares Statement. Pursuant to criteria established by the Board, the Board may delegate its authority under this Section 13.2 to effectuate amendments to Exhibit 1 hereto to the officers of the Trust.

13.3. Second RVMTP Shares Statement. Without limiting the provisions of Section 13.1, the Board of Trustees may, by resolution duly adopted, without shareholder approval (except as otherwise required by the Second RVMTP Shares Statement or required by applicable law), amend the Exhibit 2 hereto to (a) reflect any amendments hereto which the Board of Trustees is entitled to adopt pursuant to the terms of the Second RVMTP Shares Statement without

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shareholder approval or (b) add additional series of RVMTP Shares or additional shares of a series of RVMTP Shares (and terms relating thereto) to the series and shares of RVMTP Shares described therein. Each such additional series and all such additional RVMTP Shares shall be governed by the terms of the Second RVMTP Shares Statement. Pursuant to criteria established by the Board, the Board may delegate its authority under this Section 13.3 to effectuate amendments to Exhibit 2 hereto to the officers of the Trust.

13.4. Third RVMTP Shares Statement. Without limiting the provisions of Section 13.1, the Board of Trustees may, by resolution duly adopted, without shareholder approval (except as otherwise required by the First RVMTP Shares Statement and/or Second RVMTP Shares Statement or required by applicable law), amend the Exhibit 3 hereto to (a) reflect any amendments hereto which the Board of Trustees is entitled to adopt pursuant to the terms of the Third RVMTP Shares Statement without shareholder approval or (b) add additional series of RVMTP Shares or additional shares of a series of RVMTP Shares (and terms relating thereto) to the series and shares of RVMTP Shares described therein. Each such additional series and all such additional RVMTP Shares shall be governed by the terms of the Third RVMTP Shares Statement. Pursuant to criteria established by the Board, the Board may delegate its authority under this Section 13.4 to effectuate amendments to Exhibit 3 hereto to the officers of the Trust.

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Exhibit 1

Amended and Restated Statement Establishing and Fixing the Rights and Preferences of the Remarketable Variable Rate MuniFund Term Preferred Shares (dated February 24, 2026)

PIMCO FLEXIBLE MUNICIPAL INCOME FUND

AMENDED AND RESTATED STATEMENT ESTABLISHING AND FIXING THE

RIGHTS AND PREFERENCES

OF REMARKETABLE VARIABLE RATE MUNIFUND TERM PREFERRED SHARES

February 24, 2026

i

PIMCO FLEXIBLE MUNICIPAL INCOME FUND

AMENDED AND RESTATED STATEMENT ESTABLISHING AND FIXING THE

RIGHTS AND PREFERENCES

OF REMARKETABLE VARIABLE RATE MUNIFUND TERM PREFERRED SHARES

PIMCO Flexible Municipal Income Fund (the “Fund”), a Massachusetts business trust, certifies that:

RECITALS

FIRST: The Fund is authorized under Article III of the Fund’s Agreement and Declaration of Trust, as amended (which, as hereafter restated or amended from time to time, is herein called the “Declaration”), to issue an unlimited number of Preferred Shares (as defined below), par value $0.00001 per share.

SECOND: Pursuant to the authority expressly vested in the Board of Trustees of the Fund by Article III of the Declaration, the Board of Trustees has, by resolution, authorized the issuance of Preferred Shares, $0.00001 par value per share, of the Fund, such shares to be classified as Remarketable Variable Rate MuniFund Term Preferred Shares (“RVMTP”), and such RVMTP to be issued in one or more series (each such series, a “Series”). The terms related to a Series may be set forth in this Statement through an Appendix (as defined below) attached hereto or in a separate Statement.

THIRD: The number of shares, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of each Series of RVMTP subject to this Statement, as now or hereafter authorized by the Board of Trustees, are set forth in this Statement, as modified, amended or supplemented from time to time in an appendix to this Statement (each, an “Appendix” and collectively, the “Appendices”) specifically relating to such Series as now or hereafter authorized by the Board of Trustees (each such Series being referred to herein as a “Series of RVMTP Shares,” “RVMTP Shares of a Series” or a “Series,” and shares of all such Series subject to this Statement being referred to herein, individually, as an “RVMTP Share” and collectively, as the “RVMTP Shares”).

FOURTH: Pursuant to the authority expressly vested in the Board of Trustees of the Fund by Article III of the Declaration, effective December 6, 2021, the Board of Trustees, by resolution, authorized the amendment and restatement of the Statement originally dated November 18, 2019, in order to, among other things, effect the redesignation of the Fund’s Variable Rate MuniFund Term Preferred Shares Series 2022 (the “Series 2022 VMTP”), originally issued pursuant to that certain the Statement Establishing and Fixing the Rights and Preferences of Variable Rate MuniFund Term Preferred Shares, dated June 17, 2019 (the “VMTP Statement”). The terms of the Series 2022 VMTP in the VMTP Statement (the Series 2022 VMTP, as redesignated, the “Series 2051-A RVMTP Shares”) were amended and restated at that time and are reflected in the form of

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this Statement, and terms related to the Series 2051-A RVMTP Shares are set forth in this Statement through an Appendix (as defined below) related to the Series 2051-A RVMTP Shares.

FIFTH: Pursuant to the authority expressly vested in the Board of Trustees of the Fund by Article III of the Declaration, effective May 9, 2022, the Board of Trustees, by resolution, authorized the amendment and restatement of this Statement in order to, among other things, effect the redesignation of the Fund’s Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2050-A (the “Series 2050-A RVMTP Shares”), originally designated pursuant to an appendix to this Statement dated April 20, 2020 (the “VMTP Statement”), as additional shares of the Fund’s Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2049-A (the “Series 2049-A RVMTP Shares”). The terms of the Series 2050-A RVMTP Shares were amended and restated at that time and are reflected in the form of this Statement, and terms related to the Series 2050-A RVMTP Shares, as redesignated, are set forth in this Statement through an Appendix (as defined below) related to the Series 2049-A RVMTP Shares. In addition, the Appendix related to the Series 2049-A RVMTP Shares was amended and restated at that time in its entirety to reflect certain changes to the terms thereof and the incorporation of the redesignated Series 2050-A RVMTP Shares and the Appendix related to the Series 2050-A RVMTP Shares was deleted in its entirety at that time. In addition, an Appendix was added to this Statement at that time relating to the issuance of the Fund’s Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2052-B (the “Series 2052-B RVMTP Shares”).

SIXTH: On June 5, 2024, pursuant to Section 2.7(c)(i) of this Statement, the Fund and the Holder of all of the outstanding Series 2051-A RVMTP Shares agreed to the adoption of the amendment and restatement of Appendix C to this Statement in order to, among other things, change the Early Term Redemption Date and Applicable Spread (as defined below) relating to the Series 2051-A RVMTP Shares, effective June 5, 2024. On September 20, 2024, pursuant to Section 2.7(c)(i) of this Statement, the Fund and the Holder of all of the outstanding Series 2052-B RVMTP Shares agreed to the adoption of the amendment and restatement of Appendix D to this Statement in order to, among other things, change the Early Term Redemption Date and Applicable Spread (as defined below) relating to the Series 2052-B RVMTP Shares, effective October 7, 2024. On September 20, 2024, pursuant to Section 2.7(c)(i) of this Statement, the Fund and the Holder of all of the outstanding Series 2049-A RVMTP Shares agreed to the adoption of the amendment and restatement of Appendix A to this Statement in order to, among other things, change the Early Term Redemption Date and Applicable Spread (as defined below) relating to the Series 2049-A RVMTP Shares, effective November 8, 2024.

SEVENTH: Pursuant to the authority expressly vested in the Board of Trustees of the Fund by Article III of the Declaration, effective April 16, 2025, this Statement is hereby amended and restated in order to, among other things, effect the issuance of the Fund’s Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2055-A (the “Series 2055-A RVMTP Shares”). The terms of the Series 2055-A RVMTP Shares are reflected in the form of this Statement and through Appendix E related to the Series 2055-A RVMTP Shares.

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EIGHTH: Pursuant to the authority expressly vested in the Board of Trustees of the Fund by Article III of the Declaration, the Board of Trustees, by resolution, authorized the amendment and restatement of this Statement, in order to, among other things, change the Early Term Redemption Date and Applicable Spread (as defined below) of the Series 2049-A RVMTP Shares, 2051-A RVMTP Shares, 2052-B RVMTP Shares and 2055-A RVMTP Shares. Effective February 24, 2026, the terms of the Series 2049-A RVMTP Shares, 2051-A RVMTP Shares, 2052-B RVMTP Shares and 2055-A RVMTP Shares are hereby amended and restated and are reflected in the form of this Statement (as defined below). In addition, each of the Appendices hereto related to the Series 2049-A RVMTP Shares, 2051-A RVMTP Shares, 2052-B RVMTP Shares and 2055-A RVMTP Shares, respectively, is hereby amended and restated in its entirety to reflect certain changes to the terms thereof.

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ARTICLE 1 DEFINITIONS

1.1. Definitions. Unless the context or use indicates another or different meaning or intent and except with respect to any Series as specifically provided in the Appendix applicable to such Series, each of the following terms when used in this Statement shall have the meaning ascribed to it below, whether such term is used in the singular or plural and regardless of tense:

“1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, or any successor statute.

“1940 Act Asset Coverage” means “asset coverage,” as defined for purposes of Section 18(h) of the 1940 Act and in accordance with Rule 18f-4 thereunder, as applicable, of at least 200% with respect to all outstanding senior securities of the Fund which are stocks for purposes of the 1940 Act, including all outstanding RVMTP Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act or by rule, regulation or order of the United States Securities and Exchange Commission as the minimum asset coverage for senior securities which are shares of stock of a closed-end investment company), determined on the basis of values calculated as of a time within 48 hours (only including Business Days) next preceding the time of such determination.

“1940 Act Asset Coverage Cure Date” means, with respect to the failure by the Fund to maintain 1940 Act Asset Coverage as of the close of business on a Business Day (as required by Section 2.4(a) hereof), the date that is thirty (30) calendar days following such Business Day.

“Additional Amount Payment” means a payment to a Holder of RVMTP Shares of an amount which, when combined with the amount of the portion of any dividend to which a Taxable Allocation relates, and after imposition of U.S. federal income tax, taking into account the assumptions in the immediately following sentence, equals the after tax dollar amount of the dividend that would have been received by such Holder if no Taxable Allocation had been made with respect to such dividend. Such Additional Amount Payment shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no Holder is subject to the U.S. federal alternative minimum tax with respect to dividends received from the Fund; and (iii) assuming that each Taxable Allocation and each Additional Amount Payment (except to the extent such Additional Amount Payment is reported as an exempt-interest dividend for purposes of Section 852(b)(5) of the Code) would be taxable, (x) in the case of the Purchaser (or (1) any entity taxed as a corporation that (i) joins in filing a consolidated U.S. federal corporate income tax return with the Purchaser, or (ii) is otherwise an affiliate of the Purchaser and is taxed as a corporation (excluding any such entity that is taxed as a regulated investment company under Subchapter M of the Code), or (2) any entity that is a direct or indirect wholly-owned subsidiary

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of one or more of the entities described in clause (1)) at the maximum marginal regular U.S. federal corporate income tax rate applicable to ordinary income or net capital gain, as applicable, in effect at the time such Additional Amount Payment is paid, disregarding in each case the effect of any state or local taxes, or (y) in the case of any other Holder at the greater of (A) the rate expressed in clause (x), or (B) the maximum marginal regular U.S. federal individual income tax rate applicable to ordinary income or net capital gain, as applicable, in effect at the time such Additional Amount Payment is paid, disregarding in each case the effect of any state or local taxes, assuming that Section 1411 of the Code is applicable.

“Adviser” means Pacific Investment Management Company LLC, a Delaware limited liability company, or such other entity as shall be then serving as the investment adviser of the Fund, and shall include, as appropriate, any sub-adviser duly appointed by the Adviser.

“Agent Member” means a Person with an account at the Securities Depository that holds one or more RVMTP Shares through the Securities Depository, directly or indirectly, for a Designated Owner and that will be authorized and instructed, directly or indirectly, by a Designated Owner to disclose information to the Remarketing Settlement Agent, if any, and/or the Calculation and Paying Agent with respect to such Designated Owner.

“Appendices” and “Appendix” shall have the respective meanings as set forth in the Recitals of this Statement.

“Applicable Multiplier” means, with respect to any Rate Period for any Series of RVMTP Shares, the percentage set forth opposite the applicable credit rating most recently assigned to such Series by the Rating Agency in the table below on the Rate Determination Date for such Rate Period:

Long-Term Ratings*
Fitch	Applicable Multiplier
AAA to AA-	100%
A+ to A-	115%
BBB+ to BBB-	140%

*And/or the equivalent ratings of any other Rating Agency then rating the RVMTP Shares utilizing the highest of the ratings of the Rating Agencies then rating the RVMTP Shares.

“Applicable Spread” shall have, with respect to any Series, the meaning as set forth in the Appendix for such Series.

“Banks” shall have the meaning as set forth in Section 2.19(a).

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“Below Investment Grade” means, with respect to any Series of RVMTP Shares and as of any date, the following ratings with respect to each Rating Agency (to the extent it is a Rating Agency on such date):

(i) lower than BBB-, in the case of Fitch; and

(ii) lower than an equivalent long-term credit rating to that set forth in clause (i), in the case of any other Rating Agency

“Board of Trustees” means the Board of Trustees of the Fund or any duly authorized committee thereof as permitted by applicable law.

“Business Day” means any day (a) other than a day on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close and (b) on which the New York Stock Exchange is not closed.

“By-Laws” means the By-Laws of the Fund as amended or restated from time to time.

“Calculation and Paying Agent” means, with respect to any Series, The Bank of New York Mellon and its successors or any other calculation and paying agent appointed by the Fund with respect to such Series.

“Calculation and Paying Agent Agreement” means, with respect to any Series, the Calculation and Paying Agent Agreement dated November 18, 2019 by and among the Calculation and Paying Agent, the Fund and certain other Persons, and as the same may be amended, restated or modified from time to time, or any similar agreement between the Fund and any other calculation and paying agent appointed by the Fund.

“Closed-End Funds” shall have the meaning as set forth in Section 2.19(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” means the common shares of beneficial interest, par value $0.00001 per share, of the Fund.

“Conditional Acceptance” shall have the meaning as set forth in Section 2.6(a)(ii)(B).

“Custodian” means a bank, as defined in Section 2(a)(5) of the 1940 Act, that has the qualifications prescribed in paragraph 1 of Section 26(a) of the 1940 Act, or such other entity as shall be providing custodian services to the Fund as permitted by the 1940 Act or any rule, regulation, or order thereunder, and shall include, as appropriate, any similarly qualified sub-custodian duly appointed by the Fund.

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“Custodian Agreement” means any Custodian Agreement by and between the Custodian and the Fund.

“Date of Original Issue” means, with respect to any Series, the date specified as the Date of Original Issue for such Series in the Appendix for such Series.

“Declaration” shall have the meaning as set forth in the Recitals of this Statement.

“Default” shall mean a Dividend Default or a Redemption Default.

“Deposit Securities” means, as of any date, any United States dollar-denominated security or other investment of a type described below that either (i) is a demand obligation payable to the holder thereof on any Business Day or (ii) has a maturity date, mandatory redemption date or mandatory payment date, on its face or at the option of the holder, preceding the relevant Redemption Date, Dividend Payment Date or other payment date in respect of which such security or other investment has been deposited or set aside as a Deposit Security:

(1) cash or any cash equivalent;

(2) any U.S. Government Obligation;

(3) any Municipal Security that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to Municipal Securities with substantially similar terms as of the date of this Statement (or such rating’s future equivalent or, if not rated, as determined by PIMCO to be of comparable quality), including (A) any such Municipal Security that has been pre-refunded by the issuer thereof with the proceeds of such refunding having been irrevocably deposited in trust or escrow for the repayment thereof and (B) any such fixed or variable rate Municipal Security that qualifies as an eligible security under Rule 2a-7 under the 1940 Act;

(4) any investment in any money market fund registered under the 1940 Act that qualifies under Rule 2a-7 under the 1940 Act, or similar investment vehicle described in Rule 12d1-1(b)(2) under the 1940 Act, that invests principally in Municipal Securities or U.S. Government Obligations or any combination thereof; or

(5) any letter of credit from a bank or other financial institution that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to bank deposits or short-term debt of similar banks or other financial institutions as of the date of this Statement (or such rating’s future equivalent or, if not rated, as determined by PIMCO to be of comparable quality).

“Designated Owner” means a Person in whose name RVMTP Shares of any Series are recorded as beneficial owner of such RVMTP Shares by the Securities Depository, an Agent

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Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be.

“Designated Owner Term Extension Request” shall have the meaning as set forth in Section 2.6(a)(ii)(A).

“Dividend Default” shall have the meaning as set forth in Section 2.2(g)(i)(A).

“Dividend Payment Date” means, with respect to any Series, the first Business Day of each calendar month that any shares of such Series are outstanding; provided, however, that with respect to any Series for which the first Dividend Period, as specified in the Appendix relating to such Series, is longer than one month, the first Dividend Payment Date for such Series shall be the first Business Day of the calendar month immediately following the end of such Dividend Period.

“Dividend Period” means, with respect to any Series, the Dividend Period for such Series set forth in the Appendix for such Series.

“Dividend Rate” means, with respect to any Rate Period for a Series of RVMTP Shares and subject to the adjustment described in Section 2.11(a), the greater of (i) the sum of the Index Rate for such Rate Period plus the Applicable Spread for such Rate Period plus the Failed Remarketing Spread and (ii) the sum of (a) the product of the Index Rate for such Rate Period multiplied by the Applicable Multiplier for such Rate Period plus (b) 1.00% plus (c) the Failed Remarketing Spread; provided, however, that with respect to any Increased Rate Period, the Dividend Rate shall mean the Increased Rate for such Increased Rate Period; and provided further that the Dividend Rate for any Rate Period shall in no event exceed the Maximum Rate.

“Early Term Redemption Date” means, with respect to any Series, the date specified as the Early Term Redemption Date (if any) in the Appendix for such Series.

“Early Term Redemption Price” means with respect to any Series, the price per share equal to the Liquidation Preference per share plus an amount equal to all unpaid dividends and other distributions on such RVMTP Shares accumulated from and including the Date of Original Issue of such Series of RVMTP Shares to (but excluding) the Early Term Redemption Date with respect to such Series of RVMTP Shares (whether or not earned or declared by the Fund, but excluding interest thereon).

“Effective Leverage Ratio” shall have the meaning as set forth in Section 2.4(d).

“Effective Leverage Ratio Cure Date” shall have the meaning as set forth in Section 2.6(b)(ii)(A).

“Electronic Means” means email transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party

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and the receiving party, in any case if operative as between any two parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition), which, in the case of notices to the Calculation and Paying Agent and the Custodian, shall be sent by such means to each of its representatives set forth in the Calculation and Paying Agent Agreement and the Custodian Agreement, respectively.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Failed Remarketing” shall have the meaning set forth in Section 2.5(c)(i).

“Failed Remarketing Spread” means (i) for so long as two or more Failed Remarketings have not occurred, 0%, and (ii) following the second occurrence of a Failed Remarketing, 0.15% multiplied by the number of Failed Remarketings that have occurred after the first Failed Remarketing.

“Fitch” means Fitch Ratings, a part of the Fitch Group, and any successor or successors thereto.

“Fund” shall have the meaning as set forth in the Preamble to this Statement.

“Holder” means, with respect to the RVMTP Shares of any Series or any other security issued by the Fund, a Person in whose name such security is registered in the registration books of the Fund maintained by the Calculation and Paying Agent or otherwise.

“Holder Term Extension Request” shall have the meaning as set forth in Section 2.6(a)(iii).

“Increased Rate” shall have, with respect to any Series, the meaning as set forth in the Appendix for such Series.

“Increased Rate Period” shall have the meaning as set forth in Section 2.2(g)(i).

“Index Rate” means, with respect to any Rate Period for a Series of RVMTP Shares the SIFMA Municipal Swap Index made available by 3:00 p.m., New York City time, as determined on the Rate Determination Date relating to such Rate Period or, except as otherwise provided in the definition of “SIFMA Municipal Swap Index” if such index is not made available by 5:00 p.m., New York City time, on such date, the SIFMA Municipal Swap Index as determined on the previous Rate Determination Date; provided, however, if the SIFMA Municipal Swap Index is less than zero (0), the SIFMA Municipal Swap Index will be deemed to be zero (0) for purposes of the determination of “Index Rate.”

“Initial Rate Period” means, with respect to the RVMTP Shares of any Series, the period commencing on and including the Date of Original Issue thereof and ending on, and

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including, the next succeeding calendar day that is a Wednesday (or if such Wednesday is not a Business Day, the next succeeding Business Day).

“Liquidation Preference” means, with respect to any Series, the amount specified as the liquidation preference per share for that Series in the Appendix for such Series.

“Liquidity Account Initial Date” means, with respect to any Series, the date designated as the Liquidity Account Initial Date in the Appendix for such Series.

“Liquidity Account Investments” means Deposit Securities or any other security or investment owned by the Fund that is rated not less than A3 by Moody’s, A- by Standard & Poor’s, A- by Fitch or an equivalent rating by any other NRSRO (or any such rating’s future equivalent) or if not rated, determined by the Adviser to be of comparable quality.

“Liquidity Requirement” shall have the meaning as set forth in Section 2.12(b).

“Mandatory 1940 Act Asset Coverage Redemption Price” shall have the meaning as set forth in Section 2.6(b)(i)(A).

“Mandatory Tender” means, in connection with a Remarketing, the required tender of all RVMTP Shares of a particular Series (except to the extent affirmatively retained by any applicable Holder of RVMTP Shares of such Series pursuant to Section 2.5(a)(iv)) to the Remarketing Settlement Agent for purchase on the applicable Mandatory Tender Date

“Mandatory Tender Date” shall have the meaning as set forth in Section 2.5(a)(iii)(C).

“Mandatory Tender Event” shall have the meaning as set forth in Section 2.5(a)(i)(C).

“Mandatory Tender Redemption Date” shall have the meaning as set forth in Section 2.6(a)(iv).

“Mandatory Tender Redemption Price” shall have the meaning as set forth in Section 2.6(a)(iv).

“Market Value” of any asset of the Fund means, for securities for which market quotations are readily available, the market value thereof determined on the basis of official closing prices or the last reported sales prices on the valuation date, or if no sales are reported on the valuation date, based on quotes obtained from established market makers or prices (including evaluated prices) supplied by the Fund’s approved pricing services, quotation reporting systems and other third-party sources. Investments for which market quotes or market based valuations are not readily available are valued at fair value as determined in good faith by the Board of Trustees or persons acting at their direction.

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“Maximum Rate” means 15% per annum.

“Moody’s” means Moody’s Investors Service, Inc. and any successor or successors thereto.

“Municipal Securities” means municipal securities as described under the heading “Portfolio Contents” in the prospectus or other offering document for a Series of RVMTP Shares.

“No Adverse Effect Opinion” means an opinion of counsel to the effect that the requested action, if undertaken, will not have an adverse effect on any of the opinions of counsel delivered in connection with the issuance of the RVMTP Shares.

“Notice of Mandatory Tender” shall have the meaning set forth in Section 2.5(a)(ii).

“Notice of Redemption” shall have the meaning as set forth in Section 2.6(e)(i).

“Notice of Special Terms Period” shall have the meaning as set forth in Section 2.2(h)(iii).

“Notice of Taxable Allocation” shall have the meaning as set forth in Section 2.11(a).

“NRSRO” means (a) each of Fitch, Moody’s and Standard & Poor’s so long as such Person is a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act and (b) any other nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act that is not an “affiliated person” (as defined in Section 2(a)(3) of the 1940 Act) of the Fund.

“Optional Redemption Date” shall have the meaning as set forth in Section 2.6(c)(i).

“Optional Redemption Premium” means, with respect to any Series, the premium payable by the Fund upon the redemption of RVMTP Shares of such Series at the option of the Fund, as set forth in the Appendix for such Series.

“Optional Redemption Price” shall have the meaning as set forth in Section 2.6(c)(i).

“Other Rating Agency” means each Rating Agency, if any, other than Fitch, Standard & Poor’s, or Moody’s then providing a rating for the RVMTP Shares pursuant to the request of the Fund and with the consent of the Holders of a majority of the RVMTP Shares, which shall not be unreasonably withheld by such Holders.

“Outstanding” means, as of any date with respect to RVMTP Shares of any Series, the number of RVMTP Shares of such Series theretofore issued by the Fund except (without duplication):

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any RVMTP	Shares of such Series theretofore exchanged, cancelled, retired or redeemed or delivered to the Calculation and Paying Agent for cancellation or redemption in accordance with the terms hereof;

any RVMTP

Shares of such Series as to which the Fund shall has given a Notice of Redemption and irrevocably deposited with the Calculation and Paying Agent sufficient Deposit Securities to redeem such shares in accordance with Section 2.6 hereof; and

any RVMTP	Shares of such Series as to which the Fund is the Holder or the Designated Owner.

“Person” means and includes an individual, a partnership, a trust, a corporation, a limited liability company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

“PIMCO Person” means the Adviser or any affiliated person (as defined in Section 2(a)(3) of the 1940 Act) of the Adviser (other than the Fund, in the case of a redemption or purchase of the RVMTP Shares which are to be cancelled within ten (10) calendar days of purchase by the Fund).

“Preferred Shares” means the authorized preferred shares of beneficial interest of the Fund, including RVMTP Shares of each Series, shares of any other series of preferred shares of beneficial interest now or hereafter issued by the Fund, and any other shares of beneficial interest hereafter authorized and issued by the Fund of a class having priority over another class as to distribution of assets or payments of dividends.

“Pro Rata Allocation” shall have the meaning set forth in Section 2.6(b)(i)(A).

“Purchase Agreement” means (i) with respect to the Series 2049-A RVMTP Shares issued pursuant to this Statement, the Amended and Restated Purchase Agreement dated as of May 9, 2022 between the Fund and the Purchaser, (ii) with respect to the Series 2051-A RVMTP Shares issued pursuant to this Statement, the Amended and Restated Purchase Agreement dated as of December 6, 2021 between the Fund and the Purchaser, (iii) with respect to the Series 2052-B RVMTP Shares issued pursuant to this Statement, the Purchase Agreement dated as of April 8, 2022 between the Fund and the Purchaser, (iv) with respect to the Series 2055-A RVMTP Shares issued pursuant to this Statement, the Purchase Agreement dated as of April 16, 2025 between the Fund and the Purchaser and (v) with respect to any subsequent Series of RVMTP Shares issued pursuant to this Statement, the purchase agreement or other similar agreement for the RVMTP Shares of such Series (if any) specified in the Appendix for such Series, as such agreement may be amended, restated, or modified from time to time.

“Purchaser” means Banc of America Preferred Funding Corporation.

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“Rate Determination Date” means, with respect to the Initial Rate Period for any Series of RVMTP Shares, the calendar day immediately preceding the Date of Original Issue of such Series and, with respect to any Subsequent Rate Period for any Series of RVMTP Shares, the last calendar day of the immediately preceding Rate Period for such Series or, if such calendar day is not a Business Day, the next succeeding Business Day; provided, however, that the next succeeding Rate Determination Date will be determined without regard to any prior extension of a Rate Determination Date to a Business Day.

“Rate Period” means, with respect to any Series of RVMTP Shares, the Initial Rate Period and any Subsequent Rate Period of the RVMTP Shares of such Series.

“Rating Agency” means, as of any date and in respect of a Series of RVMTP Shares, (i) any of Fitch, Moody’s, or Standard & Poor’s, to the extent it maintains a rating on the RVMTP Shares of such Series on such date and has not been replaced as a Rating Agency in accordance with Section 2.8 and (ii) any Other Rating Agency designated as a Rating Agency on such date in accordance with Section 2.8. In the event that at any time any Rating Agency (i) ceases to be a Rating Agency for purposes of any Series of RVMTP Shares and such Rating Agency has been replaced by an Other Rating Agency in accordance with Section 2.8, any references to any credit rating of the replaced Rating Agency in this Statement or any Appendix shall be deleted for purposes hereof as provided below and shall be deemed instead to be references to the equivalent credit rating of the Other Rating Agency that has replaced such Rating Agency as of the most recent date on which such replacement Other Rating Agency published credit ratings for such Series of RVMTP Shares or (ii) designates a new rating definition for any credit rating of such Rating Agency with a corresponding replacement rating definition for such credit rating of such Rating Agency, any references to such replaced rating definition of such Rating Agency contained in this Statement or any Appendix shall instead be deemed to be references to such corresponding replacement rating definition. In the event that at any time the designation of any Rating Agency as a Rating Agency for purposes of any Series of RVMTP Shares is terminated in accordance with Section 2.8, any rating of such terminated Rating Agency, to the extent it would have been taken into account in any of the provisions of this Statement or the Appendix for such Series, shall be disregarded, and only the ratings of the then-designated Rating Agencies for such Series shall be taken into account for purposes of this Statement and such Appendix.

“Rating Agency Guidelines” means the guidelines of any Rating Agency, as they may be amended or modified from time to time, compliance with which is required to cause such Rating Agency to continue to issue a rating with respect to a Series of RVMTP Shares for so long as such Series is Outstanding.

“Rating Agency Withdrawal” shall have the meaning set forth in Section 2.2(g)(i)(C).

“Ratings Event” shall have the meaning set forth in Section 2.2(g)(i)(E).

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“Redemption Date” means with respect to a redemption pursuant to Section 2.6(a)(i), (b) or (c), the date fixed for redemption as stated in the Notice of Redemption with respect to such redemption.

“Redemption Default” shall have the meaning as set forth in Section 2.2(g)(i)(B).

“Redemption Price” shall mean the Term Redemption Price, the Mandatory 1940 Act Asset Coverage Redemption Price, the Mandatory Tender Redemption Price, or the Optional Redemption Price, as applicable.

“Registration Rights Agreement” means (i) with respect to the Series 2049-A RVMTP Shares issued pursuant to this Statement, the Amended and Restated Registration Rights Agreement dated as of May 9, 2022 between the Fund and the Purchaser, (ii) with respect to the Series 2051-A RVMTP Shares issued pursuant to this Statement, the Amended and Restated Registration Rights Agreement dated as of December 6, 2021 between the Fund and the Purchaser, (iii) with respect to the Series 2052-B RVMTP Shares issued pursuant to this Statement, the Registration Rights Agreement dated as of April 8, 2022 between the Fund and the Purchaser, (iv) with respect to the Series 2055-A RVMTP Shares issued pursuant to this Statement, the Registration Rights Agreement dated as of April 16, 2025 between the Fund and the Purchaser, and (v) with respect to any subsequent Series of RVMTP Shares issued pursuant to this Statement, the registration rights agreement or other similar agreement for the RVMTP Shares of such Series (if any) specified in the Appendix for such Series, in each case, as such agreement may be amended, restated, or modified from time to time.

“Remarketing” means the offering of RVMTP Shares for resale as described in Section 2.5(b).

“Remarketing Purchase Price” means, with respect to the RVMTP Shares subject to a Remarketing, a price per share equal to the Liquidation Preference per share plus an amount equal to all unpaid dividends and other distributions on such RVMTP Shares accumulated from and including the Date of Original Issue of such RVMTP Shares to (but excluding) the Mandatory Tender Date for such RVMTP Shares (whether or not earned or declared by the Fund, but excluding interest thereon).

“Remarketing Settlement Agent” means the entity appointed as such by the Fund with respect to a Remarketing of any Series of the RVMTP Shares and any additional or successor entities appointed by the Fund pursuant to a Remarketing Settlement Agent Agreement with the Fund.

“Remarketing Settlement Agent Agreement” means the Remarketing Settlement Agent Agreement, if any, with respect to the RVMTP Shares, between the Fund and the Remarketing Settlement Agent and any other party thereto, as amended, modified or supplemented from time to time, or any similar agreement with a successor Remarketing Settlement Agent.

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“RVMTP” shall have the meaning as set forth in the Recitals of this Statement.

“RVMTP Shares” shall have the meaning as set forth in the Recitals of this Statement.

“RVMTP Shares of a Series” shall have the meaning as set forth in the Recitals of this Statement.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Securities Depository” shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Fund that agrees to follow the procedures required to be followed by such securities depository as set forth in this Statement with respect to the RVMTP Shares.

“Series” and “Series of RVMTP Shares” shall have the meanings as set forth in the Recitals of this Statement.

“Series 2049-A RVMTP Shares” shall have the meaning as set forth in the Recitals of this Statement.

“Series 2051-A RVMTP Shares” shall have the meaning as set forth in the Recitals of this Statement.

“Series 2052-B RVMTP Shares” shall have the meaning as set forth in the Recitals of this Statement.

“Series 2055-A RVMTP Shares” shall have the meaning as set forth in the Recitals of this Statement.

“SIFMA Municipal Swap Index” means the Securities Industry and Financial Markets Association Municipal Swap Index, or such other weekly, high-grade index comprised of seven-day, tax-exempt variable rate demand notes produced by Bloomberg L.P. or its successor, or as otherwise designated by the Securities Industry and Financial Markets Association; provided, however, that if such index is no longer produced by Bloomberg L.P. or its successor, then SIFMA Municipal Swap Index shall mean (i) the S&P Municipal Bond 7 Day High Grade Rate Index produced by Standard & Poor’s Financial Services LLC or its successors or (ii) if the S&P Municipal Bond 7 Day High Grade Rate Index is no longer produced, such other reasonably comparable index selected in good faith by the Board of Trustees of the Fund.

“Special Terms Period” shall have the meaning as set forth in Section 2.2(h)(i).

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor or successors thereto.

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“Statement” means this Statement Establishing and Fixing the Rights and Preferences of Remarketable Variable Rate MuniFund Term Preferred Shares, as it may be amended from time to time in accordance with its terms.

“Subsequent Rate Period” means, with respect to any Series of RVMTP Shares, the period consisting of seven calendar days, but adjusted in each case to reflect any changes when the regular calendar day that is a Rate Determination Date is not a Business Day, from, and including, the first calendar day following the Initial Rate Period of such Series to, and including, the next Rate Determination Date for such Series and any period thereafter from, and including, the first calendar day following a Rate Determination Date for shares of such Series to, and including, the next succeeding Rate Determination Date for shares of such Series.

“Tax Event” shall have the meaning as set forth in Section 2.2(g)(i)(E).

“Taxable Allocation” means, with respect to any Series, the characterization of all or a portion of any dividend paid in respect of such Series as net capital gains or other income taxable for regular U.S. federal individual income tax purposes.

“Term Redemption Amount” shall have the meaning as set forth in Section 2.12(a).

“Term Redemption Date” means, with respect to any Series, the date specified as the Term Redemption Date in the Appendix for such Series, as such date may be extended in accordance with Section 2.6(a) or as may otherwise be agreed in writing by the Fund and the Holders of 100% of the Outstanding RVMTP Shares of such Series.

“Term Redemption Liquidity Account” shall have the meaning as set forth in Section 2.12(a).

“Term Redemption Price” shall have the meaning as set forth in Section 2.6(a).

“U.S. Government Obligations” means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

“Voting Period” shall have the meaning as set forth in Section 2.7(b)(i).

With respect to any Series, any additional definitions specifically set forth in the Appendix relating to such Series and any amendments to any definitions specifically set forth in the Appendix relating to such Series, as such Appendix may be amended from time to time, shall be incorporated herein and made part hereof by reference thereto, but only with respect to such Series.

Interpretation. The headings preceding the text of Sections included in this Statement are for convenience only and shall not be deemed part of this Statement or be given any

16

effect in interpreting this Statement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Statement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Statement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Except as otherwise expressly set forth herein, reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to Sections shall refer to those portions of this Statement. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Statement as a whole and not to any particular Article, Section or clause of this Statement.

Liability of Officers, Trustees and Shareholders. A copy of the Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and notice hereby is given that this Statement is executed on behalf of the Fund by an officer of the Fund in his or her capacity as an officer of the Fund and not individually and that the obligations of the Fund under or arising out of this Statement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and properties of the Fund. All persons extending credit to, contracting with or having a claim against the Fund must look solely to the Fund’s assets and property for the enforcement of any claims against the Fund as none of the Fund’s officers, agents or shareholders, whether past, present or future, assume any personal liability for obligations entered on behalf of the Fund.

ARTICLE 2 TERMS APPLICABLE TO ALL SERIES OF

REMARKETABLE VARIABLE RATE MUNIFUND TERM PREFERRED SHARES

Except for such changes and amendments hereto with respect to a Series of RVMTP Shares that are specifically contemplated by the Appendix relating to such Series, each Series of RVMTP Shares subject to this Statement shall have the following terms:

1.2. Number of Shares; Ranking.

(a)

The number of authorized shares constituting any Series of RVMTP Shares shall be as set forth with respect to such Series in the Appendix hereto relating to such Series. No fractional RVMTP Shares shall be issued.

(b)

The RVMTP Shares of each Series shall rank on a parity with RVMTP Shares of each other Series and with shares of any other series of Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund. The RVMTP Shares of each Series shall have preference with respect to the payment of dividends and as to distribution of assets upon dissolution,

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liquidation or winding up of the affairs of the Fund over the Common Shares as set forth herein.

(c)

No Holder of RVMTP Shares shall have, solely by reason of being such a Holder, any pre-emptive or other right to acquire, purchase or subscribe for any RVMTP Shares or Common Shares or other securities of the Fund which it may hereafter issue or sell.

Dividends and Distributions.

(a)

The Holders of RVMTP Shares of any Series shall be entitled to receive, when, as and if declared by, or under authority granted by, the Board of Trustees, out of funds legally available therefor in accordance with the Declaration, this Statement, and applicable law, and in preference to dividends and other distributions on Common Shares, cumulative cash dividends and other distributions on each share of such Series at the Dividend Rate for such Series, calculated as set forth herein, and no more. Dividends and other distributions on the RVMTP Shares of any Series shall accumulate from the Date of Original Issue with respect to such Series. The amount of dividends per share payable on RVMTP Shares of a Series on any Dividend Payment Date shall equal the sum of the dividends accumulated but not yet paid for each Rate Period (or part thereof) in the related Dividend Period. The amount of dividends per share of a Series accumulated for each such Rate Period (or part thereof) shall be computed by (i) multiplying the Dividend Rate in effect for RVMTP Shares of such Series for such Rate Period (or part thereof) by a fraction, the numerator of which shall be the actual number of calendar days in such Rate Period (or part thereof) and the denominator of which shall be the actual number of calendar days in the year in which such Rate Period (or such part thereof) occurs (365 or 366) and (ii) multiplying the product determined pursuant to clause (i) by the Liquidation Preference for a share of such Series.

(b)

Dividends on RVMTP Shares of each Series with respect to any Dividend Period shall be declared to the Holders of such shares as their names shall appear on the registration books of the Fund at the close of business on each calendar day in such Dividend Period and shall be paid as provided in Section 2.2(f).

(c)

(i)  No full dividends or other distributions shall be declared or paid on shares of a Series of RVMTP Shares for any Dividend Period or part thereof unless full cumulative dividends and other distributions due through the most recent dividend payment dates therefor for all outstanding Preferred Shares (including shares of other Series of RVMTP Shares) ranking on a parity with such Series of RVMTP Shares have been or contemporaneously are declared and paid through the most recent dividend payment dates therefor. If full cumulative dividends or other distributions due have not been declared and paid on all such outstanding Preferred Shares of any series, any dividends and other distributions being declared and paid on

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RVMTP Shares of a Series will be declared and paid as nearly pro rata as possible in proportion to the respective amounts of dividends and other distributions accumulated but unpaid on the shares of each such series of Preferred Shares on the relevant dividend payment date for such series. Subject to Section 2.11 hereof and Section 2.3 of the Purchase Agreement, no Holders of RVMTP Shares shall be entitled to any dividends or other distributions, whether payable in cash, property or shares, in excess of full cumulative dividends and other distributions as provided in this Section 2.2(c)(i) on such RVMTP Shares.

(ii) For so long as any RVMTP Shares are Outstanding, the Fund shall not: (x) declare or pay any dividend or other distribution (other than a dividend or distribution paid in Common Shares) in respect of the Common Shares, (y) call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares, or (z) pay any proceeds of the liquidation of the Fund in respect of the Common Shares, unless, in each case, (A) immediately thereafter, the Fund shall have 1940 Act Asset Coverage, in each case after deducting the amount of such dividend or distribution or redemption or purchase price or liquidation proceeds, (B) all cumulative dividends and other distributions on all RVMTP Shares and all other series of Preferred Shares ranking on a parity with the RVMTP Shares due on or prior to the date the applicable dividend, distribution, redemption, purchase or acquisition shall have been declared and paid (or shall have been declared and Deposit Securities (in the case of the RVMTP Shares) or other sufficient securities or funds (in the case of other Preferred Shares, as applicable) for the payment thereof shall have been deposited irrevocably with the paying agent for such Preferred Shares) and (C) the Fund shall have deposited Deposit Securities pursuant to and in accordance with the requirements of Section 2.6(e)(ii) hereof with respect to Outstanding RVMTP Shares of any Series to be redeemed pursuant to Section 2.6(a) or Section 2.6(b) hereof for which a Notice of Redemption shall have been given or shall have been required to be given in accordance with the terms hereof on or prior to the date of the applicable dividend, distribution, redemption, purchase or acquisition.

(iii) Any dividend payment made on RVMTP Shares of a Series shall first be credited against the dividends and other distributions accumulated with respect to the earliest Dividend Period for such Series for which dividends and distributions have not been paid.

(d)

Not later than 12:00 noon, New York City time, on the Dividend Payment Date for a Series of RVMTP Shares, the Fund shall deposit with the Calculation and Paying Agent Deposit Securities having an aggregate Market Value on such date sufficient to pay the dividends and other distributions, if any, that are payable on such Dividend Payment Date in respect of such Series. The Fund may direct the Calculation and Paying Agent with respect to the investment or reinvestment of any such Deposit Securities so deposited prior to the Dividend Payment Date, provided that

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such investment consists exclusively of Deposit Securities and provided further that the proceeds of any such investment will be available as same-day funds at the opening of business on such Dividend Payment Date.

(e)

All Deposit Securities deposited with the Calculation and Paying Agent for the payment of dividends payable on a Series of RVMTP Shares shall be held in trust for the payment of such dividends by the Calculation and Paying Agent for the benefit of the Holders of such Series entitled to the payment of such dividends pursuant to Section 2.2(f). Any moneys paid to the Calculation and Paying Agent in accordance with the foregoing but not applied by the Calculation and Paying Agent to the payment of dividends, including interest earned on such moneys while so held, will, to the extent permitted by law, be repaid to the Fund as soon as possible after the date on which such moneys were to have been so applied, upon request of the Fund.

(f)

Dividends and any distributions made pursuant to Section 2.11(a) on RVMTP Shares of a Series shall be paid on each Dividend Payment Date for such Series, out of funds legally available therefor under applicable law, when, as and if declared by the Board of Trustees, or under authority granted by, and pursuant to Section 2.2(a) hereof, to the Holders of shares of such Series as their names appear on the registration books of the Fund at the close of business on the calendar day immediately preceding such Dividend Payment Date (or if such calendar day is not a Business Day, the next preceding Business Day). Dividends and any distributions made pursuant to Section 2.11(a) in arrears on RVMTP Shares of a Series for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders of shares of such Series as their names appear on the registration books of the Fund on such date, not exceeding fifteen (15) calendar days preceding the payment date thereof, as may be fixed by the Board of Trustees. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments or other distributions on RVMTP Shares of any Series which may be in arrears.

(g)

(i) The Dividend Rate on a Series of RVMTP Shares shall be adjusted to the Increased Rate for each Increased Rate Period (as hereinafter defined). Subject to the cure provisions of Section 2.2(g)(iii), a Rate Period with respect to a Series of RVMTP Shares shall be deemed to be an “Increased Rate Period” if on the first calendar day of such Rate Period, (A) the Fund has failed to deposit with the Calculation and Paying Agent by 12:00 noon, New York City time, on a Dividend Payment Date for such Series, Deposit Securities that will provide funds available to the Calculation and Paying Agent on such Dividend Payment Date sufficient to pay the full amount of any dividend on such Series payable on such Dividend Payment Date (a “Dividend Default”) and such Dividend Default has not ended as contemplated by Section 2.2(g)(ii); (B) the Fund has failed to deposit with the Calculation and Paying Agent by 12:00 noon, New York

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City time, on an applicable Redemption Date for such Series, Deposit Securities that will provide funds available to the Calculation and Paying Agent on such Redemption Date sufficient to pay the full amount of the Redemption Price payable in respect of such Series on such Redemption Date (a “Redemption Default”) and such Redemption Default has not ended as contemplated by Section 2.2(g)(ii); (C) any Rating Agency has withdrawn the credit rating required to be maintained with respect to such Series pursuant to Section 2.8 other than due to the Rating Agency ceasing to rate tax-exempt closed-end management investment companies generally and such withdrawal is continuing (a “Rating Agency Withdrawal”); (D) a Ratings Event (as defined below) has occurred and is continuing with respect to such Series; or (E) (i) a court or other applicable governmental authority has made a final determination that for U.S. federal income tax purposes the RVMTP Shares do not qualify as equity in the Fund and such determination has not been repealed, revoked or rescinded and (ii) such determination results from an act or failure to act on the part of the Fund (a “Tax Event”). A “Ratings Event” shall be deemed to exist with respect to any Series of RVMTP Shares at any time such RVMTP Shares have a long-term credit rating from at least one-half of the Rating Agencies designated at such time that is Below Investment Grade. For the avoidance of doubt, no determination by any court or other applicable governmental authority that requires the Fund to make an Additional Amount Payment in respect of a Taxable Allocation shall be deemed to be a Tax Event hereunder.

(ii) Subject to the cure provisions of Section 2.2(g)(iii), a Dividend Default or a Redemption Default on a Series of RVMTP Shares shall end on the Business Day on which, by 12:00 noon, New York City time, an amount equal to all accumulated but unpaid dividends on such Series and any unpaid Redemption Price on such Series shall have been deposited irrevocably in trust in same-day funds with the Calculation and Paying Agent.

(iii) No Increased Rate Period for a Series of RVMTP Shares with respect to any Dividend Default or Redemption Default on such Series shall be deemed to have commenced if the amount of any dividend or any Redemption Price due in respect of such Series (if such Default is not solely due to the willful failure of the Fund) is deposited irrevocably in trust, in same-day funds, with the Calculation and Paying Agent by 12:00 noon, New York City time, on a Business Day that is not later than three (3) Business Days after the applicable Dividend Payment Date or Redemption Date for such Series with respect to which such Default occurred.

(h)	Designation of Special Terms Period.

(i) Right to Declare a Special Terms Period. The Fund, acting in its sole and absolute discretion but otherwise subject to the terms of this Statement, may designate a “Special Terms Period” with respect to any Series of RVMTP Shares

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(which, for the avoidance of doubt, shall apply to all RVMTP Shares of such Series), during which period, such terms may differ from those provided in this Statement and may include, without limitation, changes to the Dividend Rate, Dividend Payment Dates, redemption provisions (including, without limitation, the Term Redemption Date or the Early Term Redemption Date), required Effective Leverage Ratio, and Additional Amount Payment provisions; provided that such special terms shall not, in any event, affect the parity ranking of such Series of RVMTP Shares relative to any other Series of RVMTP Shares or any other series of Preferred Shares of the Fund then outstanding as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund. The effectiveness of any change to the terms of the RVMTP Shares pursuant to the exercise by the Fund of its option to designate a Special Terms Period with respect to any Series of RVMTP Shares shall be subject to the filing of an amendment to the terms of such RVMTP Shares that has been approved by the Board of Trustees and approved by 100% of the Holders of the affected Series of RVMTP Shares in the manner set forth in Section 2.7(a). For the avoidance of doubt, (A) the terms of any such Special Terms Period that may be designated pursuant to the foregoing sentence shall amend and/or replace the applicable provisions of this Statement (and/or the relevant Appendix for the affected Series) that are in effect at the time such Special Terms Period is declared and (B) subject to Section 2.5(a), the terms of the Statement that were in effect at the most recent time during which no Special Terms Period was in effect will automatically continue to be in effect immediately following the end of a Special Terms Period unless a subsequent Special Terms Period has been declared that will take effect immediately following the prior Special Terms Period, if the Holders of the RVMTP Shares have made an election to retain the RVMTP Shares with respect to the Mandatory Tender Date corresponding to the final date of such Special Terms Period and/or the RVMTP Shares of any Holders that have not made such election, if any, are Remarketed pursuant to Section 2.5(b).

(ii) Length of and Preconditions for Special Terms Period. Any Special Terms Period shall commence on a designated Thursday and end on the earlier of a designated Wednesday or the applicable Redemption Date or Mandatory Tender Redemption Date, as the case may be. A designation of a Special Terms Period shall be effective only if (1) notice thereof shall have been given to the Holders of the affected Series of RVMTP Shares in accordance with Section 2.2(h)(ii) and (iii), (2) full cumulative dividends and any amounts due with respect to redemptions payable on the affected Series of RVMTP Shares prior to such date have been paid in full, (3) such designation

22

of a Special Terms Period shall not become effective prior to 12 months subsequent to the Date of Original Issue of the affected Series of RVMTP Shares, (4) all of the Outstanding RVMTP Shares of the affected Series shall be subject to such Special Terms Period, and (5) all of the Outstanding RVMTP Shares of the affected Series that are subject to Remarketing in connection with the redemption triggered by the declaration of the Special Terms Period are successfully Remarketed (except to the extent any applicable Holders of such affected Series of RVMTP Shares have affirmatively elected to retain their RVMTP Shares of such Series for the Special Terms Period). Any failure to satisfy the preconditions to a Special Terms Period shall result in such Special Terms Period not becoming effective.

(iii) Notice of Special Terms Period. If the Fund proposes to designate a Special Terms Period, not less than 20 Business Days (or such lesser number of days as may be agreed to from time to time by the Holders of the affected Series of RVMTP Shares and the Remarketing Settlement Agent) nor more than 30 Business Days prior to the date the Fund proposes to designate as the first day of such Special Terms Period, a notice (a “Notice of Special Terms Period”) shall be sent by the Fund or its designee by Electronic Means (or by first-class mail, postage prepaid, where the RVMTP Shares of the affected Series are in physical form outside the book-entry system of the Securities Depository) to the Holders of the affected Series of RVMTP Shares, with copies provided by the Fund to the Remarketing Settlement Agent and the Calculation and Paying Agent via Electronic Means and by the Fund or its designee to the initial Holder of the affected Series of RVMTP Shares in accordance with the notice provisions in the Purchase Agreement. Each such notice shall state (A) that the Fund has exercised its option to propose a Special Terms Period with respect to such Series of RVMTP Shares, (B) the Rate Determination Date immediately prior to the first day of such Special Terms Period, (C) that such Special Terms Period shall not commence unless the conditions precedent thereto in Section 2.2(h)(ii) are satisfied, (D) a description of the special terms to be applicable to such Series of RVMTP Shares and (E) the date upon which such Series of RVMTP Shares shall be subject to Remarketing pursuant to Section 2.5(b) (except to the extent affirmatively retained by any applicable Holder of RVMTP Shares of such Series pursuant to Section 2.5(a)(iv)). The Fund may provide in any Notice of Special Terms Period that such Special Terms Period is subject to one or more additional conditions precedent, in which case the special terms of such Special Terms Period shall not become effective unless each such additional condition has been satisfied or the Fund has waived each such condition.

2.3 Liquidation Rights.

(a)

The RVMTP Shares shall rank on parity with each other, with shares of any other Series of RVMTP Shares, and with shares of any other class or series of Preferred Shares as to distribution of assets upon dissolution, liquidation or winding-up of the affairs of the Fund. In this regard, the provisions of this Section 2.3 shall be applied consistently with all other Preferred Shares such that Holders of the RVMTP Shares and holders of all other Preferred Shares are treated on parity with one another with respect to any such distribution.

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(b)

In the event of any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, the Holders of RVMTP Shares shall be entitled to receive out of the assets of the Fund available for distribution to shareholders, after satisfying claims of creditors but before any distribution or payment shall be made in respect of the Common Shares, a liquidation distribution equal to the Liquidation Preference for such shares, plus an amount equal to all unpaid dividends and other distributions on such shares accumulated to (but excluding) the date fixed for such distribution or payment on such shares (whether or not earned or declared by the Fund, but without interest thereon), and such Holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.

(c)

If, upon any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, the assets of the Fund available for distribution among the Holders of all Outstanding RVMTP Shares and any other outstanding Preferred Shares ranking on a parity with the RVMTP Shares shall be insufficient to permit the payment in full to such Holders of the Liquidation Preference of such RVMTP Shares plus accumulated and unpaid dividends and other distributions on such shares as provided in Section 2.3(b) above and the amounts due upon liquidation with respect to such other Preferred Shares, then such available assets shall be distributed among the Holders of such RVMTP Shares and such other Preferred Shares ratably in proportion to the respective preferential liquidation amounts to which they are entitled. In connection with any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, unless and until the Liquidation Preference on each Outstanding RVMTP Share plus accumulated and unpaid dividends and other distributions on such shares as provided in Section 2.3(b) above have been paid in full to the Holders of such shares, no dividends, distributions or other payments will be made on, and no redemption, purchase or other acquisition by the Fund will be made by the Fund in respect of, the Common Shares.

(d)

Neither the sale of all or substantially all of the property or business of the Fund, nor the merger, consolidation or reorganization of the Fund into or with any other business or statutory trust, corporation or other entity, nor the merger, consolidation or reorganization of any other business or statutory trust, corporation or other entity into or with the Fund shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purpose of this Section 2.3.

2.4 Coverage & Leverage Tests.

(a)

1940 Act Asset Coverage Requirement. For so long as any RVMTP Shares of any Series are Outstanding, the Fund shall have 1940 Act Asset Coverage as of the close of business on each Business Day. If the Fund shall fail to maintain such 1940 Act Asset Coverage as of any time as of which such compliance is required to be determined as aforesaid, the provisions of

24

Section 2.6(b)(i) shall be applicable, which provisions to the extent complied with shall constitute the sole remedy for the Fund’s failure to comply with the provisions of this Section 2.4(a).

(b)

Calculation of 1940 Act Asset Coverage. For purposes of determining whether the requirements of Section 2.4(a) are satisfied, (i) no RVMTP Shares of any Series or other Preferred Shares shall be deemed to be Outstanding for purposes of any computation required by Section 2.4(a) if, prior to or concurrently with such determination, sufficient Deposit Securities (in the case of the RVMTP Shares) or other sufficient securities or funds (in the case of other Preferred Shares, as applicable), in each case in accordance with the terms of such Series or other Preferred Shares, to pay the full redemption price for such Series or other Preferred Shares (or the portion thereof to be redeemed) have been deposited in trust with the paying agent for such Series or other Preferred Shares and the requisite Notice of Redemption for such Series or other Preferred Shares (or the portion thereof to be redeemed) has been given, and (ii) the Deposit Securities or other sufficient securities or funds, as applicable that have been deposited with the applicable paying agent shall not be included as assets of the Fund for purposes of such computation.

(c)

Effective Leverage Ratio Requirement. Unless the Fund receives the prior written consent of all Holders, for so long as RVMTP Shares of any Series are Outstanding, the Effective Leverage Ratio shall not exceed 42.5% as of the close of business on any Business Day; provided, however, in the event that the Fund’s Effective Leverage Ratio exceeds 42.5% on any Business Day solely by reason of fluctuations in the market value of the Fund’s portfolio securities, the Effective Leverage Ratio shall not exceed 43.5% as of the close of business on such Business Day. If the Effective Leverage Ratio shall exceed the applicable percentage provided in the preceding sentence as of any time as of which such compliance is required to be determined as aforesaid, the provisions of Section 2.6(b)(ii) shall be applicable, which provisions to the extent complied with shall constitute the sole remedy for the Fund’s failure to comply with the provisions of this Section 2.4(c).

(d)	Calculation of Effective Leverage Ratio. For purposes of determining whether the requirements of Section 2.4(c) are satisfied, the “Effective Leverage Ratio” on any date shall mean the quotient of:

(i) The sum of (A) the aggregate liquidation preference of the Fund’s “senior securities” (as that term is defined in the 1940 Act) that are stock for purposes of the 1940 Act, excluding, without duplication, (1) any such senior securities for which the Fund has issued a Notice of Redemption and either has delivered Deposit Securities or sufficient securities or funds, (as applicable in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities or sufficient securities or funds on hand for the purpose of such

25

redemption (as applicable in accordance with the terms of such senior securities) and (2) any such senior securities that are to be redeemed with net proceeds from the sale of the RVMTP Shares, for which the Fund has delivered Deposit Securities or sufficient securities or funds (as applicable in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities or sufficient securities or funds on hand (as applicable in accordance with the terms of such senior securities) for the purpose of such redemption; (B) the aggregate principal amount of the Fund’s “senior securities representing indebtedness” (as that term is defined in the 1940 Act and the rules thereunder giving effect to any interpretations thereof by the Securities and Exchange Commission or its staff); and (C) excluding, without duplication, any senior securities representing indebtedness included in (B), the aggregate principal amount of floating rate securities corresponding to any associated residual floating rate securities not owned by the Fund (less the aggregate principal amount of any such floating rate securities owned by the Fund and corresponding to the associated residual floating rate securities owned by the Fund); divided by

(ii) The sum of (A) the Market Value of the Fund’s total assets (including amounts attributable to senior securities, but excluding any assets consisting of Deposit Securities or funds referred to in clauses (A)(1) and (A)(2) of Section 2.4(d)(i) above), less the amount of the Fund’s accrued liabilities (other than liabilities for the aggregate principal amount of “senior securities representing indebtedness” (as that term is defined in the 1940 Act and the rules thereunder, giving effect to any interpretations thereof by the Securities and Exchange Commission or its staff), including floating rate securities), and (B) excluding, without duplication, any senior securities representing indebtedness included in (A), the aggregate principal amount of floating rate securities not owned by the Fund that correspond to the associated inverse floating rate securities owned by the Fund.

2.5 Mandatory Tender and Remarketing. The RVMTP Shares shall be subject to Mandatory Tender and Remarketing as provided below:

(a) Mandatory Tender of RVMTP Shares.

(i) Subject to the Holders’ election to retain the RVMTP Shares provided for in Section 2.5(a)(iv) below, any Series of RVMTP Shares shall become subject to Mandatory Tender upon the occurrence of:

(A) any date that is 20 Business Days prior to each Early Term Redemption Date of such Series of RVMTP Shares as set forth in clause (i) of the definition thereof in the Appendix for such Series ,

(B) any date on which the Fund delivers a Notice of Special Terms Period declaring a Special Terms Period for such Series of RVMTP Shares pursuant to Section 2.2(h), or

26

(C) the date that is 20 Business Days prior to the last day of any Special Terms Period, provided that no subsequent Special Terms Period has been designated and agreed by the Holder (each of (A), (B) and (C), a “Mandatory Tender Event”).

(ii) Upon the occurrence of a Mandatory Tender Event with respect to a Series of RVMTP Shares, the Fund shall issue or cause to be issued a notice of Mandatory Tender for Remarketing on the Mandatory Tender Date (as defined below) to the Holders of such Series of RMVTP Shares through the Securities Depository as a communication from the Securities Depository (the “Notice of Mandatory Tender”). Such Notice of Mandatory Tender shall specify that such Mandatory Tender is subject to the election of the Holders of such Series of RVMTP Shares to retain as described in Section 2.5(a)(iv) of this Statement.

(iii) The Mandatory Tender Dates corresponding to the Mandatory Tender Events listed in Section 2.5(a)(i) above are as follows, with each Mandatory Tender Date subject to the Holders’ election to retain the RVMTP Shares in Section 2.5(a)(iv):

(A) in the case of a Mandatory Tender Event described in Section 2.5(a)(i)(A), the date 20 Business Days following the date of such Mandatory Tender Event,

(B) in the case of a Mandatory Tender Event described in Section 2.5(a)(i)(B), the date on which such Special Terms Period becomes effective pursuant to Section 2.2(h), and

(C) in the case of a Mandatory Tender Event described in Section 2.5(a)(i)(C), the last day of the related Special Terms Period (in the case of (A), (B), or (C), such date, the “Mandatory Tender Date”).

(iv) Notwithstanding Section 2.5(a)(i) above, the Holders of any affected Series of RVMTP Shares may elect to retain such RVMTP Shares by providing notice of such election to the Fund no later than the 10th Business Day prior to the Mandatory Tender Date, in which case the affected RVMTP Shares of the electing Holder shall no longer be subject to Mandatory Tender on the corresponding Mandatory Tender Date and shall not be Remarketed pursuant to the procedures described in Section 2.5(b) below; provided, however, with respect to any Mandatory Tender Event occurring pursuant to Section 2.5(a)(i)(B), any such election to retain shall not be effective unless accompanied or preceded by a consent to all amendments to the terms of the affected Series RVMTP Shares as required in connection with a designation of a Special Terms Period pursuant to Section 2.2(h)(i) above.

(b) Remarketing of RVMTP Shares. The RVMTP Shares subject to Mandatory Tender as provided for in this Section 2.5 shall be Remarketed in accordance with the following procedures:

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(i) A Holder of RVMTP Shares subject to Mandatory Tender may enter into trade documentation with a purchaser for the RVMTP Shares (which, for the avoidance of doubt, shall be with respect to all the RVMTP Shares of such Series) with terms that (A) are reasonably satisfactory to both the Holder of the RVMTP Shares and such purchaser and (B) provide for the sale of the RVMTP Shares subject to Mandatory Tender on the Mandatory Tender Date; provided that (1) the Holder of the RVMTP Shares notifies the Fund in writing of such trade documentation by the Mandatory Tender Date confirming that the trade documentation satisfies the conditions in this sentence and providing that all RVMTP Shares will be sold thereunder and (2) following the Remarketing of RVMTP Shares, via execution of such trade documentation, the Fund shall provide, or cause to be provided, a notice through the Securities Depository cancelling the Mandatory Tender with respect to the RVMTP Shares so Remarketed. At any time following a Mandatory Tender Event and before the corresponding Mandatory Tender Date, the Fund may designate a Remarketing Settlement Agent to assist with the Remarketing in accordance with the terms of the Remarketing Settlement Agent Agreement.

(ii) If all of the RVMTP Shares subject to Mandatory Tender are not Remarketed pursuant to Section 2.5(b)(i) with binding trade documentation in place by the 5th Business Day preceding the Mandatory Tender Date, then the Fund and its agents shall take the following Remarketing actions:

(A) The Fund shall designate a Remarketing Settlement Agent to assist with the Remarketing in accordance with the terms of the Remarketing Settlement Agent Agreement.

(B) If any purchaser is identified and has agreed by the Mandatory Tender Date to purchase all of the RVMTP Shares subject to Mandatory Tender on the Mandatory Tender Date, the Remarketing Settlement Agent shall (1) give written notice by Electronic Means to the Holders of such RVMTP Shares, with a copy to the Fund and the Calculation and Paying Agent, that the purchaser has been identified and agreed to purchase such RVMTP Shares on the Mandatory Tender Date; (2) collect the Remarketing Purchase Price via wire transfer from such purchaser on the Mandatory Tender Date; (3) wire the Remarketing Purchase Price to the Securities Depository for delivery to the current Holder of the RVMTP Shares subject to Mandatory Tender on the Mandatory Tender Date; and (4) direct that such RVMTP Shares be delivered to the Remarketing Settlement Agent.

(C) The Remarketing Settlement Agent shall then direct transfer of the RVMTP Shares subject to Mandatory Tender to the purchaser through the Securities Depository on the Mandatory Tender Date.

For the avoidance of doubt, in the event of a successful Remarketing of all RVMTP Shares subject to Mandatory Tender pursuant to Section 2.5(b), such

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Mandatory Tender will be cancelled and the Fund shall provide, or cause to be provided, a notice through the Securities Depository cancelling the Mandatory Tender with respect to the RVMTP Shares so Remarketed.

(c) Failed Remarketing and Mandatory Tender.

(i) With respect to a Mandatory Tender Event described in Section 2.5(a)(i)(B), if, for any reason (other than a failure to timely deliver RVMTP Shares subject to a Mandatory Tender to the Remarketing Settlement Agent, and only to the extent that such failure to deliver is caused by administrative issues and is cured within two Business Days), all of the RVMTP Shares subject to Mandatory Tender are not Remarketed by the related Mandatory Tender Date pursuant to Section 2.5(b), then (A) a failed remarketing shall be deemed to have occurred (which, for the avoidance of doubt, shall be with respect to all RVMTP Shares subject to the Mandatory Tender) (a “Failed Remarketing”) that may trigger the application of a Failed Remarketing Spread as described in clause (ii) of the definition thereof and (B) all such RVMTP Shares shall be retained by their respective Holders, and no such RVMTP Shares shall be purchased on the Mandatory Tender Date;

(ii) With respect to a Mandatory Tender Event described in Section 2.5(a)(i)(A) or 2.5(a)(i)(C), if any RVMTP Shares subject to Mandatory Tender are not Remarketed by the Mandatory Tender Date, then all such RVMTP Shares shall be redeemed by the Fund on the Mandatory Tender Date pursuant to the Mandatory Tender redemption procedure described in Sections 2.6(a)(iv) and 2.6(e) below.

2.6 Redemption. Each Series of RVMTP Shares shall be subject to redemption by the Fund as provided below:

(a)	Term Redemption and Mandatory Tender Redemption.

(i) Term Redemption. Subject to Section 2.6(e)(v), the Fund shall redeem all RVMTP Shares of a Series then Outstanding on the Term Redemption Date for such Series, out of funds legally available therefor under applicable law, at a price per share equal to the Liquidation Preference per share of such Series plus an amount equal to all unpaid dividends and other distributions on such share of such Series accumulated from and including the Date of Original Issue to (but excluding) the Term Redemption Date for such Series (whether or not earned or declared by the Fund, but excluding interest thereon) (the “Term Redemption Price”); provided, however, that the Term Redemption Date for such Series of RVMTP Shares may be extended pursuant to Section 2.6(a)(ii) or Section 2.6(a)(iii) below.

(ii) (A)   The Fund shall have the right, exercisable not more than three hundred and sixty-five (365) calendar days nor less than one hundred and twenty (120) calendar days prior to the Term Redemption Date of a Series of RVMTP Shares, to request

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by notice (accompanied by a No Adverse Effect Opinion) that each Designated Owner of such RVMTP Shares extend the Term Redemption Date for such Series of RVMTP Shares by at least an additional three hundred and sixty-five (365) calendar days (a “Designated Owner Term Extension Request”), which request may be conditioned upon terms and conditions that are different from the terms and conditions set forth herein or in the Appendix applicable to such Series of RVMTP Shares.

(B)  Each Designated Owner shall, no later than sixty (60) calendar days after receiving a Designated Owner Term Extension Request, notify the Fund and the Calculation and Paying Agent of its acceptance or rejection of such request, which acceptance by such Designated Owner may be conditioned upon terms and conditions that are different from the terms and conditions set forth herein or the terms and conditions proposed the Fund in making a Designated Owner Term Extension Request (a “Conditional Acceptance”). A Conditional Acceptance conditioned upon terms and conditions that are accepted by the Fund and that are different from the terms and conditions set forth herein shall be deemed to be a consent by such Designated Owner to amend this Statement to reflect such different terms and conditions, but only with respect to the RVMTP Shares of such Series beneficially owned by such Designated Owner. To the extent that a Designated Owner of RVMTP Shares of a Series of RVMTP Shares subject to a Designated Owner Term Extension Request rejects such Designated Owner Term Extension Request pursuant to this Section 2.6(a)(ii)(B), or is deemed to reject such Designated Owner Term Extension Request pursuant to Section 2.6(a)(ii)(C) below, the RVMTP Shares of such Series beneficially owned by such Designated Owner shall be subject to redemption as provided in this Statement, without giving effect to any Designated Owner Term Extension Request.

(C)  If any Designated Owner fails to notify the Fund or the Calculation and Paying Agent of its acceptance or rejection of the Fund’s Designated Owner Term Extension Request within such sixty (60) calendar day period, such failure to respond will be deemed a rejection of such Designated Owner Term Extension Request by such Designated Owner. If a Designated Owner of RVMTP Shares provides a Conditional Acceptance, then the Fund shall have sixty (60) calendar days thereafter to notify such Designated Owner of its acceptance or rejection of the terms and conditions specified in the Conditional Acceptance. The Fund’s failure to notify such Designated Owner within such sixty (60) calendar day period will be deemed a rejection of the terms and conditions specified in the Conditional Acceptance.

(D)  Each Designated Owner of a Series of RVMTP Shares may grant or deny any Designated Owner Term Extension Request applicable to such Series of RVMTP Shares in its sole and absolute discretion.

(E)  Unless the Fund and any Designated Owner of RVMTP Shares that has agreed to a Designated Owner Term Extension Request otherwise agree pursuant to the procedures described in this Section 2.6(a)(ii), in the event that the Term Redemption Date of a Series of RVMTP Shares is extended pursuant to this

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Section 2.6(a)(ii), the Liquidity Account Initial Date, as set forth in the Appendix establishing such Series, shall be extended accordingly, as provided in such Appendix, with respect to the RVMTP Shares of such Series held by such Designated Owner.

(iii)  The Fund shall have the right, exercisable not less than sixty (60) calendar days prior to the Term Redemption Date of a Series of RVMTP Shares, to request by notice (accompanied by a No Adverse Effect Opinion) to the Holders of 100% of the Outstanding RVMTP Shares of such Series, an extension of the Term Redemption Date (a “Holder Term Extension Request”). Any failure by a Holder to respond or agree to such Holder Term Extension Request in writing within sixty (60) calendar days of the receipt thereof shall be deemed to be a rejection of the extension request and the Term Redemption Date may only be extended pursuant to this Section 2.6(a)(iii) upon the written consent of 100% of the Holders of the RVMTP Shares of such Series. In the event that the Term Redemption Date of a Series of RVMTP Shares is extended pursuant to this Section 2.6(a)(iii), the Liquidity Account Initial Date, as set forth in the Appendix establishing such Series, shall be extended accordingly, as provided in such Appendix.

(iv)  Mandatory Tender Redemption. Following a Mandatory Tender Event of the kind described in Section 2.5(a)(i)(A) or 2.5(a)(i)(C), any RVMTP Shares subject to such Mandatory Tender Event that are not subject to an election to retain by the Holders pursuant to Section 2.5(a)(iv) and have not been successfully Remarketed by the related Mandatory Tender Date pursuant to Section 2.5(b) shall be redeemed by the Fund on such Mandatory Tender Date (the date of such redemption, “Mandatory Tender Redemption Date”), at a price per share equal to the Liquidation Preference per share plus an amount equal to all unpaid dividends and other distributions on such RVMTP Shares accumulated from and including the Date of Original Issue of such RVMTP Shares to (but excluding) the Mandatory Tender Redemption Date (whether or not earned or declared by the Fund, but excluding interest thereon) (the “Mandatory Tender Redemption Price”).

(b)	1940 Act Asset Coverage and Effective Leverage Ratio Mandatory Redemption.

(i)  Mandatory 1940 Act Asset Coverage Redemption.

(A) If the Fund fails to comply with the 1940 Act Asset Coverage requirement as provided in Section 2.4(a) as of any time as of which such compliance is required to be determined in accordance with Section 2.4(a) and such failure is not cured as of the 1940 Act Asset Coverage Cure Date other than as a result of the redemption required by this Section 2.6(b)(i), the Fund shall, to the extent permitted by the 1940 Act and Massachusetts law, by the close of business on the second Business Day next following such 1940 Act Asset Coverage Cure Date, cause a Notice of Redemption to be issued, in accordance with the terms of the Preferred Shares to be redeemed. In addition, in accordance with the terms of the Preferred Shares to be redeemed, the Fund shall cause

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to be deposited Deposit Securities (in the case of the RVMTP Shares) or other sufficient securities or funds (in the case of any other Preferred Shares, as applicable) in trust with the Calculation and Paying Agent or other applicable paying agent, in each case in accordance with the terms of the Preferred Shares to be redeemed for the redemption of a sufficient number of Preferred Shares, which, to the extent permitted by the 1940 Act and Massachusetts law, enable the Fund to meet the requirements of Section 2.6(b)(i)(B). The Fund shall allocate such redemption on a pro rata basis among different series of Preferred Shares based upon the proportion that the aggregate liquidation preference of the outstanding Preferred Shares of any series bears to the aggregate liquidation preference of all outstanding series of Preferred Shares (a “Pro Rata Allocation”). In the event that any RVMTP Shares of a Series then Outstanding are to be redeemed pursuant to this Section 2.6(b)(i), the Fund shall redeem such shares, out of funds legally available therefor under applicable law, at a price per share equal to the Liquidation Preference per share of such Series plus an amount equal to all unpaid dividends and other distributions on such share of such Series accumulated from and including the Date of Original Issue to (but excluding) the date fixed for such redemption by the Board of Trustees (whether or not earned or declared by the Fund, but without interest thereon) (the “Mandatory 1940 Act Asset Coverage Redemption Price”).

(B) On the Redemption Date for a redemption contemplated by Section 2.6(b)(i)(A), the Fund shall redeem at the Mandatory 1940 Act Asset Coverage Redemption Price, out of funds legally available therefor, under applicable law, such number of Preferred Shares (which may include at the sole option of the Fund any number or proportion of RVMTP Shares of any Series) as shall be equal to the lesser of (x) the minimum number of Preferred Shares, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the 1940 Act Asset Coverage Cure Date, would result in the Fund having 1940 Act Asset Coverage on such 1940 Act Asset Coverage Cure Date (provided, however, that if there is no such minimum number of RVMTP Shares and other Preferred Shares the redemption or retirement of which would have such result, all RVMTP Shares and other Preferred Shares then outstanding shall be redeemed), and (y) the maximum number of Preferred Shares that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration and applicable law. Notwithstanding the foregoing, in the event that Preferred Shares are redeemed pursuant to this Section 2.6(b)(i), the Fund may at its sole option, but is not required to, include in the number of Preferred Shares being mandatorily redeemed pursuant to this Section 2.6(b)(i) a sufficient number of RVMTP Shares of any Series that, when aggregated with other Preferred Shares redeemed by the Fund, would result, if deemed to have occurred immediately prior to the opening of business on the 1940 Act Asset Coverage Cure Date, in the Fund having 1940 Act Asset Coverage on such 1940 Act Asset Coverage Cure Date of up to and including 225%; provided that if the 1940 Act Asset Coverage is increased to greater than 225%, the Optional Redemption Premium shall be due on any such excess redemptions. The Fund shall effect such redemption on the date fixed by the Fund therefor, which date shall not be later than thirty (30) calendar days after such 1940 Act Asset Coverage Cure Date, except that if the Fund does not have funds legally available for the redemption of all of the required number of RVMTP Shares and other Preferred Shares which have been designated to be redeemed or the Fund otherwise is unable to effect such redemption on or prior to thirty (30) calendar days after such 1940

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Act Asset Coverage Cure Date, the Fund shall redeem those RVMTP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date following such thirty (30) calendar day period on which it is able to effect such redemption. If fewer than all of the Outstanding RVMTP Shares of a Series are to be redeemed pursuant to this Section 2.6(b)(i), the number of RVMTP Shares of such Series to be redeemed from the respective Holders shall be selected (A) pro rata among the Outstanding shares of such Series, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable, in each case, in accordance with the 1940 Act; provided, that such method of redemption as set forth in clause (A), (B) or (C) of this Section 2.6(b)(i)(B) shall be subject to any applicable procedures established by the Securities Depository.

(ii)  Effective Leverage Ratio Mandatory Redemption.

(A)     If (1) the Fund fails to comply with the Effective Leverage Ratio requirement as provided in Section 2.4(c) as of any time as of which such compliance is required to be determined in accordance with Section 2.4(c), (2) with respect to the initial Series of RVMTP Shares issued pursuant to this Statement, the Fund fails to comply with the Effective Leverage Ratio requirement calculated as set forth in Section 6.12 of the Purchase Agreement applicable to such Series of RVMTP Shares if such requirement is still in effect in accordance with the terms of such Purchase Agreement, or (3) with respect to any other Series of RVMTP Shares issued pursuant to this Statement, the Fund fails to comply with any additional requirements relating to the calculation of the Effective Leverage Ratio pursuant to the Purchase Agreement or Appendix applicable to such Series of RVMTP Shares, and, in any such case, such failure is not cured as of the close of business on the date that is ten (10) Business Days following the Business Day on which such non-compliance is first determined (the “Effective Leverage Ratio Cure Date”) other than as a result of the redemption or other actions required by this Section 2.6(b)(ii), the Fund shall cause the Effective Leverage Ratio (calculated in accordance with the requirements applicable to the determination of the Effective Leverage Ratio under this Statement, and under the Appendix and Purchase Agreement for any applicable Series of RVMTP Shares in respect of which the Effective Leverage Ratio is being determined) to not exceed the Effective Leverage Ratio required under Section 2.4(c) as so determined, by (x) not later than the close of business on the Business Day next following the Effective Leverage Ratio Cure Date, engaging in transactions involving or relating to the floating rate securities not owned by the Fund and/or the inverse floating rate securities owned by the Fund, including the purchase, sale or retirement thereof, (y) to the extent permitted by the 1940 Act and Massachusetts law, not later than the close of business on the second Business Day next following the Effective Leverage Ratio Cure Date, causing a Notice of Redemption to be issued, and in addition, causing to be irrevocably deposited Deposit Securities (in the case of the RVMTP Shares) or other sufficient securities or funds (in the case of other Preferred Shares, as applicable) in trust with the Calculation and Paying Agent or other applicable paying agent, in each case in accordance with the terms of the Preferred Shares to be redeemed, for the redemption at the redemption price specified in the terms of such Preferred Shares of a sufficient number of Preferred Shares, based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation, or (z) engaging in any combination, in the Fund’s discretion, of the actions contemplated by clauses (x) and (y) of this Section 2.6(b)(ii)(A). In the event that any

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RVMTP Shares of a Series are to be redeemed pursuant to clause (y) of this Section 2.6(b)(ii)(A), the Fund shall redeem such RVMTP Shares at a price per RVMTP Share equal to the Mandatory 1940 Act Asset Coverage Redemption Price. Notwithstanding the foregoing, in the event that Preferred Shares are redeemed pursuant to this Section 2.6(b)(ii), the Fund may at its sole option, but is not required to, include in the number of Preferred Shares being mandatorily redeemed pursuant to this Section 2.6(b)(ii) a sufficient number of RVMTP Shares of any Series that, when aggregated with other Preferred Shares redeemed by the Fund, would result, if deemed to have occurred immediately prior to the opening of business on the Effective Leverage Ratio Cure Date, in the Fund having an Effective Leverage Ratio on such Effective Leverage Ratio Cure Date of no less than 40%; provided that if the Effective Leverage Ratio is reduced to less than 40%, the Optional Redemption Premium shall be due on any such excess redemptions.

(B)     On the Redemption Date for a redemption contemplated by clause (y) of Section 2.6(b)(ii)(A), the Fund shall not redeem more than the maximum number of Preferred Shares that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration and applicable law. If the Fund is unable to redeem the required number of RVMTP Shares and other Preferred Shares which have been designated to be redeemed in accordance with clause (y) of Section 2.6(b)(ii)(A) due to the unavailability of legally available funds, the Fund shall redeem those RVMTP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date following such Redemption Date on which it is able to effect such redemption (based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation). If fewer than all of the Outstanding RVMTP Shares of a Series are to be redeemed pursuant to clause (y) of Section 2.6(b)(ii)(A), the number of RVMTP Shares of such Series to be redeemed from the respective Holders shall be selected (A) pro rata among the Outstanding shares of such Series, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable in each case, in accordance with the 1940 Act; provided that such method of redemption as set forth in clause (A), (B) or (C) of this Section 2.6(b)(ii)(B) shall be subject to any applicable procedures established by the Securities Depository.

(c)	Optional Redemption.

(i)  Subject to the provisions of Section 2.6(c)(ii), the Fund may at its option on any Business Day (an “Optional Redemption Date”) redeem in whole or from time to time in part the Outstanding RVMTP Shares of any Series, at a redemption price per RVMTP Share (the “Optional Redemption Price”) equal to (x) the Liquidation Preference per RVMTP Share of such Series plus (y) an amount equal to all unpaid dividends and other distributions on such RVMTP Share of such Series accumulated from and including the Date of Original Issue to (but excluding) the Optional Redemption Date (whether or not earned or declared by the Fund, but without interest thereon) plus (z) the Optional Redemption Premium per share (if any) that is applicable to an optional redemption of RVMTP Shares of such Series that is effected on such Optional Redemption Date as set forth in the Appendix relating to such Series; provided that in connection with any (A) redemption pursuant to this Section 2.6(c) or pursuant to Section 2.6(b) that is

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effectuated in order to comply with the requirements of the 1940 Act or this Statement, the Purchase Agreement or the Registration Rights Agreement as a result of the repurchase of Common Shares of the Fund as a result of its interval fund structure or (B) any redemption in accordance with Section 2.6(a)(iv) or 2.6(b) (except as set forth therein), no Optional Redemption Premium specified in clause (z) above or penalty or premium shall be payable.

(ii)  If fewer than all of the outstanding RVMTP Shares of a Series are to be redeemed pursuant to Section 2.6(c)(i), the shares of such Series to be redeemed shall be selected either (A) pro rata among the Holders of such Series, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable; provided, in each such case, that such method of redemption as set forth in clause (A), (B) or (C) of this Section 2.6(c)(ii) shall be subject to any applicable procedures established by the Securities Depository. Subject to the provisions of this Statement and applicable law, the Board of Trustees will have the full power and authority to prescribe the terms and conditions upon which RVMTP Shares will be redeemed pursuant to this Section 2.6(c) from time to time.

(iii)  The Fund may not on any date deliver a Notice of Redemption pursuant to Section 2.6(e) in respect of a redemption contemplated to be effected pursuant to this Section 2.6(c) unless on such date the Fund reasonably expects to have available Deposit Securities for the Optional Redemption Date contemplated by such Notice of Redemption having a Market Value not less than the amount (including any applicable premium) due to Holders of RVMTP Shares by reason of the redemption of such RVMTP Shares on such Optional Redemption Date.

(iv)  RVMTP Shares of a Series redeemed at the Fund’s sole option in accordance with, but solely to the extent contemplated by, Section 2.6(a)(iv), 2.6(b)(i)(B) or 2.6(b)(ii), shall be considered mandatorily redeemed pursuant to such Section, as applicable, and not subject to this Section 2.6(c).

(d)

Redemption upon Ratings Event or a Rating Agency Withdrawal. Upon the occurrence of a Ratings Event or a Rating Agency Withdrawal in respect of a Series of RVMTP Shares, and, in any such case, if such Ratings Event or Rating Agency Withdrawal is not cured as of the close of business on the date that is thirty (30) calendar days following the Business Day on which such Ratings Event or Rating Agency Withdrawal occurs, the Fund shall redeem all RVMTP Shares of such Series within 90 days of the occurrence of any such event, at a price per share equal to the Term Redemption Price.

(e)	Procedures for Redemption.

(i)  If the Fund shall determine or be required to redeem, in whole or in part, RVMTP Shares of a Series pursuant to Section 2.6(a)(i), (b) or (c), the Fund shall deliver a notice of redemption (the “Notice of Redemption”), by overnight delivery, by first class mail,

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postage prepaid or by Electronic Means to Holders thereof, or request the Calculation and Paying Agent, on behalf of the Fund, to promptly do so by overnight delivery, by first class mail, postage prepaid or by Electronic Means. For the avoidance of doubt, a Notice of Redemption shall not be required if the Fund shall be required to redeem, in whole or in part, RVMTP Shares of a series pursuant to Section 2.6(a)(iv). A Notice of Redemption shall be provided not more than thirty-five (35) calendar days prior to the date fixed for redemption and not less than ten (10) calendar days (or such shorter or longer period as may be consented to by all of the Holders of the RVMTP Shares of such Series, which consent shall not be deemed to be a vote required by Section 2.7) prior to the Redemption Date. Each such Notice of Redemption shall state: (A) the Redemption Date; (B) the applicable Redemption Price on a per share basis; (C) the Series and number of RVMTP Shares to be redeemed; (D) the CUSIP number for RVMTP Shares of such Series; (E) if applicable, the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Trustees requires and the Notice of Redemption states) are to be surrendered for payment of the Redemption Price; (F) that dividends on the RVMTP Shares to be redeemed will cease to accumulate from and after such Redemption Date; and (G) the provisions of this Statement under which such redemption is made. If fewer than all RVMTP Shares held by any Holder are to be redeemed, the Notice of Redemption delivered to such Holder shall also specify the number of RVMTP Shares to be redeemed from such Holder and/or the method of determining such number. The Fund may provide in any Notice of Redemption relating to an optional redemption contemplated to be effected pursuant to Section 2.6(c) of this Statement that such redemption is subject to one or more conditions precedent and that the Fund shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

(ii)  If (1) the Fund shall give a Notice of Redemption or (2) the Fund is required to redeem RVMTP Shares on the Mandatory Tender Date pursuant to Section 2.6(a)(iv), then at any time from and after the giving of such Notice of Redemption or Notice of Mandatory Tender, as applicable, and prior to 12:00 noon, New York City time, on the Redemption Date (so long as any conditions precedent to such redemption have been met or waived by the Fund), the Fund shall (A) deposit with the Calculation and Paying Agent Deposit Securities having an aggregate Market Value on the date thereof no less than the Redemption Price of the RVMTP Shares to be redeemed on the Redemption Date and (B) give the Calculation and Paying Agent irrevocable instructions and authority to pay the applicable Redemption Price to the Holders of the RVMTP Shares called for redemption on the Redemption Date. The Fund may direct the Calculation and Paying Agent with respect to the investment of any Deposit Securities consisting of cash so deposited prior to the Redemption Date, provided that the proceeds of any such investment shall be available at the opening of business on the Redemption Date as same-day funds. Notwithstanding the provisions of clause (A) of the preceding sentence, if the Redemption Date is the Term Redemption Date or Early Term Redemption Date, then such deposit of Deposit

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Securities (which may come in whole or in part from the Term Redemption Liquidity Account) shall be made no later than fifteen (15) calendar days prior to the Term Redemption Date or Early Term Redemption Date.

(iii)  Upon the date of the deposit of such Deposit Securities, all rights of the Holders of the RVMTP Shares so called for redemption shall cease and terminate except the right of the Holders thereof to receive the Redemption Price thereof and such RVMTP Shares shall no longer be deemed Outstanding for any purpose whatsoever (other than (A) the transfer thereof prior to the applicable Redemption Date and (B) the accumulation of dividends thereon in accordance with the terms hereof up to (but excluding) the applicable Redemption Date, which accumulated dividends, unless previously declared and paid as contemplated by the last sentence of Section 2.6(e)(vi) below, shall be payable only as part of the applicable Redemption Price on the Redemption Date). The Fund shall be entitled to receive, promptly after the Redemption Date, any Deposit Securities in excess of the aggregate Redemption Price of the RVMTP Shares called for redemption and redeemed on the Redemption Date. Any Deposit Securities so deposited that are unclaimed at the end of three hundred sixty-five (365) calendar days from the Redemption Date shall, to the extent permitted by law, be repaid to the Fund, after which the Holders of the RVMTP Shares so called for redemption shall look only to the Fund for payment of the Redemption Price thereof. The Fund shall be entitled to receive, from time to time after the Redemption Date, any interest on the Deposit Securities so deposited.

(iv)  On or after the Redemption Date, each Holder of RVMTP Shares in certificated form (if any) that are subject to redemption shall surrender the certificate(s) evidencing such RVMTP Shares to the Fund at the place designated in the Notice of Redemption and shall then be entitled to receive the Redemption Price for such RVMTP Shares, without interest, and, in the case of a redemption of fewer than all the RVMTP Shares represented by such certificate(s), a new certificate representing the RVMTP Shares that were not redeemed.

(v)  Notwithstanding the other provisions of this Section 2.6, except as otherwise required by law, the Fund shall not redeem any RVMTP Shares or other series of Preferred Shares ranking on a parity with the RVMTP Shares with respect to dividends and other distributions unless all accumulated and unpaid dividends and other distributions on all Outstanding RVMTP Shares and shares of other series of Preferred Shares for all applicable past dividend periods (whether or not earned or declared by the Fund) (x) shall have been or are contemporaneously paid or (y) shall have been or are contemporaneously declared and Deposit Securities (in the case of the RVMTP Shares) or other sufficient securities or funds (in the case of other Preferred Shares, as applicable) (in accordance with the terms of such Preferred Shares for the payment of such dividends and other distributions) shall have been or are contemporaneously deposited with the Calculation and Paying Agent or other applicable paying agent for such Preferred Shares in accordance with the terms of such Preferred Shares, provided, however, that the foregoing shall not prevent the purchase or acquisition of Outstanding RVMTP Shares pursuant to an otherwise lawful purchase or exchange offer made on the same terms to Holders of all

37

Outstanding RVMTP Shares and any other series of Preferred Shares for which all accumulated and unpaid dividends and other distributions have not been paid.

(vi)  To the extent that any redemption for which a Notice of Redemption has been provided is not made by reason of the absence of legally available funds therefor in accordance with the Declaration, this Statement, and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. In the case of any redemption pursuant to Section 2.6(c), no Redemption Default shall be deemed to have occurred if the Fund shall fail to deposit in trust with the Calculation and Paying Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that a Notice of Redemption has been provided with respect to any RVMTP Shares, dividends may be declared and paid on such RVMTP Shares in accordance with their terms if Deposit Securities for the payment of the Redemption Price of such RVMTP Shares shall not have been deposited in trust with the Calculation and Paying Agent for that purpose.

(f)

Calculation and Paying Agent as Trustee of Redemption Payments by Fund. All Deposit Securities transferred to the Calculation and Paying Agent for payment of the Redemption Price of RVMTP Shares called for redemption shall be held in trust by the Calculation and Paying Agent for the benefit of Holders of RVMTP Shares so to be redeemed until paid to such Holders in accordance with the terms hereof or returned to the Fund in accordance with the provisions of Section 2.6(e)(iii) above.

(g)

Compliance With Applicable Law. In effecting any redemption pursuant to this Section 2.6, the Fund shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the 1940 Act and any applicable law, but shall effect no redemption except in accordance with the 1940 Act and any applicable law.

(h)

Modification of Redemption Procedures. Notwithstanding the foregoing provisions of this Section 2.6, the Fund may, in its sole discretion and without a shareholder vote, modify the procedures set forth above with respect to notification of redemption for the RVMTP Shares, provided that such modification does not materially and adversely affect the Holders of the RVMTP Shares or cause the Fund to violate any applicable law, rule or regulation; and provided further that no such modification shall in any way alter the rights or obligations of the Calculation and Paying Agent without its prior consent.

2.7   Voting Rights.

(a)	One Vote Per RVMTP Share. Except as otherwise provided in the Declaration, this Statement, or as otherwise required by law, (i) each Holder

38

of RVMTP Shares shall be entitled to one vote for each RVMTP Share held by such Holder on each matter submitted to a vote of all shareholders of the Fund, and (ii) the holders of outstanding Preferred Shares, including Outstanding RVMTP Shares, and Common Shares shall vote together as a single class; provided, however, that the holders of outstanding Preferred Shares, including Outstanding RVMTP Shares, shall be entitled, as a class, to the exclusion of the Holders of all other securities and Common Shares of the Fund, to elect two trustees of the Fund, it being understood that each Preferred Share, including the RVMTP Shares, entitles the Holder thereof to one vote for each Preferred Share in respect to the election of each such trustee. Subject to Section 2.7(b), the Holders of outstanding Common Shares and Preferred Shares, including the RVMTP Shares, voting together as a single class, shall elect the balance of the trustees.

(b)	Voting For Additional Trustees.

(i)  Voting Period. During any period in which any one or more of the conditions described in clauses (A) or (B) of this Section 2.7(b)(i) shall exist (such period being referred to herein as a “Voting Period”), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the Holders of Preferred Shares, including RVMTP Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the Holders of Preferred Shares, including RVMTP Shares, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the Holders of all other securities and classes of shares of beneficial interest of the Fund), to elect such smallest number of additional trustees, together with the two trustees that such Holders are in any event entitled to elect. A Voting Period shall commence:

(A)  if, at the close of business on any dividend payment date for any outstanding Preferred Shares, including any Outstanding RVMTP Shares, accumulated dividends (whether or not earned or declared) on such outstanding Preferred Shares, including RVMTP Shares, equal to at least two (2) full years’ dividends are due and unpaid with respect to such outstanding Preferred Shares and sufficient cash or specified securities have not been deposited with the Calculation and Paying Agent or other applicable paying agent for the payment of such accumulated dividends; or

(B)  if at any time Holders of Preferred Shares are otherwise entitled under the 1940 Act to elect a majority of the Board of Trustees.

A Voting Period shall terminate upon all of such conditions ceasing to exist. Upon the termination of a Voting Period, the voting rights described in this Section 2.7(b)(i) shall cease, subject always, however, to the revesting of such voting rights in the Holders of Preferred Shares upon the further occurrence of any of the events described in this Section 2.7(b)(i).

39

(ii)  Notice of Special Meeting. As soon as practicable after the accrual of any right of the Holders of Preferred Shares to elect additional trustees as described in Section 2.7(b)(i), the Fund shall call a special meeting of such Holders and notify the Calculation and Paying Agent and/or such other Person as is specified in the terms of such Preferred Shares to receive notice (i) by mailing or delivery by Electronic Means or (ii) in such other manner and by such other means as are specified in the terms of such Preferred Shares, a notice of such special meeting to such Holders, such meeting to be held not less than ten (10) nor more than thirty (30) calendar days after the date of the delivery by Electronic Means or mailing of such notice or the delivery of such notice by such other means as are described in clause (ii) above. If the Fund fails to call such a special meeting, it may be called at the expense of the Fund by any such Holder on like notice. The record date for determining the Holders of Preferred Shares entitled to notice of and to vote at such special meeting shall be the close of business on the fifth (5th) Business Day preceding the calendar day on which such notice is mailed or otherwise delivered. At any such special meeting and at each meeting of Holders of Preferred Shares held during a Voting Period at which trustees are to be elected, such Holders, voting together as a class (to the exclusion of the Holders of all other securities and classes of shares of beneficial interest of the Fund), shall be entitled to elect the number of trustees prescribed in Section 2.7(b)(i) hereof on a one-vote-per-share basis.

(iii)  Terms of Office of Existing Trustees. The terms of office of the incumbent trustees of the Fund at the time of a special meeting of Holders of Preferred Shares to elect additional trustees in accordance with Section 2.7(b)(i) shall not be affected by the election at such meeting by the Holders of RVMTP Shares and such other Holders of Preferred Shares of the number of trustees that they are entitled to elect, and the trustees so elected by the Holders of RVMTP Shares and such other Holders of Preferred Shares, together with the two (2) trustees elected by the Holders of Preferred Shares in accordance with Section 2.7(a) hereof and the remaining trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Fund.

(iv)  Terms of Office of Certain Trustees to Terminate Upon Termination of Voting Period. Simultaneously with the termination of a Voting Period, the terms of office of the additional trustees elected by the Holders of the Preferred Shares pursuant to Section 2.7(b)(i) shall terminate, the remaining trustees shall constitute the trustees of the Fund and the voting rights of the Holders of Preferred Shares to elect additional trustees pursuant to Section 2.7(b)(i) shall cease, subject to the provisions of the last sentence of Section 2.7(b)(i).

(c)	Holders of RVMTP Shares to Vote on Certain Matters.

(i)  Certain Amendments Requiring Approval of RVMTP Shares. Except as otherwise permitted by the terms of this Statement, so long as any RVMTP Shares are

40

Outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least a majority of the RVMTP Shares subject to this Statement Outstanding at the time, voting together as a separate class, amend, alter or repeal the provisions of the Declaration, or this Statement, whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power of such RVMTP Shares or the Holders thereof; provided, however, that (i) a change in the capitalization of the Fund in accordance with Section 2.9 hereof shall not be considered to materially and adversely affect the rights and preferences of the RVMTP Shares, and (ii) a division of an RVMTP Share shall be deemed to materially and adversely affect such preferences, rights or powers only if the terms of such division materially and adversely affect the Holders of the RVMTP Shares. For purposes of the foregoing, no matter shall be deemed to materially and adversely affect any preference, right or power of an RVMTP Share of any Series or the Holder thereof unless such matter (i) alters or abolishes any preferential right of such RVMTP Share, or (ii) creates, alters or abolishes any right in respect of redemption of such RVMTP Share (other than solely as a result of a division of an RVMTP Share or as otherwise permitted by Section 2.6(a)(ii) of this Statement). So long as any RVMTP Shares are Outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least 66 2/3% of the RVMTP Shares Outstanding at the time, voting as a separate class, file a voluntary application for relief under U.S. federal bankruptcy law or any similar application under state law for so long as the Fund is solvent and does not foresee becoming insolvent. For the avoidance of doubt, no vote of the holders of Common Shares shall be required to amend, alter or repeal the provisions of this Statement, including any Appendix hereto.

(ii)  1940 Act Matters. Unless a higher percentage is provided for in the Declaration, the affirmative vote of the Holders of at least “a majority of the outstanding Preferred Shares,” including all RVMTP Shares Outstanding at the time, voting as a separate class, shall be required (A) to approve any conversion of the Fund from a closed-end to an open-end investment company, (B) to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares, or (C) to approve any other action requiring a vote of security holders of the Fund under Section 13(a) of the 1940 Act. For purposes of the foregoing, the vote of a “majority of the outstanding Preferred Shares” means the vote at an annual or special meeting duly called of (i) sixty-seven percent (67%) or more of such shares present at a meeting, if the Holders of more than fifty percent (50%) of such shares are present or represented by proxy at such meeting, or (ii) more than fifty percent (50%) of such shares, whichever is less.

(iii)    Certain Amendments Requiring Approval of Specific Series of RVMTP Shares. Except as otherwise permitted by the terms of this Statement, so long as any RVMTP Shares of a Series are Outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least a majority of the RVMTP Shares of such Series, Outstanding at the time, voting as a separate class, amend, alter or repeal the provisions of the Appendix relating to such Series, whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power set forth in such Appendix of the RVMTP Shares of such Series or the Holders thereof; provided, however, that (i) a change in the capitalization of the Fund

41

in accordance with Section 2.9 hereof shall not be considered to materially and adversely affect the rights and preferences of the RVMTP Shares of such Series, and (ii) a division of an RVMTP Share shall be deemed to materially and adversely affect such preferences, rights or powers only if the terms of such division materially and adversely affect the Holders of the RVMTP Shares of such Series; and provided, further, that, except as otherwise permitted by Section 2.6(a)(ii) of this Statement, no amendment, alteration or repeal of the obligation of the Fund to (x) pay the Term Redemption Price on the Term Redemption Date for a Series or the Early Term Redemption Price on the Early Term Redemption Date, or (y) accumulate dividends at the Dividend Rate (as set forth in this Statement and the applicable Appendix hereto) for a Series, shall be effected without, in each case, the prior unanimous vote or consent of the Holders of such Series of RVMTP Shares. For purposes of the foregoing, no matter shall be deemed to materially and adversely affect any preference, right or power of an RVMTP Share of a Series or the Holder thereof unless such matter (i) alters or abolishes any preferential right of such RVMTP Share, or (ii) creates, alters or abolishes any right in respect of redemption of such RVMTP Share. For the avoidance of doubt, no vote of the holders of Common Shares shall be required to amend, alter or repeal the provisions of this Statement, including any Appendix hereto.

(d)

Voting Rights Set Forth Herein Are Sole Voting Rights. Unless otherwise required by law, the Declaration or this Statement, the Holders of RVMTP Shares shall not have any relative rights or preferences or other special rights with respect to voting such RVMTP Shares other than those specifically set forth in this Section 2.7; provided, however, that nothing in this Statement or the Declaration shall be deemed to preclude or limit the right of the Fund (to the extent permitted by applicable law) to contractually agree with any Holder or Designated Owner of RVMTP Shares of any Series that any action or inaction by the Fund shall require the consent or approval of such Holder or Designated Owner.

(e)	No Preemptive Rights or Cumulative Voting. The Holders of RVMTP Shares shall have no preemptive rights or rights to cumulative voting.

(f)

Voting for Trustees Sole Remedy for Fund’s Failure to Declare or Pay Dividends. In the event that the Fund fails to declare or pay any dividends on any Series of RVMTP Shares on the Dividend Payment Date therefor, the exclusive remedy of the Holders of the RVMTP Shares shall be the right to vote for trustees pursuant to the provisions of this Section 2.7. Nothing in this Section 2.7(f) shall be deemed to affect the obligation of the Fund to accumulate and, if permitted by applicable law, the Declaration and this Statement, pay dividends at the Increased Rate in the circumstances contemplated by Section 2.2(g) hereof.

(g)

Holders Entitled to Vote. For purposes of determining any rights of the Holders of RVMTP Shares to vote on any matter, whether such right is created by this Statement, by the Declaration, by statute or otherwise, no Holder of RVMTP Shares shall be entitled to vote any RVMTP Share and

42

no RVMTP Share shall be deemed to be “Outstanding” for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or the time of the actual vote on the matter, as the case may be, the requisite Notice of Redemption with respect to such RVMTP Share shall have been given in accordance with this Statement and Deposit Securities for the payment of the Redemption Price of such RVMTP Share shall have been deposited in trust with the Calculation and Paying Agent for that purpose. No RVMTP Share held by the Fund shall have any voting rights or be deemed to be outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.

2.8   Rating Agencies. The Fund shall use commercially reasonable efforts to cause the Rating Agencies to issue long-term credit ratings with respect to each Series of RVMTP Shares for so long as such Series is Outstanding. The Fund shall use commercially reasonable efforts to comply with any applicable Rating Agency Guidelines. If a Rating Agency shall cease to rate the securities of tax-exempt closed-end management investment companies generally, the Board of Trustees shall terminate the designation of such Rating Agency as a Rating Agency hereunder. The Board of Trustees may elect to terminate the designation of any Rating Agency as a Rating Agency hereunder with respect to a Series of RVMTP Shares so long as either (i) immediately following such termination, there would be at least one Rating Agency with respect to such Series or (ii) it replaces the terminated Rating Agency with another NRSRO and provides notice thereof to the Holders of such Series; provided that such replacement shall not occur unless such replacement Other Rating Agency shall have at the time of such replacement (i) published a rating for the RVMTP Shares of such Series and (ii) entered into an agreement with the Fund to continue to publish such rating subject to the Rating Agency’s customary conditions. The Board of Trustees may also elect to designate one or more other NRSROs as Other Rating Agencies hereunder with respect to a Series of RVMTP Shares by notice to the Holders of the RVMTP Shares. The Rating Agency Guidelines of any Rating Agency may be amended by such Rating Agency without the vote, consent or approval of the Fund, the Board of Trustees or any Holder of Preferred Shares, including any RVMTP Shares, or Common Shares.

2.9   Issuance of Additional Preferred Shares. So long as any RVMTP Shares are Outstanding, the Fund may, without the vote or consent of the Holders thereof, authorize, establish and create and issue and sell shares of one or more series of Preferred Shares ranking on a parity with RVMTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or the winding up of the affairs of the Fund, in addition to then Outstanding Series of RVMTP Shares, including additional Series of RVMTP Shares, and authorize, issue and sell additional shares of any such Series of Preferred Shares then outstanding or so established or created including additional Series of RVMTP Shares, in each case in accordance with applicable law, provided that the Fund shall, immediately after giving effect to the issuance of such Preferred Shares and to its receipt and application of the proceeds thereof, including to the redemption of

43

Preferred Shares with such proceeds, have 1940 Act Asset Coverage (calculated in the same manner as is contemplated by Section 2.4(b)).

2.10   Status of Redeemed or Repurchased RVMTP Shares. RVMTP Shares that at any time have been redeemed, exchanged or purchased by the Fund shall, after such redemption or purchase, have the status of authorized but unissued Preferred Shares.

2.11   Distributions with respect to Taxable Allocations. Whenever a Taxable Allocation is to be made by the Fund with respect to the RVMTP Shares of a Series with respect to any Dividend Period and neither the Increased Rate nor the Maximum Rate is in effect during such Dividend Period, clause (a), clause (b) or clause (c) of this Section 2.11, as applicable, shall govern:

(a)

The Fund may provide notice to the Calculation and Paying Agent prior to the commencement of any Dividend Period for a Series of RVMTP Shares of the amount of the Taxable Allocation that will be made in respect of shares of such Series for such Dividend Period (a “Notice of Taxable Allocation”). Such Notice of Taxable Allocation will state (i) the amount of the dividends payable in respect of each RVMTP Share of the applicable Series for such Dividend Period that will be a Taxable Allocation and (ii) the adjustment to the Dividend Rate for each Rate Period (or portion thereof) included in such Dividend Period that will be required in order for the Fund to pay the Additional Amount Payment in respect of the Taxable Allocation made in respect of such RVMTP Shares for such Dividend Period. In lieu of adjusting the Dividend Rate, the Fund may make, in addition to and in conjunction with the payment of regular dividends for such Dividend Period, a supplemental distribution in respect of each share of such series for such Dividend Period equal to the Additional Amount Payment payable in respect of the Taxable Allocation made in respect of such share for such Dividend Period. The Fund will use commercially reasonable efforts to make Taxable Allocations in respect of RVMTP Shares of each Series as provided in this Section 2.11(a), and shall make Taxable Allocations as described in Section 2.11(b) and/or Section 2.11(c) only if such commercially reasonable efforts do not reasonably permit the Fund to make a Taxable Allocation as contemplated by this Section 2.11(a).

(b)

If the Fund does not provide a Notice of Taxable Allocation as provided in Section 2.11(a) with respect to a Taxable Allocation that is made in respect of RVMTP Shares of a Series, the Fund may make one or more supplemental distributions on shares of such Series equal to the Additional Amount Payment to be paid to a Holder in respect of such Taxable Allocation. Any such supplemental distribution in respect of RVMTP Shares of a Series may be declared and paid on any date, without reference to any regular Dividend Payment Date, to the Holders of shares of such Series as their names appear on the registration books of the Fund on such

44

date, not exceeding fifteen (15) calendar days preceding the payment date of such supplemental distribution, as may be fixed by the Board of Trustees.

(c)

If in connection with a redemption of RVMTP Shares, the Fund makes a Taxable Allocation without having either given advance notice thereof pursuant to Section 2.11(a) or made one or more supplemental distributions pursuant to Section 2.11(b), the Fund shall direct the Calculation and Paying Agent to send an Additional Amount Payment in respect of such Taxable Allocation to each Holder of such shares at such Person’s address as the same appears or last appeared on the record books of the Fund.

(d)

The Fund shall not be required to pay Additional Amount Payments with respect to RVMTP Shares of any Series (i) with respect to any net capital gain or other taxable income determined by the Internal Revenue Service to be allocable in a manner different from the manner used by the Fund, or (ii) with respect to Taxable Allocations made after the latest of (A) nine months after the end of the fiscal year of the Fund to which such Taxable Allocation relates, (B) the date on which the audited financials are issued with respect to the fiscal year of the Fund to which such Taxable Allocation relates, or (C) the date on which final tax statements are filed with respect to the fiscal year of the Fund to which such Taxable Allocation relates.

2.12  Term Redemption Liquidity Account and Liquidity Requirement for Term Redemption or Early Term Redemption.

(a)

On or prior to the then current Liquidity Account Initial Date with respect to any Series of RVMTP Shares, the Fund shall segregate, by means of appropriate identification on its books and records or otherwise in accordance with the Fund’s normal procedures, from the other assets of the Fund (the “Term Redemption Liquidity Account”) Liquidity Account Investments with a Market Value equal to at least one hundred ten percent (110%) of the Term Redemption Amount with respect to such Series. The “Term Redemption Amount” for any Series of RVMTP Shares shall be equal to the Redemption Price to be paid on the Term Redemption Date (or, if applicable, the Early Term Redemption Price to be paid on the Early Term Redemption Date) for such Series, based on the number of shares of such Series then Outstanding, assuming for this purpose that the Dividend Rate for such Series in effect at the time of the creation of the Term Redemption Liquidity Account for such Series will be the Dividend Rate in effect for such Series until the Term Redemption Date (or, if applicable, the Early Term Redemption Date) for such Series. Notwithstanding the foregoing, if all RVMTP Shares in such Series have been affirmatively retained pursuant to Section 2.5(a)(iv) and/or remarketed pursuant to Section 2.5(b) before the Early Term Redemption Date, the requirement of the Fund to maintain the Term Redemption Amount as contemplated by this Section 2.12(a) shall lapse and be of no further force and effect with respect to such Early Term Redemption Date. If, on any date after the then current Liquidity Account Initial Date, the aggregate Market Value of the Liquidity Account

45

Investments included in the Term Redemption Liquidity Account for a Series of RVMTP Shares as of the close of business on any Business Day is less than one hundred ten percent (110%) of the Term Redemption Amount with respect to such Series, then the Fund shall take all such necessary actions, including segregating additional assets of the Fund as Liquidity Account Investments, so that the aggregate Market Value of the Liquidity Account Investments included in the Term Redemption Liquidity Account for such Series is at least equal to one hundred ten percent (110%) of the Term Redemption Amount with respect to such Series not later than the close of business on the next succeeding Business Day. With respect to assets of the Fund segregated as Liquidity Account Investments with respect to a Series of RVMTP Shares, the Adviser, on behalf of the Fund, shall be entitled on any date to release any Liquidity Account Investments from such segregation and to substitute therefor other Liquidity Account Investments, so long as (i) the assets of the Fund segregated as Liquidity Account Investments at the close of business on such date have a Market Value equal to at least one hundred ten percent (110%) of the Term Redemption Amount with respect to such Series and (ii) the assets of the Fund designated and segregated as Deposit Securities at the close of business on such date have a Market Value equal to at least the Liquidity Requirement (if any) determined in accordance with Section 2.12(b) below with respect to such Series for such date. The Fund shall not permit any lien, security interest or encumbrance to be created or permitted to exist on or in respect of any Liquidity Account Investments included in the Term Redemption Liquidity Account for any Series of RVMTP Shares, other than liens, security interests or encumbrances arising by operation of law and any lien of the Custodian with respect to the payment of its fees or repayment for its advances.

(b)

The Market Value of the Deposit Securities held in the Term Redemption Liquidity Account for a Series of RVMTP Shares, from and after the 15th day of the calendar month (or if such day is not a Business Day, the next succeeding Business Day) that is the number of months preceding the calendar month in which the Term Redemption Date (or, if applicable, the Early Term Redemption Date) for such Series occurs, in each such case as specified in the table set forth below, shall not be less than the percentage of the Term Redemption Amount for such Series set forth below opposite such number of months (the “Liquidity Requirement”), but in all cases subject to the provisions of Section 2.12(c) below:

46

Number of Months Preceding Month of Term Redemption Date (or Early Term Redemption, as applicable):	Market Value of Deposit Securities as Percentage of Term Redemption Amount
5	20%
4	40%
3	60%
2	80%
1	100%

(c)

If the aggregate Market Value of the Deposit Securities included in the Term Redemption Liquidity Account for a Series of RVMTP Shares as of the close of business on any Business Day is less than the Liquidity Requirement in respect of such Series for such Business Day, then the Fund shall cause the segregation of additional or substitute Deposit Securities in respect of the Term Redemption Liquidity Account for such Series, so that the aggregate Market Value of the Deposit Securities included in the Term Redemption Liquidity Account for such Series is at least equal to the Liquidity Requirement for such Series not later than the close of business on the next succeeding Business Day.

(d)

The Deposit Securities included in the Term Redemption Liquidity Account for a Series of RVMTP Shares may be applied by the Fund, in its discretion, towards payment of the Term Redemption Price (or the Early Term Redemption Price, as applicable) for such Series as contemplated by Section 2.6(e). Upon the deposit by the Fund with the Calculation and Paying Agent of Deposit Securities having an initial combined Market Value sufficient to effect the redemption of the RVMTP Shares of a Series on the Term Redemption Date for such Series in accordance with Section 2.6(e)(ii), the requirement of the Fund to maintain the Term Redemption Liquidity Account as contemplated by this Section 2.12 shall lapse and be of no further force and effect. Upon any extension of the Term Redemption Date (or Early Term Redemption Date, as applicable) for a Series of RVMTP Shares pursuant to Section 2.6(a), the then-current Liquidity Account Initial Date for such Series shall be extended as provided in the Appendix relating to such Series, and the requirement of the Fund to maintain the Term Redemption Liquidity Account with respect to such Series in connection with such Liquidity Account Initial Date shall lapse and shall thereafter apply in respect of the Liquidity Account Initial Date for such Series as so extended.

2.13   Global Certificate. All RVMTP Shares of any Series Outstanding from time to time shall be represented by one or more global certificates for such Series registered in the name of the Securities Depository or its nominee and no registration of transfer of shares of such Series of RVMTP Shares shall be made on the books of the Fund to any Person other than the

47

Securities Depository or its nominee or transferee. The foregoing restriction on registration of transfer shall be conspicuously noted on the face or back of the global certificates. Such global certificates will be deposited with, or on behalf of, The Depository Trust Company and registered in the name of Cede & Co., its nominee. Beneficial interests in the global certificates will be held only through The Depository Trust Company and any of its participants.

2.14   Notice. All notices or communications hereunder, unless otherwise specified in this Statement, shall be sufficiently given if in writing and delivered in person, by telecopier, by Electronic Means or by overnight delivery. Notices delivered pursuant to this Section 2.14 shall be deemed given on the date received.

2.15   Termination. In the event that no RVMTP Shares of a Series are Outstanding subject to this Statement, all rights and preferences of the RVMTP Shares of such Series established and designated hereunder shall cease and terminate, and all obligations of the Fund under this Statement with respect to such Series shall terminate.

2.16   Appendices. The designation of each Series of RVMTP Shares subject to this Statement shall be set forth in an Appendix to this Statement. The Board of Trustees may, by resolution duly adopted, without shareholder approval (except as otherwise provided by this Statement or required by applicable law) (1) amend the Appendix to this Statement relating to a Series so as to reflect any amendments to the terms applicable to such Series including an increase in the number of authorized shares of such Series and (2) add additional Series of RVMTP Shares by including a new Appendix to this Statement relating to such Series.

2.17   Actions on Other than Business Days. Unless otherwise provided herein, if the date for making any payment, performing any act or exercising any right, in each case as provided for in this Statement, is not a Business Day, such payment shall be made, act performed or right exercised on the next succeeding Business Day, with the same force and effect as if made or done on the nominal date provided therefor, and, with respect to any payment so made, no dividends, interest or other amount shall accrue for the period between such nominal date and the date of payment.

2.18   Modification. To the extent permitted by Section 2.7(c) and any applicable Purchase Agreement, the Board of Trustees, without the vote of the Holders of RVMTP Shares or any other outstanding shares issued by the Fund, may interpret, supplement or amend the provisions of this Statement or any Appendix hereto to supply any omission, resolve any inconsistency or ambiguity or to cure, correct or supplement any defective or inconsistent provision, including any provision that becomes defective after the date hereof because of impossibility of performance or any provision that is inconsistent with any provision of any other Preferred Shares of the Fund and, in addition to the amendments permitted by Sections 2.6(h) and 2.7(c) hereof, may amend this Statement with respect to any Series of RVMTP Shares prior to the issuance of RVMTP Shares of such Series.

2.19   Transfers.

(a)

A Designated Owner or Holder of any RVMTP Shares of any Series may sell, transfer or otherwise dispose of RVMTP Shares only in whole shares and only to Persons that are (1)(i) “qualified institutional buyers” (as defined

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in Rule 144A under the Securities Act or any successor provision) in accordance with Rule 144A under the Securities Act or any successor provision that are registered closed-end management investment companies, the shares of which are traded on a national securities exchange (“Closed-End Funds”), banks or entities that are 100% direct or indirect subsidiaries of banks’ publicly traded parent holding companies (collectively, “Banks”), insurance companies or registered open-end management investment companies, (ii) tender option bond trusts (or similar vehicles) in which all investors are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act or any successor provision) that are Closed-End Funds, Banks, insurance companies, or registered open-end management investment companies, in each case with respect to clauses (i) and (ii), in accordance with Rule 144A under the Securities Act or pursuant to another available exemption from registration under the Securities Act, in a manner not involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, or (iii) other investors with the prior written consent of the Fund and (2) unless the prior written consent of the Fund is obtained, not PIMCO Persons, if such PIMCO Persons would, after such sale and transfer, own more than 20% of the Outstanding RVMTP Shares. Any transfer in violation of the foregoing restrictions shall be void ab initio. The restrictions on transfer contained in this Section 2.19(a) shall not apply to any RVMTP Shares that are being registered and sold pursuant to an effective registration statement under the Securities Act or to any subsequent transfer of such RVMTP Shares.

(b)

If at any time the Fund is not furnishing information pursuant to Section 13 or 15(d) of the Exchange Act, in order to preserve the exemption for resales and transfers under Rule 144A, the Fund shall furnish, or cause to be furnished, to holders of RVMTP Shares and prospective purchasers of RVMTP Shares, upon request, information with respect to the Fund satisfying the requirements of subsection (d)(4) of Rule 144A.

2.20   No Additional Rights. Unless otherwise required by law or the Declaration, the Holders of RVMTP Shares shall not have any relative rights or preferences or other special rights with respect to such RVMTP Shares other than those specifically set forth in this Statement; provided, however, that nothing in this Statement shall be deemed to preclude or limit the right of the Fund (to the extent permitted by applicable law) to contractually agree with any Holder or Designated Owner of RVMTP Shares of any Series with regard to any special rights of such Holder or Designated Owner with respect to its investment in the Fund.

[Signature Page Begins on the Following Page]

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IN WITNESS WHEREOF, PIMCO Flexible Municipal Income Fund has caused this Statement to be signed on February 24, 2026 in its name and on its behalf by a duly authorized officer. The Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and the said officer of the Fund has executed this Statement as an officer and not individually, and the obligations and rights of the Fund set forth in this Statement are not binding upon any such officer, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

PIMCO FLEXIBLE MUNICIPAL INCOME FUND

By:	/s/ Joshua D. Ratner
Name:	Joshua D. Ratner
Title:	President

APPENDIX A

PIMCO FLEXIBLE MUNICIPAL INCOME FUND

REMARKETABLE VARIABLE RATE MUNIFUND TERM PREFERRED SHARES, SERIES 2049-A

Preliminary Statement and Incorporation By Reference

This Amended and Restated Appendix (this “Appendix A”) dated February 24, 2026 amends and restates that certain Amended and Restated Appendix A dated November 8, 2024, relating to the Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2049-A Shares of PIMCO Flexible Municipal Income Fund. Except as set forth below, this Appendix A incorporates by reference the terms set forth with respect to all Series of such Remarketable Variable Rate Municipal Term Preferred Shares in that “Amended and Restated Statement Establishing and Fixing the Rights and Preferences of Remarketable Variable Rate MuniFund Term Preferred Shares” originally effective November 18, 2019, as amended and restated December 6, 2021, April 8, 2022, May 9, 2022, April 16, 2025 and February 24, 2026 (the “RVMTP Statement”). This Appendix A has been authorized by resolution of the Board of Trustees of PIMCO Flexible Municipal Income Fund and is effective as of February 24, 2026. Capitalized terms used herein but not defined herein have the respective meanings therefor set forth in the RVMTP Statement.

Section 1.	Designation as to Series.

Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2049-A: A series of 500 Preferred Shares classified as Remarketable Variable Rate MuniFund Term Preferred Shares is hereby designated as the “Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2049-A,” CUSIP number 72203E509 (the “Series 2049-A RVMTP Shares”). Each share of such Series shall have such preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration, the Bylaws and the RVMTP Statement (except as the RVMTP Statement may be expressly modified by this Appendix A), as are set forth in this Appendix A. The Series 2049-A RVMTP Shares shall constitute a separate series of Preferred Shares and of the Remarketable Variable Rate MuniFund Term Preferred Shares and each Series 2049-A RVMTP Share shall be identical. The following terms and conditions shall apply solely to the Series 2049-A RVMTP Shares:

Section 2.	Number of Outstanding Shares of Series.

The number of outstanding shares is 500.

A-1

Section 3.	Date of Original Issue with respect to Series.

The Date of Original Issue is November 18, 2019.

Section 4.	Liquidation Preference Applicable to Series.

The Liquidation Preference is $100,000.00 per share.

Section 5.	Term Redemption Date and Early Term Redemption Date Applicable to Series.

The “Term Redemption Date” is November 18, 2049, subject to extension pursuant to Section 2.6(a)(ii) of the RVMTP Statement.

The “Early Term Redemption Date” for Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2049-A is May 9, 2030 and means (i) every 5th anniversary of May 9, 2030 (for the avoidance of doubt, such date to occur once every 5 years) and (ii) each Mandatory Tender Date as described in Section 2.5(a)(iii)(C); provided that an Early Term Redemption Date shall be deemed not to have occurred with respect to any RVMTP Shares for which an election to retain is made pursuant to Section 2.5(a)(iv) of the RVMTP Statement relating to such Mandatory Tender Event.

Section 6.	Dividend Payment Dates Applicable to Series.

The Dividend Payment Dates are the first Business Day of the month next following each Dividend Period, subject to the definition of “Dividend Period” set forth in Section 9 below, as applicable.

Section 7.	Liquidity Account Initial Date Applicable to Series.

The “Liquidity Account Initial Date” is (i) with respect to the Term Redemption Date, the date that is six months prior to the Term Redemption Date or, if applicable, the date that is six months prior to the then current Term Redemption Date as extended pursuant to Section 2.6(a)(ii) of the RVMTP Statement or, if such date is not a Business Day, the next succeeding Business Day and (ii) with respect to the Early Term Redemption Date, the date that is six months prior to the Early Term Redemption Date or, if such date is not a Business Day, the next succeeding Business Day.

Section 8.	Exceptions to Certain Definitions Applicable to the Series.

The following definitions contained under the heading “Definitions” in the RVMTP Statement are hereby amended as follows:

“Applicable Spread” means, with respect to any Rate Period for the Series 2049-A RVMTP Shares, the percentage per annum set forth opposite the applicable credit rating most

A-2

recently assigned to such Series by the Rating Agency in the table below on the Rate Determination Date for such Rate Period:**

Long-Term Ratings*
Fitch	Applicable Spread
AAA to AA-	1.13%
A+	1.48%
A to A-	1.63%
BBB+ to BBB-	2.13%

*And/or the equivalent ratings of any other Rating Agency then rating the RVMTP Shares utilizing the highest of the ratings of the Rating Agencies then rating the RVMTP Shares.

**Unless an Increased Rate Period is in effect and is continuing, in which case the Applicable Spread shall be 6.28%.

“Increased Rate” means, with respect to any Increased Rate Period for a Series of RVMTP Shares, the Index Rate for such Increased Rate Period plus an Applicable Spread of 6.28%.

Section 9.	Additional Definitions Applicable to the Series.

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Dividend Period” means, with respect to the Series 2049-A RVMTP Shares, in the case of the first Dividend Period, the period beginning on February 24, 2026 for such Series and ending on and including February 28, 2026 and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the month following the month in which the previous Dividend Period ended and ending on and including the last calendar day of such month; provided, however, in connection with any voluntary exchange by the Holders thereof of Series 2049-A RVMTP Shares for any new series of Remarketable Variable Rate MuniFund Term Preferred Shares or any other securities of the Fund, the Board of Trustees may declare that a Dividend Period shall begin on and include the first calendar day of the month in which such exchange will occur and shall end on but not include the date of such exchange, and in such case, the Dividend Payment Date for such dividend shall be the date of such exchange and provided further that, in connection with any reorganization or merger involving the Fund, the Board of Trustees may establish a Dividend Period of less than a month, in which case the Dividend Payment Date for such dividend shall be the first Business Day following the end of such Dividend Period.

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“Optional Redemption Premium” means, with respect to each Series 2049-A RVMTP Share to be redeemed, zero.

Section 10.	Amendments to Terms of RVMTP Shares Applicable to the Series.

The following provisions contained under the heading “Terms of the RVMTP Shares” in the RVMTP Statement are hereby amended as follows:

Not applicable.

Section 11.	Miscellaneous.

For the avoidance of doubt (i) any documents to be executed or countersigned by or on behalf of the Calculation and Paying Agent pursuant to or in connection with the Calculation and Paying Agent Agreement, including but not only with respect to the Series 2049-A RVMTP Shares, may be executed manually, or by facsimile, portable document format (PDF) or other electronic means; and (ii) any global certificates for the Series 2049-A RVMTP Shares referenced in Section 2.13 of the RVMTP Statement are deemed validly issued whether issued in electronic or physical format.

For the avoidance of doubt, dividend amounts accumulated but unpaid on the Series 2049-A RVMTP Shares prior to the date of this Appendix, shall be paid on the next following Dividend Payment Date, together with all accumulated but unpaid dividends related to the period following the date of this Appendix.

[Signature page follows.]

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IN WITNESS WHEREOF, PIMCO Flexible Municipal Income Fund has caused this Appendix A to be signed on February 24, 2026 in its name and on its behalf by a duly authorized officer, to take effect as of February 24, 2026. The Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and the said officer of the Fund has executed this Appendix A as an officer and not individually, and the obligations and rights of the Fund set forth in this Appendix A are not binding upon any such officer, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

PIMCO FLEXIBLE MUNICIPAL INCOME FUND

By:	/s/ Joshua D. Ratner
Name:	Joshua D. Ratner
Title:	President

•  APPENDIX B

[RESERVED]

APPENDIX C

PIMCO FLEXIBLE MUNICIPAL INCOME FUND

REMARKETABLE VARIABLE RATE MUNIFUND TERM PREFERRED SHARES, SERIES 2051-A

Preliminary Statement and Incorporation By Reference

This Amended and Restated Appendix (this “Appendix C”) dated February 24, 2026 amends and restates that certain Amended and Restated Appendix C dated June 5, 2024, relating to the Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2051-A Shares of PIMCO Flexible Municipal Income Fund. Except as set forth below, this Appendix C incorporates by reference the terms set forth with respect to all Series of such Remarketable Variable Rate Municipal Term Preferred Shares in that “Amended and Restated Statement Establishing and Fixing the Rights and Preferences of Remarketable Variable Rate MuniFund Term Preferred Shares” originally effective November 18, 2019 as amended and restated December 6, 2021, April 8, 2022, May 9, 2022, June 5, 2024, April 16, 2025 and February 24, 2026 (the “RVMTP Statement”). This Appendix C has been authorized by resolution of the Board of Trustees of PIMCO Flexible Municipal Income Fund and is effective as of February 24, 2026. Capitalized terms used herein but not defined herein have the respective meanings therefor set forth in the RVMTP Statement.

Section 1.	Designation as to Series.

Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2051-A: A series of 500 Preferred Shares classified as Remarketable Variable Rate MuniFund Term Preferred Shares is hereby designated as the “Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2051-A,” CUSIP number 72203E400 (the “Series 2051-A RVMTP Shares”). Each share of such Series shall have such preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration, the Bylaws and the RVMTP Statement (except as the RVMTP Statement may be expressly modified by this Appendix C), as are set forth in this Appendix C. The Series 2051-A RVMTP Shares shall constitute a separate series of Preferred Shares and of the Remarketable Variable Rate MuniFund Term Preferred Shares and each Series 2051-A RVMTP Share shall be identical. The following terms and conditions shall apply solely to the Series 2051-A RVMTP Shares:

Section 2.	Number of Outstanding Shares of Series.

The number of outstanding shares is 500.

Section 3.	Date of Original Issue with respect to Series.

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The Date of Original Issue is December 6, 2021.

Section 4.	Liquidation Preference Applicable to Series.

The Liquidation Preference is $100,000.00 per share.

Section 5.	Term Redemption Date and Early Term Redemption Date Applicable to Series.

The “Term Redemption Date” is December 6, 2051, subject to extension pursuant to Section 2.6(a)(ii) of the RVMTP Statement.

The “Early Term Redemption Date” for Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2051-A is October 17, 2029 and means (i) every 5th anniversary of October 17, 2029 (for the avoidance of doubt, such date to occur once every 5 years) and (ii) each Mandatory Tender Date as described in Section 2.5(a)(iii)(C); provided that an Early Term Redemption Date shall be deemed not to have occurred with respect to any RVMTP Shares for which an election to retain is made pursuant to Section 2.5(a)(iv) of the RVMTP Statement relating to such Mandatory Tender Event.

Section 6.	Dividend Payment Dates Applicable to Series.

The Dividend Payment Dates are the first Business Day of the month next following each Dividend Period, subject to the definition of “Dividend Period” set forth in Section 9 below, as applicable.

Section 7.	Liquidity Account Initial Date Applicable to Series.

The “Liquidity Account Initial Date” is (i) with respect to the Term Redemption Date, the date that is six months prior to the Term Redemption Date or, if applicable, the date that is six months prior to the then current Term Redemption Date as extended pursuant to Section 2.6(a)(ii) of the RVMTP Statement or, if such date is not a Business Day, the next succeeding Business Day and (ii) with respect to the Early Term Redemption Date, the date that is six months prior to the Early Term Redemption Date or, if such date is not a Business Day, the next succeeding Business Day.

Section 8.	Exceptions to Certain Definitions Applicable to the Series.

The following definitions contained under the heading “Definitions” in the RVMTP Statement are hereby amended as follows:

“Applicable Spread” means, with respect to any Rate Period for the Series 2051-A RVMTP Shares, the percentage per annum set forth opposite the applicable credit rating most recently assigned to such Series by the Rating Agency in the table below on the Rate Determination Date for such Rate Period:**

C-2

Long-Term Ratings*
Fitch	Applicable Spread
AAA to AA-	1.13%
A+	1.48%
A to A-	1.63%
BBB+ to BBB-	2.13%

*And/or the equivalent ratings of any other Rating Agency then rating the RVMTP Shares utilizing the highest of the ratings of the Rating Agencies then rating the RVMTP Shares.

**Unless an Increased Rate Period is in effect and is continuing, in which case the Applicable Spread shall be 6.28%.

“Increased Rate” means, with respect to any Increased Rate Period for a Series of RVMTP Shares, the Index Rate for such Increased Rate Period plus an Applicable Spread of 6.28%.

Section 9.	Additional Definitions Applicable to the Series.

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Dividend Period” means, with respect to the Series 2051-A RVMTP Shares, in the case of the first Dividend Period, the period beginning on February 24, 2026 for such Series and ending on and including February 28, 2026 and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the month following the month in which the previous Dividend Period ended and ending on and including the last calendar day of such month; provided, however, in connection with any voluntary exchange by the Holders thereof of Series 2051-A RVMTP Shares for any new series of Remarketable Variable Rate MuniFund Term Preferred Shares or any other securities of the Fund, the Board of Trustees may declare that a Dividend Period shall begin on and include the first calendar day of the month in which such exchange will occur and shall end on but not include the date of such exchange, and in such case, the Dividend Payment Date for such dividend shall be the date of such exchange and provided further that, in connection with any reorganization or merger involving the Fund, the Board of Trustees may establish a Dividend Period of less than a month, in which case the Dividend Payment Date for such dividend shall be the first Business Day following the end of such Dividend Period.

“Optional Redemption Premium” means with respect to each Series 2051-A RVMTP Share to be redeemed an amount equal to:

C-3

(A)  if the Optional Redemption Date for such Series 2051-A RVMTP Share occurs prior to September 1, 2026, the product of (i) 1.13% and (ii) the Liquidation Preference of such RVMTP Share and (iii) a fraction, the numerator of which is the number of calendar days from and including the date of redemption to and including September 1, 2026 and the denominator of which is the actual number of calendar days from and including February 24, 2026 to and including September 1, 2026; or

(B)  if the Optional Redemption Date for such Series 2051-A RVMTP Share occurs either on or after September 1, 2026, zero.

Section 10. Amendments to Terms of RVMTP Shares Applicable to the Series.

The following provisions contained under the heading “Terms of the RVMTP Shares” in the RVMTP Statement are hereby amended as follows:

Not applicable.

Section 11. Miscellaneous. For the avoidance of doubt (i) any documents to be executed or countersigned by or on behalf of the Calculation and Paying Agent pursuant to or in connection with the Calculation and Paying Agent Agreement, including but not only with respect to the Series 2051-A RVMTP Shares, may be executed manually, or by facsimile, portable document format (PDF) or other electronic means; and (ii) any global certificates for the Series 2051-A RVMTP Shares referenced in Section 2.13 of the RVMTP Statement are deemed validly issued whether issued in electronic or physical format.

For the avoidance of doubt, dividend amounts accumulated but unpaid on the Series 2051-A RVMTP Shares prior to the date of this Appendix, shall be paid on the next following Dividend Payment Date, together with all accumulated but unpaid dividends related to the period following the date of this Appendix.

[Signature page follows.]

C-4

IN WITNESS WHEREOF, PIMCO Flexible Municipal Income Fund has caused this Appendix C to be signed on February 24, 2026 in its name and on its behalf by a duly authorized officer. The Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and the said officer of the Fund has executed this Appendix C as an officer and not individually, and the obligations and rights of the Fund set forth in this Appendix C are not binding upon any such officer, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

PIMCO FLEXIBLE MUNICIPAL INCOME FUND

By:	/s/ Joshua D. Ratner
Name: Joshua D. Ratner
Title: President

APPENDIX D

PIMCO FLEXIBLE MUNICIPAL INCOME FUND

REMARKETABLE VARIABLE RATE MUNIFUND TERM PREFERRED SHARES, SERIES 2052-B

Preliminary Statement and Incorporation By Reference

This Amended and Restated Appendix (this “Appendix D”) dated February 24, 2026 amends and restates that certain Amended and Restated Appendix D dated October 7, 2024 relating to the Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2052-B Shares of PIMCO Flexible Municipal Income Fund. Except as set forth below, this Appendix D incorporates by reference the terms set forth with respect to all Series of such Remarketable Variable Rate Municipal Term Preferred Shares in that “Amended and Restated Statement Establishing and Fixing the Rights and Preferences of Remarketable Variable Rate MuniFund Term Preferred Shares” originally effective November 18, 2019, as amended and restated December 6, 2021, April 8, 2022, May 9, 2022, April 16, 2025 and February 24, 2026 (the “RVMTP Statement”). This Appendix D has been authorized by resolution of the Board of Trustees of PIMCO Flexible Municipal Income Fund and is effective as of February 24, 2026. Capitalized terms used herein but not defined herein have the respective meanings therefor set forth in the RVMTP Statement.

Section 1.  Designation as to Series.

Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2052-B: A series of 1,000 Preferred Shares classified as Remarketable Variable Rate MuniFund Term Preferred Shares is hereby designated as the “Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2052-B,” CUSIP number 72203E871 (the “Series 2052-B RVMTP Shares”). Each share of such Series shall have such preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration, the Bylaws and the RVMTP Statement (except as the RVMTP Statement may be expressly modified by this Appendix D), as are set forth in this Appendix D. The Series 2052-B RVMTP Shares shall constitute a separate series of Preferred Shares and of the Remarketable Variable Rate MuniFund Term Preferred Shares and each Series 2052-B RVMTP Share shall be identical. The following terms and conditions shall apply solely to the Series 2052-B RVMTP Shares:

Section 2.  Number of Outstanding Shares of Series.

The number of outstanding shares is 1,000.

Section 3.  Date of Original Issue with respect to Series.

The Date of Original Issue is April 8, 2022.

D-1

Section 4.  Liquidation Preference Applicable to Series.

The Liquidation Preference is $100,000.00 per share.

Section 5.  Term Redemption Date and Early Term Redemption Date Applicable to Series.

The “Term Redemption Date” is April 8, 2052, subject to extension pursuant to Section 2.6(a)(ii) of the RVMTP Statement.

The “Early Term Redemption Date” for Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2052-B is October 17, 2029 and means (i) every 5th anniversary of October 17, 2029 (for the avoidance of doubt, such date to occur once every 5 years) and (ii) each Mandatory Tender Date as described in Section 2.5(a)(iii)(C); provided that an Early Term Redemption Date shall be deemed not to have occurred with respect to any RVMTP Shares for which an election to retain is made pursuant to Section 2.5(a)(iv) of the RVMTP Statement relating to such Mandatory Tender Event.

Section 6.  Dividend Payment Dates Applicable to Series.

The Dividend Payment Dates are the first Business Day of the month next following each Dividend Period, subject to the definition of “Dividend Period” set forth in Section 9 below, as applicable.

Section 7.  Liquidity Account Initial Date Applicable to Series.

The “Liquidity Account Initial Date” is (i) with respect to the Term Redemption Date, the date that is six months prior to the Term Redemption Date or, if applicable, the date that is six months prior to the then current Term Redemption Date as extended pursuant to Section 2.6(a)(ii) of the RVMTP Statement or, if such date is not a Business Day, the next succeeding Business Day and (ii) with respect to the Early Term Redemption Date, the date that is six months prior to the Early Term Redemption Date or, if such date is not a Business Day, the next succeeding Business Day.

Section 8.  Exceptions to Certain Definitions Applicable to the Series.

The following definitions contained under the heading “Definitions” in the RVMTP Statement are hereby amended as follows:

“Applicable Spread” means, with respect to any Rate Period for the Series 2052-B RVMTP Shares, the percentage per annum set forth opposite the applicable credit rating most recently assigned to such Series by the Rating Agency in the table below on the Rate Determination Date for such Rate Period:**

D-2

Long-Term Ratings*
Fitch	Applicable Spread
AAA to AA-	1.13%
A+	1.48%
A to A-	1.63%
BBB+ to BBB-	2.13%

*And/or the equivalent ratings of any other Rating Agency then rating the RVMTP Shares utilizing the highest of the ratings of the Rating Agencies then rating the RVMTP Shares.

**Unless an Increased Rate Period is in effect and is continuing, in which case the Applicable Spread shall be 6.28%.

“Increased Rate” means, with respect to any Increased Rate Period for a Series of RVMTP Shares, the Index Rate for such Increased Rate Period plus an Applicable Spread of 6.28%.

Section 9.  Additional Definitions Applicable to the Series.

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Dividend Period” means, with respect to the Series 2052-B RVMTP Shares, in the case of the first Dividend Period, the period beginning on February 24, 2026 for such Series and ending on and including February 28, 2026 and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the month following the month in which the previous Dividend Period ended and ending on and including the last calendar day of such month; provided, however, in connection with any voluntary exchange by the Holders thereof of Series 2052-B RVMTP Shares for any new series of Remarketable Variable Rate MuniFund Term Preferred Shares or any other securities of the Fund, the Board of Trustees may declare that a Dividend Period shall begin on and include the first calendar day of the month in which such exchange will occur and shall end on but not include the date of such exchange, and in such case, the Dividend Payment Date for such dividend shall be the date of such exchange and provided further that, in connection with any reorganization or merger involving the Fund, the Board of Trustees may establish a Dividend Period of less than a month, in which case the Dividend Payment Date for such dividend shall be the first Business Day following the end of such Dividend Period.

“Optional Redemption Premium” means, with respect to each Series 2052-B RVMTP Share to be redeemed, zero.

D-3

Section 10. Amendments to Terms of RVMTP Shares Applicable to the Series.

The following provisions contained under the heading “Terms of the RVMTP Shares” in the RVMTP Statement are hereby amended as follows:

Not applicable.

Section 11. Miscellaneous.

For the avoidance of doubt (i) any documents to be executed or countersigned by or on behalf of the Calculation and Paying Agent pursuant to or in connection with the Calculation and Paying Agent Agreement, including but not only with respect to the Series 2052-B RVMTP Shares, may be executed manually, or by facsimile, portable document format (PDF) or other electronic means; and (ii) any global certificates for the Series 2052-B RVMTP Shares referenced in Section 2.13 of the RVMTP Statement are deemed validly issued whether issued in electronic or physical format.

For the avoidance of doubt, dividend amounts accumulated but unpaid on the Series 2052-B RVMTP Shares prior to the date of this Appendix, shall be paid on the next following Dividend Payment Date, together with all accumulated but unpaid dividends related to the period following the date of this Appendix.

[Signature page follows.]

D-4

IN WITNESS WHEREOF, PIMCO Flexible Municipal Income Fund has caused this Appendix D to be signed on February 24, 2026 in its name and on its behalf by a duly authorized officer, to take effect as of February 24, 2026. The Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and the said officer of the Fund has executed this Appendix D as an officer and not individually, and the obligations and rights of the Fund set forth in this Appendix D are not binding upon any such officer, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

PIMCO FLEXIBLE MUNICIPAL INCOME FUND

By:	/s/ Joshua D. Ratner
Name: Joshua D. Ratner
Title: President

APPENDIX A

PIMCO FLEXIBLE MUNICIPAL INCOME FUND

REMARKETABLE VARIABLE RATE MUNIFUND TERM PREFERRED SHARES, SERIES 2049-A

Preliminary Statement and Incorporation By Reference

This Amended and Restated Appendix (this “Appendix A”) dated February 24, 2026 amends and restates that certain Amended and Restated Appendix A dated November 8, 2024, relating to the Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2049-A Shares of PIMCO Flexible Municipal Income Fund. Except as set forth below, this Appendix A incorporates by reference the terms set forth with respect to all Series of such Remarketable Variable Rate Municipal Term Preferred Shares in that “Amended and Restated Statement Establishing and Fixing the Rights and Preferences of Remarketable Variable Rate MuniFund Term Preferred Shares” originally effective November 18, 2019, as amended and restated December 6, 2021, April 8, 2022, May 9, 2022, April 16, 2025 and February 24, 2026 (the “RVMTP Statement”). This Appendix A has been authorized by resolution of the Board of Trustees of PIMCO Flexible Municipal Income Fund and is effective as of February 24, 2026. Capitalized terms used herein but not defined herein have the respective meanings therefor set forth in the RVMTP Statement.

Section 1.  Designation as to Series.

Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2049-A: A series of 500 Preferred Shares classified as Remarketable Variable Rate MuniFund Term Preferred Shares is hereby designated as the “Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2049-A,” CUSIP number 72203E509 (the “Series 2049-A RVMTP Shares”). Each share of such Series shall have such preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration, the Bylaws and the RVMTP Statement (except as the RVMTP Statement may be expressly modified by this Appendix A), as are set forth in this Appendix A. The Series 2049-A RVMTP Shares shall constitute a separate series of Preferred Shares and of the Remarketable Variable Rate MuniFund Term Preferred Shares and each Series 2049-A RVMTP Share shall be identical. The following terms and conditions shall apply solely to the Series 2049-A RVMTP Shares:

Section 2.  Number of Outstanding Shares of Series.

The number of outstanding shares is 500.

Section 3.  Date of Original Issue with respect to Series.

The Date of Original Issue is November 18, 2019.

Section 4.  Liquidation Preference Applicable to Series.

The Liquidation Preference is $100,000.00 per share.

Section 5.  Term Redemption Date and Early Term Redemption Date Applicable to Series.

The “Term Redemption Date” is November 18, 2049, subject to extension pursuant to Section 2.6(a)(ii) of the RVMTP Statement.

The “Early Term Redemption Date” for Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2049-A is May 9, 2030 and means (i) every 5th anniversary of May 9, 2030 (for the avoidance of doubt, such date to occur once every 5 years) and (ii) each Mandatory Tender Date as described in Section 2.5(a)(iii)(C); provided that an Early Term Redemption Date shall be deemed not to have occurred with respect to any RVMTP Shares for which an election to retain is made pursuant to Section 2.5(a)(iv) of the RVMTP Statement relating to such Mandatory Tender Event.

Section 6.  Dividend Payment Dates Applicable to Series.

The Dividend Payment Dates are the first Business Day of the month next following each Dividend Period, subject to the definition of “Dividend Period” set forth in Section 9 below, as applicable.

Section 7.  Liquidity Account Initial Date Applicable to Series.

The “Liquidity Account Initial Date” is (i) with respect to the Term Redemption Date, the date that is six months prior to the Term Redemption Date or, if applicable, the date that is six months prior to the then current Term Redemption Date as extended pursuant to Section 2.6(a)(ii) of the RVMTP Statement or, if such date is not a Business Day, the next succeeding Business Day and (ii) with respect to the Early Term Redemption Date, the date that is six months prior to the Early Term Redemption Date or, if such date is not a Business Day, the next succeeding Business Day.

Section 8.  Exceptions to Certain Definitions Applicable to the Series.

The following definitions contained under the heading “Definitions” in the RVMTP Statement are hereby amended as follows:

“Applicable Spread” means, with respect to any Rate Period for the Series 2049-A RVMTP Shares, the percentage per annum set forth opposite the applicable credit rating most recently assigned to such Series by the Rating Agency in the table below on the Rate Determination Date for such Rate Period:**

Long-Term Ratings*
Fitch	Applicable Spread
AAA to AA-	1.13%
A+	1.48%
A to A-	1.63%
BBB+ to BBB-	2.13%

*And/or the equivalent ratings of any other Rating Agency then rating the RVMTP Shares utilizing the highest of the ratings of the Rating Agencies then rating the RVMTP Shares.

**Unless an Increased Rate Period is in effect and is continuing, in which case the Applicable Spread shall be 6.28%.

“Increased Rate” means, with respect to any Increased Rate Period for a Series of RVMTP Shares, the Index Rate for such Increased Rate Period plus an Applicable Spread of 6.28%.

Section 9. Additional Definitions Applicable to the Series.

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Dividend Period” means, with respect to the Series 2049-A RVMTP Shares, in the case of the first Dividend Period, the period beginning on February 24, 2026 for such Series and ending on and including February 28, 2026 and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the month following the month in which the previous Dividend Period ended and ending on and including the last calendar day of such month; provided, however, in connection with any voluntary exchange by the Holders thereof of Series 2049-A RVMTP Shares for any new series of Remarketable Variable Rate MuniFund Term Preferred Shares or any other securities of the Fund, the Board of Trustees may declare that a Dividend Period shall begin on and include the first calendar day of the month in which such exchange will occur and shall end on but not include the date of such exchange, and in such case, the Dividend Payment Date for such dividend shall be the date of such exchange and provided further that, in connection with any reorganization or merger involving the Fund, the Board of Trustees may establish a Dividend Period of less than a month, in which case the Dividend Payment Date for such dividend shall be the first Business Day following the end of such Dividend Period.

“Optional Redemption Premium” means, with respect to each Series 2049-A RVMTP Share to be redeemed, zero.

Section 10. Amendments to Terms of RVMTP Shares Applicable to the Series.

The following provisions contained under the heading “Terms of the RVMTP Shares” in the RVMTP Statement are hereby amended as follows:

Not applicable.

Section 11. Miscellaneous.

For the avoidance of doubt (i) any documents to be executed or countersigned by or on behalf of the Calculation and Paying Agent pursuant to or in connection with the Calculation and Paying Agent Agreement, including but not only with respect to the Series 2049-A RVMTP Shares, may be executed manually, or by facsimile, portable document format (PDF) or other electronic means; and (ii) any global certificates for the Series 2049-A RVMTP Shares referenced in Section 2.13 of the RVMTP Statement are deemed validly issued whether issued in electronic or physical format.

For the avoidance of doubt, dividend amounts accumulated but unpaid on the Series 2049-A RVMTP Shares prior to the date of this Appendix, shall be paid on the next following Dividend Payment Date, together with all accumulated but unpaid dividends related to the period following the date of this Appendix.

[Signature page follows.]

IN WITNESS WHEREOF, PIMCO Flexible Municipal Income Fund has caused this Appendix A to be signed on February 24, 2026 in its name and on its behalf by a duly authorized officer, to take effect as of February 24, 2026. The Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and the said officer of the Fund has executed this Appendix A as an officer and not individually, and the obligations and rights of the Fund set forth in this Appendix A are not binding upon any such officer, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

PIMCO FLEXIBLE MUNICIPAL INCOME FUND

By:	/s/ Joshua D. Ratner
Name: Joshua D. Ratner
Title: President

APPENDIX B

[RESERVED]

APPENDIX C

PIMCO FLEXIBLE MUNICIPAL INCOME FUND

REMARKETABLE VARIABLE RATE MUNIFUND TERM PREFERRED SHARES, SERIES 2051-A

Preliminary Statement and Incorporation By Reference

This Amended and Restated Appendix (this “Appendix C”) dated February 24, 2026 amends and restates that certain Amended and Restated Appendix C dated June 5, 2024, relating to the Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2051-A Shares of PIMCO Flexible Municipal Income Fund. Except as set forth below, this Appendix C incorporates by reference the terms set forth with respect to all Series of such Remarketable Variable Rate Municipal Term Preferred Shares in that “Amended and Restated Statement Establishing and Fixing the Rights and Preferences of Remarketable Variable Rate MuniFund Term Preferred Shares” originally effective November 18, 2019 as amended and restated December 6, 2021, April 8, 2022, May 9, 2022, June 5, 2024, April 16, 2025 and February 24, 2026 (the “RVMTP Statement”). This Appendix C has been authorized by resolution of the Board of Trustees of PIMCO Flexible Municipal Income Fund and is effective as of February 24, 2026. Capitalized terms used herein but not defined herein have the respective meanings therefor set forth in the RVMTP Statement.

Section 1.  Designation as to Series.

Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2051-A: A series of 500 Preferred Shares classified as Remarketable Variable Rate MuniFund Term Preferred Shares is hereby designated as the “Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2051-A,” CUSIP number 72203E400 (the “Series 2051-A RVMTP Shares”). Each share of such Series shall have such preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration, the Bylaws and the RVMTP Statement (except as the RVMTP Statement may be expressly modified by this Appendix C), as are set forth in this Appendix C. The Series 2051-A RVMTP Shares shall constitute a separate series of Preferred Shares and of the Remarketable Variable Rate MuniFund Term Preferred Shares and each Series 2051-A RVMTP Share shall be identical. The following terms and conditions shall apply solely to the Series 2051-A RVMTP Shares:

Section 2.  Number of Outstanding Shares of Series.

The number of outstanding shares is 500.

Section 3.  Date of Original Issue with respect to Series.

The Date of Original Issue is December 6, 2021.

Section 4.  Liquidation Preference Applicable to Series.

The Liquidation Preference is $100,000.00 per share.

Section 5.  Term Redemption Date and Early Term Redemption Date Applicable to Series.

The “Term Redemption Date” is December 6, 2051, subject to extension pursuant to Section 2.6(a)(ii) of the RVMTP Statement.

The “Early Term Redemption Date” for Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2051-A is October 17, 2029 and means (i) every 5th anniversary of October 17, 2029 (for the avoidance of doubt, such date to occur once every 5 years) and (ii) each Mandatory Tender Date as described in Section 2.5(a)(iii)(C); provided that an Early Term Redemption Date shall be deemed not to have occurred with respect to any RVMTP Shares for which an election to retain is made pursuant to Section 2.5(a)(iv) of the RVMTP Statement relating to such Mandatory Tender Event.

Section 6.  Dividend Payment Dates Applicable to Series.

The Dividend Payment Dates are the first Business Day of the month next following each Dividend Period, subject to the definition of “Dividend Period” set forth in Section 9 below, as applicable.

Section 7.  Liquidity Account Initial Date Applicable to Series.

The “Liquidity Account Initial Date” is (i) with respect to the Term Redemption Date, the date that is six months prior to the Term Redemption Date or, if applicable, the date that is six months prior to the then current Term Redemption Date as extended pursuant to Section 2.6(a)(ii) of the RVMTP Statement or, if such date is not a Business Day, the next succeeding Business Day and (ii) with respect to the Early Term Redemption Date, the date that is six months prior to the Early Term Redemption Date or, if such date is not a Business Day, the next succeeding Business Day.

Section 8.  Exceptions to Certain Definitions Applicable to the Series.

The following definitions contained under the heading “Definitions” in the RVMTP Statement are hereby amended as follows:

“Applicable Spread” means, with respect to any Rate Period for the Series 2051-A RVMTP Shares, the percentage per annum set forth opposite the applicable credit rating most recently assigned to such Series by the Rating Agency in the table below on the Rate Determination Date for such Rate Period:**

Long-Term Ratings*
Fitch	Applicable Spread
AAA to AA-	1.13%
A+	1.48%
A to A-	1.63%
BBB+ to BBB-	2.13%

*And/or the equivalent ratings of any other Rating Agency then rating the RVMTP Shares utilizing the highest of the ratings of the Rating Agencies then rating the RVMTP Shares.

**Unless an Increased Rate Period is in effect and is continuing, in which case the Applicable Spread shall be 6.28%.

“Increased Rate” means, with respect to any Increased Rate Period for a Series of RVMTP Shares, the Index Rate for such Increased Rate Period plus an Applicable Spread of 6.28%.

Section 9. Additional Definitions Applicable to the Series.

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Dividend Period” means, with respect to the Series 2051-A RVMTP Shares, in the case of the first Dividend Period, the period beginning on February 24, 2026 for such Series and ending on and including February 28, 2026 and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the month following the month in which the previous Dividend Period ended and ending on and including the last calendar day of such month; provided, however, in connection with any voluntary exchange by the Holders thereof of Series 2051-A RVMTP Shares for any new series of Remarketable Variable Rate MuniFund Term Preferred Shares or any other securities of the Fund, the Board of Trustees may declare that a Dividend Period shall begin on and include the first calendar day of the month in which such exchange will occur and shall end on but not include the date of such exchange, and in such case, the Dividend Payment Date for such dividend shall be the date of such exchange and provided further that, in connection with any reorganization or merger involving the Fund, the Board of Trustees may establish a Dividend Period of less than a month, in which case the Dividend Payment Date for such dividend shall be the first Business Day following the end of such Dividend Period.

“Optional Redemption Premium” means with respect to each Series 2051-A RVMTP Share to be redeemed an amount equal to:

(A)  if the Optional Redemption Date for such Series 2051-A RVMTP Share occurs prior to September 1, 2026, the product of (i) 1.13% and (ii) the Liquidation Preference of such RVMTP Share and (iii) a fraction, the numerator of which is the number of calendar days from and including the date of redemption to and including September 1, 2026 and the denominator of which is the actual number of calendar days from and including February 24, 2026 to and including September 1, 2026; or

(B)  if the Optional Redemption Date for such Series 2051-A RVMTP Share occurs either on or after September 1, 2026, zero.

Section 10. Amendments to Terms of RVMTP Shares Applicable to the Series.

The following provisions contained under the heading “Terms of the RVMTP Shares” in the RVMTP Statement are hereby amended as follows:

Not applicable.

Section 11. Miscellaneous. For the avoidance of doubt (i) any documents to be executed or countersigned by or on behalf of the Calculation and Paying Agent pursuant to or in connection with the Calculation and Paying Agent Agreement, including but not only with respect to the Series 2051-A RVMTP Shares, may be executed manually, or by facsimile, portable document format (PDF) or other electronic means; and (ii) any global certificates for the Series 2051-A RVMTP Shares referenced in Section 2.13 of the RVMTP Statement are deemed validly issued whether issued in electronic or physical format.

For the avoidance of doubt, dividend amounts accumulated but unpaid on the Series 2051-A RVMTP Shares prior to the date of this Appendix, shall be paid on the next following Dividend Payment Date, together with all accumulated but unpaid dividends related to the period following the date of this Appendix.

[Signature page follows.]

IN WITNESS WHEREOF, PIMCO Flexible Municipal Income Fund has caused this Appendix C to be signed on February 24, 2026 in its name and on its behalf by a duly authorized officer. The Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and the said officer of the Fund has executed this Appendix C as an officer and not individually, and the obligations and rights of the Fund set forth in this Appendix C are not binding upon any such officer, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

PIMCO FLEXIBLE MUNICIPAL INCOME FUND

By:	/s/ Joshua D. Ratner
Name : Joshua D. Ratner
Title: President

APPENDIX D

PIMCO FLEXIBLE MUNICIPAL INCOME FUND

REMARKETABLE VARIABLE RATE MUNIFUND TERM PREFERRED SHARES, SERIES 2052-B

Preliminary Statement and Incorporation By Reference

This Amended and Restated Appendix (this “Appendix D”) dated February 24, 2026 amends and restates that certain Amended and Restated Appendix D dated October 7, 2024 relating to the Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2052-B Shares of PIMCO Flexible Municipal Income Fund. Except as set forth below, this Appendix D incorporates by reference the terms set forth with respect to all Series of such Remarketable Variable Rate Municipal Term Preferred Shares in that “Amended and Restated Statement Establishing and Fixing the Rights and Preferences of Remarketable Variable Rate MuniFund Term Preferred Shares” originally effective November 18, 2019, as amended and restated December 6, 2021, April 8, 2022, May 9, 2022, April 16, 2025 and February 24, 2026 (the “RVMTP Statement”). This Appendix D has been authorized by resolution of the Board of Trustees of PIMCO Flexible Municipal Income Fund and is effective as of February 24, 2026. Capitalized terms used herein but not defined herein have the respective meanings therefor set forth in the RVMTP Statement.

Section 1.  Designation as to Series.

Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2052-B: A series of 1,000 Preferred Shares classified as Remarketable Variable Rate MuniFund Term Preferred Shares is hereby designated as the “Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2052-B,” CUSIP number 72203E871 (the “Series 2052-B RVMTP Shares”). Each share of such Series shall have such preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration, the Bylaws and the RVMTP Statement (except as the RVMTP Statement may be expressly modified by this Appendix D), as are set forth in this Appendix D. The Series 2052-B RVMTP Shares shall constitute a separate series of Preferred Shares and of the Remarketable Variable Rate MuniFund Term Preferred Shares and each Series 2052-B RVMTP Share shall be identical. The following terms and conditions shall apply solely to the Series 2052-B RVMTP Shares:

Section 2.  Number of Outstanding Shares of Series.

The number of outstanding shares is 1,000.

Section 3.  Date of Original Issue with respect to Series.

The Date of Original Issue is April 8, 2022.

Section 4.  Liquidation Preference Applicable to Series.

The Liquidation Preference is $100,000.00 per share.

Section 5.  Term Redemption Date and Early Term Redemption Date Applicable to Series.

The “Term Redemption Date” is April 8, 2052, subject to extension pursuant to Section 2.6(a)(ii) of the RVMTP Statement.

The “Early Term Redemption Date” for Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2052-B is October 17, 2029 and means (i) every 5th anniversary of October 17, 2029 (for the avoidance of doubt, such date to occur once every 5 years) and (ii) each Mandatory Tender Date as described in Section 2.5(a)(iii)(C); provided that an Early Term Redemption Date shall be deemed not to have occurred with respect to any RVMTP Shares for which an election to retain is made pursuant to Section 2.5(a)(iv) of the RVMTP Statement relating to such Mandatory Tender Event.

Section 6.  Dividend Payment Dates Applicable to Series.

The Dividend Payment Dates are the first Business Day of the month next following each Dividend Period, subject to the definition of “Dividend Period” set forth in Section 9 below, as applicable.

Section 7.  Liquidity Account Initial Date Applicable to Series.

The “Liquidity Account Initial Date” is (i) with respect to the Term Redemption Date, the date that is six months prior to the Term Redemption Date or, if applicable, the date that is six months prior to the then current Term Redemption Date as extended pursuant to Section 2.6(a)(ii) of the RVMTP Statement or, if such date is not a Business Day, the next succeeding Business Day and (ii) with respect to the Early Term Redemption Date, the date that is six months prior to the Early Term Redemption Date or, if such date is not a Business Day, the next succeeding Business Day.

Section 8.  Exceptions to Certain Definitions Applicable to the Series.

The following definitions contained under the heading “Definitions” in the RVMTP Statement are hereby amended as follows:

“Applicable Spread” means, with respect to any Rate Period for the Series 2052-B RVMTP Shares, the percentage per annum set forth opposite the applicable credit rating most recently assigned to such Series by the Rating Agency in the table below on the Rate Determination Date for such Rate Period:**

Long-Term Ratings*
Fitch	Applicable Spread
AAA to AA-	1.13%
A+	1.48%
A to A-	1.63%
BBB+ to BBB-	2.13%

*And/or the equivalent ratings of any other Rating Agency then rating the RVMTP Shares utilizing the highest of the ratings of the Rating Agencies then rating the RVMTP Shares.

**Unless an Increased Rate Period is in effect and is continuing, in which case the Applicable Spread shall be 6.28%.

“Increased Rate” means, with respect to any Increased Rate Period for a Series of RVMTP Shares, the Index Rate for such Increased Rate Period plus an Applicable Spread of 6.28%.

Section 9.  Additional Definitions Applicable to the Series.

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Dividend Period” means, with respect to the Series 2052-B RVMTP Shares, in the case of the first Dividend Period, the period beginning on February 24, 2026 for such Series and ending on and including February 28, 2026 and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the month following the month in which the previous Dividend Period ended and ending on and including the last calendar day of such month; provided, however, in connection with any voluntary exchange by the Holders thereof of Series 2052-B RVMTP Shares for any new series of Remarketable Variable Rate MuniFund Term Preferred Shares or any other securities of the Fund, the Board of Trustees may declare that a Dividend Period shall begin on and include the first calendar day of the month in which such exchange will occur and shall end on but not include the date of such exchange, and in such case, the Dividend Payment Date for such dividend shall be the date of such exchange and provided further that, in connection with any reorganization or merger involving the Fund, the Board of Trustees may establish a Dividend Period of less than a month, in which case the Dividend Payment Date for such dividend shall be the first Business Day following the end of such Dividend Period.

“Optional Redemption Premium” means, with respect to each Series 2052-B RVMTP Share to be redeemed, zero.

Section 10.   Amendments to Terms of RVMTP Shares Applicable to the Series.

The following provisions contained under the heading “Terms of the RVMTP Shares” in the RVMTP Statement are hereby amended as follows:

Not applicable.

Section 11.   Miscellaneous.

For the avoidance of doubt (i) any documents to be executed or countersigned by or on behalf of the Calculation and Paying Agent pursuant to or in connection with the Calculation and Paying Agent Agreement, including but not only with respect to the Series 2052-B RVMTP Shares, may be executed manually, or by facsimile, portable document format (PDF) or other electronic means; and (ii) any global certificates for the Series 2052-B RVMTP Shares referenced in Section 2.13 of the RVMTP Statement are deemed validly issued whether issued in electronic or physical format.

For the avoidance of doubt, dividend amounts accumulated but unpaid on the Series 2052-B RVMTP Shares prior to the date of this Appendix, shall be paid on the next following Dividend Payment Date, together with all accumulated but unpaid dividends related to the period following the date of this Appendix.

[Signature page follows.]

IN WITNESS WHEREOF, PIMCO Flexible Municipal Income Fund has caused this Appendix D to be signed on February 24, 2026 in its name and on its behalf by a duly authorized officer, to take effect as of February 24, 2026. The Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and the said officer of the Fund has executed this Appendix D as an officer and not individually, and the obligations and rights of the Fund set forth in this Appendix D are not binding upon any such officer, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

PIMCO FLEXIBLE MUNICIPAL INCOME FUND

By:	/s/ Joshua D. Ratner
Name: Joshua D. Ratner
Title: President

APPENDIX E

PIMCO FLEXIBLE MUNICIPAL INCOME FUND

REMARKETABLE VARIABLE RATE MUNIFUND TERM PREFERRED SHARES, SERIES 2055-A

Preliminary Statement and Incorporation By Reference

This Amended and Restated Appendix (the “Appendix E”) dated February 24, 2026 amends and restates that certain Appendix E dated April 16, 2025 relating to the Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2055-A Shares of PIMCO Flexible Municipal Income Fund. Except as set forth below, this Appendix E incorporates by reference the terms set forth with respect to all Series of such Remarketable Variable Rate Municipal Term Preferred Shares in that “Amended and Restated Statement Establishing and Fixing the Rights and Preferences of Remarketable Variable Rate MuniFund Term Preferred Shares” originally effective November 18, 2019, as amended and restated December 6, 2021, April 8, 2022, May 9, 2022, April 16, 2025 and February 24, 2026 (the “RVMTP Statement”). This Appendix E has been authorized by resolution of the Board of Trustees of PIMCO Flexible Municipal Income Fund and is effective as of February 24, 2026. Capitalized terms used herein but not defined herein have the respective meanings therefor set forth in the RVMTP Statement.

Section 1.  Designation as to Series.

Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2055-A: A series of 1,500 Preferred Shares classified as Remarketable Variable Rate MuniFund Term Preferred Shares is hereby designated as the “Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2055-A,” CUSIP number 72203E863 (the “Series 2055-A RVMTP Shares”). Each share of such Series shall have such preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration, the Bylaws and the RVMTP Statement (except as the RVMTP Statement may be expressly modified by this Appendix E), as are set forth in this Appendix E. The Series 2055-A RVMTP Shares shall constitute a separate series of Preferred Shares and of the Remarketable Variable Rate MuniFund Term Preferred Shares and each Series 2055-A RVMTP Share shall be identical. The following terms and conditions shall apply solely to the Series 2055-A RVMTP Shares:

Section 2.  Number of Outstanding Shares of Series.

The number of outstanding shares is 1,500.

Section 3. Date of Original Issue with respect to Series.

The Date of Original Issue is April 16, 2025.

Section 4.  Liquidation Preference Applicable to Series.

The Liquidation Preference is $100,000.00 per share.

Section 5.  Term Redemption Date and Early Term Redemption Date Applicable to Series.

The “Term Redemption Date” is April 16, 2055, subject to extension pursuant to Section 2.6(a)(ii) of the RVMTP Statement.

The “Early Term Redemption Date” for Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2055-A is October 17, 2029 and means (i) every 5th anniversary of October 17, 2029 (for the avoidance of doubt, such date to occur once every 5 years) and (ii) each Mandatory Tender Date as described in Section 2.5(a)(iii)(C); provided that an Early Term Redemption Date shall be deemed not to have occurred with respect to any RVMTP Shares for which an election to retain is made pursuant to Section 2.5(a)(iv) of the RVMTP Statement relating to such Mandatory Tender Event.

Section 6.  Dividend Payment Dates Applicable to Series.

The Dividend Payment Dates are the first Business Day of the month next following each Dividend Period, subject to the definition of “Dividend Period” set forth in Section 9 below, as applicable.

Section 7.  Liquidity Account Initial Date Applicable to Series.

The “Liquidity Account Initial Date” is (i) with respect to the Term Redemption Date, the date that is six months prior to the Term Redemption Date or, if applicable, the date that is six months prior to the then current Term Redemption Date as extended pursuant to Section 2.6(a)(ii) of the RVMTP Statement or, if such date is not a Business Day, the next succeeding Business Day and (ii) with respect to the Early Term Redemption Date, the date that is six months prior to the Early Term Redemption Date or, if such date is not a Business Day, the next succeeding Business Day.

Section 8.  Exceptions to Certain Definitions Applicable to the Series.

The following definitions contained under the heading “Definitions” in the RVMTP Statement are hereby amended as follows:

“Applicable Spread” means, with respect to any Rate Period for the Series 2055-A RVMTP Shares, the percentage per annum set forth opposite the applicable credit rating most recently assigned to such Series by the Rating Agency in the table below on the Rate Determination Date for such Rate Period:**

Long-Term Ratings*
Fitch	Applicable Spread
AAA to AA-	1.13%
A+	1.48%
A to A-	1.63%
BBB+ to BBB-	2.13%

*And/or the equivalent ratings of any other Rating Agency then rating the RVMTP Shares utilizing the highest of the ratings of the Rating Agencies then rating the RVMTP Shares.

**Unless an Increased Rate Period is in effect and is continuing, in which case the Applicable Spread shall be 6.28%.

“Increased Rate” means, with respect to any Increased Rate Period for a Series of RVMTP Shares, the Index Rate for such Increased Rate Period plus an Applicable Spread of 6.28%.

Section 9.  Additional Definitions Applicable to the Series.

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Dividend Period” means, with respect to the Series 2055-A RVMTP Shares, in the case of the first Dividend Period, the period beginning on February 24, 2026 for such Series and ending on and including February 28, 2026 and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the month following the month in which the previous Dividend Period ended and ending on and including the last calendar day of such month; provided, however, in connection with any voluntary exchange by the Holders thereof of Series 2055-A RVMTP Shares for any new series of Remarketable Variable Rate MuniFund Term Preferred Shares or any other securities of the Fund, the Board of Trustees may declare that a Dividend Period shall begin on and include the first calendar day of the month in which such exchange will occur and shall end on but not include the date of such exchange, and in such case, the Dividend Payment Date for such dividend shall be the date of such exchange and provided further that, in connection with any reorganization or merger involving the Fund, the Board of Trustees may establish a Dividend Period of less than a month, in which case the Dividend Payment Date for such dividend shall be the first Business Day following the end of such Dividend Period.

“Optional Redemption Premium” means with respect to each Series 2055-A RVMTP Share to be redeemed an amount equal to:

(A) if the Optional Redemption Date for such Series 2055-A RVMTP Share occurs prior to September 1, 2026, the product of (i) 1.13% and (ii) the Liquidation Preference of such RVMTP Share and (iii) a fraction, the numerator of which is the number of calendar days from and including the date of redemption to and including September 1, 2026 and the denominator of which is the actual number of calendar days from and including February 24, 2026 to and including September 1, 2026; or

(B) if the Optional Redemption Date for such Series 2055-A RVMTP Share occurs either on or after September 1, 2026, zero.

Section 10. Amendments to Terms of RVMTP Shares Applicable to the Series.

The following provisions contained under the heading “Terms of the RVMTP Shares” in the RVMTP Statement are hereby amended as follows:

Not applicable.

Section 11. Miscellaneous.

For the avoidance of doubt (i) any documents to be executed or countersigned by or on behalf of the Calculation and Paying Agent pursuant to or in connection with the Calculation and Paying Agent Agreement, including but not only with respect to the Series 2055-A RVMTP Shares, may be executed manually, or by facsimile, portable document format (PDF) or other electronic means; and (ii) any global certificates for the Series 2055-A RVMTP Shares referenced in Section 2.13 of the RVMTP Statement are deemed validly issued whether issued in electronic or physical format.

For the avoidance of doubt, dividend amounts accumulated but unpaid on the Series 2055-A RVMTP Shares prior to the date of this Appendix, shall be paid on the next following Dividend Payment Date, together with all accumulated but unpaid dividends related to the period following the date of this Appendix.

[Signature page follows.]

IN WITNESS WHEREOF, PIMCO Flexible Municipal Income Fund has caused this Appendix E to be signed on February 24, 2026 in its name and on its behalf by a duly authorized officer. The Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and the said officer of the Fund has executed this Appendix E as an officer and not individually, and the obligations and rights of the Fund set forth in this Appendix E are not binding upon any such officer, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

PIMCO FLEXIBLE MUNICIPAL INCOME FUND

By:	/s/ Joshua D. Ratner
Name:	Joshua D. Ratner
Title:	President

Exhibit 2

Second Amended and Restated Statement Establishing and Fixing the Rights and

Preferences of Remarketable Variable Rate MuniFund Term Preferred Shares (dated

January 15, 2026)

PIMCO FLEXIBLE MUNICIPAL INCOME FUND

SECOND AMENDED AND RESTATED STATEMENT ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES

OF REMARKETABLE VARIABLE RATE MUNIFUND TERM PREFERRED SHARES

DATED JANUARY 15, 2026

1

2.19. Transfers	47

2.20. No Additional Rights	49

2

PIMCO FLEXIBLE MUNICIPAL INCOME FUND

SECOND AMENDED AND RESTATED STATEMENT ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES

OF REMARKETABLE VARIABLE RATE MUNIFUND TERM PREFERRED SHARES

PIMCO Flexible Municipal Income Fund (the “Fund”), a Massachusetts business trust, certifies that:

RECITALS

FIRST: The Fund is authorized under Article III of the Fund’s Agreement and Declaration of Trust, as amended (which, as hereafter restated or amended from time to time, is herein called the “Declaration”), to issue an unlimited number of Preferred Shares (as defined below), par value $0.00001 per share.

SECOND: Pursuant to the authority expressly vested in the Board of Trustees of the Fund by Article III of the Declaration, the Board of Trustees has, by resolution, authorized the issuance of Preferred Shares, $0.00001 par value per share, of the Fund, such shares to be classified as Remarketable Variable Rate MuniFund Term Preferred Shares (“RVMTP”), and such RVMTP to be issued in one or more series (each such series, a “Series”). The terms related to a Series may be set forth in this Statement through an Appendix (as defined below) attached hereto or in a separate Statement.

THIRD: Pursuant to the authority expressly vested in the Board of Trustees of the Fund by Article III of Declaration, the Board of Trustees, previously authorized the amendment and restatement of this Statement and Appendix A hereto (related to the Series 2050-B RVMTP Shares) on November 1, 2022 in order to, among other things, provide for amended terms with respect to the Series 2050-B RVMTP Shares and the issuance of additional shares of such Series.

FOURTH: Pursuant to the authority expressly vested in the Board of Trustees of the Fund by Article III of Declaration, the Board of Trustees authorized the amendment and restatement of this Statement and Appendix A hereto (related to the Series 2050-B RVMTP Shares) effective January 15, 2026 in order to, among other things, provide for amended terms with respect to the Series 2050-B RVMTP Shares.

FIFTH: The number of shares, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of each Series of RVMTP subject to this Statement, as now or hereafter authorized by the Board of Trustees, are set forth in this Statement, as modified, amended or supplemented from time to time in an appendix to this Statement (each, an “Appendix” and collectively, the “Appendices”) specifically relating to such Series as now or hereafter authorized by the Board of Trustees (each such Series being referred to herein as a “Series of RVMTP Shares,” “RVMTP Shares of a Series” or a “Series,” and shares of all such Series subject to this Statement being referred to herein, individually, as an “RVMTP Share” and collectively, as the “RVMTP Shares”).

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ARTICLE 1 DEFINITIONS

1.1. Definitions. Unless the context or use indicates another or different meaning or intent and except with respect to any Series as specifically provided in the Appendix applicable to such Series, each of the following terms when used in this Statement shall have the meaning ascribed to it below, whether such term is used in the singular or plural and regardless of tense:

“1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, or any successor statute.

“1940 Act Asset Coverage” means “asset coverage,” as defined for purposes of Section 18(h) of the 1940 Act, of at least 225% with respect to all outstanding senior securities of the Fund which are stocks for purposes of the 1940 Act, including all outstanding RVMTP Shares and Previously Issued Preferred Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act or by rule, regulation or order of the United States Securities and Exchange Commission as the minimum asset coverage for senior securities which are shares of stock of a closed-end investment company), determined on the basis of values calculated as of a time within 48 hours (only including Business Days) next preceding the time of such determination.

“1940 Act Asset Coverage Cure Date” means, with respect to the failure by the Fund to maintain 1940 Act Asset Coverage as of the close of business on a Business Day (as required by Section 2.4(a) hereof), the date that is thirty (30) calendar days following such Business Day.

“Additional Amount Payment” means a payment to a Holder of RVMTP Shares of an amount which, when combined with the amount of the portion of any dividend to which a Taxable Allocation relates, and after imposition of U.S. federal income tax, taking into account the assumptions in the immediately following sentence, equals the after tax dollar amount of the dividend that would have been received by such Holder if no Taxable Allocation had been made with respect to such dividend. Such Additional Amount Payment shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no Holder is subject to the federal alternative minimum tax with respect to dividends received from the Fund; and (iii) assuming that each Taxable Allocation and each Additional Amount Payment (except to the extent such Additional Amount Payment is reported as an exempt-interest dividend for purposes of Section 852(b)(5) of the Code) would be taxable, (x) in the case of the Purchaser (or (1) any entity taxed as a corporation that (i) joins in filing a consolidated federal corporate income tax return with the Purchaser, or (ii) is otherwise an affiliate of the Purchaser and is taxed as a corporation (excluding any such entity that is taxed as a regulated investment company under Subchapter M of the Code), or (2) any entity that is a direct or indirect wholly-owned subsidiary of one or more of the entities described in clause (1)) at the maximum marginal regular federal corporate income tax rate applicable to ordinary income or net capital gain, as applicable, in effect at the time such Additional Amount Payment is paid, disregarding in each case the effect of any state or local taxes, or (y) in the case of any other Holder (including for the avoidance of doubt, any Municipal Conduit Arrangement or tender option bond trust (or similar vehicle or arrangement used for providing financing for municipal obligations and municipal closed-end fund preferred shares)) at the greater of (A) the rate expressed in clause (x), or (B) the maximum marginal regular federal individual

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income tax rate applicable to ordinary income or net capital gain, as applicable, in effect at the time such Additional Amount Payment is paid, disregarding in each case the effect of any state or local taxes, assuming that section 1411 of the Code is applicable.

“Adviser” means Pacific Investment Management Company LLC, a Delaware limited liability company, or such other entity as shall be then serving as the investment adviser of the Fund, and shall include, as appropriate, any sub-adviser duly appointed by the Adviser.

“Agent Member” means a Person with an account at the Securities Depository that holds one or more RVMTP Shares through the Securities Depository, directly or indirectly, for a Designated Owner and that will be authorized and instructed, directly or indirectly, by a Designated Owner to disclose information to the Remarketing Settlement Agent, if any, and/or the Calculation and Paying Agent with respect to such Designated Owner.

“Appendices” and “Appendix” shall have the respective meanings as set forth in the Recitals of this Statement.

“Applicable Spread” means, with respect to any Series, the Applicable Spread for such Series set forth in the Appendix for such Series.

“Banks” shall have the meaning as set forth in Section 2.19(a).

“Below Investment Grade” means, with respect to any Series of RVMTP Shares and as of any date, the following ratings with respect to each Rating Agency (to the extent it is a Rating Agency on such date):

(i) lower than BBB-, in the case of Fitch; and

(ii) lower than an equivalent long-term credit rating to that set forth in clause (i), in the case of any other Rating Agency

“Board of Trustees” means the Board of Trustees of the Fund or any duly authorized committee thereof as permitted by applicable law.

“Business Day” means any day (a) other than a day on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close and (b) on which the New York Stock Exchange is not closed.

“By-Laws” means the By-Laws of the Fund as amended or restated from time to time.

“Calculation and Paying Agent” means, with respect to any Series, The Bank of New York Mellon and its successors or any other calculation and paying agent appointed by the Fund with respect to such Series.

“Calculation and Paying Agent Agreement” means, with respect to any Series, the Calculation and Paying Agent Agreement dated October 1, 2020 by and among the Calculation and Paying Agent, the Fund and certain other Persons, and as the same may be amended, restated or modified from time to time, or any similar agreement between the Fund and any other calculation and paying agent appointed by the Fund.

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“Closing Date” means October 1, 2020.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” means the common shares of beneficial interest, par value $0.00001 per share, of the Fund.

“Conditional Acceptance” shall have the meaning as set forth in Section 2.6(a)(ii)(B).

“Custodian” means a bank, as defined in Section 2(a)(5) of the 1940 Act, that has the qualifications prescribed in paragraph 1 of Section 26(a) of the 1940 Act, or such other entity as shall be providing custodian services to the Fund as permitted by the 1940 Act or any rule, regulation, or order thereunder, and shall include, as appropriate, any similarly qualified sub-custodian duly appointed by the Fund.

“Custodian Agreement” means any Custodian Agreement by and between the Custodian and the Fund.

“Date of Original Issue” means, with respect to any Series, the date specified as the Date of Original Issue for such Series in the Appendix for such Series.

“Declaration” shall have the meaning as set forth in the Recitals of this Statement.

“Default” shall mean a Dividend Default or a Redemption Default.

“Deposit Securities” means, as of any date, any United States dollar-denominated security or other investment of a type described below that either (i) is a demand obligation payable to the holder thereof on any Business Day or (ii) has a maturity date, mandatory redemption date or mandatory payment date, on its face or at the option of the holder, preceding the relevant Redemption Date, Dividend Payment Date or other payment date in respect of which such security or other investment has been deposited or set aside as a Deposit Security:

(1) cash or any cash equivalent;

(2) any U.S. Government Obligation;

(3) any Municipal Security that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to Municipal Securities with substantially similar terms as of the date of this Statement (or such rating’s future equivalent or, if not rated, as determined by PIMCO to be of comparable quality), including (A) any such Municipal Security that has been pre-refunded by the issuer thereof with the proceeds of such refunding having been irrevocably deposited in trust or escrow for the repayment thereof and (B) any such fixed or variable rate Municipal Security that qualifies as an eligible security under Rule 2a-7 under the 1940 Act;

(4) any investment in any money market fund registered under the 1940 Act that qualifies under Rule 2a-7 under the 1940 Act, or similar investment vehicle described in Rule 12d1-1(b)(2) under the 1940 Act, that invests principally in Municipal Securities or U.S. Government Obligations or any combination thereof; or

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(5) any letter of credit from a bank or other financial institution that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to bank deposits or short-term debt of similar banks or other financial institutions as of the date of this Statement (or such rating’s future equivalent or, if not rated, as determined by PIMCO to be of comparable quality).

“Designated Owner” means a Person in whose name RVMTP Shares of any Series are recorded as beneficial owner of such RVMTP Shares by the Securities Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be.

“Designated Owner Term Extension Request” shall have the meaning as set forth in Section 2.6(a)(ii)(A).

“Dividend Default” shall have the meaning as set forth in Section 2.2(g)(i)(A).

“Dividend Payment Date” means, with respect to any Series, the first Business Day of each calendar month that any shares of such Series are Outstanding; provided, however, that with respect to any Series for which the first Dividend Period, as specified in the Appendix relating to such Series, is longer than one (1) month, the first Dividend Payment Date for such Series shall be the first Business Day of the calendar month immediately following the end of such Dividend Period.

“Dividend Period” means, with respect to any Series, the Dividend Period for such Series set forth in the Appendix for such Series.

“Dividend Rate” means, with respect to any Rate Period for a Series of RVMTP Shares and subject to the adjustment described in Section 2.11(a), the sum of the Index Rate for such Rate Period plus the Applicable Spread for such Rate Period plus the Failed Remarketing Spread (if applicable); provided, however, that with respect to any Increased Rate Period, the Dividend Rate shall mean the Increased Rate for such Increased Rate Period; and provided further that the Dividend Rate for any Rate Period shall in no event exceed the Maximum Rate.

“Early Term Redemption Date” means, with respect to any Series, the date specified as the Early Term Redemption Date (if any) in the Appendix for such Series.

“Early Term Redemption Price” means with respect to any Series, the price per share equal to the Liquidation Preference per share plus an amount equal to all unpaid dividends and other distributions on such RVMTP Shares accumulated from and including the Date of Original Issue of such Series of RVMTP Shares to (but excluding) the Early Term Redemption Date with respect to such Series of RVMTP Shares (whether or not earned or declared by the Fund, but excluding interest thereon).

“Effective Leverage Ratio” shall have the meaning as set forth in Section 2.4(d).

“Effective Leverage Ratio Cure Date” shall have the meaning as set forth in Section 2.6(b)(ii)(A).

“Electronic Means” means email transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding

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online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition), which, in the case of notices to the Calculation and Paying Agent and the Custodian, shall be sent by such means to each of its representatives set forth in the Calculation and Paying Agent Agreement and the Custodian Agreement, respectively.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Failed Remarketing” shall have the meaning set forth in Section 2.5(c)(i).

“Failed Remarketing Spread” means (i) for so long as two or more Failed Remarketings have not occurred, 0%, and (ii) following the second occurrence of a Failed Remarketing, 0.25% multiplied by the number of Failed Remarketings that have occurred after the first Failed Remarketing.

“Fitch” means Fitch Ratings, a part of the Fitch Group, and any successor or successors thereto.

“Fund” shall have the meaning as set forth in the Preamble to this Statement.

“Fund/Partnership Investors “ has the meaning set forth in Section 2.19(a).

“Holder” means, with respect to the RVMTP Shares of any Series or any other security issued by the Fund, a Person in whose name such security is registered in the registration books of the Fund maintained by the Calculation and Paying Agent or otherwise.

“Holder Term Extension Request” shall have the meaning as set forth in Section 2.6(a)(iii).

“Increased Rate” means, with respect to any Series, the Increased Rate for such Series set forth in the Appendix for such Series.

“Increased Rate Period” shall have the meaning as set forth in Section 2.2(g)(i).

“Index Rate” means, with respect to any Series, the Index Rate for such Series set forth in the Appendix for such Series.

“Initial Rate Period” means, with respect to the RVMTP Shares of any Series, the period commencing on and including the Date of Original Issue thereof and ending on, and including, the next succeeding calendar day that is a Wednesday (or if such Wednesday is not a Business Day, the next succeeding Business Day).

“Liquidation Preference” means, with respect to any Series, the amount specified as the liquidation preference per share for that Series in the Appendix for such Series.

“Liquidity Account Initial Date” means, with respect to any Series, the date designated as the Liquidity Account Initial Date in the Appendix for such Series.

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“Liquidity Account Investments” means Deposit Securities or any other security or investment owned by the Fund that is rated not less than A3 by Moody’s, A- by Standard & Poor’s, A- by Fitch or an equivalent rating by any other NRSRO (or any such rating’s future equivalent) or if not rated, determined by the Adviser to be of comparable quality.

“Liquidity Requirement” shall have the meaning as set forth in Section 2.12(b).

“Lock-Out Date” means, with respect to any Series, the Lock-Out Date for such Series set forth in the Appendix for such Series.

“Mandatory 1940 Act Asset Coverage Redemption Price” shall have the meaning as set forth in Section 2.6(b)(i)(A).

“Mandatory Tender” means, in connection with a Remarketing, the required tender of all RVMTP Shares of a particular Series (except to the extent affirmatively retained by any applicable Holder of RVMTP Shares of such Series pursuant to Section 2.5(a)(iv)) to the Remarketing Settlement Agent for purchase on the applicable Mandatory Tender Date.

“Mandatory Tender Date” shall have the meaning as set forth in Section 2.5(a)(iii)(C).

“Mandatory Tender Event” shall have the meaning as set forth in Section 2.5(a)(i)(C).

“Mandatory Tender Redemption Date” shall have the meaning as set forth in Section 2.6(a)(iv).

“Mandatory Tender Redemption Price” shall have the meaning as set forth in Section 2.6(a)(iv).

“Market Value” of any asset of the Fund means, for securities for which market quotations are readily available, the market value thereof determined on the basis of official closing prices or the last reported sales prices on the valuation date, or if no sales are reported on the valuation date, based on quotes obtained from established market makers or prices (including evaluated prices) supplied by the Fund’s approved pricing services, quotation reporting systems and other third-party sources. Investments for which market quotes or market based valuations are not readily available are valued at fair value as determined in good faith by the Board of Trustees or persons acting at their direction.

“Majority Holders” means the Holders of greater than 50% of the outstanding Series 2050-B RVMTP Shares.

“Maximum Rate” means 15% per annum.

“Moody’s” means Moody’s Investors Service, Inc. and any successor or successors thereto.

“Municipal Conduit Arrangement” means a municipal conduit financing arrangement in which the cash flows are divided among senior and subordinate certificate interests and the issuer of such certificate interests is a unit of a state of the United States of America (such

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as, but only by way of example, the National Finance Authority, a component unit of the Business Finance Authority of the State of New Hampshire).

“Municipal Securities” means municipal securities as described under the heading “Portfolio Contents” in the prospectus or other offering document for a Series of RVMTP Shares.

“No Adverse Effect Opinion” means an opinion of counsel to the effect that the requested action, if undertaken, will not have an adverse effect on any of the opinions of counsel delivered in connection with the issuance of the RVMTP Shares.

“Notice of Mandatory Tender” shall have the meaning set forth in Section 2.5(a)(ii).

“Notice of Redemption” shall have the meaning as set forth in Section 2.6(e)(i).

“Notice of Special Terms Period” shall have the meaning as set forth in Section 2.2(h)(iii).

“Notice of Taxable Allocation” shall have the meaning as set forth in Section 2.11(a).

“NRSRO” means (a) each of Fitch, Moody’s and Standard & Poor’s so long as such Person is a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act and (b) any other nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act that is not an “affiliated person” (as defined in Section 2(a)(3) of the 1940 Act) of the Fund.

“Optional Redemption Date” shall have the meaning as set forth in Section 2.6(c)(i).

“Optional Redemption Premium” means, with respect to any Series, the premium payable by the Fund upon the redemption of RVMTP Shares of such Series at the option of the Fund, as set forth in the Appendix for such Series.

“Optional Redemption Price” shall have the meaning as set forth in Section 2.6(c)(i).

“Other Rating Agency” means each Rating Agency, if any, other than Fitch, Standard & Poor’s, or Moody’s then providing a rating for the RVMTP Shares pursuant to the request of the Fund and with the consent of the Holders of a majority of the RVMTP Shares, which shall not be unreasonably withheld by such Holders.’

“Outstanding” means, as of any date with respect to RVMTP Shares of any Series, the number of RVMTP Shares of such Series theretofore issued by the Fund except (without duplication):

any RVMTP	Shares of such Series theretofore exchanged, cancelled, retired or redeemed or delivered to the Calculation and Paying Agent for cancellation or redemption in accordance with the terms hereof;

any RVMTP	Shares of such Series as to which the Fund shall has given a Notice of Redemption and irrevocably deposited with the Calculation and Paying

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Agent sufficient Deposit Securities to redeem such shares in accordance with Section 2.6 hereof; and

any RVMTP	Shares of such Series as to which the Fund is the Holder or the Designated Owner.

“PCAOB Standards” shall have the meaning set forth in Section 2.2(g)(i)(K).

“Person” means and includes an individual, a partnership, a trust, a corporation, a limited liability company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

“PIMCO Person” means the Adviser or any affiliated person (as defined in Section 2(a)(3) of the 1940 Act) of the Adviser (other than the Fund, in the case of a redemption or purchase of the RVMTP Shares which are to be cancelled within ten (10) calendar days of purchase by the Fund).

“Preferred Shares” means the authorized preferred shares of beneficial interest of the Fund, including RVMTP Shares of each Series, Previously Issued Preferred Shares, shares of any other series of preferred shares of beneficial interest now or hereafter issued by the Fund, and any other shares of beneficial interest hereafter authorized and issued by the Fund of a class having priority over another class as to distribution of assets or payments of dividends.

“Previously Issued Preferred Shares” means, collectively, the Remarketable Variable Rate MuniFund Term Preferred Shares of the Fund (other than the Series 2050-B RVMTP Shares) outstanding as of the Closing Date or the Restatement Date, in each case with the applicable preferences, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in the Statement Establishing and Fixing the Rights and Preferences of such Remarketable Variable Rate MuniFund Term Preferred Shares.

“Pro Rata Allocation” shall have the meaning set forth in Section 2.6(b)(i)(A).

“Purchase Agreement” means (i) with respect to the Series 2050-B RVMTP Shares issued pursuant to this Statement, the Amended and Restated Purchase Agreement dated as of November 1, 2022 between the Fund and the Purchaser, as amended by that certain Consent to Amendment of the RVMTP Purchase Agreement dated January 15, 2026 and as may be further amended or supplemented from time to time and (ii) with respect to any subsequent Series of RVMTP Shares issued pursuant to this Statement, the purchase agreement or other similar agreement for the RVMTP Shares of such Series (if any) specified in the Appendix for such Series, in each case as such agreement may be amended, restated, or modified from time to time.

“Purchaser” means JPMorgan Chase Bank, N.A.

“Rate Determination Date” means, with respect to the Initial Rate Period for any Series of RVMTP Shares, the calendar day immediately preceding the Date of Original Issue of such Series and, with respect to any Subsequent Rate Period for any Series of RVMTP Shares, the last calendar day of the immediately preceding Rate Period for such Series or, if such calendar day is not a Business Day, the next succeeding Business Day; provided, however, that the next

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succeeding Rate Determination Date will be determined without regard to any prior extension of a Rate Determination Date to a Business Day.

“Rate Period” means, with respect to any Series of RVMTP Shares, the Initial Rate Period and any Subsequent Rate Period of the RVMTP Shares of such Series.

“Rate Period Termination Date” means, with respect to any Series, the Rate Period Termination Date for such Series set forth in the Appendix for such Series.

“Rating Agency” means, as of any date and in respect of a Series of RVMTP Shares, (i) any of Fitch, Moody’s, or Standard & Poor’s, to the extent it maintains a rating on the RVMTP Shares of such Series on such date and has not been replaced as a Rating Agency in accordance with Section 2.8 and (ii) any Other Rating Agency designated as a Rating Agency on such date in accordance with Section 2.8. In the event that at any time any Rating Agency (i) ceases to be a Rating Agency for purposes of any Series of RVMTP Shares and such Rating Agency has been replaced by an Other Rating Agency in accordance with Section 2.8, any references to any credit rating of the replaced Rating Agency in this Statement or any Appendix shall be deleted for purposes hereof as provided below and shall be deemed instead to be references to the equivalent credit rating of the Other Rating Agency that has replaced such Rating Agency as of the most recent date on which such replacement Other Rating Agency published credit ratings for such Series of RVMTP Shares or (ii) designates a new rating definition for any credit rating of such Rating Agency with a corresponding replacement rating definition for such credit rating of such Rating Agency, any references to such replaced rating definition of such Rating Agency contained in this Statement or any Appendix shall instead be deemed to be references to such corresponding replacement rating definition. In the event that at any time the designation of any Rating Agency as a Rating Agency for purposes of any Series of RVMTP Shares is terminated in accordance with Section 2.8, any rating of such terminated Rating Agency, to the extent it would have been taken into account in any of the provisions of this Statement or the Appendix for such Series, shall be disregarded, and only the ratings of the then-designated Rating Agencies for such Series shall be taken into account for purposes of this Statement and such Appendix.

“Rating Agency Guidelines” means the guidelines of any Rating Agency, as they may be amended or modified from time to time, compliance with which is required to cause such Rating Agency to continue to issue a rating with respect to a Series of RVMTP Shares for so long as such Series is Outstanding.

“Rating Agency Withdrawal” shall have the meaning set forth in Section 2.2(g)(i)(C).

“Ratings Event” shall have the meaning set forth in Section 2.2(g)(i).

“Redemption Date” means with respect to a redemption pursuant to Section 2.6(a)(i), (b) or (c), the date fixed for redemption as stated in the Notice of Redemption with respect to such redemption.

“Redemption Default” shall have the meaning as set forth in Section 2.2(g)(i)(B).

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“Redemption Price” shall mean the Term Redemption Price, the Mandatory 1940 Act Asset Coverage Redemption Price, the Mandatory Tender Redemption Price or the Optional Redemption Price, as applicable.

“Registration Rights Agreement” means (i) with respect to the Series 2050-B RVMTP Shares issued pursuant to this Statement, the Second Amended and Restated Registration Rights Agreement to be dated as of January 15, 2026 between the Fund and the Purchaser and (ii) with respect to any subsequent Series of RVMTP Shares issued pursuant to this Statement, the registration rights agreement or other similar agreement for the RVMTP Shares of such Series (if any) specified in the Appendix for such Series, in each case, as such agreement may be amended, restated, or modified from time to time.

“Remarketing” means the offering of RVMTP Shares for resale as described in Section 2.5(b). RVMTP Shares that are remarketed in connection with a Remarketing are described as having been “Remarketed”.

“Remarketing Purchase Price” means, with respect to the RVMTP Shares subject to a Remarketing, a price per share equal to the Liquidation Preference per share plus an amount equal to all unpaid dividends and other distributions on such RVMTP Shares accumulated from and including the Date of Original Issue of such RVMTP Shares to (but excluding) the Mandatory Tender Date for such RVMTP Shares (whether or not earned or declared by the Fund, but excluding interest thereon).

“Remarketing Settlement Agent” means the entity appointed as such by the Fund with respect to a Remarketing of any Series of the RVMTP Shares and any additional or successor entities appointed by the Fund pursuant to a Remarketing Settlement Agent Agreement with the Fund.

“Remarketing Settlement Agent Agreement” means the Remarketing Settlement Agent Agreement, if any, with respect to the RVMTP Shares, between the Fund and the Remarketing Settlement Agent and any other party thereto, as amended, modified or supplemented from time to time, or any similar agreement with a successor Remarketing Settlement Agent.

“Restatement Date” means the date of the amendment and restatement of this Statement, as first indicated above.

“RVMTP” shall have the meaning as set forth in the Recitals of this Statement.

“RVMTP Shares” shall have the meaning as set forth in the Recitals of this Statement.

“RVMTP Shares of a Series” shall have the meaning as set forth in the Recitals of this Statement.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Securities Depository” shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Fund that agrees to follow

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the procedures required to be followed by such securities depository as set forth in this Statement with respect to the RVMTP Shares.

“Series” and “Series of RVMTP Shares” shall have the meanings as set forth in the Recitals of this Statement.

“SIFMA Municipal Swap Index” means the Securities Industry and Financial Markets Association Municipal Swap Index, or such other weekly, high-grade index comprised of seven-day, tax-exempt variable rate demand notes produced by Bloomberg L.P. or its successor, or as otherwise designated by the Securities Industry and Financial Markets Association; provided, however, that if such index is no longer produced by Bloomberg L.P. or its successor, then SIFMA Municipal Swap Index shall mean (i) the S&P Municipal Bond 7 Day High Grade Rate Index produced by Standard & Poor’s Financial Services LLC or its successors or (ii) if the S&P Municipal Bond 7 Day High Grade Rate Index is no longer produced, such other reasonably comparable index selected in good faith by the Board of Trustees of the Fund.

“Special Terms Period” shall have the meaning as set forth in Section 2.2(h)(i).

“Spread Adjustment” means, with respect to any Series, the Spread Adjustment for such Series set forth in the Appendix for such Series.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor or successors thereto.

“Statement” means this Second Amended and Restated Statement Establishing and Fixing the Rights and Preferences of Remarketable Variable Rate MuniFund Term Preferred Shares, as it may be amended from time to time in accordance with its terms.

“Subsequent Rate Period” means, with respect to any Series of RVMTP Shares, the period consisting of seven (7) calendar days, but adjusted in each case to reflect any changes when the regular calendar day that is a Rate Determination Date is not a Business Day, from, and including, the first calendar day following the Initial Rate Period of such Series to, and including, the next Rate Determination Date for such Series and any period thereafter from, and including, the first calendar day following a Rate Determination Date for shares of such Series to, and including, the next succeeding Rate Determination Date for shares of such Series.

“Tax Event” shall have the meaning as set forth in Section 2.2(g)(i)(E).

“Taxable Allocation” means, with respect to any Series, the characterization of all or a portion of any dividend paid in respect of such Series as net capital gains or other income taxable for regular federal individual income tax purposes.

“Term Redemption Amount” shall have the meaning as set forth in Section 2.12(a).

“Term Redemption Date” means, with respect to any Series, the date specified as the Term Redemption Date in the Appendix for such Series, as such date may be extended in accordance with Section 2.6(a) or as may otherwise be agreed in writing by the Fund and the Holders of 100% of the Outstanding RVMTP Shares of such Series.

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“Term Redemption Liquidity Account” shall have the meaning as set forth in Section 2.12(a).

“Term Redemption Price” shall have the meaning as set forth in Section 2.6(a).

“U.S. Government Obligations” means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States or of its agencies or instrumentalities and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

“Voting Period” shall have the meaning as set forth in Section 2.7(b)(i).

With respect to any Series, any additional definitions specifically set forth in the Appendix relating to such Series and any amendments to any definitions specifically set forth in the Appendix relating to such Series, as such Appendix may be amended from time to time, shall be incorporated herein and made part hereof by reference thereto, but only with respect to such Series.

Interpretation. The headings preceding the text of Sections included in this Statement are for convenience only and shall not be deemed part of this Statement or be given any effect in interpreting this Statement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Statement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Statement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Except as otherwise expressly set forth herein, reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to Sections shall refer to those portions of this Statement. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Statement as a whole and not to any particular Article, Section or clause of this Statement.

Liability of Officers, Trustees and Shareholders. A copy of the Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and notice hereby is given that this Statement is executed on behalf of the Fund by an officer of the Fund in his or her capacity as an officer of the Fund and not individually and that the obligations of the Fund under or arising out of this Statement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and properties of the Fund. All persons extending credit to, contracting with or having a claim against the Fund must look solely to the Fund’s assets and property for the enforcement of any claims against the Fund as none of the Fund’s officers, agents or shareholders, whether past, present or future, assume any personal liability for obligations entered on behalf of the Fund.

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ARTICLE 2 TERMS APPLICABLE TO ALL SERIES OF

REMARKETABLE VARIABLE RATE MUNIFUND TERM PREFERRED SHARES

Except for such changes and amendments hereto with respect to a Series of RVMTP Shares that are specifically contemplated by the Appendix relating to such Series, each Series of RVMTP Shares subject to this Statement shall have the following terms:

2.1	Number of Shares; Ranking.

(a)

The number of authorized shares constituting any Series of RVMTP Shares shall be as set forth with respect to such Series in the Appendix hereto relating to such Series. No fractional RVMTP Shares shall be issued.

(b)

The RVMTP Shares of each Series shall rank on a parity with RVMTP Shares of each other Series and with shares of any other series of Preferred Shares (including any Previously Issued Preferred Shares) as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund. The RVMTP Shares of each Series shall have preference with respect to the payment of dividends and as to distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund over the Common Shares as set forth herein.

(c)

No Holder of RVMTP Shares shall have, solely by reason of being such a Holder, any pre-emptive or other right to acquire, purchase or subscribe for any RVMTP Shares or Common Shares or other securities of the Fund which it may hereafter issue or sell.

2.2	Dividends and Distributions.

(a)

The Holders of RVMTP Shares of any Series shall be entitled to receive, when, as and if declared by, or under authority granted by, the Board of Trustees, out of funds legally available therefor in accordance with the Declaration, this Statement, and applicable law, and in preference to dividends and other distributions on Common Shares, cumulative cash dividends and other distributions on each share of such Series at the Dividend Rate for such Series, calculated as set forth herein, and no more. Dividends and other distributions on the RVMTP Shares of any Series shall accumulate from the Date of Original Issue with respect to such Series. The amount of dividends per share payable on RVMTP Shares of a Series on any Dividend Payment Date shall equal the sum of the dividends accumulated but not yet paid for each Rate Period (or part thereof) in the related Dividend Period. The amount of dividends per share of a Series accumulated for each such Rate Period (or part thereof) shall be computed by (i) multiplying the Dividend Rate in effect for RVMTP Shares of such Series for such Rate Period (or part thereof) by a fraction, the numerator of which shall be the actual number of calendar days in such Rate Period (or part thereof) and the denominator of which shall be the actual number of calendar days in the year in which such Rate Period (or such part thereof)

16

occurs (365 or 366) and (ii) multiplying the product determined pursuant to clause (i) by the Liquidation Preference for a share of such Series.

(b)

Dividends on RVMTP Shares of each Series with respect to any Dividend Period shall be declared to the Holders of such shares as their names shall appear on the registration books of the Fund at the close of business on each calendar day in such Dividend Period and shall be paid as provided in Section 2.2(f).

(c)

(i) No full dividends or other distributions shall be declared or paid on shares of a Series of RVMTP Shares for any Dividend Period or part thereof unless full cumulative dividends and other distributions due through the most recent dividend payment dates therefor for all outstanding Preferred Shares (including shares of other Series of RVMTP Shares and the Previously Issued Preferred Shares) ranking on a parity with such Series of RVMTP Shares have been or contemporaneously are declared and paid through the most recent dividend payment dates therefor. If full cumulative dividends or other distributions due have not been declared and paid on all such outstanding Preferred Shares of any series, any dividends and other distributions being declared and paid on RVMTP Shares of a Series will be declared and paid as nearly pro rata as possible in proportion to the respective amounts of dividends and other distributions accumulated but unpaid on the shares of each such series of Preferred Shares (including, without limitation, the Previously Issued Preferred Shares) on the relevant dividend payment date for such series. Subject to Section 2.11 hereof and Section 2.3 of the Purchase Agreement, no Holders of RVMTP Shares shall be entitled to any dividends or other distributions, whether payable in cash, property or shares, in excess of full cumulative dividends and other distributions as provided in this Section 2.2(c)(i) on such RVMTP Shares.

(ii) For so long as any RVMTP Shares are Outstanding, the Fund shall not: (x) declare or pay any dividend or other distribution (other than a dividend or distribution paid in Common Shares) in respect of the Common Shares, (y) call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares, or (z) pay any proceeds of the liquidation of the Fund in respect of the Common Shares, unless, in each case, (A) immediately thereafter, the Fund shall have 1940 Act Asset Coverage after deducting the amount of such dividend or distribution or redemption or purchase price or liquidation proceeds, (B) all cumulative dividends and other distributions on all RVMTP Shares and all other series of Preferred Shares ranking on a parity with the RVMTP Shares (including the Previously Issued Preferred Shares) due on or prior to the date the applicable dividend, distribution, redemption, purchase or acquisition shall have been declared and paid (or shall have been declared and Deposit Securities (in the case of the RVMTP Shares) or other sufficient securities or funds (in the case of other Preferred Shares, as applicable) for the payment thereof shall have been deposited irrevocably with the paying

17

agent for such Preferred Shares) and (C) the Fund shall have deposited Deposit Securities pursuant to and in accordance with the requirements of Section 2.6(e)(ii) hereof with respect to Outstanding RVMTP Shares of any Series to be redeemed pursuant to Section 2.6(a) or Section 2.6(b) hereof for which a Notice of Redemption shall have been given or shall have been required to be given in accordance with the terms hereof on or prior to the date of the applicable dividend, distribution, redemption, purchase or acquisition.

(iii) Any dividend payment made on RVMTP Shares of a Series shall first be credited against the dividends and other distributions accumulated with respect to the earliest Dividend Period for such Series for which dividends and distributions have not been paid.

(d)

Not later than 12:00 noon, New York City time, on the Dividend Payment Date for a Series of RVMTP Shares, the Fund shall deposit with the Calculation and Paying Agent Deposit Securities having an aggregate Market Value on such date sufficient to pay the dividends and other distributions, if any, that are payable on such Dividend Payment Date in respect of such Series. The Fund may direct the Calculation and Paying Agent with respect to the investment or reinvestment of any such Deposit Securities so deposited prior to the Dividend Payment Date, provided that such investment consists exclusively of Deposit Securities and provided further that the proceeds of any such investment will be available as same-day funds at the opening of business on such Dividend Payment Date.

(e)

All Deposit Securities deposited with the Calculation and Paying Agent for the payment of dividends payable on a Series of RVMTP Shares shall be held in trust for the payment of such dividends by the Calculation and Paying Agent for the benefit of the Holders of such Series entitled to the payment of such dividends pursuant to Section 2.2(f). Any moneys paid to the Calculation and Paying Agent in accordance with the foregoing but not applied by the Calculation and Paying Agent to the payment of dividends, including interest earned on such moneys while so held, will, to the extent permitted by law, be repaid to the Fund as soon as possible after the date on which such moneys were to have been so applied, upon request of the Fund.

(f)

Dividends and any distributions made pursuant to Section 2.11(a) on RVMTP Shares of a Series shall be paid on each Dividend Payment Date for such Series, out of funds legally available therefor under applicable law, when, as and if declared by the Board of Trustees, or under authority granted by, and pursuant to Section 2.2(a) hereof, to the Holders of shares of such Series as their names appear on the registration books of the Fund at the close of business on the calendar day immediately preceding such Dividend Payment Date (or if such calendar day is not a Business Day, the next preceding Business Day). Dividends and any distributions made pursuant to Section 2.11(a) in arrears on RVMTP Shares of a Series for any past Dividend Period may be declared and paid at any time, without reference to

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any regular Dividend Payment Date, to the Holders of shares of such Series as their names appear on the registration books of the Fund on such date, not exceeding fifteen (15) calendar days preceding the payment date thereof, as may be fixed by the Board of Trustees. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments or other distributions on RVMTP Shares of any Series which may be in arrears.

(g)

(i) The Dividend Rate on a Series of RVMTP Shares shall be adjusted to the Increased Rate for each Increased Rate Period (as hereinafter defined). Subject to the cure provisions of Section 2.2(g)(iii), a Rate Period with respect to a Series of RVMTP Shares shall be deemed to be an “Increased Rate Period” if on the first calendar day of such Rate Period:

(A) the Fund has failed to deposit with the Calculation and Paying Agent by 12:00 noon, New York City time, on a Dividend Payment Date for such Series, Deposit Securities that will provide funds available to the Calculation and Paying Agent on such Dividend Payment Date sufficient to pay the full amount of any dividend on such Series payable on such Dividend Payment Date (a “Dividend Default”) and such Dividend Default has not ended as contemplated by Section 2.2(g)(ii);

(B) the Fund has failed to deposit with the Calculation and Paying Agent by 12:00 noon, New York City time, on an applicable Redemption Date or Mandatory Tender Redemption Date for such Series, Deposit Securities that will provide funds available to the Calculation and Paying Agent on such Redemption Date or Mandatory Tender Redemption Date sufficient to pay the full amount of the Redemption Price payable in respect of such Series on such Redemption Date or Mandatory Tender Redemption Date (a “Redemption Default”) and such Redemption Default has not ended as contemplated by Section 2.2(g)(ii);

(C) any Rating Agency has withdrawn the credit rating required to be maintained with respect to such Series pursuant to Section 2.8 other than due to the Rating Agency ceasing to rate tax-exempt closed-end management investment companies generally and such withdrawal is continuing (a “Rating Agency Withdrawal”);

(D) a Ratings Event (as defined below) has occurred and is continuing with respect to such Series;

(E) (i) a court or other applicable governmental authority has made a final determination that for U.S. federal income tax purposes the RVMTP Shares do not qualify as equity in the Fund and such determination has not been repealed, revoked or rescinded and (ii)

19

such determination results from an act or failure to act on the part of the Fund (a “Tax Event”);

(F) the Fund has failed to pay when due the full amount of any Additional Amount Payment required to be paid pursuant to this Statement (other than a failure by the Fund to so pay due to the lack of legally available funds under applicable law or because of any other applicable legal or regulatory restrictions on such payments) (an Increased Rate Period pursuant to this clause (F) will be considered cured on the date the Fund pays the full amount of such Additional Amount Payment required to be paid pursuant to this Statement);

(G) the Fund shall have made an investment in violation of Section 6.11 of the Purchase Agreement and failed to dispose of such investment by the tenth (10th) Business Day following receipt by the Fund of written notice of such violation from the Purchaser (an Increased Rate Period pursuant to this clause (G) shall be considered cured on the date the Fund has disposed of any such investments of which it has received such notice); provided, however, that the Fund may, in good faith, notify the Purchaser in writing within five (5) Business Days following the receipt of such written notice from the Purchaser that the Fund disagrees that such investment violates Section 6.11 of the Purchase Agreement, which notification shall include the Fund’s rationale for disagreeing, in which case the ten (10) Business Day period noted in this clause (G) shall be extended to fifteen (15) Business Days;

(H) any violation of Section 7.15 (other than Section 7.15(c) and Section 7.15(e)) of the Purchase Agreement continuing past the expiration of any grace or cure period provided for therein (an Increased Rate Period pursuant to this clause (H) shall commence on the tenth (10th) Business Day following written notice from the Purchaser of such violation and will be considered cured on the date the Fund returns to compliance with Section 7.15 of the Purchase Agreement);

(I) the Fund has failed to maintain settlement of the RVMTP Shares in global book entry form through the Securities Depository (an Increased Rate Period pursuant to this clause (I) will commence on the tenth (10th) Business Day following receipt by the Fund of written notice of such failure from the Purchaser and will be considered cured on the date the Fund next maintains settlement of the RVMTP Shares in global book entry form through the Securities Depository);

(J) the Fund files a voluntary application for relief under federal bankruptcy law or any similar application under state law while the

20

Fund is solvent and does not reasonably foresee becoming insolvent (an Increased Rate Period pursuant to this clause (J) will be considered cured on the date such filing or application has been withdrawn, rescinded or dismissed);

(K) the audits of the Fund’s financial statements are not conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB Standards”) due to the gross negligence or willful failure by the Fund (an Increased Rate Period pursuant to this clause (K) will commence upon receipt by the Fund of written notice of such failure from the Purchaser and will be considered cured on the date the Fund produces financial statements audited in accordance with the PCAOB Standards); or

(L) the Fund has failed to establish the Term Redemption Liquidity Account in accordance with this Statement (an Increased Rate Period pursuant to this clause (L) will be considered cured on the date the Fund next establishes the Term Redemption Liquidity Account in accordance with this Statement).

A “Ratings Event” shall be deemed to exist with respect to any Series of RVMTP Shares at any time such RVMTP Shares have a long-term credit rating from at least one-half of the Rating Agencies designated at such time that is Below Investment Grade. For the avoidance of doubt, no determination by any court or other applicable governmental authority that requires the Fund to make an Additional Amount Payment in respect of a Taxable Allocation shall be deemed to be a Tax Event hereunder. For the avoidance of doubt, the Increased Rate, with respect to any Increased Rate Period for a Series of RVMTP Shares, shall be the Index Rate for such Increased Rate Period plus 2.00% plus the Applicable Spread, as defined, without any duplication thereof, regardless of whether one or more than one condition giving rise to an Increased Rate Period shall then be existing and continuing.

(ii) Subject to the cure provisions of Section 2.2(g)(iii), a Dividend Default or a Redemption Default on a Series of RVMTP Shares shall end on the Business Day on which, by 12:00 noon, New York City time, an amount equal to all accumulated but unpaid dividends on such Series and any unpaid Redemption Price on such Series shall have been deposited irrevocably in trust in same-day funds with the Calculation and Paying Agent.

(iii) No Increased Rate Period for a Series of RVMTP Shares with respect to any Dividend Default or Redemption Default on such Series shall be deemed to have commenced if the amount of any dividend or any Redemption Price due in respect of such Series (if such Default is not solely due to the willful failure of the Fund) is deposited irrevocably in trust, in same-day funds, with the Calculation and Paying Agent by 12:00 noon, New York City time, on a Business Day that is not later than three (3) Business Days after the applicable Dividend Payment Date or Redemption Date for such

21

Series with respect to which such Default occurred, together with an amount equal to the Increased Rate on such shares applied to the aggregate Liquidation Preference of and for any other Increased Rate Period that is in effect for a reason other than such Dividend Default or Redemption Default, if any, of non-payment on a Series of RVMTP Shares of the applicable dividend, determined as provided in Section 2.2(a), or the applicable Redemption Price, determined as provided in Section 2.6.

(g)	Designation of Special Terms Period.

(i) Right to Declare a Special Terms Period. The Fund, acting in its sole and absolute discretion but otherwise subject to the terms of this Statement, after the Lock-Out Date, may designate a “Special Terms Period” with respect to any Series of RVMTP Shares (which, for the avoidance of doubt, shall apply to all RVMTP Shares of such Series), during which period, such terms may differ from those provided in this Statement and applicable Appendix and may include, without limitation, changes to the Dividend Rate, Dividend Payment Dates, redemption provisions (including, without limitation, the Term Redemption Date or the Early Term Redemption Date), required Effective Leverage Ratio, and Additional Amount Payment provisions; provided that such special terms shall not, in any event, affect the parity ranking of such Series of RVMTP Shares relative to any other Series of RVMTP Shares, any Previously Issued Preferred Shares or any other series of Preferred Shares of the Fund then outstanding as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund. The effectiveness of any change to the terms of the RVMTP Shares pursuant to the exercise by the Fund of its option to designate a Special Terms Period with respect to any Series of RVMTP Shares shall be subject to the filing of an amendment to the terms of such RVMTP Shares that has been approved by the Board of Trustees and approved by 100% of the Holders of the affected Series of RVMTP Shares in the manner set forth in Section 2.7(a). For the avoidance of doubt, (A) the terms of any such Special Terms Period that may be designated pursuant to the foregoing sentence shall amend and/or replace the applicable provisions of this Statement (and/or the relevant Appendix for the affected Series) that are in effect at the time such Special Terms Period is declared and (B) subject to Section 2.5(a), the terms of this Statement that were in effect at the most recent time during which no Special Terms Period was in effect will automatically continue to be in effect immediately following the end of a Special Terms Period unless a subsequent Special Terms Period has been declared that will take effect immediately following the prior Special Terms Period, if the Holders of the RVMTP Shares have made an election to retain the RVMTP Shares with respect to the Mandatory Tender Date corresponding to the final date of such Special Terms Period and/or the RVMTP Shares of any Holders that have not made such election, if any, are Remarketed pursuant to Section 2.5(b).

(ii) Length of and Preconditions for Special Terms Period. Any Special Terms Period shall commence on a designated Thursday and end on the earlier of a designated Wednesday or the applicable Redemption Date or Mandatory Tender Redemption Date, as the case may be. A designation of a Special Terms Period shall be effective only if (1) notice thereof shall have been given to the Holders of the affected Series of RVMTP Shares in accordance with Section 2.2(h)(ii) and (iii), (2) full cumulative dividends and any amounts due with respect to redemptions payable on the

22

affected Series of RVMTP Shares prior to such date have been paid in full, (3) such designation of a Special Terms Period shall not become effective prior to twenty-four (24) months subsequent to the Date of Original Issue of the affected Series of RVMTP Shares, (4) all of the Outstanding RVMTP Shares of the affected Series shall be subject to such Special Terms Period, and (5) all of the Outstanding RVMTP Shares of the affected Series that are subject to Remarketing in connection with the redemption triggered by the declaration of the Special Terms Period are successfully Remarketed (except to the extent any applicable Holders of such affected Series of RVMTP Shares have affirmatively elected to retain their RVMTP Shares of such Series for the Special Terms Period). Any failure to satisfy the preconditions to a Special Terms Period shall result in such Special Terms Period not becoming effective.

(iii) Notice of Special Terms Period. If the Fund proposes to designate a Special Terms Period, not less than twenty (20) Business Days (or such lesser number of days as may be agreed to from time to time by the Holders of the affected Series of RVMTP Shares and the Remarketing Settlement Agent) nor more than thirty (30) Business Days prior to the date the Fund proposes to designate as the first day of such Special Terms Period, a notice (a “Notice of Special Terms Period”) shall be sent by the Fund or its designee by Electronic Means (or by first-class mail, postage prepaid, where the RVMTP Shares of the affected Series are in physical form outside the book-entry system of the Securities Depository) to the Holders of the affected Series of RVMTP Shares, with copies provided by the Fund to the Remarketing Settlement Agent and the Calculation and Paying Agent via Electronic Means and by the Fund or its designee to the initial Holder of the affected Series of RVMTP Shares in accordance with the notice provisions in the Purchase Agreement. Each such notice shall state (A) that the Fund has exercised its option to propose a Special Terms Period with respect to such Series of RVMTP Shares, (B) the Rate Determination Date immediately prior to the first day of such Special Terms Period, (C) that such Special Terms Period shall not commence unless the conditions precedent thereto in Section 2.2(h)(ii) are satisfied, (D) a description of the special terms to be applicable to such Series of RVMTP Shares and (E) the date upon which such Series of RVMTP Shares shall be subject to Remarketing pursuant to Section 2.5(b) (except to the extent affirmatively retained by any applicable Holder of RVMTP Shares of such Series pursuant to Section 2.5(a)(iv)). The Fund may provide in any Notice of Special Terms Period that such Special Terms Period is subject to one or more additional conditions precedent, in which case the special terms of such Special Terms Period shall not become effective unless each such additional condition has been satisfied or the Fund has waived each such condition.

2.3	Liquidation Rights.

(a)

The RVMTP Shares shall rank on parity with each other, with shares of any other Series of RVMTP Shares, and with shares of any other class or series of Preferred Shares (including the Previously Issued Preferred Shares) as to distribution of assets upon dissolution, liquidation or winding-up of the affairs of the Fund. In this regard, the provisions of this Section 2.3 shall be applied consistently with all other Preferred Shares such that Holders of the RVMTP Shares and holders of all other Preferred Shares are treated on parity with one another with respect to any such distribution.

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(b)

In the event of any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, the Holders of RVMTP Shares shall be entitled to receive out of the assets of the Fund available for distribution to shareholders, after satisfying claims of creditors but before any distribution or payment shall be made in respect of the Common Shares, a liquidation distribution equal to the Liquidation Preference for such shares, plus an amount equal to all unpaid dividends and other distributions on such shares accumulated to (but excluding) the date fixed for such distribution or payment on such shares (whether or not earned or declared by the Fund, but without interest thereon), and such Holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.

(c)

If, upon any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, the assets of the Fund available for distribution among the Holders of all Outstanding RVMTP Shares and any other outstanding Preferred Shares ranking on a parity with the RVMTP Shares (including, without limitation, the Previously Issued Preferred Shares) shall be insufficient to permit the payment in full to such Holders of the Liquidation Preference of such RVMTP Shares plus accumulated and unpaid dividends and other distributions on such shares as provided in Section 2.3(b) above and the amounts due upon liquidation with respect to such other Preferred Shares, then such available assets shall be distributed among the Holders of such RVMTP Shares and such other Preferred Shares ratably in proportion to the respective preferential liquidation amounts to which they are entitled. In connection with any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, unless and until the Liquidation Preference on each Outstanding RVMTP Share plus accumulated and unpaid dividends and other distributions on such shares as provided in Section 2.3(b) above have been paid in full to the Holders of such shares, no dividends, distributions or other payments will be made on, and no redemption, purchase or other acquisition by the Fund will be made by the Fund in respect of, the Common Shares.

(d)

Neither the sale of all or substantially all of the property or business of the Fund, nor the merger, consolidation or reorganization of the Fund into or with any other business or statutory trust, corporation or other entity, nor the merger, consolidation or reorganization of any other business or statutory trust, corporation or other entity into or with the Fund shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purpose of this Section 2.3.

2.4	Coverage & Leverage Tests.

(a)

1940 Act Asset Coverage Requirement. For so long as any RVMTP Shares of any Series are Outstanding, the Fund shall have 1940 Act Asset Coverage as of the close of business on each Business Day. If the Fund shall fail to maintain such 1940 Act Asset Coverage as of any time as of which such

24

compliance is required to be determined as aforesaid, the provisions of Section 2.6(b)(i) shall be applicable, which provisions to the extent complied with shall constitute the sole remedy for the Fund’s failure to comply with the provisions of this Section 2.4(a).

(b)

Calculation of 1940 Act Asset Coverage. For purposes of determining whether the requirements of Section 2.4(a) are satisfied, (i) no RVMTP Shares of any Series or other Preferred Shares shall be deemed to be Outstanding for purposes of any computation required by Section 2.4(a) if, prior to or concurrently with such determination, sufficient Deposit Securities (in the case of the RVMTP Shares) or other sufficient securities or funds (in the case of other Preferred Shares, as applicable), in each case in accordance with the terms of such Series or other Preferred Shares, to pay the full redemption price for such Series or other Preferred Shares (or the portion thereof to be redeemed) have been deposited in trust with the paying agent for such Series or other Preferred Shares and the requisite Notice of Redemption for such Series or other Preferred Shares (or the portion thereof to be redeemed) has been given, and (ii) the Deposit Securities or other sufficient securities or funds, as applicable that have been deposited with the applicable paying agent shall not be included as assets of the Fund for purposes of such computation.

(c)

Effective Leverage Ratio Requirement. Unless the Fund receives the prior written consent of all Holders, for so long as RVMTP Shares of any Series are Outstanding, the Effective Leverage Ratio shall not exceed 45.0% as of the close of business on any Business Day; provided, however, in the event that the Fund’s Effective Leverage Ratio exceeds 45.0% on any Business Day solely by reason of fluctuations in the market value of the Fund’s portfolio securities, the Effective Leverage Ratio shall not exceed 46.0% as of the close of business on such Business Day. If the Effective Leverage Ratio shall exceed the applicable percentage provided in the preceding sentence as of any time as of which such compliance is required to be determined as aforesaid, the provisions of Section 2.6(b)(ii) shall be applicable, which provisions to the extent complied with shall constitute the sole remedy for the Fund’s failure to comply with the provisions of this Section 2.4(c).

(d)	Calculation of Effective Leverage Ratio. For purposes of determining whether the requirements of Section 2.4(c) are satisfied, the “Effective Leverage Ratio” on any date shall mean the quotient of:

(i) The sum of (A) the aggregate liquidation preference of the Fund’s “senior securities” (as that term is defined in the 1940 Act) that are stock for purposes of the 1940 Act, excluding, without duplication, (1) any such senior securities for which the Fund has issued a Notice of Redemption and either has delivered Deposit Securities or sufficient securities or funds, (as applicable in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities or sufficient securities or funds on hand for the purpose of such

25

redemption (as applicable in accordance with the terms of such senior securities) and (2) any such senior securities that are to be redeemed with net proceeds from the sale of the RVMTP Shares, for which the Fund has delivered Deposit Securities or sufficient securities or funds (as applicable in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities or sufficient securities or funds on hand (as applicable in accordance with the terms of such senior securities) for the purpose of such redemption; (B) the aggregate principal amount of the Fund’s “senior securities representing indebtedness” (as that term is defined in the 1940 Act giving effect to any interpretations thereof by the Securities and Exchange Commission or its staff); (C) excluding, without duplication, any senior securities representing indebtedness included in (B), the aggregate amount of the purchase price component payable for a repurchase under reverse repurchase agreements entered into by the Fund; and (D) the aggregate principal amount of floating rate securities corresponding to any associated residual floating rate securities not owned by the Fund (less the aggregate principal amount of any such floating rate securities owned by the Fund and corresponding to the associated residual floating rate securities owned by the Fund); divided by

(ii) The sum of (A) the Market Value of the Fund’s total assets (including amounts attributable to senior securities, but excluding any assets consisting of Deposit Securities or funds referred to in clauses (A)(1) and (A)(2) of Section 2.4(d)(i) above), less the amount of the Fund’s accrued liabilities (other than liabilities for the aggregate principal amount of “senior securities representing indebtedness” (as that term is defined in the 1940 Act, giving effect to any interpretations thereof by the Securities and Exchange Commission or its staff), including floating rate securities); (B) excluding, without duplication, any senior securities representing indebtedness included in (A), the aggregate amount of the purchase price component payable for a repurchase under reverse repurchase agreements entered into by the Fund; and (C) the aggregate principal amount of floating rate securities not owned by the Fund that correspond to the associated inverse floating rate securities owned by the Fund.

2.5.  Mandatory Tender and Remarketing. The RVMTP Shares shall be subject to Mandatory Tender and Remarketing as provided below:

(a) Mandatory Tender of RVMTP Shares.

(i) Subject to the Holders’ election to retain the RVMTP Shares provided for in Section 2.5(a)(iv) below, any Series of RVMTP Shares shall become subject to Mandatory Tender upon the occurrence of:

(A) any date that is twenty (20) Business Days prior to each Early Term Redemption Date of such Series of RVMTP Shares as set forth in clause (i) of the definition thereof in the Appendix for such Series,

(B) any date on which the Fund delivers a Notice of Special Terms Period declaring a Special Terms Period for such Series of RVMTP Shares pursuant to Section 2.2(h), or

26

the date that is twenty (20) Business Days prior to the last day of any Special Terms Period, provided that no subsequent Special Terms Period has been designated and agreed by the Holder (each of (A), (B) and (C), a “Mandatory Tender Event”).

(ii) Upon the occurrence of a Mandatory Tender Event with respect to a Series of RVMTP Shares, the Fund shall issue or cause to be issued a notice of Mandatory Tender for Remarketing on the Mandatory Tender Date (as defined below) to the Holders of such Series of RVMTP Shares through the Securities Depository as a communication from the Securities Depository (the “Notice of Mandatory Tender”). Such Notice of Mandatory Tender shall specify that such Mandatory Tender is subject to the election of the Holders of such Series of RVMTP Shares to retain as described in Section 2.5(a)(iv) of this Statement.

(iii) The Mandatory Tender Dates corresponding to the Mandatory Tender Events listed in Section 2.5(a)(i) above are as follows, with each Mandatory Tender Date subject to the Holders’ election to retain the RVMTP Shares in Section 2.5(a)(iv):

(A) in the case of a Mandatory Tender Event described in Section 2.5(a)(i)(A), the date twenty (20) Business Days following the date of such Mandatory Tender Event,

(B) in the case of a Mandatory Tender Event described in Section 2.5(a)(i)(B), the date on which such Special Terms Period becomes effective pursuant to Section 2.2(h), and

(C) in the case of a Mandatory Tender Event described in Section 2.5(a)(i)(C), the last day of the related Special Terms Period (in the case of (A), (B), or (C), such date, the “Mandatory Tender Date”).

(iv) Notwithstanding Section 2.5(a)(i) above, the Holders of any affected Series of RVMTP Shares may elect to retain such RVMTP Shares by providing notice of such election to the Fund no later than the tenth (10th) Business Day prior to the Mandatory Tender Date, in which case the affected RVMTP Shares of the electing Holder shall no longer be subject to Mandatory Tender on the corresponding Mandatory Tender Date and shall not be Remarketed pursuant to the procedures described in Section 2.5(b) below; provided, however, with respect to any Mandatory Tender Event occurring pursuant to Section 2.5(a)(i)(B), any such election to retain shall not be effective unless accompanied or preceded by a consent to all amendments to the terms of the affected Series RVMTP Shares as required in connection with a designation of a Special Terms Period pursuant to Section 2.2(h)(i) above.

(b) Remarketing of RVMTP Shares. The RVMTP Shares subject to Mandatory Tender as provided for in this Section 2.5 shall be Remarketed in accordance with the following procedures:

(i) Holder of RVMTP Shares subject to Mandatory Tender may enter into trade documentation with a purchaser for the RVMTP Shares (which, for the

27

avoidance of doubt, shall be with respect to all the RVMTP Shares of such Series) with terms that (A) are reasonably satisfactory to both the Holder of the RVMTP Shares and such purchaser and (B) provide for the sale of the RVMTP Shares subject to Mandatory Tender on the Mandatory Tender Date; provided that (1) the Holder of the RVMTP Shares notifies the Fund in writing of such trade documentation by the Mandatory Tender Date confirming that the trade documentation satisfies the conditions in this sentence and providing that all RVMTP Shares will be sold thereunder and (2) following the Remarketing of RVMTP Shares, via execution of such trade documentation, the Fund shall provide, or cause to be provided, a notice through the Securities Depository cancelling the Mandatory Tender with respect to the RVMTP Shares so Remarketed. At any time following a Mandatory Tender Event and before the corresponding Mandatory Tender Date, the Fund may designate a Remarketing Settlement Agent to assist with the Remarketing in accordance with the terms of the Remarketing Settlement Agent Agreement.

(ii) If all of the RVMTP Shares subject to Mandatory Tender are not Remarketed pursuant to Section 2.5(b)(i) with binding trade documentation in place by the fifth (5th) Business Day preceding the Mandatory Tender Date, then the Fund and its agents shall take the following Remarketing actions:

(A) The Fund shall designate a Remarketing Settlement Agent to assist with the Remarketing in accordance with the terms of the Remarketing Settlement Agent Agreement.

(B) If any purchaser is identified and has agreed by the Mandatory Tender Date to purchase all of the RVMTP Shares subject to Mandatory Tender on the Mandatory Tender Date, the Remarketing Settlement Agent shall (1) give written notice by Electronic Means to the Holders of such RVMTP Shares, with a copy to the Fund and the Calculation and Paying Agent, that the purchaser has been identified and agreed to purchase such RVMTP Shares on the Mandatory Tender Date; (2) collect the Remarketing Purchase Price via wire transfer from such purchaser on the Mandatory Tender Date; (3) wire the Remarketing Purchase Price to the Securities Depository for delivery to the current Holder of the RVMTP Shares subject to Mandatory Tender on the Mandatory Tender Date; and (4) direct that such RVMTP Shares be delivered to the Remarketing Settlement Agent.

(C) The Remarketing Settlement Agent shall then direct transfer of the RVMTP Shares subject to Mandatory Tender to the purchaser through the Securities Depository on the Mandatory Tender Date.

For the avoidance of doubt, in the event of a successful Remarketing of all RVMTP Shares subject to Mandatory Tender pursuant to Section 2.5(b), such Mandatory Tender will be cancelled and the Fund shall provide, or cause to be provided, a notice through the Securities Depository cancelling the Mandatory Tender with respect to the RVMTP Shares so Remarketed.

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(c)  Failed Remarketing and Mandatory Tender.

(i) With respect to a Mandatory Tender Event described in Section 2.5(a)(i)(B), if, for any reason (other than a failure to timely deliver RVMTP Shares subject to a Mandatory Tender to the Remarketing Settlement Agent, and only to the extent that such failure to deliver is caused by administrative issues and is cured within two (2) Business Days), all of the RVMTP Shares subject to Mandatory Tender are not Remarketed by the related Mandatory Tender Date pursuant to Section 2.5(b), then (A) a failed remarketing shall be deemed to have occurred (which, for the avoidance of doubt, shall be with respect to all RVMTP Shares subject to the Mandatory Tender) (a “Failed Remarketing”) that may trigger the application of a Failed Remarketing Spread as described in clause (ii) of the definition thereof and (B) all such RVMTP Shares shall be retained by their respective Holders, and no such RVMTP Shares shall be purchased on the Mandatory Tender Date;

(ii) With respect to a Mandatory Tender Event described in Section 2.5(a)(i)(A) or 2.5(a)(i)(C), if any RVMTP Shares subject to Mandatory Tender are not Remarketed by the Mandatory Tender Date, then all such RVMTP Shares shall be redeemed by the Fund on the Mandatory Tender Date pursuant to the Mandatory Tender redemption procedure described in Sections 2.6(a)(iv) and 2.6(e) below.

2.6. Redemption. Each Series of RVMTP Shares shall be subject to redemption by the Fund as provided below:

(a)	Term Redemption and Mandatory Tender Redemption.

(i) Term Redemption. Subject to Section 2.6(e)(v), the Fund shall redeem all RVMTP Shares of a Series then Outstanding on the Term Redemption Date for such Series, out of funds legally available therefor under applicable law, at a price per share equal to the Liquidation Preference per share of such Series plus an amount equal to all unpaid dividends and other distributions on such share of such Series accumulated from and including the Date of Original Issue to (but excluding) the Term Redemption Date for such Series (whether or not earned or declared by the Fund, but excluding interest thereon) (the “Term Redemption Price”); provided, however, that the Term Redemption Date for such Series of RVMTP Shares may be extended pursuant to Section 2.6(a)(ii) or Section 2.6(a)(iii) below.

(ii) (A)   The Fund shall have the right, exercisable not more than three hundred and sixty-five (365) calendar days nor less than one hundred and twenty (120) calendar days prior to the Term Redemption Date of a Series of RVMTP Shares, to request by notice (accompanied by a No Adverse Effect Opinion) that each Designated Owner of such RVMTP Shares extend the Term Redemption Date for such Series of RVMTP Shares by at least an additional three hundred and sixty-five (365) calendar days (a “Designated Owner Term Extension Request”), which request may be conditioned upon terms and conditions that are different from the terms and conditions set forth herein or in the Appendix applicable to such Series of RVMTP Shares.

(B)   Each Designated Owner shall, no later than sixty (60) calendar days after receiving a Designated Owner Term Extension Request,

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notify the Fund and the Calculation and Paying Agent of its acceptance or rejection of such request, which acceptance by such Designated Owner may be conditioned upon terms and conditions that are different from the terms and conditions set forth herein or the terms and conditions proposed the Fund in making a Designated Owner Term Extension Request (a “Conditional Acceptance”). A Conditional Acceptance conditioned upon terms and conditions that are accepted by the Fund and that are different from the terms and conditions set forth herein shall be deemed to be a consent by such Designated Owner to amend this Statement to reflect such different terms and conditions, but only with respect to the RVMTP Shares of such Series beneficially owned by such Designated Owner. To the extent that a Designated Owner of RVMTP Shares of a Series of RVMTP Shares subject to a Designated Owner Term Extension Request rejects such Designated Owner Term Extension Request pursuant to this Section 2.6(a)(ii)(B), or is deemed to reject such Designated Owner Term Extension Request pursuant to Section 2.6(a)(ii)(C) below, the RVMTP Shares of such Series beneficially owned by such Designated Owner shall be subject to redemption as provided in this Statement, without giving effect to any Designated Owner Term Extension Request.

(C)  If any Designated Owner fails to notify the Fund or the Calculation and Paying Agent of its acceptance or rejection of the Fund’s Designated Owner Term Extension Request within such sixty (60) calendar day period, such failure to respond will be deemed a rejection of such Designated Owner Term Extension Request by such Designated Owner. If a Designated Owner of RVMTP Shares provides a Conditional Acceptance, then the Fund shall have sixty (60) calendar days thereafter to notify such Designated Owner of its acceptance or rejection of the terms and conditions specified in the Conditional Acceptance. The Fund’s failure to notify such Designated Owner within such sixty (60) calendar day period will be deemed a rejection of the terms and conditions specified in the Conditional Acceptance.

(D) Each Designated Owner of a Series of RVMTP Shares may grant or deny any Designated Owner Term Extension Request applicable to such Series of RVMTP Shares in its sole and absolute discretion.

(E) Unless the Fund and any Designated Owner of RVMTP Shares that has agreed to a Designated Owner Term Extension Request otherwise agree pursuant to the procedures described in this Section 2.6(a)(ii), in the event that the Term Redemption Date of a Series of RVMTP Shares is extended pursuant to this Section 2.6(a)(ii), the Liquidity Account Initial Date, as set forth in the Appendix establishing such Series, shall be extended accordingly, as provided in such Appendix, with respect to the RVMTP Shares of such Series held by such Designated Owner.

(iii)  The Fund shall have the right, exercisable not less than sixty (60) calendar days prior to the Term Redemption Date of a Series of RVMTP Shares, to request by notice (accompanied

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by a No Adverse Effect Opinion) to the Holders of 100% of the Outstanding RVMTP Shares of such Series, an extension of the Term Redemption Date (a “Holder Term Extension Request”). Any failure by a Holder to respond or agree to such Holder Term Extension Request in writing within sixty (60) calendar days of the receipt thereof shall be deemed to be a rejection of the extension request and the Term Redemption Date may only be extended pursuant to this Section 2.6(a)(iii) upon the written consent of 100% of the Holders of the RVMTP Shares of such Series. In the event that the Term Redemption Date of a Series of RVMTP Shares is extended pursuant to this Section 2.6(a)(iii), the Liquidity Account Initial Date, as set forth in the Appendix establishing such Series, shall be extended accordingly, as provided in such Appendix.

(iv)   Mandatory Tender Redemption. Following a Mandatory Tender Event of the kind described in Section 2.5(a)(i)(A) or 2.5(a)(i)(C), any RVMTP Shares subject to such Mandatory Tender Event that are not subject to an election to retain by the Holders pursuant to Section 2.5(a)(iv) and have not been successfully Remarketed by the related Mandatory Tender Date pursuant to Section 2.5(b) shall be redeemed by the Fund on such Mandatory Tender Date (the date of such redemption, “Mandatory Tender Redemption Date”), at a price per share equal to the Liquidation Preference per share plus an amount equal to all unpaid dividends and other distributions on such RVMTP Shares accumulated from and including the Date of Original Issue of such RVMTP Shares to (but excluding) the Mandatory Tender Redemption Date (whether or not earned or declared by the Fund, but excluding interest thereon) (the “Mandatory Tender Redemption Price”).

(b) 1940 Act Asset Coverage and Effective Leverage Ratio Mandatory Redemption.

(i)  Mandatory 1940 Act Asset Coverage Redemption.

(A) If the Fund fails to comply with the 1940 Act Asset Coverage requirement as provided in Section 2.4(a) as of any time as of which such compliance is required to be determined in accordance with Section 2.4(a) and such failure is not cured as of the 1940 Act Asset Coverage Cure Date other than as a result of the redemption required by this Section 2.6(b)(i), the Fund shall, to the extent permitted by the 1940 Act and Massachusetts law, by the close of business on the second (2nd) Business Day next following such 1940 Act Asset Coverage Cure Date, cause a Notice of Redemption to be issued, in accordance with the terms of the Preferred Shares to be redeemed. In addition, in accordance with the terms of the Preferred Shares to be redeemed, the Fund shall cause to be deposited Deposit Securities (in the case of the RVMTP Shares) or other sufficient securities or funds (in the case of any other Preferred Shares, as applicable) in trust with the Calculation and Paying Agent or other applicable paying agent, in each case in accordance with the terms of the Preferred Shares to be redeemed for the redemption of a sufficient number of Preferred Shares, which, to the extent permitted by the 1940 Act and Massachusetts law, enable the Fund to meet the requirements of Section 2.6(b)(i)(B). The Fund shall allocate such redemption on a pro rata basis among different series of Preferred Shares (including the shares of each Series of RVMTP Shares and the Previously Issued Preferred Shares) based upon the proportion that the aggregate liquidation preference of the outstanding Preferred Shares of any series bears to the aggregate liquidation preference of all outstanding series of Preferred Shares (a “Pro Rata Allocation”). In the event that any RVMTP Shares of a Series then Outstanding are to be redeemed pursuant to this Section 2.6(b)(i), the Fund shall redeem such shares, out of funds legally available therefor

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under applicable law, at a price per share equal to the Liquidation Preference per share of such Series plus an amount equal to all unpaid dividends and other distributions on such share of such Series accumulated from and including the Date of Original Issue to (but excluding) the date fixed for such redemption by the Board of Trustees (whether or not earned or declared by the Fund, but without interest thereon) (the “Mandatory 1940 Act Asset Coverage Redemption Price”).

(B) On the Redemption Date for a redemption contemplated by Section 2.6(b)(i)(A), the Fund shall redeem at the Mandatory 1940 Act Asset Coverage Redemption Price, out of funds legally available therefor, under applicable law, such number of Preferred Shares (which may include at the sole option of the Fund any number or proportion of RVMTP Shares of any Series) as shall be equal to the lesser of (x) the minimum number of Preferred Shares, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the 1940 Act Asset Coverage Cure Date, would result in the Fund having 1940 Act Asset Coverage on such 1940 Act Asset Coverage Cure Date (provided, however, that if there is no such minimum number of RVMTP Shares and other Preferred Shares the redemption or retirement of which would have such result, all RVMTP Shares and other Preferred Shares then outstanding shall be redeemed), and (y) the maximum number of Preferred Shares that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration and applicable law. Notwithstanding the foregoing, in the event that Preferred Shares are redeemed pursuant to this Section 2.6(b)(i), the Fund may at its sole option, but is not required to, include in the number of Preferred Shares being mandatorily redeemed pursuant to this Section 2.6(b)(i) a sufficient number of RVMTP Shares of any Series that, when aggregated with other Preferred Shares redeemed by the Fund, would result, if deemed to have occurred immediately prior to the opening of business on the 1940 Act Asset Coverage Cure Date, in the Fund having 1940 Act Asset Coverage on such 1940 Act Asset Coverage Cure Date of up to and including 265%; provided that if the 1940 Act Asset Coverage is increased to greater than 265%, the Optional Redemption Premium shall be due on any such excess redemptions. The Fund shall effect such redemption on the date fixed by the Fund therefor, which date shall not be later than thirty (30) calendar days after such 1940 Act Asset Coverage Cure Date, except that if the Fund does not have funds legally available for the redemption of all of the required number of RVMTP Shares and other Preferred Shares which have been designated to be redeemed or the Fund otherwise is unable to effect such redemption on or prior to thirty (30) calendar days after such 1940 Act Asset Coverage Cure Date, the Fund shall redeem those RVMTP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date following such thirty (30) calendar day period on which it is able to effect such redemption. If fewer than all of the Outstanding RVMTP Shares of a Series are to be redeemed pursuant to this Section 2.6(b)(i), the number of RVMTP Shares of such Series to be redeemed from the respective Holders shall be selected (A) pro rata among the Outstanding shares of such Series, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable, in each case, in accordance with the 1940 Act; provided, that such method of redemption as set forth in clause (A), (B) or (C) of this Section 2.6(b)(i)(B) shall be subject to any applicable procedures established by the Securities Depository.

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(ii) Effective Leverage Ratio Mandatory Redemption.

(A)  If (1) the Fund fails to comply with the Effective Leverage Ratio requirement as provided in Section 2.4(c) as of any time as of which such compliance is required to be determined in accordance with Section 2.4(c), (2) with respect to the initial Series of RVMTP Shares issued pursuant to this Statement, the Fund fails to comply with the Effective Leverage Ratio requirement calculated as set forth in Section 6.12 of the Purchase Agreement applicable to such Series of RVMTP Shares if such requirement is still in effect in accordance with the terms of such Purchase Agreement, or (3) with respect to any other Series of RVMTP Shares issued pursuant to this Statement, the Fund fails to comply with any additional requirements relating to the calculation of the Effective Leverage Ratio pursuant to the Purchase Agreement or Appendix applicable to such Series of RVMTP Shares, and, in any such case, such failure is not cured as of the close of business on the date that is ten (10) Business Days following the Business Day on which such non-compliance is first determined (the “Effective Leverage Ratio Cure Date”) other than as a result of the redemption or other actions required by this Section 2.6(b)(ii), the Fund shall cause the Effective Leverage Ratio (calculated in accordance with the requirements applicable to the determination of the Effective Leverage Ratio under this Statement, and under the Appendix and Purchase Agreement for any applicable Series of RVMTP Shares in respect of which the Effective Leverage Ratio is being determined) to not exceed the Effective Leverage Ratio required under Section 2.4(c) as so determined, by (x) not later than the close of business on the Business Day next following the Effective Leverage Ratio Cure Date, engaging in transactions involving or relating to the floating rate securities not owned by the Fund and/or the inverse floating rate securities owned by the Fund, including the purchase, sale or retirement thereof, (y) to the extent permitted by the 1940 Act and Massachusetts law, not later than the close of business on the second (2nd) Business Day next following the Effective Leverage Ratio Cure Date, causing a Notice of Redemption to be issued, and in addition, causing to be irrevocably deposited Deposit Securities (in the case of the RVMTP Shares) or other sufficient securities or funds (in the case of other Preferred Shares, as applicable) in trust with the Calculation and Paying Agent or other applicable paying agent, in each case in accordance with the terms of the Preferred Shares to be redeemed, for the redemption at the redemption price specified in the terms of such Preferred Shares of a sufficient number of Preferred Shares, based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation, or (z) engaging in any combination, in the Fund’s discretion, of the actions contemplated by clauses (x) and (y) of this Section 2.6(b)(ii)(A). In the event that any RVMTP Shares of a Series are to be redeemed pursuant to clause (y) of this Section 2.6(b)(ii)(A), the Fund shall redeem such RVMTP Shares at a price per RVMTP Share equal to the Mandatory 1940 Act Asset Coverage Redemption Price. Notwithstanding the foregoing, in the event that Preferred Shares are redeemed pursuant to this Section 2.6(b)(ii), the Fund may at its sole option, but is not required to, include in the number of Preferred Shares being mandatorily redeemed pursuant to this Section 2.6(b)(ii) a sufficient number of RVMTP Shares of any Series that, when aggregated with other Preferred Shares redeemed by the Fund, would result, if deemed to have occurred immediately prior to the opening of business on the Effective Leverage Ratio Cure Date, in the Fund having an Effective Leverage Ratio on such Effective Leverage Ratio Cure Date of no less than 38%;

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provided that if the Effective Leverage Ratio is reduced to less than 38%, the Optional Redemption Premium shall be due on any such excess redemptions.

(B) On the Redemption Date for a redemption contemplated by clause (y) of Section 2.6(b)(ii)(A), the Fund shall not redeem more than the maximum number of Preferred Shares that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration and applicable law. If the Fund is unable to redeem the required number of RVMTP Shares and other Preferred Shares which have been designated to be redeemed in accordance with clause (y) of Section 2.6(b)(ii)(A) due to the unavailability of legally available funds, the Fund shall redeem those RVMTP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date following such Redemption Date on which it is able to effect such redemption (based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation). If fewer than all of the Outstanding RVMTP Shares of a Series are to be redeemed pursuant to clause (y) of Section 2.6(b)(ii)(A), the number of RVMTP Shares of such Series to be redeemed from the respective Holders shall be selected (A) pro rata among the Outstanding shares of such Series, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable in each case, in accordance with the 1940 Act; provided that such method of redemption as set forth in clause (A), (B) or (C) of this Section 2.6(b)(ii)(B) shall be subject to any applicable procedures established by the Securities Depository.

(c)  Optional Redemption.

(i) Subject to the provisions of Section 2.6(c)(ii), the Fund may at its option on any Business Day (an “Optional Redemption Date”) redeem in whole or from time to time in part the Outstanding RVMTP Shares of any Series, at a redemption price per RVMTP Share (the “Optional Redemption Price”) equal to (x) the Liquidation Preference per RVMTP Share of such Series plus (y) an amount equal to all unpaid dividends and other distributions on such RVMTP Share of such Series accumulated from and including the Date of Original Issue to (but excluding) the Optional Redemption Date (whether or not earned or declared by the Fund, but without interest thereon) plus (z) the Optional Redemption Premium per share (if any) that is applicable to an optional redemption of RVMTP Shares of such Series that is effected on such Optional Redemption Date as set forth in the Appendix relating to such Series; provided that in connection with any (A) redemption pursuant to this Section 2.6(c) or pursuant to Section 2.6(b) that is effectuated in order to comply with the requirements of the 1940 Act or this Statement, the Purchase Agreement or the Registration Rights Agreement as a result of the repurchase of Common Shares of the Fund as a result of its interval fund structure or (B) any redemption in accordance with Section 2.6(a)(iv) or 2.6(b) (except as set forth therein), no Optional Redemption Premium specified in clause (z) above or penalty or premium shall be payable.

(ii) If fewer than all of the Outstanding RVMTP Shares of a Series are to be redeemed pursuant to Section 2.6(c)(i), the shares of such Series to be redeemed shall be selected either (A) pro rata among the Holders of such Series, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable; provided, in each such case, that such method of redemption as set forth in clause (A), (B) or (C) of this Section 2.6(c)(ii) shall be subject to any applicable procedures established by

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the Securities Depository. Subject to the provisions of this Statement and applicable law, the Board of Trustees will have the full power and authority to prescribe the terms and conditions upon which RVMTP Shares will be redeemed pursuant to this Section 2.6(c) from time to time.

(iii) The Fund may not on any date deliver a Notice of Redemption pursuant to Section 2.6(e) in respect of a redemption contemplated to be effected pursuant to this Section 2.6(c) unless on such date the Fund reasonably expects to have available Deposit Securities for the Optional Redemption Date contemplated by such Notice of Redemption having a Market Value not less than the amount (including any applicable premium) due to Holders of RVMTP Shares by reason of the redemption of such RVMTP Shares on such Optional Redemption Date.

(iv) RVMTP Shares of a Series redeemed at the Fund’s sole option in accordance with, but solely to the extent contemplated by, Section 2.6(a)(iv), 2.6(b)(i) or 2.6(b)(ii), shall be considered mandatorily redeemed pursuant to such Section, as applicable, and not subject to this Section 2.6(c).

(d)

Redemption upon Ratings Event or a Rating Agency Withdrawal. Upon the occurrence of a Ratings Event or a Rating Agency Withdrawal in respect of a Series of RVMTP Shares, and, in any such case, if such Ratings Event or Rating Agency Withdrawal is not cured as of the close of business on the date that is thirty (30) calendar days following the Business Day on which such Ratings Event or Rating Agency Withdrawal occurs, the Fund shall redeem all RVMTP Shares of such Series within ninety (90) days of the occurrence of any such event, at a price per share equal to the Term Redemption Price.

(e)	Procedures for Redemption.

(i) If the Fund shall determine or be required to redeem, in whole or in part, RVMTP Shares of a Series pursuant to Section 2.6(a)(i), (b) or (c), the Fund shall deliver a notice of redemption (the “Notice of Redemption”), by overnight delivery, by first class mail, postage prepaid or by Electronic Means to Holders thereof, or request the Calculation and Paying Agent, on behalf of the Fund, to promptly do so by overnight delivery, by first class mail, postage prepaid or by Electronic Means. For the avoidance of doubt, a Notice of Redemption shall not be required if the Fund shall be required to redeem, in whole or in part, RVMTP Shares of a series pursuant to Section 2.6(a)(iv). A Notice of Redemption shall be provided not more than thirty-five (35) calendar days prior to the date fixed for redemption and not less than ten (10) calendar days (or such shorter or longer period as may be consented to by all of the Holders of the RVMTP Shares of such Series, which consent shall not be deemed to be a vote required by Section 2.7) prior to the Redemption Date; provided that, in connection with a redemption in accordance with Section 6.20 of the Purchase Agreement, a Notice of Redemption shall be provided at least two (2) Business Days prior to the Redemption Date. Each such Notice of Redemption shall state: (A) the Redemption Date; (B) the applicable Redemption Price on a per share basis; (C) the Series and number of RVMTP Shares to be redeemed; (D) the CUSIP number for RVMTP Shares of such Series; (E) if applicable, the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Trustees requires and the Notice of Redemption

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states) are to be surrendered for payment of the Redemption Price; (F) that dividends on the RVMTP Shares to be redeemed will cease to accumulate from and after such Redemption Date; and (G) the provisions of this Statement under which such redemption is made. If fewer than all RVMTP Shares held by any Holder are to be redeemed, the Notice of Redemption delivered to such Holder shall also specify the number of RVMTP Shares to be redeemed from such Holder and/or the method of determining such number. The Fund may provide in any Notice of Redemption relating to an optional redemption contemplated to be effected pursuant to Section 2.6(c) of this Statement that such redemption is subject to one or more conditions precedent and that the Fund shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

(ii) If (1) the Fund shall give a Notice of Redemption or (2) the Fund is required to redeem RVMTP Shares on the Mandatory Tender Date pursuant to Section 2.6(a)(iv), then at any time from and after the giving of such Notice of Redemption or Notice of Mandatory Tender, as applicable, and prior to 12:00 noon, New York City time, on the Redemption Date (so long as any conditions precedent to such redemption have been met or waived by the Fund), the Fund shall (A) deposit with the Calculation and Paying Agent Deposit Securities having an aggregate Market Value on the date thereof no less than the Redemption Price of the RVMTP Shares to be redeemed on the Redemption Date and (B) give the Calculation and Paying Agent irrevocable instructions and authority to pay the applicable Redemption Price to the Holders of the RVMTP Shares called for redemption on the Redemption Date. The Fund may direct the Calculation and Paying Agent with respect to the investment of any Deposit Securities consisting of cash so deposited prior to the Redemption Date, provided that the proceeds of any such investment shall be available at the opening of business on the Redemption Date as same-day funds. Notwithstanding the provisions of clause (A) of the preceding sentence, if the Redemption Date is the Term Redemption Date or Early Term Redemption Date, then such deposit of Deposit Securities (which may come in whole or in part from the Term Redemption Liquidity Account) shall be made no later than fifteen (15) calendar days prior to the Term Redemption Date or Early Term Redemption Date.

(iii) Upon the date of the deposit of such Deposit Securities, all rights of the Holders of the RVMTP Shares so called for redemption shall cease and terminate except the right of the Holders thereof to receive the Redemption Price thereof and such RVMTP Shares shall no longer be deemed Outstanding for any purpose whatsoever (other than (A) the transfer thereof prior to the applicable Redemption Date and (B) the accumulation of dividends thereon in accordance with the terms hereof up to (but excluding) the applicable Redemption Date, which accumulated dividends, unless previously declared and paid as contemplated by the last sentence of Section 2.6(e)(vi) below, shall be payable only as part of the applicable Redemption Price on the Redemption Date). The Fund shall be entitled to receive, promptly after the Redemption Date, any Deposit Securities in excess of the aggregate Redemption Price of the RVMTP Shares called for redemption and redeemed on the Redemption Date. Any Deposit Securities so deposited that are unclaimed at the end of three hundred sixty-five (365) calendar days from the Redemption Date shall, to the extent permitted by law, be repaid to the Fund, after which the Holders of the RVMTP Shares so called for redemption shall look only to the Fund for payment of the Redemption Price thereof. The Fund shall be entitled to receive, from time to time after the Redemption Date, any interest on the Deposit Securities so deposited.

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(iv) On or after the Redemption Date, each Holder of RVMTP Shares in certificated form (if any) that are subject to redemption shall surrender the certificate(s) evidencing such RVMTP Shares to the Fund at the place designated in the Notice of Redemption and shall then be entitled to receive the Redemption Price for such RVMTP Shares, without interest, and, in the case of a redemption of fewer than all the RVMTP Shares represented by such certificate(s), a new certificate representing the RVMTP Shares that were not redeemed.

(v) Notwithstanding the other provisions of this Section 2.6, except as otherwise required by law, the Fund shall not redeem any RVMTP Shares or other series of Preferred Shares ranking on a parity with the RVMTP Shares with respect to dividends and other distributions unless all accumulated and unpaid dividends and other distributions on all Outstanding RVMTP Shares and shares of other series of Preferred Shares for all applicable past dividend periods (whether or not earned or declared by the Fund) (x) shall have been or are contemporaneously paid or (y) shall have been or are contemporaneously declared and Deposit Securities (in the case of the RVMTP Shares) or other sufficient securities or funds (in the case of other Preferred Shares, as applicable) (in accordance with the terms of such Preferred Shares for the payment of such dividends and other distributions) shall have been or are contemporaneously deposited with the Calculation and Paying Agent or other applicable paying agent for such Preferred Shares in accordance with the terms of such Preferred Shares, provided, however, that the foregoing shall not prevent the purchase or acquisition of Outstanding RVMTP Shares pursuant to an otherwise lawful purchase or exchange offer made on the same terms to Holders of all Outstanding RVMTP Shares and any other series of Preferred Shares for which all accumulated and unpaid dividends and other distributions have not been paid.

(vi) To the extent that any redemption for which a Notice of Redemption has been provided is not made by reason of the absence of legally available funds therefor in accordance with the Declaration, this Statement, and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. In the case of any redemption pursuant to Section 2.6(c), no Redemption Default shall be deemed to have occurred if the Fund shall fail to deposit in trust with the Calculation and Paying Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that a Notice of Redemption has been provided with respect to any RVMTP Shares, dividends may be declared and paid on such RVMTP Shares in accordance with their terms if Deposit Securities for the payment of the Redemption Price of such RVMTP Shares shall not have been deposited in trust with the Calculation and Paying Agent for that purpose.

(f)

Calculation and Paying Agent as Trustee of Redemption Payments by Fund. All Deposit Securities transferred to the Calculation and Paying Agent for payment of the Redemption Price of RVMTP Shares called for redemption shall be held in trust by the Calculation and Paying Agent for the benefit of Holders of RVMTP Shares so to be redeemed until paid to such Holders in accordance with the terms hereof or returned to the Fund in accordance with the provisions of Section 2.6(e)(iii) above.

37

(g)

Compliance With Applicable Law. In effecting any redemption pursuant to this Section 2.6, the Fund shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the 1940 Act and any applicable law, but shall effect no redemption except in accordance with the 1940 Act and any applicable law.

(h)

Modification of Redemption Procedures. Notwithstanding the foregoing provisions of this Section 2.6, the Fund may, in its sole discretion and without a shareholder vote, modify the procedures set forth above with respect to notification of redemption for the RVMTP Shares, provided that such modification does not materially and adversely affect the Holders of the RVMTP Shares or cause the Fund to violate any applicable law, rule or regulation; and provided further that no such modification shall in any way alter the rights or obligations of the Calculation and Paying Agent without its prior consent.

2.7. Voting Rights.

(a)

One Vote Per RVMTP Share. Except as otherwise provided in the Declaration, this Statement, or as otherwise required by law, (i) each Holder of RVMTP Shares shall be entitled to one vote for each RVMTP Share held by such Holder on each matter submitted to a vote of all shareholders of the Fund, and (ii) the holders of outstanding Preferred Shares, including Outstanding RVMTP Shares and Previously Issued Preferred Shares, and Common Shares shall vote together as a single class; provided, however, that the holders of outstanding Preferred Shares, including Outstanding RVMTP Shares and Previously Issued Preferred Shares, shall be entitled, as a class, to the exclusion of the Holders of all other securities and Common Shares of the Fund, to elect two trustees of the Fund, it being understood that each Preferred Share, including the RVMTP Shares and the Previously Issued Preferred Shares, entitles the Holder thereof to one vote for each Preferred Share in respect to the election of each such trustee. Subject to Section 2.7(b), the Holders of outstanding Common Shares and Preferred Shares, including the RVMTP Shares and the Previously Issued Preferred Shares, voting together as a single class, shall elect the balance of the trustees.

(b)	Voting For Additional Trustees.

(i) Voting Period. During any period in which any one or more of the conditions described in clauses (A) or (B) of this Section 2.7(b)(i) shall exist (such period being referred to herein as a “Voting Period”), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the Holders of Preferred Shares, including RVMTP Shares and the Previously Issued Preferred Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the Holders of Preferred Shares, including RVMTP Shares and the Previously Issued Preferred Shares, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the Holders of all other securities and classes of shares of beneficial

38

interest of the Fund), to elect such smallest number of additional trustees, together with the two trustees that such Holders are in any event entitled to elect. A Voting Period shall commence:

(A) if, at the close of business on any dividend payment date for any outstanding Preferred Shares including any Outstanding RVMTP Shares and Previously Issued Preferred Shares, accumulated dividends (whether or not earned or declared) on such outstanding Preferred Shares, including the RVMTP Shares and Previously Issued Preferred Shares, equal to at least two (2) full years’ dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Calculation and Paying Agent or other applicable paying agent for the payment of such accumulated dividends; or

(B) if at any time Holders of Preferred Shares are otherwise entitled under the 1940 Act to elect a majority of the Board of Trustees.

A Voting Period shall terminate upon all of such conditions ceasing to exist. Upon the termination of a Voting Period, the voting rights described in this Section 2.7(b)(i) shall cease, subject always, however, to the revesting of such voting rights in the Holders of Preferred Shares upon the further occurrence of any of the events described in this Section 2.7(b)(i).

(ii) Notice of Special Meeting. As soon as practicable after the accrual of any right of the Holders of Preferred Shares to elect additional trustees as described in Section 2.7(b)(i), the Fund shall call a special meeting of such Holders and notify the Calculation and Paying Agent and/or such other Person as is specified in the terms of such Preferred Shares to receive notice (i) by mailing or delivery by Electronic Means or (ii) in such other manner and by such other means as are specified in the terms of such Preferred Shares, a notice of such special meeting to such Holders, such meeting to be held not less than ten (10) nor more than thirty (30) calendar days after the date of the delivery by Electronic Means or mailing of such notice or the delivery of such notice by such other means as are described in clause (ii) above. If the Fund fails to call such a special meeting, it may be called at the expense of the Fund by any such Holder on like notice. The record date for determining the Holders of Preferred Shares entitled to notice of and to vote at such special meeting shall be the close of business on the fifth (5th) Business Day preceding the calendar day on which such notice is mailed or otherwise delivered. At any such special meeting and at each meeting of Holders of Preferred Shares held during a Voting Period at which trustees are to be elected, such Holders, voting together as a class (to the exclusion of the Holders of all other securities and classes of shares of beneficial interest of the Fund), shall be entitled to elect the number of trustees prescribed in Section 2.7(b)(i) hereof on a one-vote-per-share basis.

(iii) Terms of Office of Existing Trustees. The terms of office of the incumbent trustees of the Fund at the time of a special meeting of Holders of Preferred Shares to elect additional trustees in accordance with Section 2.7(b)(i) shall not be affected by the election at such meeting by the Holders of RVMTP Shares and such other Holders of Preferred Shares of the number of trustees that they are entitled to elect, and the trustees so elected by the Holders of RVMTP Shares and such other Holders of Preferred Shares, together with the two (2) trustees elected by the Holders of Preferred Shares in accordance

39

with Section 2.7(a) hereof and the remaining trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Fund.

(iv) Terms of Office of Certain Trustees to Terminate Upon Termination of Voting Period. Simultaneously with the termination of a Voting Period, the terms of office of the additional trustees elected by the Holders of the Preferred Shares pursuant to Section 2.7(b)(i) shall terminate, the remaining trustees shall constitute the trustees of the Fund and the voting rights of the Holders of Preferred Shares to elect additional trustees pursuant to Section 2.7(b)(i) shall cease, subject to the provisions of the last sentence of Section 2.7(b)(i).

(c) Holders of RVMTP Shares to Vote on Certain Matters.

(i) Certain Amendments Requiring Approval of RVMTP Shares. Except as otherwise permitted by the terms of this Statement, so long as any RVMTP Shares are Outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least a majority of the RVMTP Shares subject to this Statement Outstanding at the time, voting together as a separate class, amend, alter or repeal the provisions of the Declaration, or this Statement, whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power of such RVMTP Shares or the Holders thereof; provided, however, that (i) a change in the capitalization of the Fund in accordance with Section 2.9 hereof shall not be considered to materially and adversely affect the rights and preferences of the RVMTP Shares, and (ii) a division of an RVMTP Share shall be deemed to materially and adversely affect such preferences, rights or powers only if the terms of such division materially and adversely affect the Holders of the RVMTP Shares. For purposes of the foregoing, no matter shall be deemed to materially and adversely affect any preference, right or power of an RVMTP Share of any Series or the Holder thereof unless such matter (i) alters or abolishes any preferential right of such RVMTP Share, or (ii) creates, alters or abolishes any right in respect of redemption of such RVMTP Share (other than solely as a result of a division of an RVMTP Share). So long as any RVMTP Shares are Outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least 66 2/3% of the RVMTP Shares Outstanding at the time, voting as a separate class, file a voluntary application for relief under Federal bankruptcy law or any similar application under state law for so long as the Fund is solvent and does not foresee becoming insolvent. For the avoidance of doubt, no vote of the holders of Common Shares shall be required to amend, alter or repeal the provisions of this Statement, including any Appendix hereto.

(ii) 1940 Act Matters. Unless a higher percentage is provided for in the Declaration, the affirmative vote of the Holders of at least “a majority of the outstanding Preferred Shares,” including all RVMTP Shares and Previously Issued Preferred Shares Outstanding at the time, voting as a separate class, shall be required (A) to approve any conversion of the Fund from a closed-end to an open-end investment company, (B) to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares, or (C) to approve any other action requiring a vote of security holders of the Fund under Section 13(a) of the 1940 Act. For purposes of the foregoing, the vote of a “majority of the outstanding Preferred Shares” means the vote at an annual or special meeting duly called of (i) sixty-seven percent (67%) or more of such shares present at a meeting, if the Holders of more than fifty percent (50%) of such shares are present or represented by proxy at such meeting, or (ii) more than fifty percent (50%) of such shares, whichever is less.

40

(iii) Certain Amendments Requiring Approval of Specific Series of RVMTP Shares. Except as otherwise permitted by the terms of this Statement, so long as any RVMTP Shares of a Series are Outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least a majority of the RVMTP Shares of such Series, Outstanding at the time, voting as a separate class, amend, alter or repeal the provisions of the Appendix relating to such Series, whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power set forth in such Appendix of the RVMTP Shares of such Series or the Holders thereof; provided, however, that (i) a change in the capitalization of the Fund in accordance with Section 2.9 hereof shall not be considered to materially and adversely affect the rights and preferences of the RVMTP Shares of such Series, and (ii) a division of an RVMTP Share shall be deemed to materially and adversely affect such preferences, rights or powers only if the terms of such division materially and adversely affect the Holders of the RVMTP Shares of such Series; and provided, further, that no amendment, alteration or repeal of the obligation of the Fund to (x) pay the Term Redemption Price on the Term Redemption Date for a Series or the Early Term Redemption Price on the Early Term Redemption Date, or (y) accumulate dividends at the Dividend Rate (as set forth in this Statement and the applicable Appendix hereto) for a Series, shall be effected without, in each case, the prior unanimous vote or consent of the Holders of such Series of RVMTP Shares. For purposes of the foregoing, no matter shall be deemed to materially and adversely affect any preference, right or power of an RVMTP Share of a Series or the Holder thereof unless such matter (i) alters or abolishes any preferential right of such RVMTP Share, or (ii) creates, alters or abolishes any right in respect of redemption of such RVMTP Share. For the avoidance of doubt, no vote of the holders of Common Shares shall be required to amend, alter or repeal the provisions of this Statement, including any Appendix hereto.

(d)

Voting Rights Set Forth Herein Are Sole Voting Rights. Unless otherwise required by law, the Declaration or this Statement, the Holders of RVMTP Shares shall not have any relative rights or preferences or other special rights with respect to voting such RVMTP Shares other than those specifically set forth in this Section 2.7; provided, however, that nothing in this Statement or the Declaration shall be deemed to preclude or limit the right of the Fund (to the extent permitted by applicable law) to contractually agree with any Holder or Designated Owner of RVMTP Shares of any Series that any action or inaction by the Fund shall require the consent or approval of such Holder or Designated Owner.

(e)	No Preemptive Rights or Cumulative Voting. The Holders of RVMTP Shares shall have no preemptive rights or rights to cumulative voting.

(f)

Voting for Trustees Sole Remedy for Fund’s Failure to Declare or Pay Dividends. In the event that the Fund fails to declare or pay any dividends on any Series of RVMTP Shares on the Dividend Payment Date therefor, the exclusive remedy of the Holders of the RVMTP Shares shall be the right to vote for trustees pursuant to the provisions of this Section 2.7. Nothing in this Section 2.7(f) shall be deemed to affect the obligation of the Fund to accumulate and, if permitted by applicable law, the Declaration and this Statement, pay dividends at the Increased Rate in the circumstances contemplated by Section 2.2(g) hereof.

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(g)

Holders Entitled to Vote. For purposes of determining any rights of the Holders of RVMTP Shares to vote on any matter, whether such right is created by this Statement, by the Declaration, by statute or otherwise, no Holder of RVMTP Shares shall be entitled to vote any RVMTP Share and no RVMTP Share shall be deemed to be “Outstanding” for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or the time of the actual vote on the matter, as the case may be, the requisite Notice of Redemption with respect to such RVMTP Share shall have been given in accordance with this Statement and Deposit Securities for the payment of the Redemption Price of such RVMTP Share shall have been deposited in trust with the Calculation and Paying Agent for that purpose. No RVMTP Share held by the Fund shall have any voting rights or be deemed to be outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.

2.8 Rating Agencies. The Fund shall use commercially reasonable efforts to cause the Rating Agencies to issue long-term credit ratings with respect to each Series of RVMTP Shares for so long as such Series is Outstanding. The Fund shall use commercially reasonable efforts to comply with any applicable Rating Agency Guidelines. If a Rating Agency shall cease to rate the securities of tax-exempt closed-end management investment companies generally, the Board of Trustees shall terminate the designation of such Rating Agency as a Rating Agency hereunder. The Board of Trustees may elect to terminate the designation of any Rating Agency as a Rating Agency hereunder with respect to a Series of RVMTP Shares so long as either (i) immediately following such termination, there would be at least one Rating Agency with respect to such Series or (ii) it replaces the terminated Rating Agency with another NRSRO (which shall be any one of (a) Fitch, Moody’s or S&P or (b) another NRSRO subject to prior written consent of the Majority Holders, if any, as to such other NRSRO) and provides notice thereof to the Holders of such Series; provided that such replacement shall not occur unless such replacement Other Rating Agency shall have at the time of such replacement (x) published a rating for the RVMTP Shares of such Series and (y) entered into an agreement with the Fund to continue to publish such rating subject to the Rating Agency’s customary conditions. The Board of Trustees may also elect to designate one or more other NRSROs as Other Rating Agencies hereunder with respect to a Series of RVMTP Shares by notice to the Holders of the RVMTP Shares. The Rating Agency Guidelines of any Rating Agency may be amended by such Rating Agency without the vote, consent or approval of the Fund, the Board of Trustees or any Holder of Preferred Shares, including any RVMTP Shares or Previously Issued Preferred Shares, or Common Shares.

2.9 Issuance of Additional Preferred Shares. So long as any RVMTP Shares are Outstanding, the Fund may, without the vote or consent of the Holders thereof, authorize, establish and create and issue and sell shares of one or more series of Preferred Shares ranking on a parity with RVMTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or the winding up of the affairs of the Fund, in addition to then Outstanding Series of RVMTP Shares, including additional Series of RVMTP Shares, and authorize, issue and sell additional shares of any such Series of Preferred Shares then outstanding or so established or created including additional Series of RVMTP Shares, in each case in accordance with applicable law, provided that the Fund shall, immediately after giving effect to the issuance of such Preferred

42

Shares and to its receipt and application of the proceeds thereof, including to the redemption of Preferred Shares with such proceeds, have 1940 Act Asset Coverage of at least 225% (calculated in the same manner as is contemplated by Section 2.4(b)) and an Effective Leverage Ratio not exceeding 45.0% (calculated in the same manner as is contemplated by Section 2.4(c)).

2.10 Status of Redeemed or Repurchased RVMTP Shares. RVMTP Shares that at any time have been redeemed, exchanged or purchased by the Fund shall, after such redemption or purchase, have the status of authorized but unissued Preferred Shares.

2.11 Distributions with respect to Taxable Allocations. Whenever a Taxable Allocation is to be made by the Fund with respect to the RVMTP Shares of a Series with respect to any Dividend Period and neither the Increased Rate nor the Maximum Rate is in effect during such Dividend Period, clause (a), clause (b) or clause (c) of this Section 2.11, as applicable, shall govern:

(a)

The Fund may provide notice to the Calculation and Paying Agent prior to the commencement of any Dividend Period for a Series of RVMTP Shares of the amount of the Taxable Allocation that will be made in respect of shares of such Series for such Dividend Period (a “Notice of Taxable Allocation”). Such Notice of Taxable Allocation will state the amount of the dividends payable in respect of each RVMTP Share of the applicable Series for such Dividend Period that will be a Taxable Allocation and the Fund shall cause the Calculation and Paying Agent to provide the adjustment to the Dividend Rate for each Rate Period (or portion thereof) included in such Dividend Period that will be required in order for the Fund to pay the Additional Amount Payment in respect of the Taxable Allocation made in respect of such RVMTP Shares for such Dividend Period. In lieu of adjusting the Dividend Rate, the Fund may make, in addition to and in conjunction with the payment of regular dividends for such Dividend Period, a supplemental distribution in respect of each share of such series for such Dividend Period equal to the Additional Amount Payment payable in respect of the Taxable Allocation made in respect of such share for such Dividend Period. The Fund will use commercially reasonable efforts to make Taxable Allocations in respect of RVMTP Shares of each Series as provided in this Section 2.11(a), and shall make Taxable Allocations as described in Section 2.11(b) and/or Section 2.11(c) only if such commercially reasonable efforts do not reasonably permit the Fund to make a Taxable Allocation as contemplated by this Section 2.11(a).

(b)

If the Fund does not provide a Notice of Taxable Allocation as provided in Section 2.11(a) with respect to a Taxable Allocation that is made in respect of RVMTP Shares of a Series, the Fund may make one or more supplemental distributions on shares of such Series equal to the Additional Amount Payment to be paid to a Holder in respect of such Taxable Allocation. Any such supplemental distribution in respect of RVMTP Shares of a Series may be declared and paid on any date, without reference to any regular Dividend Payment Date, to the Holders of shares of such Series as their names appear on the registration books of the Fund on such

43

date, not exceeding fifteen (15) calendar days preceding the payment date of such supplemental distribution, as may be fixed by the Board of Trustees.

(c)

If in connection with a redemption of RVMTP Shares, the Fund makes a Taxable Allocation without having either given advance notice thereof pursuant to Section 2.11(a) or made one or more supplemental distributions pursuant to Section 2.11(b), the Fund shall direct the Calculation and Paying Agent to send an Additional Amount Payment in respect of such Taxable Allocation to each Holder of such shares at such Person’s address as the same appears or last appeared on the record books of the Fund.

(d)

The Fund shall not be required to make an Additional Amount Payment with respect to the RVMTP Shares of any Series (i) with respect to any net capital gain or other taxable income determined by the Internal Revenue Service to be allocable in a manner different from the manner used by the Fund, or (ii) with respect to Taxable Allocations made after the latest of (A) nine months after the end of the fiscal year of the Fund to which such Taxable Allocation relates, (B) the date on which the audited financials are issued with respect to the fiscal year of the Fund to which such Taxable Allocation relates, or (C) the date on which final tax statements are filed with respect to the fiscal year of the Fund to which such Taxable Allocation relates. The Fund will promptly give notice to the Calculation and Paying Agent if the Fund receives notice of any such determination, with instructions to forward such notice to each Holder of affected RVMTP Shares during the affected periods at such Holder’s address as the same appears or last appeared on the record books of the Fund.

2.12 Term Redemption Liquidity Account and Liquidity Requirement for Term Redemption or Early Term Redemption.

(a)

On or prior to the then current Liquidity Account Initial Date with respect to any Series of RVMTP Shares, the Fund shall segregate, by means of appropriate identification on its books and records or otherwise in accordance with the Fund’s normal procedures, from the other assets of the Fund (the “Term Redemption Liquidity Account”) Liquidity Account Investments with a Market Value equal to at least one hundred ten percent (110%) of the Term Redemption Amount with respect to such Series. The “Term Redemption Amount” for any Series of RVMTP Shares shall be equal to the Redemption Price to be paid on the Term Redemption Date (or, if applicable, the Early Term Redemption Price to be paid on the Early Term Redemption Date) for such Series, based on the number of shares of such Series then Outstanding, assuming for this purpose that the Dividend Rate for such Series in effect at the time of the creation of the Term Redemption Liquidity Account for such Series will be the Dividend Rate in effect for such Series until the Term Redemption Date (or, if applicable, the Early Term Redemption Date) for such Series. Notwithstanding the foregoing, if all RVMTP Shares in such Series have been affirmatively retained pursuant to Section 2.5(a)(iv) and/or remarketed pursuant to Section 2.5(b) before

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the Early Term Redemption Date, the requirement of the Fund to maintain the Term Redemption Amount as contemplated by this Section 2.12(a) shall lapse and be of no further force and effect with respect to such Early Term Redemption Date. If, on any date after the then current Liquidity Account Initial Date, the aggregate Market Value of the Liquidity Account Investments included in the Term Redemption Liquidity Account for a Series of RVMTP Shares as of the close of business on any Business Day is less than one hundred ten percent (110%) of the Term Redemption Amount with respect to such Series, then the Fund shall take all such necessary actions, including segregating additional assets of the Fund as Liquidity Account Investments, so that the aggregate Market Value of the Liquidity Account Investments included in the Term Redemption Liquidity Account for such Series is at least equal to one hundred ten percent (110%) of the Term Redemption Amount with respect to such Series not later than the close of business on the next succeeding Business Day. With respect to assets of the Fund segregated as Liquidity Account Investments with respect to a Series of RVMTP Shares, the Adviser, on behalf of the Fund, shall be entitled on any date to release any Liquidity Account Investments from such segregation and to substitute therefor other Liquidity Account Investments, so long as (i) the assets of the Fund segregated as Liquidity Account Investments at the close of business on such date have a Market Value equal to at least one hundred ten percent (110%) of the Term Redemption Amount with respect to such Series and (ii) the assets of the Fund designated and segregated as Deposit Securities at the close of business on such date have a Market Value equal to at least the Liquidity Requirement (if any) determined in accordance with Section 2.12(b) below with respect to such Series for such date. The Fund shall not permit any lien, security interest or encumbrance to be created or permitted to exist on or in respect of any Liquidity Account Investments included in the Term Redemption Liquidity Account for any Series of RVMTP Shares, other than liens, security interests or encumbrances arising by operation of law and any lien of the Custodian with respect to the payment of its fees or repayment for its advances.

(b)

The Market Value of the Deposit Securities held in the Term Redemption Liquidity Account for a Series of RVMTP Shares, from and after the 15th day of the calendar month (or if such day is not a Business Day, the next succeeding Business Day) that is the number of months preceding the calendar month in which the Term Redemption Date (or, if applicable, the Early Term Redemption Date) for such Series occurs, in each such case as specified in the table set forth below, shall not be less than the percentage of the Term Redemption Amount for such Series set forth below opposite such number of months (the “Liquidity Requirement”), but in all cases subject to the provisions of Section 2.12(c) below:

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Number of Months Preceding Month of Term Redemption Date (or, Early Term Redemption Date, as applicable):	Market Value of Deposit Securities as Percentage of Term Redemption Amount
5	20%
4	40%
3	60%
2	80%
1	100%

(c)

If the aggregate Market Value of the Deposit Securities included in the Term Redemption Liquidity Account for a Series of RVMTP Shares as of the close of business on any Business Day is less than the Liquidity Requirement in respect of such Series for such Business Day, then the Fund shall cause the segregation of additional or substitute Deposit Securities in respect of the Term Redemption Liquidity Account for such Series, so that the aggregate Market Value of the Deposit Securities included in the Term Redemption Liquidity Account for such Series is at least equal to the Liquidity Requirement for such Series not later than the close of business on the next succeeding Business Day.

(d)

The Deposit Securities included in the Term Redemption Liquidity Account for a Series of RVMTP Shares may be applied by the Fund, in its discretion, towards payment of the Term Redemption Price (or, the Early Term Redemption Price, as applicable) for such Series as contemplated by Section 2.6(e). Upon the deposit by the Fund with the Calculation and Paying Agent of Deposit Securities having an initial combined Market Value sufficient to effect the redemption of the RVMTP Shares of a Series on the Term Redemption Date (or, the Early Term Redemption Date, as applicable) for such Series in accordance with Section 2.6(e)(ii), the requirement of the Fund to maintain the Term Redemption Liquidity Account as contemplated by this Section 2.12 shall lapse and be of no further force and effect. Upon any extension of the Term Redemption Date (or, the Early Term Redemption Date, as applicable) for a Series of RVMTP Shares pursuant to Section 2.6(a), the then-current Liquidity Account Initial Date for such Series shall be extended as provided in the Appendix relating to such Series, and the requirement of the Fund to maintain the Term Redemption Liquidity Account with respect to such Series in connection with such Liquidity Account Initial Date shall lapse and shall thereafter apply in respect of the Liquidity Account Initial Date for such Series as so extended.

2.13. Global Certificate. All RVMTP Shares of any Series Outstanding from time to time shall be represented by one or more global certificates for such Series registered in the name of the Securities Depository or its nominee and no registration of transfer of shares of such

46

Series of RVMTP Shares shall be made on the books of the Fund to any Person other than the Securities Depository or its nominee or transferee. The foregoing restriction on registration of transfer shall be conspicuously noted on the face or back of the global certificates. Such global certificates will be deposited with, or on behalf of, The Depository Trust Company and registered in the name of Cede & Co., its nominee. Beneficial interests in the global certificates will be held only through The Depository Trust Company and any of its participants.

2.14. Notice. All notices or communications hereunder, unless otherwise specified in this Statement, shall be sufficiently given if in writing and delivered in person, by telecopier, by Electronic Means or by overnight delivery. Notices delivered pursuant to this Section 2.14 shall be deemed given on the date received.

2.15. Termination. In the event that no RVMTP Shares of a Series are Outstanding subject to this Statement, all rights and preferences of the RVMTP Shares of such Series established and designated hereunder shall cease and terminate, and all obligations of the Fund under this Statement with respect to such Series shall terminate.

2.16. Appendices. The designation of each Series of RVMTP Shares subject to this Statement shall be set forth in an Appendix to this Statement. The Board of Trustees may, by resolution duly adopted, without shareholder approval (except as otherwise provided by this Statement or required by applicable law) (1) amend the Appendix to this Statement relating to a Series so as to reflect any amendments to the terms applicable to such Series including an increase in the number of authorized shares of such Series and (2) add additional Series of RVMTP Shares by including a new Appendix to this Statement relating to such Series.

2.17. Actions on Other than Business Days. Unless otherwise provided herein, if the date for making any payment, performing any act or exercising any right, in each case as provided for in this Statement, is not a Business Day, such payment shall be made, act performed or right exercised on the next succeeding Business Day, with the same force and effect as if made or done on the nominal date provided therefor, and, with respect to any payment so made, no dividends, interest or other amount shall accrue for the period between such nominal date and the date of payment.

2.18 Modification. To the extent permitted by Section 2.7(c) and any applicable Purchase Agreement, the Board of Trustees, without the vote of the Holders of RVMTP Shares or any other outstanding shares issued by the Fund, may interpret, supplement or amend the provisions of this Statement or any Appendix hereto to supply any omission, resolve any inconsistency or ambiguity or to cure, correct or supplement any defective or inconsistent provision, including any provision that becomes defective after the date hereof because of impossibility of performance or any provision that is inconsistent with any provision of any other Preferred Shares of the Fund and, in addition to the amendments permitted by Sections 2.6(h) and 2.7(c) hereof, may amend this Statement with respect to any Series of RVMTP Shares prior to the issuance of RVMTP Shares of such Series.

2.19. Transfers.

(a)	A Designated Owner or Holder of any RVMTP Shares of any Series may sell, transfer or otherwise dispose of RVMTP Shares only in whole shares

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and only to Persons that are (1)(i) “qualified institutional buyers” (as defined in Rule 144A under the Securities Act or any successor provision) in accordance with Rule 144A under the Securities Act or any successor provision that are (a) registered closed-end management investment companies, the common shares of which are traded on a national securities exchange, registered open-end management investment companies, or entities treated as partnerships for tax purposes that (A) primarily invest in tax- exempt assets and (B) the general partner or investment adviser of which is also the investment adviser (or an affiliate thereof) of one or more registered investment companies that invest primarily directly in tax- exempt obligations (such partnership entities, together with such open-end companies and such closed-end companies, “Fund/Partnership Investors”), (b) banks or entities that are 100% direct or indirect subsidiaries of banks’ publicly traded holding company (collectively, “Banks”), (c) companies that are included in the S&P 500 Index (and their direct or indirect wholly owned subsidiaries), or (d) insurance companies, (ii) tender option bond trusts (or similar vehicles or arrangements) in which all investors are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act or any successor provision) that are (a) Fund/Partnership Investors, (b) Banks, (c) companies that are included in the S&P 500 Index (and their direct or indirect wholly owned subsidiaries), or (d) insurance companies, (iii) Municipal Conduit Arrangements in which all investors are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act or any successor provision) that are (a) Fund/Partnership Investors, (b) Banks, (c) companies that are included in the S&P 500 Index (and their direct or indirect wholly owned subsidiaries), or (d) insurance companies, in each case with respect to clauses (i), (ii), and (iii), in accordance with Rule 144A under the Securities Act or pursuant to another available exemption from registration under the Securities Act, in a manner not involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, or (iv) other investors with the prior written consent of the Fund, which consent shall not be unreasonably withheld, and (2) unless the prior written consent of the Fund is obtained, not PIMCO Persons, if such PIMCO Persons would, after such sale and transfer, own more than 20% of the Outstanding RVMTP Shares. Any transfer in violation of the foregoing restrictions shall be void ab initio. The restrictions on transfer contained in this Section 2.19(a) shall not apply to any RVMTP Shares that are being registered and sold pursuant to an effective registration statement under the Securities Act or to any subsequent transfer of such RVMTP Shares thereafter.

(b)

If at any time the Fund is not furnishing information pursuant to Section 13 or 15(d) of the Exchange Act, in order to preserve the exemption for resales and transfers under Rule 144A, the Fund shall furnish, or cause to be furnished, to holders of RVMTP Shares and prospective purchasers of RVMTP Shares, upon request, information with respect to the Fund satisfying the requirements of subsection (d)(4) of Rule 144A.

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2.20. No Additional Rights. Unless otherwise required by law or the Declaration, the Holders of RVMTP Shares shall not have any relative rights or preferences or other special rights with respect to such RVMTP Shares other than those specifically set forth in this Statement; provided, however, that nothing in this Statement shall be deemed to preclude or limit the right of the Fund (to the extent permitted by applicable law) to contractually agree with any Holder or Designated Owner of RVMTP Shares of any Series with regard to any special rights of such Holder or Designated Owner with respect to its investment in the Fund.

[Signature Page Begins on the Following Page]

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IN WITNESS WHEREOF, PIMCO Flexible Municipal Income Fund has caused this Statement to be signed on January 9, 2026, in its name and on its behalf by a duly authorized officer, to be effective as of January 15, 2026. The Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and the said officer of the Fund has executed this Statement as an officer and not individually, and the obligations and rights of the Fund set forth in this Statement are not binding upon any such officer, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

PIMCO FLEXIBLE MUNICIPAL INCOME FUND

By:	/s/ Joshua D. Ratner
Name:	Joshua D. Ratner
Title:	President

•  APPENDIX A

PIMCO FLEXIBLE MUNICIPAL INCOME FUND

REMARKETABLE VARIABLE RATE MUNIFUND TERM PREFERRED SHARES, SERIES 2050-B

Preliminary Statement and Incorporation By Reference

This Amended and Restated Appendix (this “Appendix”) amends and restates that certain Appendix A originally dated as of November 1, 2022 relating to the Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2050-B of PIMCO Flexible Municipal Income Fund. Except as set forth below, this Appendix incorporates by reference the terms set forth with respect to all Series of such Remarketable Variable Rate MuniFund Term Preferred Shares in that “Second Amended and Restated Statement Establishing and Fixing the Rights and Preferences of Remarketable Variable Rate MuniFund Term Preferred Shares” originally effective as of November 1, 2022, as amended and restated January 15, 2026, as may be further amended and restated from time to time (the “RVMTP Statement”). This Appendix has been adopted by resolution of the Board of Trustees of PIMCO Flexible Municipal Income Fund and is effective as of January 15, 2026. Capitalized terms used herein but not defined herein have the respective meanings therefor set forth in the RVMTP Statement.

Section 1. Designation as to Series.

Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2050-B: A series of 2050-B Preferred Shares classified as Remarketable Variable Rate MuniFund Term Preferred Shares is hereby designated as the “Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2050-B” (the “Series 2050-B RVMTP Shares”). Each share of such Series shall have such preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration, the Bylaws and the RVMTP Statement (except as the RVMTP Statement may be expressly modified by this Appendix), as are set forth in this Appendix. The Series 2050-B RVMTP Shares shall constitute a separate series of Preferred Shares and of the Remarketable Variable Rate MuniFund Term Preferred Shares and each Series 2050-B RVMTP Share shall be identical. The following terms and conditions shall apply solely to the Series 2050-B RVMTP Shares:

Section 2. Number of Authorized Shares of Series.

The number of authorized shares is 1,000.

Section 3. Date of Original Issue with respect to Series.

The Date of Original Issue is November 1, 2022.

Section 4. Liquidation Preference Applicable to Series.

The Liquidation Preference is $100,000.00 per share.

Section 5. Term Redemption Date and Early Term Redemption Date Applicable to Series.

1

The “Term Redemption Date” is October 1, 2050, subject to extension pursuant to Section 2.6(a)(ii) of the RVMTP Statement.

An “Early Term Redemption Date” means (i) every forty-two (42) month anniversary of January 15, 2026, except for the Term Redemption Date (for the avoidance of doubt, such Early Term Redemption Date to occur once every forty-two (42) months) and (ii) each Mandatory Tender Date as described in Section 2.5(a)(iii)(C); provided that an Early Term Redemption Date shall be deemed not to have occurred with respect to any RVMTP Shares for which an election to retain is made pursuant to Section 2.5(a)(iv) of the RVMTP Statement relating to such Mandatory Tender Event.

Section 6. Dividend Payment Dates Applicable to Series.

The Dividend Payment Dates are the first Business Day of the month next following each Dividend Period, subject to the definition of “Dividend Period” set forth in Section 9 below, as applicable.

Section 7. Liquidity Account Initial Date Applicable to Series.

The “Liquidity Account Initial Date” is (i) with respect to the Term Redemption Date, the date that is six (6) months prior to the Term Redemption Date or, if applicable, the date that is six (6) months prior to the then current Term Redemption Date as extended pursuant to Section 2.6(a)(ii) of the RVMTP Statement or, if such date is not a Business Day, the next succeeding Business Day and (ii) with respect to the Early Term Redemption Date, the date that is six (6) months prior to the Early Term Redemption Date or, if such date is not a Business Day, the next succeeding Business Day.

Section 8. Exceptions to Certain Definitions Applicable to the Series.

The following definitions contained under the heading “Definitions” in the RVMTP Statement are hereby amended as follows:

Not applicable.

Section 9. Additional Definitions Applicable to the Series.

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Applicable Spread” means, with respect to any Rate Period for the Series 2050-B RVMTP Shares, the percentage per annum equal to the sum of (i) the percentage per annum set forth opposite the applicable credit rating most recently assigned to such Series by the Rating Agency in the table below on the Rate Determination Date for such Rate Period plus (ii) the Spread Adjustment:

2

Long-Term Ratings*
Fitch	Applicable Spread**
AAA to AA-	1.10%
A+	1.32%
A	1.42%
A-	1.72%
BBB+	2.12%
BBB	2.42%
BBB-	2.62%
Non-investment Grade/Not Rated	3.62%

*And/or the equivalent ratings of any other Rating Agency then rating the RVMTP Shares utilizing the highest of the ratings of the Rating Agencies then rating the RVMTP Shares.

**Unless an Increased Rate Period is in effect and is continuing, in which case the Increased Rate shall be the Index Rate for such Increased Rate Period plus 2.00% plus the Applicable Spread.

“Dividend Period” means, with respect to the Series 2050-B RVMTP Shares, in the case of the first Dividend Period, the period beginning on January 15, 2026 and ending on and including January 31, 2026 and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the month following the month in which the previous Dividend Period ended and ending on and including the last calendar day of such month; provided, however, in connection with any voluntary exchange by the Holders thereof of Series 2050-B RVMTP Shares for any new series of Remarketable Variable Rate MuniFund Term Preferred Shares or any other securities of the Fund, the Board of Trustees may declare that a Dividend Period shall begin on and include the first calendar day of the month in which such exchange will occur and shall end on but not include the date of such exchange, and in such case, the Dividend Payment Date for such dividend shall be the date of such exchange and provided further that, in connection with any reorganization or merger involving the Fund, the Board of Trustees may establish a Dividend Period of less than a month, in which case the Dividend Payment Date for such dividend shall be the first Business Day following the end of such Dividend Period.

“Increased Rate” means, with respect to any Increased Rate Period for the Series 2050-B RVMTP Shares, the Index Rate for such Increased Rate Period plus 2.00% plus the Applicable Spread.

“Index Rate” means, with respect to any Rate Period for the Series 2050-B RVMTP Shares, (i) the SIFMA Municipal Swap Index made available by approximately 4:00 p.m., New York City time, as determined on the Rate Determination Date relating to such Rate Period or (ii) except as otherwise provided in the definition of “SIFMA Municipal Swap Index” if such index is not made

3

available by 5:00 p.m., New York City time, on such date, the SIFMA Municipal Swap Index as determined on the previous Rate Determination Date; provided, however, if the SIFMA Municipal Swap Index is less than zero (0), the SIFMA Municipal Swap Index will be deemed to be zero (0) for purposes of the determination of “Index Rate.”

“Lock-Out Date” means the first anniversary of the Restatement Date.

“Optional Redemption Premium” means with respect to each Series 2050-B RVMTP Share to be redeemed an amount equal to:

(A) if the Optional Redemption Date for such Series 2050-B RVMTP Share occurs prior to the Lock-Out Date, the product of (i) the Applicable Spread for such RVMTP Share in effect on such Optional Redemption Date and (ii) the Liquidation Preference of such RVMTP Share and (iii) a fraction, the numerator of which is the number of calendar days from and including the date of redemption to and excluding the Lock-Out Date and the denominator of which is the actual number of calendar days from and including January 15, 2026 to and excluding the Lock-Out Date; or

(B) if either (i) the Optional Redemption Date for such Series 2050-B RVMTP Share either occurs on or after the Lock-Out Date or (ii) the Fund notifies the Purchaser that the Optional Redemption Date has been called in connection with a redemption of Common Shares as described in Section 6.20 of the Purchase Agreement, then, zero.

“Rate Period Termination Date” means the date that is six (6) months prior to the then current Early Term Redemption Date.

“Spread Adjustment” means, (i) for the period from the Closing Date to and including the Rate Period Termination Date, 0% and (ii) for the period after the Rate Period Termination Date, 2.00%.

Section 10. Amendments to Terms of RVMTP Shares Applicable to the Series.

The following provisions contained under the heading “Terms of the RVMTP Shares” in the RVMTP Statement are hereby amended as follows:

Not applicable.

Section 11. Miscellaneous.

For the avoidance of doubt, dividend amounts accrued but unpaid on the Series 2050-B RVMTP Shares prior to the date of the amendment and restatement of this Appendix shall be paid on the next following Dividend Payment Date, together with all accumulated but unpaid dividends related to the period following the date of this Appendix.

[Signature page follows.]

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IN WITNESS WHEREOF, PIMCO Flexible Municipal Income Fund has caused this Appendix to be signed on January 9, 2026, in its name and on its behalf by a duly authorized officer, to be effective as of January 15, 2026. The Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and the said officer of the Fund has executed this Appendix as an officer and not individually, and the obligations and rights of the Fund set forth in this Appendix are not binding upon any such officer, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

PIMCO FLEXIBLE MUNICIPAL INCOME FUND

By:	/s/ Joshua D. Ratner
Name: Joshua D. Ratner
Title: President

Exhibit 3

Amended and Restated Statement Establishing and Fixing the Rights and Preferences of the Remarketable Variable Rate MuniFund Term Preferred Shares (dated January 23, 2025)

PIMCO FLEXIBLE MUNICIPAL INCOME FUND

AMENDED AND RESTATED STATEMENT ESTABLISHING AND FIXING THE

RIGHTS AND PREFERENCES

OF REMARKETABLE VARIABLE RATE MUNIFUND TERM PREFERRED SHARES

January 23, 2025

PIMCO FLEXIBLE MUNICIPAL INCOME FUND

AMENDED AND RESTATED STATEMENT ESTABLISHING AND FIXING THE

RIGHTS AND PREFERENCES

OF REMARKETABLE VARIABLE RATE MUNIFUND TERM PREFERRED SHARES

PIMCO Flexible Municipal Income Fund (the “Fund”), a Massachusetts business trust, certifies that:

RECITALS

FIRST: The Fund is authorized under Article III of the Fund’s Agreement and Declaration of Trust, as amended (which, as hereafter restated or amended from time to time, is herein called the “Declaration”), to issue an unlimited number of Preferred Shares (as defined below), par value $0.00001 per share.

SECOND: Pursuant to the authority expressly vested in the Board of Trustees of the Fund by Article III of the Declaration, the Board of Trustees has, by resolution, authorized the issuance of Preferred Shares, $0.00001 par value per share, of the Fund, such shares initially classified as Remarketable Variable Rate MuniFund Term Preferred Shares (“RVMTP”) and issued in one or more series (each such series, a “Series”).

The terms related to a Series may be set forth in this Statement through an Appendix (as defined below) attached hereto or in a separate Statement.

THIRD: The number of shares, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of each Series of RVMTP subject to this Statement, as now or hereafter authorized by the Board of Trustees, are set forth in this Statement, as modified, amended or supplemented from time to time in an appendix to this Statement (each, an “Appendix” and collectively, the “Appendices”) specifically relating to such Series as now or hereafter authorized by the Board of Trustees (each such Series being referred to herein as a “Series of RVMTP Shares,” “RVMTP Shares of a Series” or a “Series,” and shares of all such Series subject to this Statement being referred to herein individually as a “RVMTP Share” and collectively as the “RVMTP Shares”).

FOURTH: Pursuant to the authority expressly vested in the Board of Trustees of the Fund by Article III of the Declaration, the Board of Trustees, by resolution, authorized the amendment and restatement of the Statement originally dated January 24, 2022, in order to, among other things, extend the Early Term Redemption Date (as defined herein) of the Series 2052-A RVMTP Shares (as defined herein). Effective January 23, 2025, the terms of the Series 2052-A RVMTP Shares are hereby amended and restated and are reflected in the form of this Statement. In addition, the Appendix related to the Series 2052-A RVMTP Shares is hereby amended and restated in its entirety to reflect certain changes to the terms thereof.

DEFINITIONS

1.1.  Definitions. Unless the context or use indicates another or different meaning or intent and except with respect to any Series as specifically provided in the Appendix applicable to such Series, each of the following terms when used in this Statement shall have the meaning ascribed to it below, whether such term is used in the singular or plural and regardless of tense:

“1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, or any successor statute.

“1940 Act Asset Coverage” means “asset coverage,” as defined for purposes of Section 18(h) of the 1940 Act and in accordance with Rule 18f-4 thereunder, as applicable, of at least 200% with respect to all outstanding senior securities of the Fund which are stocks for purposes of the 1940 Act, including all outstanding RVMTP Shares and Previously Issued Preferred Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act or by rule, regulation or order of the United States Securities and Exchange Commission as the minimum asset coverage for senior securities which are shares of stock of a closed-end investment company), determined on the basis of values calculated as of a time within 48 hours (only including Business Days) next preceding the time of such determination.

“1940 Act Asset Coverage Cure Date” means, with respect to the failure by the Fund to maintain the 1940 Act Asset Coverage (as required by this Statement) as of the last Business Day of each month, the last Business Day of the following month.

“Additional Amount Payment” means a payment to a Holder of RVMTP Shares of an amount which, when combined with the amount of the portion of any dividend to which a Taxable Allocation relates, and after imposition of U.S. federal income tax, taking into account the assumptions in the immediately following sentence, equals the after tax dollar amount of the dividend that would have been received by such Holder if no Taxable Allocation had been made with respect to such dividend. Such Additional Amount Payment shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no Holder is subject to the federal alternative minimum tax with respect to dividends received from the Fund; and (iii) assuming that each Taxable Allocation and each Additional Amount Payment (except to the extent such Additional Amount Payment is reported as an exempt-interest dividend for purposes of Section 852(b)(5) of the Code) would be taxable, (x) in the case of the Purchaser (or (1) any entity taxed as a corporation that (i) joins in filing a consolidated federal corporate income tax return with the Purchaser, or (ii) is otherwise an affiliate of the Purchaser and is taxed as a corporation (excluding any such entity that is taxed as a regulated investment company under Subchapter M of the Code), or (2) any entity that is a direct or indirect wholly-owned subsidiary of one or more of the entities described in clause (1) (each of the entities described in clauses (1) or (2), a “Corporate Affiliate”)) at the maximum marginal regular federal corporate income tax rate applicable to ordinary income or net capital gain, as applicable, in effect at the time such Additional Amount Payment is paid, disregarding in each case the effect of any state or local taxes, or (y) in the case of any other Holder at the greater of (A) the rate expressed in clause (x), or (B) the maximum marginal regular federal individual income tax rate applicable to ordinary income or net capital gain, as applicable, in effect at the time such Additional Amount Payment is paid, disregarding in each case the effect of any state or local taxes, assuming that section 1411 of the Code is applicable.

“Adviser” means Pacific Investment Management Company LLC, a Delaware limited liability company, or such other entity as shall be then serving as the investment adviser of the Fund, and shall include, as appropriate, any sub-adviser duly appointed by the Adviser.

“Agent Member” means a Person with an account at the Securities Depository that holds one or more RVMTP Shares through the Securities Depository, directly or indirectly, for a Designated Owner and that will be authorized and instructed, directly or indirectly, by a Designated Owner to disclose information to the Remarketing Settlement Agent, if any, and/or the Calculation and Paying Agent with respect to such Designated Owner.

“Appendices” and “Appendix” shall have the respective meanings as set forth in the Recitals of this Statement.

“Applicable Multiplier” means, with respect to any Rate Period for any Series of RVMTP Shares, the percentage set forth opposite the applicable credit rating most recently assigned to such Series by the Rating Agency in the table below on the Rate Determination Date for such Rate Period:

Long-Term Ratings*
Fitch	Applicable Multiplier
AAA to AA-	100%
A+ to A-	115%
BBB+ to BBB-	140%

*And/or the equivalent ratings of any other Rating Agency then rating the RVMTP Shares utilizing the highest of the ratings of the Rating Agencies then rating the RVMTP Shares.

“Applicable Spread” means, with respect to any Rate Period for any Series of RVMTP Shares, the percentage per annum set forth opposite the applicable credit rating most recently assigned to such Series by the Rating Agency in the table below on the Rate Determination Date for such Rate Period:

Long-Term Ratings*
Fitch	Applicable Spread**
AAA to AA-	1.10%
A+ to A-	1.30%
BBB+ to BBB-	2.10%

*And/or the equivalent ratings of any other Rating Agency then rating the RVMTP Shares utilizing the highest of the ratings of the Rating Agencies then rating the RVMTP Shares.

**Unless an Increased Rate Period is in effect and is continuing, in which case the Applicable Spread shall be 6.10%.

“Banks” shall have the meaning as set forth in Section 2.19(a).

“Below Investment Grade” means, with respect to any Series of RVMTP Shares and as of any date, the following ratings with respect to each Rating Agency (to the extent it is a Rating Agency on such date):

lower than BBB-, in the case of Fitch; and

lower than an equivalent long-term credit rating to that set forth in clause (i), in the case of any other Rating Agency.

“Board of Trustees” means the Board of Trustees of the Fund or any duly authorized committee thereof as permitted by applicable law.

“Business Day” means any day (a) other than a day on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close and (b) on which the New York Stock Exchange is not closed.

“By-Laws” means the By-Laws of the Fund as amended or restated from time to time.

“Calculation and Paying Agent” means, with respect to any Series, The Bank of New York Mellon and its successors or any other calculation and paying agent appointed by the Fund with respect to such Series.

“Calculation and Paying Agent Agreement” means, with respect to any Series, the Calculation and Paying Agent Agreement dated January 24, 2022 by and among the Calculation and Paying Agent, the Fund and certain other Persons, and as the same may be amended, restated or modified from time to time, or any similar agreement between the Fund and any other calculation and paying agent appointed by the Fund.

“Closed-End Funds” shall have the meaning as set forth in Section 2.19(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” means the common shares of beneficial interest, par value $0.00001 per share, of the Fund.

“Conditional Acceptance” shall have the meaning as set forth in Section 2.6(a)(ii)(B).

“Corporate Affiliate” shall have the meaning as set forth in the definition of “Additional Amount Payment” in this Section 1.1.

“Custodian” means a bank, as defined in Section 2(a)(5) of the 1940 Act, that has the qualifications prescribed in paragraph 1 of Section 26(a) of the 1940 Act, or such other entity as shall be providing custodian services to the Fund as permitted by the 1940 Act or any rule, regulation, or order thereunder, and shall include, as appropriate, any similarly qualified sub-custodian duly appointed by the Fund.

“Custodian Agreement” means any Custodian Agreement by and between the Custodian and the Fund.

“Date of Original Issuance” means, with respect to any Series, the date specified as the Date of Original Issuance for such Series in the Appendix for such Series.

“Declaration” shall have the meaning as set forth in the Recitals of this Statement.

“Default” shall mean a Dividend Default or a Redemption Default.

“Deposit Securities” means, as of any date, any United States dollar-denominated security or other investment of a type described below that either (i) is a demand obligation payable to the holder thereof on any Business Day or (ii) has a maturity date, mandatory redemption date or mandatory payment date, on its face or at the option of the holder, preceding the relevant Redemption Date, Dividend Payment Date or other payment date in respect of which such security or other investment has been deposited or set aside as a Deposit Security:

(1)  cash or any cash equivalent;

(2)  any U.S. Government Obligation;

(3)  any Municipal Security that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to Municipal Securities with substantially similar terms as of the date of this Statement (or such rating’s future equivalent or, if not rated, as determined by PIMCO to be of comparable quality), including (A) any such Municipal Security that has been pre-refunded by the issuer thereof with the proceeds of such refunding having been irrevocably deposited in trust or escrow for the repayment thereof and (B) any such fixed or variable rate Municipal Security that qualifies as an eligible security under Rule 2a-7 under the 1940 Act;

(4)  any investment in any money market fund registered under the 1940 Act that qualifies under Rule 2a-7 under the 1940 Act, or similar investment vehicle described in Rule 12d1-1(b)(2) under the 1940 Act, that invests principally in Municipal Securities or U.S. Government Obligations or any combination thereof; or

(5)  any letter of credit from a bank or other financial institution that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to bank deposits or short-term debt of similar banks or other financial institutions as of the date of this Statement (or such rating’s future equivalent or, if not rated, as determined by PIMCO to be of comparable quality).

“Designated Owner” means a Person in whose name RVMTP Shares of any Series are recorded as beneficial owner of such RVMTP Shares by the Securities Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be.

“Designated Owner Term Extension Request” shall have the meaning as set forth in Section 2.6(a)(ii)(A).

“Dividend Default” shall have the meaning as set forth in Section 2.2(g)(i).

“Dividend Payment Date” means, with respect to any Series, the first Business Day of each calendar month that any shares of such Series are outstanding; provided, however, that with respect to any Series for which the first Dividend Period, as specified in the Appendix relating to such Series, is longer than one month, the first Dividend Payment Date for such Series shall be the first Business Day of the calendar month immediately following the end of such Dividend Period.

“Dividend Period” means, with respect to any Series, the Dividend Period for such Series set forth in the Appendix for such Series.

“Dividend Rate” means, with respect to any Rate Period for a Series of RVMTP Shares and subject to the adjustment described in Section 2.11(a), the greater of (i) the sum of the Index Rate for such Rate Period plus the Applicable Spread for such Rate Period plus the Failed Remarketing Spread (if applicable) and (ii) the sum of (a) the product of the Index Rate for such Rate Period multiplied by the Applicable Multiplier for such Rate Period plus (b) 1.10% plus (c) the Failed Remarketing Spread (if applicable); provided, however, that with respect to any Increased Rate Period, the Dividend Rate shall mean the Increased Rate for such Increased Rate Period; and provided further that the Dividend Rate for any Rate Period shall in no event exceed the Maximum Rate.

“Early Term Redemption Date” means, with respect to any Series, the date specified as the Early Term Redemption Date (if any) in the Appendix for such Series.

“Effective Leverage Ratio” shall have the meaning as set forth in Section 2.4(d).

“Effective Leverage Ratio Cure Date” shall have the meaning as set forth in Section 2.6(b)(ii)(A).

“Electronic Means” means email transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition), which, in the case of notices to the Calculation and Paying Agent and the Custodian, shall be sent by such means to each of its representatives set forth in the Calculation and Paying Agent Agreement and the Custodian Agreement, respectively.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Failed Early Term Redemption Date Remarketing” shall have the meaning set forth in Section 2.5(c)(i)

“Failed Special Terms Period Remarketing” shall have the meaning set forth in Section 2.5(c)(ii).

“Failed Remarketing Spread” means (a) in the case of a Failed Special Terms Period Remarketing, (i) for so long as two or more Failed Special Terms Period Remarketings have not occurred, 0.05%, and (ii) following the second occurrence of a Failed Special Terms Period Remarketing, 0.10% multiplied by the number of Failed Special Terms Period Remarketings that have occurred after the first Failed Special Terms Period Remarketing, and (b) in the case of a Failed Early Term Redemption Date Remarketing: (i) 0.75% for the first 59 days following the applicable Early Term Redemption Date, (ii) 1.00% for the 60th to the 89th day following such Early Term Redemption Date, (iii) 1.25% for the 90th to the 119th day following such Early Term Redemption Date, (iv) 1.50% for the 120th to the 149th day following such Early Term Redemption Date, and (v) 1.75% for the 150th day following such Early Term Redemption Date to the date of the associated mandatory redemption of the RVMTP Shares.

“Fitch” means Fitch Ratings, a part of the Fitch Group, and any successor or successors thereto.

“Fund” shall have the meaning as set forth in the Preamble to this Statement.

“Holder” means, with respect to the RVMTP Shares of any Series or any other security issued by the Fund, a Person in whose name such security is registered in the registration books of the Fund maintained by the Calculation and Paying Agent or otherwise.

“Holder Term Extension Request” shall have the meaning as set forth in Section 2.6(a)(iii).

“Increased Rate” means, with respect to any Increased Rate Period for a Series of RVMTP Shares, the Index Rate for such Increased Rate Period plus an Applicable Spread of 6.10%.

“Increased Rate Period” shall have the meaning as set forth in Section 2.2(g)(i).

“Index Rate” means, with respect to any Rate Period for a Series of RVMTP Shares, the SIFMA Municipal Swap Index made available by 3:00 p.m., New York City time, as determined on the Rate Determination Date relating to such Rate Period or, except as otherwise provided in the definition of “SIFMA Municipal Swap Index” if such index is not made available by 5:00 p.m., New York City time, on such date, the SIFMA Municipal Swap Index as determined on the previous Rate Determination Date; provided, however, if the SIFMA Municipal Swap Index is less than zero (0), the SIFMA Municipal Swap Index will be deemed to be zero (0) for purposes of the determination of the “Index Rate”.

“Initial Rate Period” means, with respect to the RVMTP Shares of any Series, the period commencing on and including the Date of Original Issuance thereof and ending on, and including, the next succeeding calendar day that is a Wednesday (or if such Wednesday is not a Business Day, the next succeeding Business Day).

“Liquidation Preference” means, with respect to any Series, the amount specified as the liquidation preference per share for that Series in the Appendix for such Series.

“Liquidity Account Initial Date” means, with respect to any Series, the date designated as the Liquidity Account Initial Date in the Appendix for such Series.

“Liquidity Account Investments” means Deposit Securities or any other security or investment owned by the Fund that is rated not less than A3 by Moody’s, A- by Standard & Poor’s, A- by Fitch or an equivalent rating by any other NRSRO (or any such rating’s future equivalent) or if not rated, determined by the Adviser to be of comparable quality.

“Liquidity Requirement” shall have the meaning as set forth in Section 2.12(b).

“Mandatory 1940 Act Asset Coverage Redemption Price” shall have the meaning as set forth in Section 2.6(b)(i)(A).

“Mandatory Tender” means, in connection with a Remarketing, the required tender of all RVMTP Shares of a particular Series (except to the extent affirmatively retained by any applicable Holder of RVMTP Shares of such Series pursuant to Section 2.5(a)(iv)) to the Remarketing Settlement Agent for purchase on the applicable Mandatory Tender Date

“Mandatory Tender Date” shall have the meaning as set forth in Section 2.5(a)(iii)(C).

“Mandatory Tender Event” shall have the meaning as set forth in Section 2.5(a)(i)(C).

“Mandatory Tender Redemption Date” shall have the meaning as set forth in Section 2.6(a)(iv).

“Mandatory Tender Redemption Price” shall have the meaning as set forth in Section 2.6(a)(iv).

“Market Value” of any asset of the Fund means, for securities for which market quotations are readily available, the market value thereof determined on the basis of official closing prices or the last reported sales prices on the valuation date, or if no sales are reported on the valuation date, based on quotes obtained from established market makers or prices (including evaluated prices) supplied by the Fund’s approved pricing services, quotation reporting systems and other third-party sources. Investments for which market quotes or market based valuations are not readily available are valued at fair value as determined in good faith by the Board of Trustees or persons acting at their direction.

“Maximum Rate” means 15% per annum.

“Moody’s” means Moody’s Investors Service, Inc. and any successor or successors thereto.

“Municipal Securities” means municipal securities as described under the heading “Portfolio Contents” in the prospectus or other offering document for a Series of RVMTP Shares.

“No Adverse Effect Opinion” means an opinion of independent counsel nationally recognized for having expertise in the taxation of regulated investment companies to the effect that the requested action, if undertaken, will not have an adverse effect on any of the opinions of counsel delivered in connection with the issuance of the RVMTP Shares.

“Notice of Mandatory Tender” shall have the meaning set forth in Section 2.5(a)(ii).

“Notice of Redemption” shall have the meaning as set forth in Section 2.6(d)(i).

“Notice of Special Terms Period” shall have the meaning as set forth in Section 2.2(h)(iii).

“Notice of Taxable Allocation” shall have the meaning as set forth in Section 2.11(a).

“NRSRO” means (a) each of Fitch, Moody’s and Standard & Poor’s so long as such Person is a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act and (b) any other nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act that is not an “affiliated person” (as defined in Section 2(a)(3) of the 1940 Act) of the Fund.

“Optional Redemption Date” shall have the meaning as set forth in Section 2.6(c)(i).

“Optional Redemption Premium” means, with respect to any Series, the premium payable by the Fund upon the redemption of RVMTP Shares of such Series at the option of the Fund, as set forth in the Appendix for such Series.

“Optional Redemption Price” shall have the meaning as set forth in Section 2.6(c)(i).

“Other Rating Agency” means each Rating Agency, if any, other than Fitch, Standard & Poor’s, or Moody’s then providing a rating for the RVMTP Shares pursuant to the request of the Fund and with the consent of the Holders of a majority of the RVMTP Shares, which shall not be unreasonably withheld by such Holders.

“Outstanding” means, as of any date with respect to RVMTP Shares of any Series, the number of RVMTP Shares of such Series theretofore issued by the Fund except (without duplication):

(b)  any RVMTP Shares of such Series theretofore exchanged, cancelled, retired or redeemed or delivered to the Calculation and Paying Agent for cancellation or redemption in accordance with the terms hereof;

any RVMTP Shares of such Series as to which the Fund shall has given a Notice of Redemption and irrevocably deposited with the Calculation and Paying Agent sufficient Deposit Securities to redeem such shares in accordance with Section 2.6 hereof; and

any RVMTP Shares of such Series as to which the Fund is the Holder or the Designated Owner.

“Person” means and includes an individual, a partnership, a trust, a corporation, a limited liability company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

“PIMCO Person” means the Adviser or any affiliated person (as defined in Section 2(a)(3) of the 1940 Act) of the Adviser (other than the Fund, in the case of a redemption or purchase of the RVMTP Shares which are to be cancelled within ten (10) calendar days of purchase by the Fund).

“Preferred Shares” means the authorized preferred shares of beneficial interest of the Fund, including RVMTP Shares of each Series, Previously Issued Preferred Shares, shares of any other series of preferred shares of beneficial interest now or hereafter issued by the Fund, and any other shares of beneficial interest hereafter authorized and issued by the Fund of a class having priority over another class as to distribution of assets or payments of dividends.

“Previously Issued Preferred Shares” means, collectively, (i) the Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2049-A, of the Fund outstanding as of the date of this Statement, (ii) the Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2050-B, of the Fund outstanding as of the date of this Statement, (iii) the Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2051-A, of the Fund outstanding as of the date of this Statement, and (iv) the Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2052-B, of the Fund outstanding as of the date of this Statement, in each case with the applicable preferences, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in the Previously Issued Preferred Shares Statement.

“Previously Issued Preferred Shares Statement” means, collectively, (i) the Amended and Restated Statement Establishing and Fixing the Rights and Preferences of Remarketable Variable Rate MuniFund Term Preferred Shares, dated May 9, 2022, as it may be further amended from time to time in accordance with its terms, and (ii) the Amended and Restated Statement Establishing and Fixing the Rights and Preferences of Remarketable Variable Rate MuniFund Term Preferred Shares, dated November 1, 2022, as it may be further amended from time to time in accordance with its terms.

“Pro Rata Allocation” shall have the meaning set forth in Section 2.6(b)(i)(A).

“Purchase Agreement” means (i) with respect to the initial Series of RVMTP Shares issued pursuant to this Statement, the Purchase Agreement to be dated as of January 24, 2022 between the Fund and the Purchaser, in any case, as such agreement may be amended, restated, or modified from time to time, and (ii) with respect to any subsequent Series of RVMTP Shares issued pursuant to this Statement, the purchase agreement or other similar agreement for the RVMTP Shares of such Series (if any) specified in the Appendix for such Series, in any case, as such agreement may be amended, restated, or modified from time to time.

“Purchaser” means, Wells Fargo Municipal Capital Strategies, LLC, a wholly-owned subsidiary of Wells Fargo & Company.

“Rate Determination Date” means, with respect to the Initial Rate Period for any Series of RVMTP Shares, the calendar day immediately preceding the Date of Original Issuance of such Series, and with respect to any Subsequent Rate Period for any Series of RVMTP Shares, the last calendar day of the immediately preceding Rate Period for such Series or, if such calendar day is not a Business Day, the next succeeding Business Day; provided, however, that the next succeeding Rate Determination Date will be determined without regard to any prior extension of a Rate Determination Date to a Business Day.

“Rate Period” means, with respect to any Series of RVMTP Shares, the Initial Rate Period and any Subsequent Rate Period of the RVMTP Shares of such Series.

“Rating Agency” means, as of any date and in respect of a Series of RVMTP Shares, (i) any of Fitch, Moody’s, or Standard & Poor’s, to the extent it maintains a rating on the RVMTP Shares of such Series on such date and has not been replaced as a Rating Agency in accordance with Section 2.8 and (ii) any Other Rating Agency designated as a Rating Agency on such date in accordance with Section 2.8. In the event that at any time any Rating Agency (i) ceases to be a Rating Agency for purposes of any Series of RVMTP Shares and such Rating Agency has been replaced by an Other Rating Agency in accordance with Section 2.8, any references to any credit rating of the replaced Rating Agency in this Statement or any Appendix shall be deleted for purposes hereof as provided below and shall be deemed instead to be references to the equivalent credit rating of the Other Rating Agency that has replaced such Rating Agency as of the most recent date on which such replacement Other Rating Agency published credit ratings for such Series of RVMTP Shares or (ii) designates a new rating definition for any credit rating of such Rating Agency with a corresponding replacement rating definition for such credit rating of such Rating Agency, any references to such replaced rating definition of such Rating Agency contained in this Statement or any Appendix shall instead be deemed to be references to such corresponding replacement rating definition. In the event that at any time the designation of any Rating Agency as a Rating Agency for purposes of any Series of RVMTP Shares is terminated in accordance with Section 2.8, any rating of such terminated Rating Agency, to the extent it would have been taken into account in any of the provisions of this Statement or the Appendix for such Series, shall be disregarded, and only the ratings of the then-designated Rating Agencies for such Series shall be taken into account for purposes of this Statement and such Appendix.

“Rating Agency Guidelines” means the guidelines of any Rating Agency as they may be amended or modified from time to time, compliance with which is required to cause such Rating Agency to continue to issue a rating with respect to a Series of RVMTP Shares for so long as such Series is Outstanding.

“Ratings Event” shall have the meaning set forth in Section 2.2(g)(i).

“Redemption Date” means, with respect to a redemption pursuant to Section 2.6(a)(i), (b) or (c), the date fixed for redemption as stated in the Notice of Redemption with respect to such redemption.

“Redemption Default” shall have the meaning as set forth in Section 2.2(g)(i).

“Redemption Price” shall mean the Term Redemption Price, the Mandatory 1940 Act Asset Coverage Redemption Price, the Mandatory Tender Redemption Price, or the Optional Redemption Price, as applicable.

“Registration Rights Agreement” means (i) with respect to the initial Series of RVMTP Shares issued pursuant to this Statement, the Registration Rights Agreement to be dated as of January 24, 2022 between the Fund and the Purchaser and (ii) with respect to any subsequent Series of RVMTP Shares issued pursuant to this Statement, the registration rights agreement or other similar agreement for the RVMTP Shares of such Series (if any) specified in the Appendix for such Series.

“Remarketing” means the offering of RVMTP Shares for resale as described in Section 2.5(b).

“Remarketing Purchase Price” means, with respect to the RVMTP Shares subject to a Remarketing, a price per share equal to the Liquidation Preference per share plus an amount equal to all unpaid dividends and other distributions on such RVMTP Shares accumulated from and including the Date of Original Issuance of such RVMTP Shares to (but excluding) the Mandatory Tender Date for such RVMTP Shares (whether or not earned or declared by the Fund, but excluding interest thereon).

“Remarketing Settlement Agent” means the entity appointed as such by the Fund with respect to a Remarketing of any Series of the RVMTP Shares and any additional or successor entities appointed by the Fund pursuant to a Remarketing Settlement Agent Agreement with the Fund.

“Remarketing Settlement Agent Agreement” means the Remarketing Settlement Agent Agreement, if any, with respect to the RVMTP Shares, between the Fund and the Remarketing Settlement Agent and any other party thereto, as amended, modified or supplemented from time to time, or any similar agreement with a successor Remarketing Settlement Agent.

“RVMTP” shall have the meaning as set forth in the Recitals of this Statement.

“RVMTP Shares” shall have the meaning as set forth in the Recitals of this Statement.

“RVMTP Shares of a Series” shall have the meaning as set forth in the Recitals of this Statement.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Securities Depository” shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Fund that agrees to follow the procedures required to be followed by such securities depository as set forth in this Statement with respect to the RVMTP Shares.

“Series” and “Series of RVMTP Shares” shall have the meanings as set forth in the Recitals of this Statement.

“SIFMA Municipal Swap Index” means the Securities Industry and Financial Markets Association Municipal Swap Index, or such other weekly, high-grade index comprised of seven-day, tax-exempt variable rate demand notes produced by Municipal Market Data, Inc. or its successor, or as otherwise designated by the Securities Industry and Financial Markets Association; provided, however, that if such index is no longer produced by Municipal Market Data, Inc. or its successor, then SIFMA Municipal Swap Index shall mean (i) the S&P Municipal Bond 7 Day High Grade Rate Index produced by Standard & Poor’s Financial Services LLC or its successors or (ii) if the S&P Municipal Bond 7 Day High Grade Rate Index is no longer produced, such other reasonably comparable index selected in good faith by the Board of Trustees of the Fund and consented to in writing by Holders of greater than 50% of RVMTP Shares, which shall not be unreasonably withheld by such Holders.

“Special Terms Period” shall have the meaning as set forth in Section 2.2(h)(i).

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor or successors thereto.

“Statement” means this Amended and Restated Statement Establishing and Fixing the Rights and Preferences of Remarketable Variable Rate MuniFund Term Preferred Shares, as it may be amended from time to time in accordance with its terms.

“Subsequent Rate Period” means, with respect to any Series of RVMTP Shares, the period consisting of seven calendar days, but adjusted in each case to reflect any changes when the regular calendar day that is a Rate Determination Date is not a Business Day, from, and including, the first calendar day following the Initial Rate Period of such Series to, and including, the next Rate Determination Date for such Series and any period thereafter from, and including, the first calendar day following a Rate Determination Date for shares of such Series to, and including, the next succeeding Rate Determination Date for shares of such Series.

“Tax Event” shall have the meaning as set forth in Section 2.2(g)(i)(E).

“Taxable Allocation” means, with respect to any Series, the characterization of all or a portion of any dividend paid in respect of such Series as net capital gains or other income taxable for regular federal individual income tax purposes.

“Term Redemption Amount” shall have the meaning as set forth in Section 2.12(a).

“Term Redemption Date” means, with respect to any Series, the date specified as the Term Redemption Date in the Appendix for such Series, as such date may be extended in accordance with Section 2.6(a) or as may otherwise be agreed in writing by the Fund and the Holders of 100% of the Outstanding RVMTP Shares of such Series.

“Term Redemption Liquidity Account” shall have the meaning as set forth in Section 2.12(a).

“Term Redemption Price” shall have the meaning as set forth in Section 2.6(a).

“U.S. Government Obligations” means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

“Voting Period” shall have the meaning as set forth in Section 2.7(b)(i).

With respect to any Series, any additional definitions specifically set forth in the Appendix relating to such Series and any amendments to any definitions specifically set forth in the Appendix relating to such Series, as such Appendix may be amended from time to time, shall be incorporated herein and made part hereof by reference thereto, but only with respect to such Series.

Interpretation. The headings preceding the text of Sections included in this Statement are for convenience only and shall not be deemed part of this Statement or be given any effect in interpreting this Statement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Statement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Statement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Except as otherwise expressly set forth herein, reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to Sections shall refer to those portions of this Statement. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Statement as a whole and not to any particular Article, Section or clause of this Statement.

Liability of Officers, Trustees and Shareholders. A copy of the Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and notice hereby is given that this Statement is executed on behalf of the Fund by an officer of the Fund in his or her capacity as an officer of the Fund and not individually and that the obligations of the Fund under or arising out of this Statement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and properties of the Fund. All persons extending credit to, contracting with or having a claim against the Fund must look solely to the Fund’s assets and property for the enforcement of any claims against the Fund as none of the Fund’s officers, agents or shareholders, whether past, present or future, assume any personal liability for obligations entered on behalf of the Fund.

TERMS APPLICABLE TO ALL SERIES OF

REMARKETABLE VARIABLE RATE MUNIFUND TERM PREFERRED SHARES

Except for such changes and amendments hereto with respect to a Series of RVMTP Shares that are specifically contemplated by the Appendix relating to such Series, each Series of RVMTP Shares subject to this Statement shall have the following terms:

2.1.  Number of Shares; Ranking The number of authorized shares constituting any Series of RVMTP Shares shall be as set forth with respect to such Series in the Appendix hereto relating to such Series. No fractional RVMTP Shares shall be issued.

(a)  The RVMTP Shares of each Series shall rank on a parity with RVMTP Shares of each other Series and with shares of any other series of Preferred Shares (including any Previously Issued Preferred Shares) as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund. The RVMTP Shares of each Series shall have preference with respect to the payment of dividends and as to distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund over the Common Shares as set forth herein.

(b)  No Holder of RVMTP Shares shall have, solely by reason of being such a Holder, any pre-emptive or other right to acquire, purchase or subscribe for any RVMTP Shares or Common Shares or other securities of the Fund which it may hereafter issue or sell.

2.2.  Dividends and Distributions

(a)  The Holders of RVMTP Shares of any Series shall be entitled to receive, when, as and if declared by, or under authority granted by, the Board of Trustees,

out of funds legally available therefor in accordance with the Declaration, this Statement, and applicable law, and in preference to dividends and other distributions on Common Shares, cumulative cash dividends and other distributions on each share of such Series at the Dividend Rate for such Series, calculated as set forth herein, and no more. Dividends and other distributions on the RVMTP Shares of any Series shall accumulate from the Date of Original Issuance with respect to such Series. The amount of dividends per share payable on RVMTP Shares of a Series on any Dividend Payment Date shall equal the sum of the dividends accumulated but not yet paid for each Rate Period (or part thereof) in the related Dividend Period. The amount of dividends per share of a Series accumulated for each such Rate Period (or part thereof) shall be computed by (i) multiplying the Dividend Rate in effect for RVMTP Shares of such Series for such Rate Period (or part thereof) by a fraction, the numerator of which shall be the actual number of calendar days in such Rate Period (or part thereof) and the denominator of which shall be the actual number of calendar days in the year in which such Rate Period (or such part thereof) occurs (365 or 366) and (ii) multiplying the product determined pursuant to clause (i) by the Liquidation Preference for a share of such Series.

(b)  Dividends on RVMTP Shares of each Series with respect to any Dividend Period shall be declared to the Holders of such shares as their names shall appear on the registration books of the Fund at the close of business on each calendar day in such Dividend Period and shall be paid as provided in Section 2.2(f).

(c)  (i) No full dividends or other distributions shall be declared or paid on shares of a Series of RVMTP Shares for any Dividend Period or part thereof unless full cumulative dividends and other distributions due through the most recent dividend payment dates therefor for all outstanding Preferred Shares (including shares of other Series of RVMTP Shares and the Previously Issued Preferred Shares) ranking on a parity with such Series of RVMTP Shares have been or contemporaneously are declared and paid through the most recent dividend payment dates therefor. If full cumulative dividends or other distributions due have not been declared and paid on all such outstanding Preferred Shares of any series, any dividends and other distributions being declared and paid on RVMTP Shares of a Series will be declared and paid as nearly pro rata as possible in proportion to the respective amounts of dividends and other distributions accumulated but unpaid on the shares of each such series of Preferred Shares (including, without limitation, the Previously Issued Preferred Shares) on the relevant dividend payment date for such series. Subject to Section 2.11 hereof and Section 2.3 of the Purchase Agreement, no Holders of RVMTP Shares shall be entitled to any dividends or other distributions, whether payable in cash, property or shares, in excess of full cumulative dividends and other distributions as provided in this Section 2.2(c)(i) on such RVMTP Shares.

(ii)  For so long as any RVMTP Shares are Outstanding, the Fund shall not: (x) declare or pay any dividend or other distribution (other than a dividend or distribution paid in Common Shares) in respect of the Common Shares, (y) call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares, or (z) pay any proceeds of the liquidation of the Fund in respect of the Common Shares, unless, in each case, (A) immediately thereafter, the Fund shall have 1940 Act Asset Coverage, in each case after deducting the amount of such dividend or distribution or redemption or purchase price or liquidation proceeds, (B) all cumulative dividends and other distributions on all RVMTP Shares and all other series of Preferred Shares ranking on a parity with the RVMTP Shares (including the Previously Issued Preferred Shares) due on or prior to the date the applicable dividend, distribution, redemption, purchase or acquisition shall have been declared and paid (or shall have been declared and Deposit Securities (in the case of the RVMTP Shares) or other sufficient securities or funds (in the case of other Preferred Shares, as applicable) for the payment thereof shall have been deposited irrevocably with the paying agent for such Preferred Shares) and (C) the Fund shall have deposited Deposit Securities pursuant to and in accordance with the requirements of Section 2.6(d)(ii) hereof with respect to Outstanding RVMTP Shares of any Series to be redeemed pursuant to Section 2.6(a) or Section 2.6(b) hereof for which a Notice of Redemption shall have been given or shall have been required to be given in accordance with the terms hereof on or prior to the date of the applicable dividend, distribution, redemption, purchase or acquisition.

(iii)  Any dividend payment made on RVMTP Shares of a Series shall first be credited against the dividends and other distributions accumulated with respect to the earliest Dividend Period for such Series for which dividends and distributions have not been paid.

(d)  Not later than 12:00 noon, New York City time, on the Dividend Payment Date for a Series of RVMTP Shares, the Fund shall deposit with the Calculation and Paying Agent Deposit Securities having an aggregate Market Value on such date sufficient to pay the dividends and other distributions, if any, that are payable on such Dividend Payment Date in respect of such Series. The Fund may direct the Calculation and Paying Agent with respect to the investment or reinvestment of any such Deposit Securities so deposited prior to the Dividend Payment Date, provided that such investment consists exclusively of Deposit Securities and provided further that the proceeds of any such investment will be available as same-day funds at the opening of business on such Dividend Payment Date.

(e)  All Deposit Securities deposited with the Calculation and Paying Agent for the payment of dividends payable on a Series of RVMTP Shares shall be held in trust for the payment of such dividends by the Calculation and Paying Agent for the benefit of the Holders of such Series entitled to the payment of such dividends pursuant to

Section 2.2(f). Any moneys paid to the Calculation and Paying Agent in accordance with the foregoing but not applied by the Calculation and Paying Agent to the payment of dividends, including interest earned on such moneys while so held, will, to the extent permitted by law, be repaid to the Fund as soon as possible after the date on which such moneys were to have been so applied, upon request of the Fund.

(f)  Dividends and any distributions made pursuant to Section 2.11(a) on RVMTP Shares of a Series shall be paid on each Dividend Payment Date for such Series, out of funds legally available therefor under applicable law, when, as and if declared by the Board of Trustees, or under authority granted by, and pursuant to Section 2.2(a) hereof, to the Holders of shares of such Series as their names appear on the registration books of the Fund at the close of business on the calendar day immediately preceding such Dividend Payment Date (or if such calendar day is not a Business Day, the next preceding Business Day). Dividends and any distributions made pursuant to Section 2.11(a) in arrears on RVMTP Shares of a Series for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders of shares of such Series as their names appear on the registration books of the Fund on such date, not exceeding fifteen (15) calendar days preceding the payment date thereof, as may be fixed by the Board of Trustees. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments or other distributions on RVMTP Shares of any Series which may be in arrears.

(g)  Dividend Increased Rate

(i)  The Dividend Rate on a Series of RVMTP Shares shall be adjusted to the Increased Rate for each Increased Rate Period (as hereinafter defined). Subject to the cure provisions of Section 2.2(g)(iii), a Rate Period with respect to a Series of RVMTP Shares shall be deemed to be an “Increased Rate Period” if on the first calendar day of such Rate Period, (A) the Fund has failed to deposit with the Calculation and Paying Agent by 12:00 noon, New York City time, on a Dividend Payment Date for such Series, Deposit Securities that will provide funds available to the Calculation and Paying Agent on such Dividend Payment Date sufficient to pay the full amount of any dividend on such Series payable on such Dividend Payment Date (a “Dividend Default”) and such Dividend Default has not ended as contemplated by Section 2.2(g)(ii); (B) the Fund has failed to deposit with the Calculation and Paying Agent by 12:00 noon, New York City time, on an applicable Redemption Date for such Series, Deposit Securities that will provide funds available to the Calculation and Paying Agent on such Redemption Date sufficient to pay the full amount of the Redemption Price payable in respect of such Series on such Redemption Date (a “Redemption Default”) and such Redemption Default has not ended as contemplated by Section 2.2(g)(ii); (C) any Rating Agency has withdrawn the credit rating required to be maintained with respect to such Series pursuant to Section 2.8 other than due to the Rating Agency ceasing to rate tax-exempt closed-end management investment companies generally and such withdrawal is continuing; (D) a Ratings Event (as defined below) has occurred and is continuing with respect to such Series; or (E) (i) a court or other applicable governmental authority has made a final determination that for U.S. federal income tax purposes the RVMTP Shares do not qualify as equity in the Fund and such determination has not been repealed, revoked or rescinded and (ii) such determination results from an act or failure to act on the part of the Fund (a “Tax Event”). A “Ratings Event” shall be deemed to exist with respect to any Series of RVMTP Shares at any time such RVMTP Shares have a long-term credit rating from at least one-half of the Rating Agencies designated at such time that is Below Investment Grade. For the avoidance of doubt, no determination by any court or other applicable governmental authority that requires the Fund to make an Additional Amount Payment in respect of a Taxable Allocation shall be deemed to be a Tax Event hereunder.

(ii)  Subject to the cure provisions of Section 2.2(g)(iii), a Dividend Default or a Redemption Default on a Series of RVMTP Shares shall end on the Business Day on which, by 12:00 noon, New York City time, an amount equal to all accumulated but unpaid dividends on such Series and any unpaid Redemption Price on such Series shall have been deposited irrevocably in trust in same-day funds with the Calculation and Paying Agent.

(iii)  No Increased Rate Period for a Series of RVMTP Shares with respect to any Dividend Default or Redemption Default on such Series shall be deemed to have commenced if the amount of any dividend or any Redemption Price due in respect of such Series (if such Default is not solely due to the willful failure of the Fund) is deposited irrevocably in trust, in same-day funds, with the Calculation and Paying Agent by 12:00 noon, New York City time, on a Business Day that is not later than three (3) Business Days after the applicable Dividend Payment Date or Redemption Date for such Series with respect to which such Default occurred.

(h)  Designation of Special Terms Period.

(i)  Right to Declare a Special Terms Period. The Fund, acting in its sole and absolute discretion but otherwise subject to the terms of this Statement, may designate a “Special Terms Period” with respect any Series of RVMTP Shares (which, for the avoidance of doubt, shall apply to all RVMTP Shares of such Series), during which period, such terms may differ from those provided in this Statement and may include, without limitation, changes to the Dividend Rate, Dividend Payment Dates, redemption provisions (including, without limitation, the Term Redemption Date or the

Early Term Redemption Date), required Effective Leverage Ratio, and Additional Amount Payment provisions; provided that such special terms shall not, in any event, affect the parity ranking of such Series of RVMTP Shares relative to any other Series of RVMTP Shares, the Previously Issued Preferred Shares or any other series of Preferred Shares of the Fund then outstanding as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund. The effectiveness of any change to the terms of the RVMTP Shares pursuant to the exercise by the Fund of its option to designate a Special Terms Period with respect to any Series of RVMTP Shares shall be subject to the filing of an amendment to the terms of such RVMTP Shares that has been approved by the Board of Trustees and approved by 100% of the Holders of the affected Series of RVMTP Shares in the manner set forth in Section 2.7(a). For the avoidance of doubt, (A) the terms of any such Special Terms Period that may be designated pursuant to the foregoing sentence shall amend and/or replace the applicable provisions of this Statement (and/or the relevant Appendix for the affected Series) that are in effect at the time such Special Terms Period is declared and (B) subject to Section 2.5(a), the terms of the Statement that were in effect at the most recent time during which no Special Terms Period was in effect will automatically continue to be in effect immediately following the end of a Special Terms Period unless a subsequent Special Terms Period has been declared that will take effect immediately following the prior Special Terms Period, if the Holders of the RVMTP Shares have made an election to retain the RVMTP Shares with respect to the Mandatory Tender Date corresponding to the final date of such Special Terms Period and/or the RVMTP Shares of any Holders that have not made such election, if any, are Remarketed pursuant to Section 2.5(b).

(ii) Length of and Preconditions for Special Terms Period. Any Special Terms Period shall commence on a designated Thursday and end on the earlier of a designated Wednesday or the applicable Redemption Date or Mandatory Tender Redemption Date, as the case may be. A designation of a Special Terms Period shall be effective only if (1) notice thereof shall have been given to the Holders of the affected Series of RVMTP Shares in accordance with Section 2.2(h)(ii) and (iii), (2) full cumulative dividends and any amounts due with respect to redemptions payable on the affected Series of RVMTP Shares prior to such date have been paid in full, (3) such designation of a Special Terms Period shall not become effective prior to 12 months subsequent to the Date of Original Issuance of the affected Series of RVMTP Shares, (4) all of the Outstanding RVMTP Shares of the affected Series shall be subject to such Special Terms Period, and (5) all of the Outstanding RVMTP Shares of the affected Series that are subject to Remarketing in connection with the redemption triggered by the declaration of the Special Terms Period are successfully Remarketed (except to the extent any applicable Holders of such affected Series of RVMTP Shares have affirmatively elected to retain their RVMTP Shares of such Series for the Special Terms Period). Any failure to satisfy the preconditions to a Special Terms Period shall result in such Special Terms Period not becoming effective.

(iii) Notice of Special Terms Period. If the Fund proposes to designate a Special Terms Period, not less than 20 Business Days (or such lesser number of days as may be agreed to from time to time by the Holders of the affected Series of RVMTP Shares and the Remarketing Settlement Agent) nor more than 30 Business Days prior to the date the Fund proposes to designate as the first day of such Special Terms Period, a notice (a “Notice of Special Terms Period”) shall be sent by the Fund or its designee by Electronic Means (or by first-class mail, postage prepaid, where the RVMTP Shares of the affected Series are in physical form outside the book-entry system of the Securities Depository) to the Holders of the affected Series of RVMTP Shares, with copies provided by the Fund to the Remarketing Settlement Agent and the Calculation and Paying Agent via Electronic Means and by the Fund or its designee to the initial Holder of the affected Series of RVMTP Shares in accordance with the notice provisions in the Purchase Agreement. Each such notice shall state (A) that the Fund has exercised its option to propose a Special Terms Period with respect to such Series of RVMTP Shares, (B) the Rate Determination Date immediately prior to the first day of such Special Terms Period, (C) that such Special Terms Period shall not commence unless the conditions precedent thereto in Section 2.2(h)(ii) are satisfied, (D) a description of the special terms to be applicable to such Series of RVMTP Shares and (E) the date upon which such Series of RVMTP Shares shall be subject to Remarketing pursuant to Section 2.5(b)1.5(b) (except to the extent affirmatively retained by any applicable Holder of RVMTP Shares of such Series pursuant to Section 2.5(a)(iv)). The Fund may provide in any Notice of Special Terms Period that such Special Terms Period is subject to one or more additional conditions precedent, in which case the special terms of such Special Terms Period shall not become effective unless each such additional condition has been satisfied or the Fund has waived each such condition.

2.3. Liquidation Rights(a) The RVMTP Shares shall rank on parity with each other, with shares of any other Series of RVMTP Shares, and with shares of any other class or series of Preferred Shares (including the Previously Issued Preferred Shares) as to distribution of assets upon dissolution, liquidation, or winding-up of the affairs of the Fund. In this regard, the provisions of this Section 2.3 shall be applied consistently with all other Preferred Shares such that Holders of the RVMTP Shares and holders of all other Preferred Shares are treated on parity with one another with respect to any such distribution.

(b) In the event of any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, the Holders of RVMTP Shares shall be entitled to receive out of the assets of the Fund available for distribution to shareholders, after satisfying claims of creditors but before any distribution or payment shall be made in respect of the Common Shares, a liquidation distribution equal to the Liquidation Preference for such shares, plus an amount equal to all unpaid dividends and other distributions on such shares accumulated to (but excluding) the date fixed for such distribution or payment on such shares (whether or not earned or declared by the Fund, but without interest thereon), and such Holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.

(c) If, upon any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, the assets of the Fund available for distribution among the Holders of all Outstanding RVMTP Shares and any other outstanding Preferred Shares ranking on a parity with the RVMTP Shares (including, without limitation, the Previously Issued Preferred Shares) shall be insufficient to permit the payment in full to such Holders of the Liquidation Preference of such RVMTP Shares plus accumulated and unpaid dividends and other distributions on such shares as provided in Section 2.3(b) above and the amounts due upon liquidation with respect to such other Preferred Shares, then such available assets shall be distributed among the Holders of such RVMTP Shares and such other Preferred Shares ratably in proportion to the respective preferential liquidation amounts to which they are entitled. In connection with any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, unless and until the Liquidation Preference on each Outstanding RVMTP Share plus accumulated and unpaid dividends and other distributions on such shares as provided in Section 2.3(b) above have been paid in full to the Holders of such shares, no dividends, distributions or other payments will be made on, and no redemption, purchase or other acquisition by the Fund will be made by the Fund in respect of, the Common Shares.

(d) Neither the sale of all or substantially all of the property or business of the Fund, nor the merger, consolidation or reorganization of the Fund into or with any other business or statutory trust, corporation or other entity, nor the merger, consolidation or reorganization of any other business or statutory trust, corporation or other entity into or with the Fund shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purpose of this Section 2.3.

2.4 Coverage & Leverage Tests(a) 1940 Act Asset Coverage Requirement. The Fund shall maintain 1940 Act Asset Coverage as of the close of business on the last Business Day of each month in which any RVMTP Shares of any Series are Outstanding. If the Fund shall fail to maintain such 1940 Act Asset Coverage as of any time as of which such compliance is required to be determined as aforesaid, the provisions of Section 2.6(b)(i) shall be applicable, which provisions to the extent complied with shall constitute the sole remedy for the Fund’s failure to comply with the provisions of this Section 2.4(a).

(b) Calculation of 1940 Act Asset Coverage. For purposes of determining whether the requirements of Section 2.4(a) are satisfied, (i) no RVMTP Shares of any Series or other Preferred Shares shall be deemed to be Outstanding for purposes of any computation required by Section 2.4(a) if, prior to or concurrently with such determination, sufficient Deposit Securities (in the case of the RVMTP Shares) or other sufficient securities or funds (in the case of other Preferred Shares, as applicable), in each case in accordance with the terms of such Series or other Preferred Shares, to pay the full redemption price for such Series or other Preferred Shares (or the portion thereof to be redeemed) have been deposited in trust with the paying agent for such Series or other Preferred Shares and the requisite notice of redemption for such Series or other Preferred Shares (or the portion thereof to be redeemed) has been given, and (ii) the Deposit Securities or other sufficient securities or funds, as applicable that have been deposited with the applicable paying agent shall not be included as assets of the Fund for purposes of such computation.

(c) Effective Leverage Ratio Requirement. Unless the Fund receives the prior written consent of all Holders, for so long as RVMTP Shares of any Series are Outstanding, the Effective Leverage Ratio shall not exceed 42.5% as of the close of business on any Business Day; provided, however, in the event that the Fund’s Effective Leverage Ratio exceeds 42.5% as of the close of business on any Business Day solely by reason of fluctuations in the market value of the Fund’s portfolio securities, the Effective Leverage Ratio shall not exceed 43.5% as of the close of business on such Business Day. If the Effective Leverage Ratio shall exceed the applicable percentage provided in the preceding sentence as of any time as of which such compliance is required to be determined as aforesaid, the provisions of Section 2.6(b)(ii) shall be applicable, which provisions to the extent complied with shall constitute the sole remedy for the Fund’s failure to comply with the provisions of this Section 2.4(c).

(d) Calculation of Effective Leverage Ratio. For purposes of determining whether the requirements of Section 2.4(c) are satisfied, the “Effective Leverage Ratio” on any date shall mean the quotient of:

(i) The sum of (A) the aggregate liquidation preference of the Fund’s “senior securities” (as that term is defined in the 1940 Act) that are stock for purposes of the 1940 Act, excluding, without duplication, (1) any such senior securities for which the Fund has issued a notice of redemption and either has delivered Deposit Securities or sufficient securities or funds (as applicable in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities or sufficient securities or funds on hand for the purpose of such redemption (as applicable in accordance with the terms of such senior securities) and (2) any such senior securities that are to be redeemed with net proceeds from the sale of the RVMTP Shares, for which the Fund has delivered Deposit Securities or sufficient securities or funds (as applicable in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities or sufficient securities or funds on hand (as applicable in accordance with the terms of such senior securities) for the purpose of such redemption; (B) the aggregate principal amount of the Fund’s “senior securities representing indebtedness” (as that term is defined in the 1940 Act, giving effect to any interpretations thereof by the Securities and Exchange Commission or its staff); and (C) the aggregate principal amount of floating rate securities corresponding to any associated residual floating rate securities not owned by the Fund (less the aggregate principal amount of any such floating rate securities owned by the Fund and corresponding to the associated residual floating rate securities owned by the Fund); divided by

(ii) The sum of (A) the Market Value of the Fund’s total assets (including amounts attributable to senior securities, but excluding any assets consisting of Deposit Securities or funds referred to in clauses (A)(1) and (A)(2) of Section 2.4(d)(i) above), less the amount of the Fund’s accrued liabilities (other than liabilities for the aggregate principal amount of “senior securities representing indebtedness” (as that term is defined in the 1940 Act, giving effect to any interpretations thereof by the Securities and Exchange Commission or its staff), including floating rate securities), and (B) the aggregate principal amount of floating rate securities not owned by the Fund that correspond to the associated inverse floating rate securities owned by the Fund.

2.5 Mandatory Tender and Remarketing. The RVMTP Shares shall be subject to Mandatory Tender and Remarketing as provided below:

(a) Mandatory Tender of RVMTP Shares.

(i) Subject to the Holders’ election to retain the RVMTP Shares provided for in Section 2.5(a)(iv) below, any Series of RVMTP Shares shall become subject to Mandatory Tender upon the occurrence of:

(A) any date that is 20 Business Days prior to each Early Term Redemption Date of such Series of RVMTP Shares as set forth in clause (i) of the definition thereof in the Appendix for such Series,

(B) any date on which the Fund delivers a Notice of Special Terms Period declaring a Special Terms Period for such Series of RVMTP Shares pursuant to Section 2.2(h), or

(C) the date that is 20 Business Days prior to the last day of any Special Terms Period, provided that no subsequent Special Terms Period has been designated and agreed by the Holder (each of (A), (B) and (C), a “Mandatory Tender Event”).

(ii) Upon the occurrence of a Mandatory Tender Event with respect to a Series of RVMTP Shares, the Fund shall issue or cause to be issued a notice of Mandatory Tender for Remarketing on the Mandatory Tender Date (as defined below) to the Holders of such Series of RVMTP Shares through the Securities Depository as a communication from the Securities Depository (the “Notice of Mandatory Tender”). Such Notice of Mandatory Tender shall specify that such Mandatory Tender is subject to the election of the Holders of such Series of RVMTP Shares to retain as described in Section 2.5(a)(iv) of this Statement.

(iii) The Mandatory Tender Dates corresponding to the Mandatory Tender Events listed in Section 2.5(a)(i) above are as follows, with each Mandatory Tender Date subject to the Holders’ election to retain the RVMTP Shares in Section 2.5(a)(iv):

(A) in the case of a Mandatory Tender Event described in Section 2.5(a)(i)(A), the date that is 180 calendar days following the Early Term Redemption Date related to such Mandatory Tender Event,

(B) in the case of a Mandatory Tender Event described in Section 2.5(a)(i)(B), the date on which such Special Terms Period becomes effective pursuant to Section 2.2(h), and

(C) in the case of a Mandatory Tender Event described in Section 2.5(a)(i)(C), the last day of the related Special Terms Period (in the case of (A), (B), or (C), such date, the “Mandatory Tender Date”).

(iv) Notwithstanding Section 2.5(a)(i) above, the Holders of any affected Series of RVMTP Shares may elect to retain such RVMTP Shares by providing notice of such election to the Fund no later than the 10th Business Day prior to the Mandatory Tender Date, in which case the affected RVMTP Shares of the electing Holder shall no longer be subject to Mandatory Tender on the corresponding Mandatory Tender Date and shall not be Remarketed pursuant to the procedures described in Section 1.5(b) below; provided, however, with respect to any Mandatory Tender Event occurring pursuant to Section 2.5(a)(i)(B), any such election to retain shall not be effective unless accompanied or preceded by a consent to all amendments to the terms of the affected Series RVMTP Shares as required in connection with a designation of a Special Terms Period pursuant to Section 2.2(h)(i) above.

(b)	Remarketing of RVMTP Shares. The RVMTP Shares subject to Mandatory Tender as provided for in this Section 2.5 shall be Remarketed in accordance with the following procedures:

(i) A Holder of RVMTP Shares subject to Mandatory Tender may enter into trade documentation with a purchaser for the RVMTP Shares (which, for the avoidance of doubt, shall be with respect to all the RVMTP Shares of such Series) with terms that (A) are reasonably satisfactory to both the Holder of the RVMTP Shares and such purchaser and (B) provide for the sale of the RVMTP Shares subject to Mandatory Tender on the Mandatory Tender Date; provided that (1) the Holder of the RVMTP Shares notifies the Fund in writing of such trade documentation by the Mandatory Tender Date confirming that the trade documentation satisfies the conditions in this sentence and providing that all RVMTP Shares will be sold thereunder and (2) following the Remarketing of RVMTP Shares, via execution of such trade documentation, the Fund shall provide, or cause to be provided, a notice through the Securities Depository cancelling the Mandatory Tender with respect to the RVMTP Shares so Remarketed. At any time following a Mandatory Tender Event and before the corresponding Mandatory Tender Date, the Fund may designate a Remarketing Settlement Agent to assist with the Remarketing in accordance with the terms of the Remarketing Settlement Agent Agreement.

(ii) If all of the RVMTP Shares subject to Mandatory Tender are not Remarketed pursuant to Section 2.5(b)(i) with binding trade documentation in place by the 5th Business Day preceding the Mandatory Tender Date, then the Fund and its agents shall take the following Remarketing actions:

(A) The Fund shall designate a Remarketing Settlement Agent to assist with the Remarketing in accordance with the terms of the Remarketing Settlement Agent Agreement.

(B) If any purchaser is identified and has agreed by the Mandatory Tender Date to purchase all of the RVMTP Shares subject to Mandatory Tender on the Mandatory Tender Date, the Remarketing Settlement Agent shall (1) give written notice by Electronic Means to the Holders of such RVMTP Shares, with a copy to the Fund and the Calculation and Paying Agent, that the purchaser has been identified and agreed to purchase such RVMTP Shares on the Mandatory Tender Date; (2) collect the Remarketing Purchase Price via wire transfer from such purchaser on the Mandatory Tender Date; (3) wire the Remarketing Purchase Price to the Securities Depository for delivery to the current Holder of the RVMTP Shares subject to Mandatory Tender on the Mandatory Tender Date; and (4) direct that such RVMTP Shares be delivered to the Remarketing Settlement Agent.

(C) The Remarketing Settlement Agent shall then direct transfer of the RVMTP Shares subject to Mandatory Tender to the purchaser through the Securities Depository on the Mandatory Tender Date.

For the avoidance of doubt, in the event of a successful Remarketing of all RVMTP Shares subject to Mandatory Tender pursuant to Section 2.5(b), such Mandatory Tender will be cancelled and the Fund shall provide, or cause to be provided, a notice through the Securities Depository cancelling the Mandatory Tender with respect to the RVMTP Shares so Remarketed.

(c) Failed Remarketing and Mandatory Tender.

(i) With respect to a Mandatory Tender Event described in Section 2.5(a)(i)(A), if any RVMTP Shares subject to Mandatory Tender are not Remarketed by the Early Term Redemption Date (such failure to remarket a “Failed Early Term Redemption Date Remarketing”), then all such RVMTP Shares shall be redeemed by the Fund on the Mandatory Tender Date pursuant to the Mandatory Tender redemption procedure described in Sections 2.6(a)(iv) and 2.6(d) below.

(ii) With respect to a Mandatory Tender Event described in Section 2.5(a)(i)(B), if, for any reason (other than a failure to timely deliver RVMTP Shares subject to a Mandatory Tender to the Remarketing Settlement Agent, and only to the extent that such failure to deliver is caused by administrative issues and is cured within two Business Days), all of the RVMTP Shares subject to Mandatory Tender are not Remarketed by the related Mandatory Tender Date pursuant to Section 1.5(b), then (A) a failed remarketing shall be deemed to have occurred (which, for the avoidance of doubt, shall be with respect to all RVMTP Shares subject to the Mandatory Tender) (a “Failed Special Terms Period Remarketing”) that may trigger the application of a Failed Remarketing Spread as described in clause (ii) of the definition thereof and (B) all such RVMTP Shares shall be retained by their respective Holders, and no such RVMTP Shares shall be purchased on the Mandatory Tender Date;

(iii) With respect to a Mandatory Tender Event described in Section 2.5(a)(i)(C), if any RVMTP Shares subject to Mandatory Tender are not Remarketed by the Mandatory Tender Date, then all such RVMTP Shares shall be redeemed by the Fund on the Mandatory Tender Date pursuant to the Mandatory Tender redemption procedure described in Sections 2.6(a)(iv) and 2.6(d) below.

2.6 Redemption. Each Series of RVMTP Shares shall be subject to redemption by the Fund as provided below:

(a) Term Redemption and Mandatory Tender.

(i) Term Redemption. Subject to Section 2.6(d)(v), the Fund shall redeem all RVMTP Shares of a Series then Outstanding on the Term Redemption Date for such Series, out of funds legally available therefor under applicable law, at a price per share equal to the Liquidation Preference per share of such Series plus an amount equal to all unpaid dividends and other distributions on such share of such Series accumulated from and including the Date of Original Issuance to (but excluding) the Term Redemption Date for such Series (whether or not earned or declared by the Fund, but excluding interest thereon) (the “Term Redemption Price”); provided, however, that the Term Redemption Date for such Series of RVMTP Shares may be extended pursuant to Section 2.6(a)(ii) or Section 2.6(a)(iii) below.

(ii) (A)  The Fund shall have the right, exercisable not more than three hundred and sixty-five (365) calendar days nor less than one hundred and twenty (120) calendar days prior to the Term Redemption Date of a Series of RVMTP Shares, to request by notice (accompanied by a No Adverse Effect Opinion) that each Designated Owner of such RVMTP Shares extend the Term Redemption Date for such Series of RVMTP Shares by at least an additional three hundred and sixty-five (365) calendar days (a “Designated Owner Term Extension Request”), which request may be conditioned upon terms and conditions that are different from the terms and conditions set forth herein or in the Appendix applicable to such Series of RVMTP Shares.

(B) Each Designated Owner shall, no later than sixty (60) calendar days after receiving a Designated Owner Term Extension Request, notify the Fund and the Calculation and Paying Agent of its acceptance or rejection of such request, which acceptance by such Designated Owner may be conditioned upon terms and conditions that are different from the terms and conditions set forth herein or the terms and conditions proposed the Fund in making a Designated Owner Term Extension Request (a “Conditional Acceptance”). A Conditional Acceptance conditioned upon terms and conditions that are accepted by the Fund and that are different from the terms and conditions set forth herein shall be deemed to be a consent by such Designated Owner to amend this Statement to reflect such different terms and conditions, but only with respect to the RVMTP Shares of such Series beneficially owned by such Designated Owner. To the extent that a Designated Owner of RVMTP Shares of a Series of RVMTP Shares subject to a Designated Owner Term Extension Request rejects such Designated Owner Term Extension Request pursuant to this Section 2.6(a)(ii)(B), or is deemed to reject such Designated Owner Term Extension Request pursuant to Section 2.6(a)(ii)(C) below, the RVMTP Shares of such Series beneficially owned by such Designated Owner shall be subject to redemption as provided in this Statement, without giving effect to any Designated Owner Term Extension Request.

(C) If any Designated Owner fails to notify the Fund or the Calculation and Paying Agent of its acceptance or rejection of the Fund’s Designated Owner Term Extension Request within such sixty (60) calendar day period, such failure to respond will be deemed a rejection of such Designated Owner Term Extension Request by such Designated Owner. If a Designated Owner of RVMTP Shares provides a Conditional Acceptance, then the Fund shall have sixty (60) calendar days thereafter to notify such Designated Owner of its acceptance or rejection of the terms and conditions specified in the Conditional Acceptance. The Fund’s failure to notify such Designated Owner within such sixty (60) calendar day period will be deemed a rejection of the terms and conditions specified in the Conditional Acceptance.

(D) Each Designated Owner of a Series of RVMTP Shares may grant or deny any Designated Owner Term Extension Request applicable to such Series of RVMTP Shares in its sole and absolute discretion.

(E) Unless the Fund and any Designated Owner of RVMTP Shares that has agreed to a Designated Owner Term Extension Request otherwise agree pursuant to the procedures described in this Section 2.6(a)(ii), in the event that the Term Redemption Date of a Series of RVMTP Shares is extended pursuant to this Section 2.6(a)(ii), the Liquidity Account Initial Date, as set forth in the Appendix establishing such Series, shall be extended accordingly, as provided in such Appendix, with respect to the RVMTP Shares of such Series held by such Designated Owner.

(iii) The Fund shall have the right, exercisable not less than sixty (60) calendar days prior to the Term Redemption Date of a Series of RVMTP Shares, to request by notice (accompanied by a No Adverse Effect Opinion) to the Holders of 100% of the Outstanding RVMTP Shares of such Series, an extension of the Term Redemption Date (a “Holder Term Extension Request”). Any failure by a Holder to respond or agree to such Holder Term Extension Request in writing within sixty (60) calendar days of the receipt thereof shall be deemed to be a rejection of the extension request and the Term Redemption Date may only be extended pursuant to this Section 2.6(a)(iii) upon the written consent of 100% of the Holders of the RVMTP Shares of such Series. In the event that the Term Redemption Date of a Series of RVMTP Shares is extended pursuant to this Section 2.6(a)(iii), the Liquidity Account Initial Date, as set forth in the Appendix establishing such Series, shall be extended accordingly, as provided in such Appendix.

(iv)  Mandatory Tender Redemption. Following a Mandatory Tender Event of the kind described in Section 2.5(a)(i)(A) or 2.5(a)(i)(C), any RVMTP Shares subject to such Mandatory Tender Event that are not subject to an election to retain by the Holders pursuant to Section 2.5(a)(iv) and have not been successfully Remarketed by the related Mandatory Tender Date pursuant to Section 2.5(b)1.5(b) shall be redeemed by the Fund on such Mandatory Tender Date (the date of such redemption, the “Mandatory Tender Redemption Date”), at a price per share equal to the Liquidation Preference per share plus an amount equal to all unpaid dividends and other distributions on such RVMTP Shares accumulated from and including the Date of Original Issuance of such RVMTP Shares to (but excluding) the Mandatory Tender Redemption Date (whether or not earned or declared by the Fund, but excluding interest thereon) (the “Mandatory Tender Redemption Price”).

(b) 1940 Act Asset Coverage and Effective Leverage Ratio Mandatory Redemption.

(i) Mandatory 1940 Act Asset Coverage Redemption. (A) If the Fund fails to comply with the 1940 Act Asset Coverage requirement as provided in Section 2.4(a) as of any time as of which such compliance is required to be determined in accordance with Section 2.4(a) and such failure is not cured as of the 1940 Act Asset Coverage Cure Date other than as a result of the redemption required by this Section 2.6(b)(i), the Fund shall, to the extent permitted by the 1940 Act and Massachusetts law, by the close of business on the second Business Day next following such 1940 Act Asset Coverage Cure Date, cause a notice of redemption to be issued, in accordance with the terms of the Preferred Shares to be redeemed. In addition, in accordance with the terms of the Preferred Shares to be redeemed, the Fund shall cause to be deposited Deposit Securities (in the case of the RVMTP Shares) or other sufficient securities or funds (in the case of any other Preferred Shares, as applicable) in trust with the Calculation and Paying Agent or other applicable paying agent, in each case in accordance with the terms of the Preferred Shares to be redeemed, for the redemption of a sufficient number of Preferred Shares, which, to the extent permitted by the 1940 Act and Massachusetts law, enable the Fund to meet the requirements of Section 2.6(b)(i)(B). The Fund shall allocate such redemption on a pro rata basis among different series of Preferred Shares (including the shares of each Series of RVMTP Shares and the Previously Issued Preferred Shares) based upon the proportion that the aggregate liquidation preference of the outstanding Preferred Shares of any series bears to the aggregate liquidation preference of all outstanding series of Preferred Shares (a “Pro Rata Allocation”). In the event that any RVMTP Shares of a Series then Outstanding are to be redeemed pursuant to this Section 2.6(b)(i), the Fund shall redeem such shares, out of funds legally available therefor under applicable law, at a price per share equal to the Liquidation Preference per share of such Series plus an amount equal to all unpaid dividends and other distributions on such share of such Series accumulated from and including the Date of Original Issuance to (but excluding) the date fixed for such redemption by the Board of Trustees (whether or not earned or declared by the Fund, but without interest thereon) (the “ Mandatory 1940 Act Asset Coverage Redemption Price “).

(B) On the Redemption Date for a redemption contemplated by Section 2.6(b)(i)(A), the Fund shall redeem at the Mandatory 1940 Act Asset Coverage Redemption Price, out of funds legally available therefor, under applicable law, such number of Preferred Shares (based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation) as shall be equal to the lesser of (x) the minimum number of Preferred Shares, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the 1940 Act Asset Coverage Cure Date, would result in the Fund having 1940 Act Asset Coverage on such 1940 Act Asset Coverage Cure Date (provided, however, that if there is no such minimum number of RVMTP Shares and other Preferred Shares the redemption or retirement of which would have such result, all RVMTP Shares and other Preferred Shares then outstanding shall be redeemed), and (y) the maximum number of Preferred Shares that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration and applicable law. Notwithstanding the foregoing, in the event that Preferred Shares are redeemed pursuant to this Section 2.6(b)(i), the Fund may at its sole option, but is not required to, include in the number of Preferred Shares being mandatorily redeemed pursuant to this Section 2.6(b)(i) a sufficient number of RVMTP Shares of any Series that, when aggregated with other Preferred Shares redeemed by the Fund, would result, if deemed to have occurred immediately prior to the opening of business on the 1940 Act Asset Coverage Cure Date, in the Fund having 1940 Act Asset Coverage on such 1940 Act Asset Coverage Cure Date of up to and including 225%; provided that if the 1940 Act Asset Coverage is increased to greater than 225%, the Optional Redemption Premium shall be due on any such excess redemptions. The Fund shall effect such redemption on the date fixed by the Fund therefor, which date shall not be later than thirty (30) calendar days after such 1940 Act Asset Coverage Cure Date, except that if the Fund does not have funds legally available for the redemption of all of the required number of RVMTP Shares and other Preferred Shares which have been designated to be redeemed or the Fund otherwise is unable to effect such redemption on or prior to thirty (30) calendar days after such 1940 Act Asset Coverage Cure Date, the Fund shall redeem those RVMTP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date following such thirty (30) calendar day period on which it is able to effect such redemption (based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation). If fewer than all of the Outstanding RVMTP Shares of a Series are to be redeemed pursuant to this Section 2.6(b)(i), the number of RVMTP Shares of such Series to be redeemed from the respective Holders shall be selected (A) pro rata among the Outstanding shares of such Series, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable, in each case, in accordance with the 1940 Act; provided that such method of redemption as set forth in clause (A), (B) or (C) of this Section 2.6(b)(i)(B) shall be subject to any applicable procedures established by the Securities Depository.

(ii) Effective Leverage Ratio Mandatory Redemption. (A) If (1) the Fund fails to comply with the Effective Leverage Ratio requirement as provided in Section 2.4(c) as of any time as of which such compliance is required to be determined in accordance with Section 2.4(c), (2) with respect to the initial Series of RVMTP Shares issued pursuant to this Statement, the Fund fails to comply with the Effective Leverage Ratio requirement calculated as set forth in Section 6.13 of the Purchase Agreement applicable to such Series of RVMTP Shares if such requirement is still in effect in accordance with the terms of such Purchase Agreement, or (3) with respect to any other Series of RVMTP Shares issued pursuant to this Statement, the Fund fails to comply with any additional requirements relating to the calculation of the Effective Leverage Ratio pursuant to the Purchase Agreement or Appendix applicable to such Series of RVMTP Shares, and, in any such case, such failure is not cured as of the close of business on the date that is ten (10) Business Days following the Business Day on which such non-compliance is first determined (the “Effective Leverage Ratio Cure Date”) other than as a result of the redemption or other actions required by this Section 2.6(b)(ii), the Fund shall cause the Effective Leverage Ratio (calculated in accordance with the requirements applicable to the determination of the Effective Leverage Ratio under this Statement, and under the Appendix and Purchase Agreement for any applicable Series of RVMTP Shares in respect of which the Effective Leverage Ratio is being determined) to not exceed the Effective Leverage Ratio required under Section 2.4(c) as so determined, by (x) not later than the close of business on the Business Day next following the Effective Leverage Ratio Cure Date, engaging in transactions involving or relating to the floating rate securities not owned by the Fund and/or the inverse floating rate securities owned by the Fund, including the purchase, sale or retirement thereof, (y) to the extent permitted by the 1940 Act and Massachusetts law, not later than the close of business on the second Business Day next following the Effective Leverage Ratio Cure Date, causing a notice of redemption to be issued, and in addition, causing to be irrevocably deposited

Deposit Securities (in the case of the RVMTP Shares) or other sufficient securities or funds (in the case of other Preferred Shares, as applicable) in trust with the Calculation and Paying Agent or other applicable paying agent, in each case in accordance with the terms of the Preferred Shares to be redeemed, for the redemption at the redemption price specified in the terms of such Preferred Shares of a sufficient number of Preferred Shares, based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation, or (z) engaging in any combination, in the Fund’s discretion, of the actions contemplated by clauses (x) and (y) of this Section 2.6(b)(ii)(A). In the event that any RVMTP Shares of a Series are to be redeemed pursuant to clause (y) of this Section 2.6(b)(ii)(A), the Fund shall redeem such RVMTP Shares at a price per RVMTP Share equal to the Mandatory 1940 Act Asset Coverage Redemption Price. Notwithstanding the foregoing, in the event that Preferred Shares are redeemed pursuant to this Section 2.6(b)(ii), the Fund may at its sole option, but is not required to, include in the number of Preferred Shares being mandatorily redeemed pursuant to this Section 2.6(b)(ii) a sufficient number of RVMTP Shares of any Series that, when aggregated with other Preferred Shares redeemed by the Fund, would result, if deemed to have occurred immediately prior to the opening of business on the Effective Leverage Ratio Cure Date, in the Fund having an Effective Leverage Ratio on such Effective Leverage Ratio Cure Date of no less than 40%; provided that if the Effective Leverage Ratio is reduced to less than 40%, the Optional Redemption Premium shall be due on any such excess redemptions.

(B) On the Redemption Date for a redemption contemplated by clause (y) of Section 2.6(b)(ii)(A), the Fund shall not redeem more than the maximum number of Preferred Shares that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration and applicable law. If the Fund is unable to redeem the required number of RVMTP Shares and other Preferred Shares which have been designated to be redeemed in accordance with clause (y) of Section 2.6(b)(ii)(A) due to the unavailability of legally available funds, the Fund shall redeem those RVMTP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date following such Redemption Date on which it is able to effect such redemption (based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation). If fewer than all of the Outstanding RVMTP Shares of a Series are to be redeemed pursuant to clause (y) of Section 2.6(b)(ii)(A), the number of RVMTP Shares of such Series to be redeemed from the respective Holders shall be selected (A) pro rata among the Outstanding shares of such Series, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable in each case, in accordance with the 1940 Act; provided that such method of redemption as set forth in clause (A), (B) or (C) of this Section 2.6(b)(ii)(B) shall be subject to any applicable procedures established by the Securities Depository.

(c) Optional Redemption.

(i) Subject to the provisions of Section 2.6(c)(ii), the Fund may at its option on any Business Day (an “Optional Redemption Date”) redeem in whole or from time to time in part the Outstanding RVMTP Shares of any Series, at a redemption price per RVMTP Share (the “Optional Redemption Price”) equal to (x) the Liquidation Preference per RVMTP Share of such Series plus (y) an amount equal to all unpaid dividends and other distributions on such RVMTP Share of such Series accumulated from and including the Date of Original Issuance to (but excluding) the Optional Redemption Date (whether or not earned or declared by the Fund, but without interest thereon) plus (z) the Optional Redemption Premium per share (if any) that is applicable to an optional redemption of RVMTP Shares of such Series that is effected on such Optional Redemption Date as set forth in the Appendix relating to such Series; provided that in connection with any (A) redemption in accordance with this Section 2.6(c) or pursuant to Section 2.6(b) that is effectuated in order to comply with the requirements of the 1940 Act or this Statement, the Purchase Agreement or the Registration Rights Agreement as a result of the repurchase of Common Shares of the Fund as a result of its interval fund structure or (B) any redemption in accordance with Section 2.6(a)(iv) or Section 2.6(b) (except as set forth therein), no Optional Redemption Premium specified in clause (z) above or penalty or premium shall be payable.

(ii) If fewer than all of the outstanding RVMTP Shares of a Series are to be redeemed pursuant to Section 2.6(c)(i), the shares of such Series to be redeemed shall be selected either (A) pro rata among the Holders of such Series, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable; provided, in each such case, that such method of redemption as set forth in clause (A), (B) or (C) of this Section 2.6(c)(ii) shall be subject to any applicable procedures established by the Securities Depository. Subject to the provisions of this Statement and applicable law, the Board of Trustees will have the full power and authority to prescribe the terms and conditions upon which RVMTP Shares will be redeemed pursuant to this Section 2.6(c) from time to time.

(iii) The Fund may not on any date deliver a Notice of Redemption pursuant to Section 2.6(d) in respect of a redemption contemplated to be effected pursuant to this Section 2.6(c) unless on such date the Fund reasonably expects to have available Deposit Securities for the Optional Redemption Date contemplated by such Notice of Redemption having a Market Value not less than the amount (including any applicable premium) due to Holders of RVMTP Shares by reason of the redemption of such RVMTP Shares on such Optional Redemption Date.

(iv) RVMTP Shares of a Series mandatorily redeemed or redeemed at the Fund’s sole option in accordance with, but solely to the extent contemplated by, Section 2.6(a)(iv), Section 2.6(b)(i)(B), or Section 2.6(b)(ii) shall be considered mandatorily redeemed pursuant to such Section, as applicable, and not subject to this Section 2.6(c).

(d) Procedures for Redemption.

(i) If the Fund shall determine or be required to redeem, in whole or in part, RVMTP Shares of a Series pursuant to Section 2.6(a), (b) or (c), the Fund shall deliver a notice of redemption (the “Notice of Redemption”), by overnight delivery, by first class mail, postage prepaid or by Electronic Means to Holders thereof, or request the Calculation and Paying Agent, on behalf of the Fund, to promptly do so by overnight delivery, by first class mail, postage prepaid or by Electronic Means. For the avoidance of doubt, a Notice of Redemption shall not be required if the Fund shall be required to redeem, in whole or in part, RVMTP Shares of a series pursuant to Section 2.6(a)(iv). A Notice of Redemption shall be provided not more than thirty-five (35) calendar days prior to the date fixed for redemption and not less than ten (10) calendar days (or such shorter or longer period as may be consented to by all of the Holders of the RVMTP Shares of such Series, which consent shall not be deemed to be a vote required by Section 2.7) prior to the date fixed for redemption pursuant to Section 2.6(c) in such Notice of Redemption (the “Redemption Date”); provided that, in connection with a redemption in accordance with Section 6.19 of the Purchase Agreement, a Notice of Redemption shall be provided at least two (2) Business Days prior to the Redemption Date. Each such Notice of Redemption shall state: (A) the Redemption Date; (B) the applicable Redemption Price on a per share basis; (C) the Series and number of RVMTP Shares to be redeemed; (D) the CUSIP number for RVMTP Shares of such Series; (E) if applicable, the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Trustees requires and the Notice of Redemption states) are to be surrendered for payment of the Redemption Price; (F) that dividends on the RVMTP Shares to be redeemed will cease to accumulate from and after such Redemption Date; and (G) the provisions of this Statement under which such redemption is made. If fewer than all RVMTP Shares held by any Holder are to be redeemed, the Notice of Redemption delivered to such Holder shall also specify the number of RVMTP Shares to be redeemed from such Holder and/or the method of determining such number. The Fund may provide in any Notice of Redemption relating to an optional redemption contemplated to be effected pursuant to Section 2.6(c) of this Statement that such redemption is subject to one or more conditions precedent and that the Fund shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

(ii) If (1) the Fund shall give a Notice of Redemption or (2) the Fund is required to redeem RVMTP Shares on the Mandatory Tender Date pursuant to Section 2.6(a)(iv), then at any time from and after the giving of such Notice of Redemption or Notice of Mandatory Tender, as applicable, and prior to 12:00 noon, New York City time, on the Redemption Date (so long as any conditions precedent to such redemption have been met or waived by the Fund), the Fund shall (A) deposit with the Calculation and Paying Agent Deposit Securities having an aggregate Market Value on the date thereof no less than the Redemption Price of the RVMTP Shares to be redeemed on the Redemption Date and (B) give the Calculation and Paying Agent irrevocable instructions and authority to pay the applicable Redemption Price to the Holders of the RVMTP Shares called for redemption on the Redemption Date. The Fund may direct the Calculation and Paying Agent with respect to the investment of any Deposit Securities consisting of cash so deposited prior to the Redemption Date, provided that the proceeds of any such investment shall be available at the opening of business on the Redemption Date as same-day funds. Notwithstanding the provisions of clause (A) of the preceding sentence, if the Redemption Date is either the Term Redemption Date, or a Mandatory Tender Date, then such deposit of Deposit Securities (which may come in whole or in part from the Term Redemption Liquidity Account) shall be made no later than fifteen (15) calendar days prior to the Term Redemption Date or such Mandatory Tender Date.

(iii) Upon the date of the deposit of such Deposit Securities, all rights of the Holders of the RVMTP Shares so called for redemption shall cease and terminate except the right of the Holders thereof to receive the Redemption Price thereof and such RVMTP Shares shall no longer be deemed Outstanding for any purpose whatsoever (other than (A) the transfer thereof prior to the applicable Redemption Date and (B) the accumulation of dividends thereon in accordance with the terms hereof up to (but excluding) the applicable Redemption Date, which accumulated dividends, unless previously declared and paid as contemplated by the last sentence of Section 2.6(d)(vi) below, shall be payable only as part of the applicable Redemption Price on the Redemption Date). The Fund shall be entitled to receive, promptly after the Redemption Date, any Deposit Securities in excess of the aggregate Redemption Price of the RVMTP Shares called for redemption and redeemed on the Redemption Date. Any Deposit Securities so deposited that are unclaimed at the end of three hundred sixty-five (365) calendar days from the Redemption Date shall, to the extent permitted by law, be repaid to the Fund, after which the Holders of the RVMTP Shares so called for redemption shall look only to the Fund for payment of the Redemption Price thereof. The Fund shall be entitled to receive, from time to time after the Redemption Date, any interest on the Deposit Securities so deposited.

(iv) On or after the Redemption Date, each Holder of RVMTP Shares in certificated form (if any) that are subject to redemption shall surrender the certificate(s) evidencing such RVMTP Shares to the Fund at the place designated in the Notice of Redemption and shall then be entitled to receive the Redemption Price for such RVMTP Shares, without interest, and in the case of a redemption of fewer than all the RVMTP Shares represented by such certificate(s), a new certificate representing the RVMTP Shares that were not redeemed.

(v) Notwithstanding the other provisions of this Section 2.6, except as otherwise required by law, the Fund shall not redeem any RVMTP Shares or other series of Preferred Shares ranking on a parity with the RVMTP Shares with respect to dividends and other distributions unless all accumulated and unpaid dividends and other distributions on all Outstanding RVMTP Shares and shares of other series of Preferred Shares for all applicable past dividend periods (whether or not earned or declared by the Fund) (x) shall have been or are contemporaneously paid or (y) shall have been or are contemporaneously declared and Deposit Securities (in the case of the RVMTP Shares) or other sufficient securities or funds (in the case of other Preferred Shares, as applicable) (in accordance with the terms of such Preferred Shares for the payment of such dividends and other distributions) shall have been or are contemporaneously deposited with the Calculation and Paying Agent or other applicable paying agent for such Preferred Shares in accordance with the terms of such Preferred Shares, provided, however, that the foregoing shall not prevent the purchase or acquisition of Outstanding RVMTP Shares pursuant to an otherwise lawful purchase or exchange offer made on the same terms to Holders of all Outstanding RVMTP Shares and any other series of Preferred Shares for which all accumulated and unpaid dividends and other distributions have not been paid.

(vi) To the extent that any redemption for which a Notice of Redemption has been provided is not made by reason of the absence of legally available funds therefor in accordance with the Declaration, this Statement and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. In the case of any redemption pursuant to Section 2.6(c), no Redemption Default shall be deemed to have occurred if the Fund shall fail to deposit in trust with the Calculation and Paying Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that a Notice of Redemption has been provided with respect to any RVMTP Shares, dividends may be declared and paid on such RVMTP Shares in accordance with their terms if Deposit Securities for the payment of the Redemption Price of such RVMTP Shares shall not have been deposited in trust with the Calculation and Paying Agent for that purpose.

(e) Calculation and Paying Agent as Trustee of Redemption Payments by Fund. All Deposit Securities transferred to the Calculation and Paying Agent for payment of the Redemption Price of RVMTP Shares called for redemption shall be held in trust by the Calculation and Paying Agent for the benefit of Holders of RVMTP Shares so to be redeemed until paid to such Holders in accordance with the terms hereof or returned to the Fund in accordance with the provisions of Section 2.6(d)(iii) above.

(f) Compliance With Applicable Law. In effecting any redemption pursuant to this Section 2.6, the Fund shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the 1940 Act and any applicable law, but shall effect no redemption except in accordance with the 1940 Act and any applicable law.

(g) Modification of Redemption Procedures. Notwithstanding the foregoing provisions of this Section 2.6, the Fund may, in its sole discretion and without a shareholder vote, modify the procedures set forth above with respect to notification of redemption for the RVMTP Shares, provided that such modification does not materially and adversely affect the Holders of the RVMTP Shares or cause the Fund to violate any applicable law, rule or regulation; and provided further that no such modification shall in any way alter the rights or obligations of the Calculation and Paying Agent without its prior consent.

2.7 Voting Rights.

(a) One Vote Per RVMTP Share. Except as otherwise provided in the Declaration, this Statement, or as otherwise required by law, (i) each Holder of RVMTP Shares shall be entitled to one vote for each RVMTP Share held by such Holder on each matter submitted to a vote of all shareholders of the Fund, and (ii) the holders of outstanding Preferred Shares, including Outstanding RVMTP Shares and Previously

Issued Preferred Shares, and Common Shares shall vote together as a single class; provided, however, that the holders of outstanding Preferred Shares, including Outstanding RVMTP Shares and Previously Issued Preferred Shares, shall be entitled, as a class, to the exclusion of the Holders of all other securities and Common Shares of the Fund, to elect two trustees of the Fund, it being understood that each Preferred Share, including RVMTP Shares and the Previously Issued Preferred Shares, entitles the Holder thereof to one vote for each Preferred Share in respect to the election of each such trustee. Subject to Section 2.7(b), the Holders of outstanding Common Shares and Preferred Shares, including RVMTP Shares and the Previously Issued Preferred Shares, voting together as a single class, shall elect the balance of the trustees.

(b) Voting For Additional Trustees.

(i) Voting Period. During any period in which any one or more of the conditions described in clauses (A) or (B) of this Section 2.7(b)(i) shall exist (such period being referred to herein as a “Voting Period”), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the Holders of Preferred Shares, including RVMTP Shares and the Previously Issued Preferred Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the Holders of Preferred Shares, including RVMTP Shares and the Previously Issued Preferred Shares, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the Holders of all other securities and classes of shares of beneficial interest of the Fund), to elect such smallest number of additional trustees, together with the two trustees that such Holders are in any event entitled to elect. A Voting Period shall commence:

(A) if, at the close of business on any dividend payment date for any outstanding Preferred Shares including any Outstanding RVMTP Shares and Previously Issued Preferred Shares, accumulated dividends (whether or not earned or declared) on such outstanding Preferred Shares, including RVMTP Shares and Previously Issued Preferred Shares, equal to at least two (2) full years’ dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Calculation and Paying Agent or other applicable paying agent for the payment of such accumulated dividends; or

(D) if at any time Holders of Preferred Shares are otherwise entitled under the 1940 Act to elect a majority of the Board of Trustees.

A Voting Period shall terminate upon all of such conditions ceasing to exist. Upon the termination of a Voting Period, the voting rights described in this Section 2.7(b)(i) shall cease, subject always, however, to the revesting of such voting rights in the Holders of Preferred Shares upon the further occurrence of any of the events described in this Section 2.7(b)(i).

(ii) Notice of Special Meeting. As soon as practicable after the accrual of any right of the Holders of Preferred Shares to elect additional trustees as described in Section 2.7(b)(i), the Fund shall call a special meeting of such Holders and notify the Calculation and Paying Agent and/or such other Person as is specified in the terms of such Preferred Shares to receive notice (i) by mailing or delivery by Electronic Means or (ii) in such other manner and by such other means as are specified in the terms of such Preferred Shares, a notice of such special meeting to such Holders, such meeting to be held not less than ten (10) nor more than thirty (30) calendar days after the date of the delivery by Electronic Means or mailing of such notice or the delivery of such notice by such other means as are described in clause (ii) above. If the Fund fails to call such a special meeting, it may be called at the expense of the Fund by any such Holder on like notice. The record date for determining the Holders of Preferred Shares entitled to notice of and to vote at such special meeting shall be the close of business on the fifth (5th) Business Day preceding the calendar day on which such notice is mailed or otherwise delivered. At any such special meeting and at each meeting of Holders of Preferred Shares held during a Voting Period at which trustees are to be elected, such Holders voting together as a class (to the exclusion of the Holders of all other securities and classes of shares of beneficial interest of the Fund), shall be entitled to elect the number of trustees prescribed in Section 2.7(b)(i) on a one-vote-per-share basis.

(iii) Terms of Office of Existing Trustees. The terms of office of the incumbent trustees of the Fund at the time of a special meeting of Holders of Preferred Shares to elect additional trustees in accordance with Section 2.7(b)(i) shall not be affected by the election at such meeting by the Holders of RVMTP Shares and such other Holders of Preferred Shares of the number of trustees that they are entitled to elect, and the trustees so elected by the Holders of RVMTP Shares and such other Holders of Preferred Shares, together with the two (2) trustees elected by the Holders of Preferred Shares in accordance with Section 2.7(a) hereof and the remaining trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Fund.

(iv) Terms of Office of Certain Trustees to Terminate Upon Termination of Voting Period. Simultaneously with the termination of a Voting Period, the terms of office of the additional trustees elected by the Holders of the Preferred Shares pursuant to Section 2.7(b)(i) shall terminate, the remaining trustees shall constitute the trustees of the Fund and the voting rights of the Holders of Preferred Shares to elect additional trustees pursuant to Section 2.7(b)(i) shall cease, subject to the provisions of the last sentence of Section 2.7(b)(i).

(c) Holders of RVMTP Shares to Vote on Certain Matters.

(i) Certain Amendments Requiring Approval of RVMTP Shares. Except as otherwise permitted by the terms of this Statement, so long as any RVMTP Shares are Outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least a majority of the RVMTP Shares subject to this Statement Outstanding at the time, voting together as a separate class, amend, alter or repeal the provisions of the Declaration or this Statement, whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power of such RVMTP Shares or the Holders thereof; provided, however, that (i) a change in the capitalization of the Fund in accordance with Section 2.9 hereof shall not be considered to materially and adversely affect the rights and preferences of the RVMTP Shares, and (ii) a division of a RVMTP Share shall be deemed to materially and adversely affect such preferences, rights or powers only if the terms of such division materially and adversely affect the Holders of the RVMTP Shares. For purposes of the foregoing, no matter shall be deemed to materially and adversely affect any preference, right or power of a RVMTP Share of any Series or the Holder thereof unless such matter (i) alters or abolishes any preferential right of such RVMTP Share, or (ii) creates, alters or abolishes any right in respect of redemption of such RVMTP Share (other than solely as a result of a division of a RVMTP Share or as otherwise permitted by Section 2.6(a)(ii) of this Statement). So long as any RVMTP Shares are Outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least 66 2/3% of the RVMTP Shares Outstanding at the time, voting as a separate class, file a voluntary application for relief under Federal bankruptcy law or any similar application under state law for so long as the Fund is solvent and does not foresee becoming insolvent. For the avoidance of doubt, no vote of the holders of Common Shares shall be required to amend, alter or repeal the provisions of this Statement, including any Appendix hereto.

(ii) 1940 Act Matters. Unless a higher percentage is provided for in the Declaration, the affirmative vote of the Holders of at least “a majority of the outstanding Preferred Shares,” including all RVMTP Shares and Previously Issued Preferred Shares Outstanding at the time, voting as a separate class, shall be required (A) to approve any conversion of the Fund from a closed-end to an open-end investment company, (B) to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares, or (C) to approve any other action requiring a vote of security holders of the Fund under Section 13(a) of the

1940 Act. For purposes of the foregoing, the vote of a “majority of the outstanding Preferred Shares” means the vote at an annual or special meeting duly called of (i) sixty-seven percent (67%) or more of such shares present at a meeting, if the Holders of more than fifty percent (50%) of such shares are present or represented by proxy at such meeting, or (ii) more than fifty percent (50%) of such shares, whichever is less.

(iii) Certain Amendments Requiring Approval of Specific Series of RVMTP Shares. Except as otherwise permitted by the terms of this Statement, so long as any RVMTP Shares of a Series are Outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least a majority of the RVMTP Shares of such Series Outstanding at the time, voting as a separate class, amend, alter or repeal the provisions of the Appendix relating to such Series, whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power set forth in such Appendix of the RVMTP Shares of such Series or the Holders thereof; provided, however, that (i) a change in the capitalization of the Fund in accordance with Section 2.9 hereof shall not be considered to materially and adversely affect the rights and preferences of the RVMTP Shares of such Series, and (ii) a division of a RVMTP Share shall be deemed to materially and adversely affect such preferences, rights or powers only if the terms of such division materially and adversely affect the Holders of the RVMTP Shares of such Series; and provided, further, that, except as otherwise permitted by Section 2.6(a)(ii) of this Statement, no amendment, alteration or repeal of the obligation of the Fund to (x) pay the Term Redemption Price on the Term Redemption Date for a Series or the Mandatory Tender Redemption Price on any Mandatory Tender Redemption Date, or (y) accumulate dividends at the Dividend Rate (as set forth in this Statement and the applicable Appendix hereto) for a Series shall be effected without, in each case, the prior unanimous vote or consent of the Holders of such Series of RVMTP Shares. For purposes of the foregoing, no matter shall be deemed to materially and adversely affect any preference, right or power of a RVMTP Share of a Series or the Holder thereof unless such matter (i) alters or abolishes any preferential right of such RVMTP Share, or (ii) creates, alters or abolishes any right in respect of redemption of such RVMTP Share. For the avoidance of doubt, no vote of the holders of Common Shares shall be required to amend, alter or repeal the provisions of this Statement, including any Appendix hereto.

(d) Voting Rights Set Forth Herein Are Sole Voting Rights. Unless otherwise required by law, the Declaration or this Statement, the Holders of RVMTP Shares shall not have any relative rights or preferences or other special rights with respect to voting such RVMTP Shares other than those specifically set forth in this Section 2.7;

provided, however, that nothing in this Statement or the Declaration shall be deemed to preclude or limit the right of the Fund (to the extent permitted by applicable law) to contractually agree with any Holder or Designated Owner of RVMTP Shares of any Series that any action or inaction by the Fund shall require the consent or approval of such Holder or Designated Owner.

(e) No Preemptive Rights or Cumulative Voting. The Holders of RVMTP Shares shall have no preemptive rights or rights to cumulative voting.

(f) Voting for Trustees Sole Remedy for Fund’s Failure to Declare or Pay Dividends. In the event that the Fund fails to declare or pay any dividends on any Series of RVMTP Shares on the Dividend Payment Date therefor, the exclusive remedy of the Holders of the RVMTP Shares shall be the right to vote for trustees pursuant to the provisions of this Section 2.7. Nothing in this Section 2.7(f) shall be deemed to affect the obligation of the Fund to accumulate and, if permitted by applicable law, the Declaration and this Statement, pay dividends at the Increased Rate in the circumstances contemplated by Section 2.2(g) hereof.

(g) Holders Entitled to Vote. For purposes of determining any rights of the Holders of RVMTP Shares to vote on any matter, whether such right is created by this Statement, by the Declaration, by statute or otherwise, no Holder of RVMTP Shares shall be entitled to vote any RVMTP Share and no RVMTP Share shall be deemed to be “Outstanding” for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or the time of the actual vote on the matter, as the case may be, the requisite Notice of Redemption with respect to such RVMTP Share shall have been given in accordance with this Statement and Deposit Securities for the payment of the Redemption Price of such RVMTP Share shall have been deposited in trust with the Calculation and Paying Agent for that purpose. No RVMTP Share held by the Fund shall have any voting rights or be deemed to be outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.

2.8 Rating Agencies. The Fund shall use commercially reasonable efforts to cause the Rating Agencies to issue long-term credit ratings with respect to each Series of RVMTP Shares for so long as such Series is Outstanding. The Fund shall use commercially reasonable efforts to comply with any applicable Rating Agency Guidelines. If a Rating Agency shall cease to rate the securities of tax-exempt closed-end management investment companies generally, the Board of Trustees shall terminate the designation of such Rating Agency as a Rating Agency hereunder. The Board of Trustees may elect to terminate the designation of any Rating Agency as a Rating Agency hereunder with respect to a Series of RVMTP Shares so long as either (i) immediately following such termination, there would be at least one Rating Agency with respect to such Series or (ii) it replaces the terminated Rating Agency with another NRSRO and provides notice thereof to the Holders of such Series; provided that such replacement shall not occur unless such replacement Other Rating Agency shall have at the time of such replacement (i) published a rating for the RVMTP Shares of such Series and (ii) entered into an agreement with the Fund to continue to publish such rating subject to the Rating Agency’s customary conditions. The Board of Trustees may also elect to designate one or more other NRSROs as Other Rating Agencies hereunder with respect to a Series of RVMTP Shares by notice to the Holders of the RVMTP Shares. The Rating Agency Guidelines of any Rating Agency may be amended by such Rating Agency without the vote, consent or approval of the Fund, the Board of Trustees, or any Holder of Preferred Shares, including any RVMTP Shares or Previously Issued Preferred Shares, or Common Shares.

2.9 Issuance of Additional Preferred Shares. So long as any RVMTP Shares are Outstanding, the Fund may, without the vote or consent of the Holders thereof authorize, establish and create and issue and sell shares of one or more series of Preferred Shares, ranking on a parity with RVMTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or the winding up of the affairs of the Fund, in addition to then Outstanding Series of RVMTP Shares, including additional Series of RVMTP Shares, and authorize, issue and sell additional shares of any such series of Preferred Shares then outstanding or so established or created including additional Series of RVMTP Shares, in each case in accordance with applicable law, provided that the Fund shall, immediately after giving effect to the issuance of such Preferred Shares and to its receipt and application of the proceeds thereof, including to the redemption of Preferred Shares with such proceeds, have 1940 Act Asset Coverage (calculated in the same manner as is contemplated by Section 2.4(b)).

2.10 Status of Redeemed or Repurchased RVMTP Shares. RVMTP Shares that at any time have been redeemed, exchanged or purchased by the Fund shall, after such redemption or purchase, have the status of authorized but unissued Preferred Shares.

2.11 Distributions with respect to Taxable Allocations. Whenever a Taxable Allocation is to be made by the Fund with respect to the RVMTP Shares of a Series with respect to any Dividend Period and neither the Increased Rate nor the Maximum Rate is in effect during such Dividend Period, clause (a), clause (b) or clause (c) of this Section 2.11, as applicable, shall govern:

(a) The Fund may provide notice to the Calculation and Paying Agent prior to the commencement of any Dividend Period for a Series of RVMTP Shares of the amount of the Taxable Allocation that will be made in respect of shares of such Series for such Dividend Period (a “Notice of Taxable Allocation”). Such Notice of Taxable Allocation will state (i) the amount of the dividends payable in respect of each RVMTP Share of the applicable Series for such Dividend Period that will be a Taxable Allocation and (ii) the adjustment to the Dividend Rate for each Rate Period (or portion thereof) included in such Dividend Period that will be required in order for the Fund to pay the

Additional Amount Payment in respect of the Taxable Allocation made in respect of such RVMTP Shares for such Dividend Period. In lieu of adjusting the Dividend Rate, the Fund may make, in addition to and in conjunction with the payment of regular dividends for such Dividend Period, a supplemental distribution in respect of each share of such series for such Dividend Period equal to the Additional Amount Payment payable in respect of the Taxable Allocation made in respect of such share for such Dividend Period. The Fund will use commercially reasonable efforts to make Taxable Allocations in respect of RVMTP Shares of each Series as provided in this Section 2.11(a), and shall make Taxable Allocations as described in Section 2.11(b) and/or Section 2.11(c) only if such commercially reasonable efforts do not reasonably permit the Fund to make a Taxable Allocation as contemplated by this Section 2.11(a).

(b) If the Fund does not provide a Notice of Taxable Allocation as provided in Section 2.11(a) with respect to a Taxable Allocation that is made in respect of RVMTP Shares of a Series, the Fund may make one or more supplemental distributions on shares of such Series equal to the Additional Amount Payment to be paid to a Holder in respect of such Taxable Allocation. Any such supplemental distribution in respect of RVMTP Shares of a Series may be declared and paid on any date, without reference to any regular Dividend Payment Date, to the Holders of shares of such Series as their names appear on the registration books of the Fund on such date, not exceeding fifteen (15) calendar days preceding the payment date of such supplemental distribution, as may be fixed by the Board of Trustees.

(c) If in connection with a redemption of RVMTP Shares, the Fund makes a Taxable Allocation without having either given advance notice thereof pursuant to Section 2.11(a) or made one or more supplemental distributions pursuant to Section 2.11(b), the Fund shall direct the Calculation and Paying Agent to send an Additional Amount Payment in respect of such Taxable Allocation to each Holder of such shares at such Person’s address as the same appears or last appeared on the record books of the Fund.

(d) The Fund shall not be required to pay Additional Amount Payments with respect to RVMTP Shares of any Series (i) with respect to any net capital gain or other taxable income determined by the Internal Revenue Service to be allocable in a manner different from the manner used by the Fund, or (ii) with respect to Taxable Allocations made more than 90 days after the end of the fiscal year of the Fund to which such Taxable Allocation relates.

(e) No Additional Amount Payment as described in this Section 2.11 shall apply or be payable with respect to any RVMTP Shares that are being registered and sold pursuant to an effective registration statement under the Securities Act or to any subsequent transfer of such registered RVMTP Shares.

2.12 Term Redemption Liquidity Account and Liquidity Requirement.

(a) On or prior to the then current Liquidity Account Initial Date with respect to any Series of RVMTP Shares, the Fund shall segregate, by means of appropriate identification on its books and records or otherwise in accordance with the Fund’s normal procedures, from the other assets of the Fund (the “Term Redemption Liquidity Account”) Liquidity Account Investments with a Market Value equal to at least one hundred ten percent (110%) of the Term Redemption Amount with respect to such Series. The “Term Redemption Amount” for any Series of RVMTP Shares shall be equal to the Redemption Price to be paid on the Term Redemption Date for such Series, based on the number of shares of such Series then Outstanding, assuming for this purpose that the Dividend Rate for such Series in effect at the time of the creation of the Term Redemption Liquidity Account for such Series will be the Dividend Rate in effect for such Series until the Term Redemption Date for such Series. If, on any date after the then current Liquidity Account Initial Date, the aggregate Market Value of the Liquidity Account Investments included in the Term Redemption Liquidity Account for a Series of RVMTP Shares as of the close of business on any Business Day is less than one hundred ten percent (110%) of the Term Redemption Amount with respect to such Series, then the Fund shall take all such necessary actions, including segregating additional assets of the Fund as Liquidity Account Investments, so that the aggregate Market Value of the Liquidity Account Investments included in the Term Redemption Liquidity Account for such Series is at least equal to one hundred ten percent (110%) of the Term Redemption Amount with respect to such Series not later than the close of business on the next succeeding Business Day. With respect to assets of the Fund segregated as Liquidity Account Investments with respect to a Series of RVMTP Shares, the Adviser, on behalf of the Fund, shall be entitled on any date to release any Liquidity Account Investments from such segregation and to substitute therefor other Liquidity Account Investments, so long as (i) the assets of the Fund segregated as Liquidity Account Investments at the close of business on such date have a Market Value equal to at least one hundred ten percent (110%) of the Term Redemption Amount with respect to such Series and (ii) the assets of the Fund designated and segregated as Deposit Securities at the close of business on such date have a Market Value equal to at least the Liquidity Requirement (if any) determined in accordance with Section 2.12(b) below with respect to such Series for such date. The Fund shall not permit any lien, security interest or encumbrance to be created or permitted to exist on or in respect of any Liquidity Account Investments included in the Term Redemption Liquidity Account for any Series of RVMTP Shares, other than liens, security interests or encumbrances arising by operation of law and any lien of the Custodian with respect to the payment of its fees or repayment for its advances.

(b) The Market Value of the Deposit Securities held in the Term Redemption Liquidity Account for a Series of RVMTP Shares, from and after the 15th day of the calendar month (or if such day is not a Business Day, the next succeeding Business Day) that is the number of months preceding the calendar month in which the Term Redemption Date for such Series occurs, in each such case as specified in the table set forth below, shall not be less than the percentage of the Term Redemption Amount for such Series set forth below opposite such number of months (the “Liquidity Requirement”), but in all cases subject to the provisions of Section 2.12(c) below:

Number of Months Preceding Month of Term Redemption Date:	Market Value of Deposit Securities as Percentage of Term Redemption Amount
5	20%
4	40%
3	60%
2	80%
1	100%

(c) If the aggregate Market Value of the Deposit Securities included in the Term Redemption Liquidity Account for a Series of RVMTP Shares as of the close of business on any Business Day is less than the Liquidity Requirement in respect of such Series for such Business Day, then the Fund shall cause the segregation of additional or substitute Deposit Securities in respect of the Term Redemption Liquidity Account for such Series, so that the aggregate Market Value of the Deposit Securities included in the Term Redemption Liquidity Account for such Series is at least equal to the Liquidity Requirement for such Series not later than the close of business on the next succeeding Business Day.

(d) The Deposit Securities included in the Term Redemption Liquidity Account for a Series of RVMTP Shares may be applied by the Fund, in its discretion, towards payment of the Term Redemption Price for such Series as contemplated by Section 2.6(d). Upon the deposit by the Fund with the Calculation and Paying Agent of Deposit Securities having an initial combined Market Value sufficient to effect the redemption of the RVMTP Shares of a Series on the Term Redemption Date for such Series in accordance with Section 2.6(d)(ii), the requirement of the Fund to maintain the Term Redemption Liquidity Account as contemplated by this Section 2.12 shall lapse and be of no further force and effect. Upon any extension of the Term Redemption Date for a Series of RVMTP Shares pursuant to Section 2.6(a), the then-current Liquidity Account Initial Date for such Series shall be extended as provided in the Appendix relating to such Series, and the requirement of the Fund to maintain the Term Redemption Liquidity Account with respect to such Series in connection with such Liquidity Account Initial Date shall lapse and shall thereafter apply in respect of the Liquidity Account Initial Date for such Series as so extended.

2.13 Global Certificate. All RVMTP Shares of any Series Outstanding from time to time shall be represented by one or more global certificates for such Series registered in the name of the Securities Depository or its nominee and no registration of transfer of shares of such Series of RVMTP Shares shall be made on the books of the Fund to any Person other than the Securities Depository or its nominee or transferee. The foregoing restriction on registration of transfer shall be conspicuously noted on the face or back of the global certificates. Such global certificates will be deposited with, or on behalf of, The Depository Trust Company and registered in the name of Cede & Co., its nominee. Beneficial interests in the global certificates will be held only through The Depository Trust Company and any of its participants.

2.14 Notice. All notices or communications hereunder, unless otherwise specified in this Statement, shall be sufficiently given if in writing and delivered in person, by telecopier, by Electronic Means or by overnight delivery. Notices delivered pursuant to this Section 2.14 shall be deemed given on the date received.

2.15 Termination. In the event that no RVMTP Shares of a Series are Outstanding subject to this Statement, all rights and preferences of the RVMTP Shares of such Series established and designated hereunder shall cease and terminate, and all obligations of the Fund under this Statement with respect to such Series shall terminate.

2.16 Appendices. The designation of each Series of RVMTP Shares subject to this Statement shall be set forth in an Appendix to this Statement. The Board of Trustees may, by resolution duly adopted, without shareholder approval (except as otherwise provided by this Statement or required by applicable law) (1) amend the Appendix to this Statement relating to a Series so as to reflect any amendments to the terms applicable to such Series including an increase in the number of authorized shares of such Series and (2) add additional Series of RVMTP Shares by including a new Appendix to this Statement relating to such Series.

2.17 Actions on Other than Business Days. Unless otherwise provided herein, if the date for making any payment, performing any act or exercising any right, in each case as provided for in this Statement, is not a Business Day, such payment shall be made, act performed or right exercised on the next succeeding Business Day, with the same force and effect as if made or done on the nominal date provided therefor, and, with respect to any payment so made, no dividends, interest or other amount shall accrue for the period between such nominal date and the date of payment.

2.18 Modification. To the extent permitted by Section 2.7(c) and any applicable Purchase Agreement, the Board of Trustees, without the vote of the Holders of RVMTP Shares or any other outstanding shares issued by the Fund, may interpret, supplement or amend the provisions of this Statement or any Appendix hereto to supply any omission, resolve any inconsistency or ambiguity or to cure, correct or supplement any defective or inconsistent provision, including any provision that becomes defective after the date hereof because of impossibility of performance or any provision that is inconsistent with any provision of any other Preferred Shares of the Fund and, in addition to the amendments permitted by Sections 2.6(g) and 2.7(c) hereof, may amend this Statement with respect to any Series of RVMTP Shares prior to the issuance of RVMTP Shares of such Series.

2.19 Transfers.

(a) A Designated Owner or Holder of any RVMTP Shares of any Series may sell, transfer or otherwise dispose of RVMTP Shares only in whole shares and only to Persons that are (1)(i) “qualified institutional buyers” (as defined in Rule 144A under the Securities Act or any successor provision) in accordance with Rule 144A under the Securities Act or any successor provision that are registered closed-end management investment companies, the shares of which are traded on a national securities exchange (“Closed-End Funds”), banks or entities that are 100% direct or indirect subsidiaries of banks’ publicly traded parent holding companies (collectively, “Banks”), insurance companies or registered open-end management investment companies, (ii) tender option bond trusts (or similar vehicles) in which all investors are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act or any successor provision) that are Closed-End Funds, Banks, insurance companies, or registered open-end management investment companies, in each case with respect to clauses (i) and (ii), in accordance with Rule 144A under the Securities Act or pursuant to another available exemption from registration under the Securities Act, in a manner not involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, or (iii) other investors with the prior written consent of the Fund and (2) unless the prior written consent of the Fund is obtained, not PIMCO Persons, if such PIMCO Persons would, after such sale and transfer, own more than 20% of the Outstanding RVMTP Shares. Any transfer in violation of the foregoing restrictions shall be void ab initio. The restrictions on transfer contained in this Section 2.19(a) shall not apply to any RVMTP Shares that are being registered and sold pursuant to an effective registration statement under the Securities Act or to any subsequent transfer of such RVMTP Shares.

(b) If at any time the Fund is not furnishing information pursuant to Section 13 or 15(d) of the Exchange Act, in order to preserve the exemption for resales and transfers under Rule 144A, the Fund shall furnish, or cause to be furnished, to holders of RVMTP Shares and prospective purchasers of RVMTP Shares, upon request, information with respect to the Fund satisfying the requirements of subsection (d)(4) of Rule 144A.

2.20 No Additional Rights. Unless otherwise required by law or the Declaration, the Holders of RVMTP Shares shall not have any relative rights or preferences or other special rights with respect to such RVMTP Shares other than those specifically set forth in this Statement;

provided, however, that nothing in this Statement shall be deemed to preclude or limit the right of the Fund (to the extent permitted by applicable law) to contractually agree with any Holder or Designated Owner of RVMTP Shares of any Series with regard to any special rights of such Holder or Designated Owner with respect to its investment in the Fund.

[Signature Page Begins on the Following Page]

IN WITNESS WHEREOF, PIMCO Flexible Municipal Income Fund has caused this Statement to be signed on November 26, 2024 in its name and on its behalf by a duly authorized officer, to be effective as of January 23, 2025. The Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and the said officer of the Fund has executed this Statement as an officer and not individually, and the obligations and rights of the Fund set forth in this Statement are not binding upon any such officer, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

PIMCO FLEXIBLE MUNICIPAL INCOME FUND

By:	/s/ Joshua D. Ratner
Name: Joshua D. Ratner
Title: President

APPENDIX A

PIMCO FLEXIBLE MUNICIPAL INCOME FUND

REMARKETABLE VARIABLE RATE MUNIFUND TERM PREFERRED SHARES, Series 2052-A

Preliminary Statement and Incorporation By Reference

This Amended and Restated Appendix (this “Appendix”) amends and restates that certain Appendix A originally dated as of January 24, 2022 relating to the Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2052-A Shares of PIMCO Flexible Municipal Income Fund. Except as set forth below, this Appendix A incorporates by reference the terms set forth with respect to all Series of such Remarketable Variable Rate MuniFund Term Preferred Shares in that “Amended and Restated Statement Establishing and Fixing the Rights and Preferences of Remarketable Variable Rate MuniFund Term Preferred Shares,” originally effective as of January 24, 2022, as amended and restated January 23, 2025, as may be further amended and restated from time to time (the “RVMTP Statement”). This Appendix A has been adopted by resolution of the Board of Trustees of PIMCO Flexible Municipal Income Fund and is effective as of January 23, 2025. Capitalized terms used herein but not defined herein have the respective meanings therefor set forth in the RVMTP Statement.

Section 1. Designation as to Series.

Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2052-A: A series of 1,000 Preferred Shares classified as Remarketable Variable Rate MuniFund Term Preferred Shares is hereby designated as the “Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2052-A” (the “Series 2052-A RVMTP Shares”). Each share of such Series shall have such preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration, the By-Laws and the RVMTP Statement (except as the RVMTP Statement may be expressly modified by this Appendix), as are set forth in this Appendix A. The Series 2052-A RVMTP Shares shall constitute a separate series of Preferred Shares and of the Remarketable Variable Rate MuniFund Term Preferred Shares and each Series 2052-A RVMTP Share shall be identical. The following terms and conditions shall apply solely to the Series 2052-A RVMTP Shares:

Section 2. Number of Authorized Shares of Series.

The number of authorized shares is 1,000.

Section 3. Date of Original Issuance with respect to Series.

The Date of Original Issuance is January 24, 2022.

Section 4. Liquidation Preference Applicable to Series.

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APPENDIX A

The Liquidation Preference is $100,000.00 per share.

Section 5. Term Redemption Date and Early Term Redemption Date Applicable to Series.

The Term Redemption Date is January 24, 2052, subject to extension pursuant to Section 2.6(a)(ii) of the RVMTP Statement.

The initial “Early Term Redemption Date” is January 24, 2028.

Section 6. Dividend Payment Dates Applicable to Series.

The Dividend Payment Dates are the first Business Day of the month next following each Dividend Period, subject to the definition of “Dividend Period” set forth in Section 9 below, as applicable.

Section 7. Liquidity Account Initial Date Applicable to Series.

The Liquidity Account Initial Date is the date that is six (6) months prior to the Term Redemption Date or, if applicable, the date that is six (6) months prior to the then current Term Redemption Date as extended pursuant to Section 2.6(a)(ii) of the RVMTP Statement or, if such date is not a Business Day, the next succeeding Business Day.

Section 8. Exceptions to Certain Definitions Applicable to the Series.

The following definitions contained under the heading “Definitions” in the RVMTP Statement are hereby amended as follows:

Not applicable.

Section 9. Additional Definitions Applicable to the Series.

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Dividend Period” means, with respect to the Series 2052-A RVMTP Shares, in the case of the first Dividend Period, the period beginning on January 23, 2025 and ending on and including January 31, 2025 and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the month following the month in which the previous Dividend Period ended and ending on and including the last calendar day of such month; provided, however, in connection with any voluntary exchange by the Holders or Designated Owners thereof of Series 2052-A RVMTP Shares for any new series of Remarketable Variable Rate MuniFund Term Preferred Shares or any other securities of the Fund, the Board of Trustees may declare that a Dividend Period shall begin on and include the first calendar day of the month in which such

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APPENDIX A

exchange will occur and shall end on but not include the date of such exchange, and in such case, the Dividend Payment Date for such dividend shall be the date of such exchange and provided further that, in connection with any reorganization or merger involving the Fund, the Board of Trustees may establish a Dividend Period of less than a month, in which case the Dividend Payment Date for such dividend shall be the first Business Day following the end of such Dividend Period.

“Optional Redemption Premium” means with respect to each Series 2052-A RVMTP Share to be redeemed an amount equal to:

(A) if the Optional Redemption Date for such Series 2052-A RVMTP Share occurs prior to January 24, 2023, the product of (i) 0.92%, (ii) the Liquidation Preference of such RVMTP Share and (iii) a fraction, the numerator of which is the number of calendar days from and including the date of redemption to and including January 24, 2023 and the denominator of which is the actual number of calendar days from and including January 24, 2022 to and including January 24, 2023; or

(B) if either (i) the Optional Redemption Date for such Series 2052-A RVMTP Share occurs on or after January 24, 2023 or (ii) the Fund notifies the Purchaser that the Optional Redemption Premium has been called in connection with a redemption of Common Shares as described in Section 6.19 of the Purchase Agreement, then, none.

Section 10. Amendments to Terms of RVMTP Shares Applicable to the Series. The following provisions contained under the heading “Terms of the RVMTP Shares” in the RVMTP Statement are hereby amended as follows:

Section 11. Miscellaneous. For the avoidance of doubt, dividend amounts accumulated but unpaid on the Series 2052-A RVMTP Shares prior to the date of this Appendix, shall be paid on the next following Dividend Payment Date, together with all accumulated but unpaid dividends related to the period following the date of this Appendix.

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IN WITNESS WHEREOF, PIMCO Flexible Municipal Income Fund has caused this Appendix A to be signed on November 26, 2024 in its name and on its behalf by a duly authorized officer, to take effect as of January 23, 2025. The Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and the said officer of the Fund has executed this Appendix A as an officer and not individually, and the obligations and rights of the Fund set forth in this Appendix A are not binding upon any such officer, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

PIMCO FLEXIBLE MUNICIPAL INCOME FUND

By:	/s/ Joshua D. Ratner
Name: Joshua D. Ratner
Title: President